UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FNB BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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975 El Camino Real

South San Francisco, California 94080

Dear FNB Bancorp Shareholders:

On December 11, 2017, TriCo Bancshares, which we refer to as TriCo, entered into an agreement and plan of merger and reorganization, which we refer to as the merger agreement, to acquire FNB Bancorp, which we refer to as FNBB. If the required shareholder and regulatory approvals are obtained and all closing conditions are satisfied or waived, FNBB will be merged with and into TriCo, with TriCo as the surviving corporation, which we refer to as the merger. Immediately after the merger, FNBB’s wholly-owned bank subsidiary, First National Bank of Northern California, will merge with and into Tri Counties Bank, the wholly-owned bank subsidiary of TriCo, with Tri Counties Bank as the surviving bank.

You are cordially invited to attend a special meeting of shareholders of FNBB to be held at 5:00 p.m., Pacific Time, on Tuesday, May 29, 2018 at The Basque Cultural Center, 599 Railroad Avenue, South San Francisco, California 94080. At the special meeting, the FNBB shareholders will be asked to consider and vote upon a proposal to approve the merger agreement and the merger. You will also be asked to approve, on an advisory (non-binding) basis, the compensation that may be payable to FNBB’s named executive officers in connection with the merger, and to approve adjournments of the special meeting, if necessary, to permit further solicitation of proxies in favor of the foregoing proposals. TriCo will also hold a special meeting of shareholders to approve the merger agreement and the issuance of shares of TriCo common stock in connection with the merger. TriCo and FNBB cannot complete the proposed merger unless FNBB’s shareholders vote to approve the merger agreement and the merger. This letter is accompanied by the attached joint proxy statement/prospectus, which FNBB’s board of directors is providing to solicit your proxy to vote for the approval of the merger agreement and the merger.

If the merger is completed, each outstanding share of FNBB common stock will be cancelled and converted into the right to receive 0.98 shares of TriCo common stock, which we refer to as the exchange ratio. Cash will be paid in lieu of any fractional shares.

As described in the attached joint proxy statement/prospectus, the exchange ratio is subject to potential adjustment. The exchange ratio could change depending on the weighted average closing price of TriCo common stock reported on the Nasdaq Global Select Market over the 20 trading days ending five business days prior to the completion of the merger, which we refer to as the TriCo average closing price.

•	If the TriCo average closing price is $33.18 or more and $49.78 or less, the exchange ratio will remain unchanged at 0.98 shares of TriCo common stock.

•	However, FNBB is entitled to terminate the merger agreement if the TriCo average closing price (i) is less than $33.18 per share and (ii) represents a percentage change, relative to an initial value of $41.48 per share of TriCo common stock, that is more than 20% below the percentage change in the KBW Nasdaq Regional Banking Index, measured by comparing the average closing value of that index over the 20 trading days ending five business days prior to the completion of the merger to an initial value of 109.24, unless TriCo agrees that the exchange ratio will increase as provided in the merger agreement.

•	Conversely, TriCo is entitled to terminate the merger agreement if the TriCo average closing price (i) is greater than $49.78 per share and (ii) represents a percentage change, relative to an initial value of $41.48 per share of TriCo common stock, that is more than 20% above the percentage change in the KBW Nasdaq Regional Banking Index, measured by comparing the average closing value of that index over the 20 trading day ending five business days prior to the completion of the merger to an initial value of 109.24, unless FNBB agrees that the exchange ratio will decrease as provided in the merger agreement.

On April 16, 2018, the actual closing price for TriCo common stock reported on the Nasdaq Global Select Market was $37.54 per share. If the merger had been completed on that date, the TriCo average closing price would have been $38.09 and the exchange ratio would have remained unchanged at 0.98 shares of TriCo common stock. The actual exchange ratio will not be known until the merger is completed.

Based on the closing price of TriCo common stock as reported on the Nasdaq Global Select Market of $41.64 as of December 8, 2017, the trading day immediately preceding the public announcement of the merger, the implied value of the merger consideration that an FNBB shareholder would be entitled to receive for each share of FNBB common stock owned would be $40.81 with an aggregate transaction value of approximately $315 million. Based on the closing price of TriCo common stock as reported on the Nasdaq Global Select Market of $37.54 as of April 16, 2018, the latest practicable date before the date of this joint proxy statement/prospectus, the implied value of the merger consideration that an FNBB shareholder would be entitled to receive for each share of FNBB common stock owned would be $36.79 with an aggregate transaction value of approximately $276 million. The value of the merger consideration will fluctuate based on the market price of TriCo common stock. Based on the number of shares of TriCo common stock outstanding as of the date of this document, TriCo expects to issue approximately 7,343,359 shares of common stock in the aggregate upon completion of the merger. TriCo’s common stock is listed on the Nasdaq Global Select Market under the symbol “TCBK”. FNBB’s common stock is listed on the Nasdaq Global Select Market under the symbol “FNBG.” You should obtain current market quotations for TriCo common stock and FNBB common stock before you vote on the merger proposal.

Based on our reasons for the merger described in the accompanying document, including the fairness opinion issued by our financial advisor, The Courtney Group, LLC, the FNBB board of directors believes that the exchange ratio is fair to and in the best interests of FNBB shareholders.

Accordingly, FNBB’s board of directors unanimously recommends that you vote “FOR” the merger agreement and the merger, “FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation that may be payable to FNBB’s named executive officers in connection with the merger, and “FOR” the proposal to approve adjournments of the special meeting, if necessary. The accompanying joint proxy statement/prospectus gives you detailed information about the special meeting, the merger and related matters. In addition to being a proxy statement of FNBB, this document is the proxy statement for the solicitation of proxies from TriCo shareholders to vote to approve the merger agreement and the transactions contemplated therein, including the merger, and the issuance of shares of TriCo common stock in connection with the merger and is the prospectus of TriCo for the shares of TriCo common stock that will be issued to the FNBB shareholders in connection with the merger.

We advise you to read this entire document carefully, including the considerations discussed under “Risk Factors” beginning on page 29, and the appendices to the accompanying joint proxy statement/prospectus, which include the merger agreement.

Your vote is very important. The merger cannot be completed unless the holders of a majority of the outstanding shares of FNBB common stock vote in favor of approval of the merger agreement and the transactions contemplated therein, including the merger, at the special meeting. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card or by following the instructions to vote via the Internet or by telephone indicated on the proxy card.

We appreciate your continuing loyalty and support and, should you choose to attend, we look forward to seeing you at the special meeting.

Sincerely,

Thomas C. McGraw

Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of TriCo common stock to be issued in connection with the merger or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The securities to be issued in connection with the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This joint proxy statement/prospectus is dated April 18, 2018 and is being first mailed to shareholders of FNBB and TriCo on or about April 24, 2018.

63 Constitution Drive

Chico, California 95973

Dear TriCo Bancshares Shareholders:

On December 11, 2017, TriCo Bancshares, which we refer to as TriCo, entered into an agreement and plan of merger and reorganization, which we refer to as the merger agreement, to acquire FNB Bancorp, which we refer to as FNBB. If the required shareholder and regulatory approvals are obtained and all closing conditions are satisfied or waived, FNBB will merge with and into TriCo, with TriCo as the surviving corporation, which we refer to as the merger. Immediately after the merger, FNBB’s wholly-owned bank subsidiary, First National Bank of Northern California, will merge with and into Tri Counties Bank, the wholly-owned bank subsidiary of TriCo, with Tri Counties Bank as the surviving bank.

You are cordially invited to attend a special meeting of shareholders of TriCo to be held at 1:00 p.m., Pacific Time, on Tuesday, May 29, 2018 at 63 Constitution Drive, Chico, California 95973. At the special meeting, TriCo shareholders will be asked to consider and vote upon a proposal to approve the merger agreement, including the merger and the issuance of shares of TriCo common stock in connection with the merger, which we refer to as the merger proposal. FNBB will also hold a special meeting of shareholders to consider the proposed merger agreement and related matters. TriCo and FNBB cannot complete the proposed merger unless TriCo’s shareholders vote to approve the merger proposal. This letter is accompanied by the attached joint proxy statement/prospectus, which TriCo’s board of directors is providing to solicit your proxy to vote for the approval of the merger proposal.

If the merger is completed, each outstanding share of FNBB common stock will be canceled and converted into the right to receive 0.98 shares of TriCo common stock, which we refer to as the exchange ratio. Cash will be paid in lieu of any fractional shares.

As described in the attached joint proxy statement/prospectus, the exchange ratio is subject to potential adjustment. The exchange ratio could change depending on the weighted average closing price of TriCo common stock reported on the Nasdaq Global Select Market over the 20 trading days ending five business days prior to the completion of the merger, which we refer to as the TriCo average closing price.

•	If the TriCo average closing price is $33.18 or more and $49.78 or less, the exchange ratio will remain unchanged at 0.98 shares of TriCo common stock.

•	However, FNBB is entitled to terminate the merger agreement if the TriCo average closing price (i) is less than $33.18 per share and (ii) represents a percentage change, relative to an initial value of $41.48 per share of TriCo common stock, that is more than 20% below the percentage change in the KBW Nasdaq Regional Banking Index, measured by comparing the average closing value of that index over the 20 trading days ending five business days prior to the completion of the merger to an initial value of 109.24, unless TriCo agrees that the exchange ratio will increase as provided in the merger agreement.

•	Conversely, TriCo is entitled to terminate the merger agreement if the TriCo average closing price (i) is greater than $49.78 per share and (ii) represents a percentage change, relative to an initial value of $41.48 per share of TriCo common stock, that is more than 20% above the percentage change in the KBW Nasdaq Regional Banking Index, measured by comparing the average closing value of that index over the 20 trading days ending five business days prior to the completion of the merger to an initial value of 109.24, unless FNBB agrees that the exchange ratio will decrease as provided in the merger agreement.

On April 16, 2018, the actual closing price for TriCo common stock reported on the Nasdaq Global Select Market was $37.54 per share. If the merger had been completed on that date, the TriCo average closing price would have been $38.09 and the exchange ratio would have remained unchanged at 0.98 shares of TriCo common stock. The actual exchange ratio will not be known until the merger is completed.

Based on the closing price of TriCo common stock as reported on the Nasdaq Global Select Market of $41.64 as of December 8, 2017, the trading day immediately preceding the public announcement of the merger, the implied value of the merger consideration that an FNBB shareholder would be entitled to receive for each share of FNBB common stock owned would be $40.81 with an aggregate transaction value of approximately $315 million. Based on the closing price of TriCo common stock as reported on the Nasdaq Global Select Market of $37.54 as of April 16, 2018, the latest practicable date before the date of this joint proxy statement/prospectus, the implied value of the merger consideration that an FNBB shareholder would be entitled to receive for each share of FNBB common stock owned would be $36.79 with an aggregate transaction value of approximately $276 million. The value of the merger consideration will fluctuate based on the market price of TriCo common stock.

The value of the merger consideration will not be known at the time you vote on the merger proposal. Based on the current number of shares of FNBB common stock outstanding, TriCo expects to issue approximately 7,343,359 shares of common stock in the aggregate upon completion of the merger and FNBB’s current shareholders would own approximately 24% of the combined company. TriCo’s common stock is listed on the Nasdaq Global Select Market under the symbol “TCBK.” FNBB’s common stock is listed on the Nasdaq Global Select Market under the symbol “FNBG.” You should obtain current market quotations for TriCo common stock and FNBB common stock before you vote on the merger proposal.

Based on our reasons for the merger described in the accompanying document, including the fairness opinion issued by our financial advisor, Stephens Inc., our board of directors believes that the merger is fair to and in the best interests of TriCo shareholders. Accordingly, the TriCo board of directors unanimously recommends that you vote “FOR” the merger proposal. The accompanying joint proxy statement/prospectus gives you detailed information about the special meeting, the merger and the issuance of shares of TriCo common stock in connection with the merger and related matters. In addition to being a proxy statement of TriCo for the solicitation of proxies from TriCo shareholders, this document is also the proxy statement for the solicitation of proxies from FNBB shareholders to vote to approve the merger agreement including the merger and is the prospectus of TriCo for the shares of its common stock that will be issued to FNBB shareholders in connection with the merger.

We advise you to read this entire document carefully, including the considerations discussed under “Risk Factors” beginning on page 29, and the appendices to the accompanying joint proxy statement/prospectus, which include the merger agreement.

Your vote is very important. The merger cannot be completed unless the holders of a majority of the outstanding shares vote in favor of approval of the merger proposal. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card or by following the instructions to vote via the Internet or by telephone indicated on the proxy card.

We appreciate your continuing loyalty and support and, should you choose to attend, we look forward to seeing you at the special meeting.

Sincerely,

Richard P. Smith

President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of TriCo common stock to be issued in the merger or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The securities to be issued in connection with the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This joint proxy statement/prospectus is dated April 18, 2018 and is being first mailed to shareholders of TriCo and FNBB on or about April 24, 2018.

FNB Bancorp

975 El Camino Real

South San Francisco, California 94080

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on May 29, 2018

To the shareholders of FNB Bancorp:

We will hold a special meeting of shareholders of FNB Bancorp, or FNBB, at 5:00 p.m., Pacific Time, on Tuesday, May 29, 2018 at The Basque Cultural Center, 599 Railroad Avenue, South San Francisco, California 94080 for the following purposes:

1. Approval of the Merger Agreement. To consider and vote upon a proposal to approve an agreement and plan of merger and reorganization, dated as of December 11, 2017, by and between TriCo Bancshares, or TriCo, and FNBB, which we refer to in this notice as the merger agreement, pursuant to which FNBB will merge with and into TriCo with TriCo as the surviving corporation, which we refer to as the merger. A copy of the merger agreement is attached as Appendix A to the accompanying joint proxy statement/prospectus of which this notice is a part;

2. Advisory (Non-Binding) Vote on Certain Compensatory Arrangements. To consider and vote on a proposal to approve, on an advisory (non-binding) basis, the compensation that may be payable to FNBB’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable, as described in the section entitled “The Merger—Interests of Certain FNBB Officers and Directors in the Merger—Merger-Related Compensatory Arrangements for FNBB’s Named Executive Officers” beginning on page 89; and

3. Adjournment. To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

No other business may be conducted at the special meeting.

We have fixed the close of business on April 9, 2018 as the record date for the determination of shareholders entitled to notice of and to vote at the FNBB special meeting. Only holders of FNBB common stock of record at the close of business on that date will be entitled to notice of and to vote at the FNBB special meeting or any adjournment or postponement of the special meeting.

The FNBB board of directors has unanimously approved the merger agreement and the transactions contemplated therein. Based on FNBB’s reasons for the merger described in the attached joint proxy statement/prospectus, the FNBB board of directors has determined that the merger is in the best interests of FNBB and its shareholders, and unanimously recommends that shareholders vote “FOR” approval of the merger proposal, “FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation that may be payable to FNBB’s named executive officers in connection with the merger, and “FOR” approval of the proposal to adjourn the FNBB special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the FNBB special meeting to approve the merger proposal.

If you have any questions concerning the merger or the joint proxy statement/prospectus, if you would like additional copies of the joint proxy statement/prospectus or if need help voting your shares of FNBB common stock, please contact Thomas C. McGraw, FNBB’s Chief Executive Officer, at (650) 588-6800.

Your vote is very important. Whether or not you plan to attend the special meeting, please promptly complete, sign, date and return your proxy card in the enclosed envelope or vote via the Internet or by telephone pursuant to the instructions provided on the enclosed proxy card.

By Order of the Board of Directors

Edward J. Watson

Secretary

South San Francisco, California

April 24, 2018

TRICO BANCSHARES

63 Constitution Drive

Chico, California 95973

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on May 29, 2018

To the shareholders of TriCo Bancshares:

We will hold a special meeting of shareholders of TriCo Bancshares, or TriCo, at 1:00 p.m., Pacific Time, on Tuesday, May 29, 2018 at 63 Constitution Drive, Chico, California 95973, for the following purposes:

1. Approval of Merger Agreement. To consider and vote upon a proposal to approve the agreement and plan of merger and reorganization, dated as of December 11, 2017, by and between TriCo and FNB Bancorp, referred to in this notice as the merger agreement, pursuant to which (i) FNB Bancorp will merge with and into TriCo, with TriCo as the surviving corporation, which we refer to in this notice as the merger, and (ii) TriCo will issue shares of TriCo common stock in exchange for outstanding shares of FNB Bancorp common stock in accordance with the merger agreement, all of which we refer to as the merger proposal. A copy of the merger agreement is attached as Appendix A to the accompanying joint proxy statement/prospectus of which this notice is a part.

2. Adjournment. To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the TriCo special meeting to approve the merger proposal.

No other business may be conducted at the special meeting.

We have fixed the close of business on April 9, 2018 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. Only holders of TriCo common stock of record at the close of business on that date will be entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting.

The TriCo board of directors has unanimously approved the merger agreement and the transactions contemplated therein and has determined that the merger is in the best interests of TriCo and its shareholders, and unanimously recommends that shareholders vote “FOR” approval of the merger proposal and “FOR” approval of the proposal to adjourn the TriCo special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger proposal.

If you have any questions concerning the merger or the joint proxy statement/prospectus, please contact Richard P. Smith, TriCo’s President and Chief Executive Officer, at (530) 898-0300. If you would like additional copies of the joint proxy statement/prospectus or if you need help voting your shares of TriCo common stock, please contact Craig Compton, TriCo’s Corporate Secretary, at (530) 898-0300.

Your vote is very important. Whether or not you plan to attend the TriCo special meeting, please promptly complete, sign, date and return your proxy card in the enclosed envelope or vote via the Internet or by telephone pursuant to the instructions provided on the enclosed proxy card.

By Order of the Board of Directors

Craig S. Compton

Secretary

Chico, California

April 24, 2018

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-ii-

-iii-

Appendix A—Agreement and Plan of Merger and Reorganization

Appendix B—Opinion of The Courtney Group

Appendix C—Opinion of Stephens Inc.

Appendix  D—FNB Bancorp’s Report of Independent Registered Public Accounting Firm and Audited Consolidated Financial Statements as of December 31, 2017 and 2016, and for the Three Years in the period ended December 31, 2017

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WHERE YOU CAN FIND MORE INFORMATION

Both TriCo Bancshares, which we refer to as TriCo, and FNB Bancorp, which we refer to as FNBB, file annual, quarterly and current reports, proxy statements and other business and financial information with the Securities and Exchange Commission, which we refer to as the SEC. You may read and copy any materials that either TriCo or FNBB files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 ((800) 732-0330) for further information on the public reference room. In addition, TriCo and FNBB file reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at http://www.sec.gov containing this information. You can also obtain, free of charge, documents that TriCo files with the SEC at www.tcbk.com under the tab “About Us” and then under the heading “Investor Relations” or documents that FNBB files with the SEC at www.fnbnorcal.com under the link “Investor Relations.” The information provided on (or accessible through) the TriCo and FNBB websites is not part of this joint proxy statement/prospectus and is not incorporated herein by reference unless specifically stated. Copies of the documents that TriCo or FNBB, respectively, files with the SEC can also be obtained, free of charge, by directing a request to TriCo or FNBB at the following respective addresses and phone numbers:

TriCo Bancshares 63 Constitution Drive Chico, California 95973 Attn: Shareholder Relations (530) 898-0300	FNB Bancorp 975 El Camino Real South San Francisco, California 94080 Attn: Thomas C. McGraw (650) 588-6800

TriCo has filed a registration statement on Form S-4 to register with the SEC the shares of TriCo common stock as specified therein. This joint proxy statement/prospectus is a part of that registration statement. As permitted by SEC rules, this document does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may read and copy the registration statement, including any amendments, schedules and exhibits, at the addresses set forth above. Statements contained in this document as to the contents of any contract or other documents referred to in this document are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement of which this joint proxy statement/prospectus is a part. This document incorporates important business and financial information about TriCo that is not included in or delivered with this document, including documents that TriCo has previously filed with the SEC. See “Documents Incorporated by Reference.” These documents are available without charge to you upon written or oral request to TriCo’s principal executive offices listed above.

If any TriCo shareholder or FNBB shareholder would like to request documents, please do so by May 21, 2018, which is five business days prior to the date of the special meetings, in order to provide sufficient time receive them before the special meeting of TriCo shareholders, which we refer to as the TriCo special meeting, or the special meeting of FNBB shareholders, which we refer to as the FNBB special meeting, as the case may be. You will not be charged for any of these documents.

QUESTIONS AND ANSWERS

ABOUT THE MERGER AND THE SPECIAL MEETINGS

The following are some questions that you may have regarding the merger and the special meetings, and brief answers to those questions. TriCo and FNBB advise you to read carefully the remainder of this joint proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the merger and the special meetings of TriCo and FNBB. Additional important information is also contained in the documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” on page 1 and “Documents Incorporated by Reference” on page 144.

Q: What am I being asked to vote on?

A: TriCo and FNBB have entered into an agreement and plan of merger and reorganization, which we refer to as the merger agreement, pursuant to which TriCo has agreed to acquire FNBB. If the required shareholder and regulatory approvals are obtained and the merger is subsequently completed, FNBB will be merged with and into TriCo with TriCo continuing as the surviving corporation. Immediately thereafter, FNBB’s wholly-owned bank subsidiary, First National Bank of Northern California, which we refer to as First National Bank, will merge with and into Tri Counties Bank, the wholly-owned bank subsidiary of TriCo, with Tri Counties Bank continuing as the surviving corporation.

If you are a TriCo shareholder, you are being asked to vote to approve the merger agreement and the other transactions contemplated therein, including the merger and the issuance of shares of TriCo common stock in connection with the merger, which we refer to as the TriCo merger proposal. If you are an FNBB shareholder, you are being asked to vote (1) to approve the merger agreement and the merger, which we refer to as the FNBB merger proposal, and (2) to approve on an advisory (non-binding) basis, the compensatory arrangements between FNBB and its named executive officers providing for compensation in connection with the merger and the agreements and understandings pursuant to which such compensation may be paid or become payable. As a result of the merger, FNBB will cease to exist and FNBB shareholders will have the right to receive in exchange for each of their shares of common stock of FNBB, or FNBB common stock, the merger consideration consisting of 0.98 shares of TriCo common stock, or the exchange ratio, as further described in “The Merger—The Merger Consideration” beginning on page 71.

Each of the TriCo and FNBB shareholders is also being asked to consider and vote upon a proposal to grant discretionary authority to adjourn the special meeting of their respective shareholders, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of either or both special meetings to approve the matters being presented at such special meetings.

In addition to receiving the necessary regulatory approvals, the merger cannot be completed unless the TriCo shareholders vote to approve the TriCo merger proposal and FNBB shareholders vote to approve the FNBB merger proposal. At each of the respective shareholders’ meetings, TriCo and FNBB shareholders will vote on the proposals necessary to complete the merger. Information about these shareholder meetings, the merger agreement and the merger and the other business to be considered by shareholders at each of the shareholder meetings is contained in this document.

This document constitutes both a joint proxy statement of TriCo and FNBB and a prospectus of TriCo. It is a joint proxy statement because each of the boards of directors of TriCo and FNBB is soliciting proxies using this document for their respective shareholder meetings. It is a prospectus because TriCo, in connection with the merger, is offering shares of TriCo common stock in exchange for outstanding shares of FNBB common stock in the merger.

Q: What will FNBB Shareholders Receive in the Merger?

A: In the merger, each share of FNBB common stock owned by an FNBB shareholder will be converted into the right to receive 0.98 shares of TriCo common stock based on the exchange ratio.

Based on the closing price of TriCo common stock on December 11, 2017, the value of the per share merger consideration payable to holders of FNBB common stock was $40.51. Based on the closing price of TriCo common stock on April 16, 2018, the last practicable date before the date of this joint proxy statement/prospectus, the value of the per share merger consideration payable to holders of FNBB common stock was $36.79.

Q: Is the exchange ratio subject to change?

A: Yes. While the exchange ratio is generally fixed at 0.98 shares of TriCo common stock, the merger agreement includes a trading collar that could result in termination of the merger agreement or a change in the exchange ratio. In particular, TriCo can elect to terminate the merger agreement if both (i) the average share price of TriCo common stock for the 20-day period up to and including the fifth day prior to the closing date of the merger (the “TriCo average closing price”) is greater than $49.78, which equals 120% of the average share price of TriCo common stock for the 20 trading-day period up to and including December 8, 2017, which was $41.48, which we refer to as the “initial TriCo trading price”, and (ii) TriCo common stock outperforms the KBW Nasdaq Regional Banking Index by more than 20% since December 8, 2017, unless FNBB agrees to decrease the exchange ratio to cure the deficiency so that fewer shares of TriCo common stock will be issued to FNBB shareholders on a per share basis. Conversely, FNBB can terminate the merger agreement if both (i) the TriCo average closing price is less than $33.18, which equals 80% of the initial TriCo trading price, and (ii) TriCo common stock underperforms the KBW Nasdaq Regional Banking Index by more than 20%, unless TriCo agrees to increase the exchange ratio to cure the deficiency so that more shares of TriCo common stock will be issued to FNBB shareholders on a per share basis.

If the TriCo average closing price is $33.18 or more and $49.78 or less, the exchange ratio will remain unchanged at 0.98 shares of TriCo common stock. For more information concerning the potential change to the exchange ratio, see “The Merger—The Merger Consideration—Potential Adjustment to Exchange Ratio” on page 72.

Q: How will the parties decide whether to adjust the exchange ratio or allow the merger agreement to terminate?

A: If TriCo elects to terminate the merger agreement because the TriCo average closing price is greater than $49.78 and TriCo common stock outperforms the KBW Nasdaq Regional Banking Index by more than 20%, FNBB can elect to prevent the termination by allowing the exchange ratio to adjust downward as provided in the merger agreement. FNBB’s board of directors would decide whether FNBB will make this election. Conversely, if FNBB elects to terminate the merger agreement because the TriCo average closing price is less than $33.18 and TriCo common stock underperforms the KBW Nasdaq Regional Banking Index by more than 20%, TriCo can elect to prevent the termination by allowing the exchange ratio to adjust upward as provided in the merger agreement. TriCo’s board of directors would decide whether TriCo will make this election. The boards of directors of TriCo and FNBB will evaluate various factors at the time of closing in determining whether to exercise any termination rights TriCo and FNBB may have and whether to prevent any termination by allowing the exchange ratio to adjust. Following the time of closing, TriCo will file a Current Report on Form 8-K with the SEC that will disclose the exchange ratio that will apply in the merger.

Q: Will FNBB shareholders be able to trade the TriCo common stock that they receive in the merger?

A: Yes. The TriCo common stock issued in the merger to FNBB shareholders will be listed on the Nasdaq Global Select Market under the symbol “TCBK.” Unless you are deemed an “affiliate” of TriCo, you may sell or transfer the shares of TriCo common stock you receive in the merger without restriction.

Q: Why is my vote important?

A: The TriCo merger proposal must be approved by the holders of a majority of the outstanding shares of TriCo common stock and the FNBB merger proposal must be approved by the holders of a majority of the outstanding shares of FNBB common stock. We cannot complete the merger without these shareholder approvals. TriCo shareholders will vote on the applicable proposals necessary to complete the merger at the TriCo special meeting and the FNBB shareholders will vote on the applicable proposals necessary to complete the merger at FNBB special meeting. Information about the TriCo special meeting and the FNBB special meeting, the merger and the other business to be considered by shareholders at each of the special meetings is contained in this document.

If you are a TriCo or FNBB shareholder and you do not vote, it will have the same effect as a vote against the merger agreement. Holders of approximately 1,528,379 shares of FNBB common stock, representing approximately 20% of the outstanding shares of FNBB common stock, have signed shareholder agreements with TriCo agreeing to vote in favor of the merger agreement.

Q: Why must the TriCo shareholders approve the merger agreement and the issuance of shares of TriCo common stock in connection with the merger?

A: TriCo shareholders are required to approve the merger agreement and the issuance of shares of the TriCo common stock, which is estimated to equate to approximately 24% of TriCo’s issued and outstanding shares of common stock. Because TriCo will likely issue in excess of 20% of its outstanding shares of common stock to the FNBB shareholders in connection with the merger, the California General Corporation Law, or the CGCL, requires that holders of a majority of the outstanding shares of TriCo common stock approve the merger agreement.

Because TriCo is listed on the Nasdaq Global Select Market, TriCo is subject to the Nasdaq’s listing rules. Nasdaq’s listing rules similarly require the shareholders of TriCo to approve the issuance of shares of TriCo common stock in connection with the merger because TriCo will likely issue in excess of 20% of its outstanding shares of common stock to the FNBB shareholders in connection with the merger. By voting to approve the TriCo merger proposal, TriCo shareholders will be voting to approve the merger agreement and the transactions contemplated in the merger agreement, including the merger and the issuance of shares in connection with the merger for purposes of Nasdaq’s listing rules.

Q: What do each of the TriCo and the FNBB boards of directors recommend?

A: The TriCo board of directors unanimously recommends that TriCo shareholders vote “FOR” approval of the TriCo merger proposal and “FOR” approval of the proposal to adjourn TriCo’s special meeting, if necessary, to solicit additional proxies in favor of the merger proposal.

The FNBB board of directors unanimously recommends that FNBB shareholders vote “FOR” approval of the FNBB merger proposal, “FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation that may be payable to FNBB’s named executive officers in connection with the merger, and “FOR” approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of approval of the FNBB merger proposal.

Q: Will I have dissenters’ rights in connection with the merger?

A: No. Neither the holders of TriCo common stock nor the holders of FNBB common stock will have the right to dissent from the merger and assert dissenters’ or appraisal rights.

Under the CGCL, shareholders are generally entitled to dissent from a merger or consolidation and obtain payment of the fair value of their shares when a merger or consolidation into another company occurs. However, the CGCL provides that appraisal rights are not available for shares that are listed on a national securities exchange where the merger consideration is stock of a publicly traded corporation. FNBB’s common stock is traded on a national security exchange and the merger consideration, comprised of TriCo’s common stock, is also traded on a national securities exchange. As such, neither FNBB’s shareholders nor TriCo’s shareholders are entitled to appraisal rights in connection with the merger.

Q: Are there any risks I should consider in deciding whether to vote for the matters required to be voted on by the respective shareholders of TriCo and FNBB?

A: Yes. Set forth under the heading of “Risk Factors,” beginning on page 29, are a number of risk factors that each of the shareholders of TriCo and FNBB should consider carefully.

Q: When do TriCo and FNBB expect to complete the merger?

A: The parties expect to complete the merger during the second quarter of 2018. However, we are unable to assure you whether or when the merger will occur. Prior to the consummation of the merger, FNBB shareholders must approve the FNBB merger proposal at the FNBB special meeting, TriCo shareholders must approve the TriCo merger proposal at the TriCo special meeting all required bank regulatory approvals must be obtained and other conditions to the consummation of the merger must be satisfied.

Q: What happens if the merger is not consummated?

A: If the merger proposal is not approved by the TriCo and FNBB shareholders or if the merger is not completed for any other reason, the merger will not occur and the FNBB shareholders will not receive any consideration for their shares under the terms of the merger agreement. Instead, FNBB and TriCo would remain independent public companies and the common stock of FNBB would continue to be outstanding and traded on the Nasdaq Global Select Market. Under specified circumstances, FNBB may be required to pay a fee to TriCo in the event the merger agreement is terminated as described under the caption “The Merger—Termination Fee” beginning on page 84.

Q: When and where is the TriCo special meeting?

A: The TriCo special meeting will be held at 1:00 p.m., Pacific Time, on Tuesday, May 29, 2018 at 63 Constitution Drive, Chico, California 95973.

Q: Who is entitled to vote at the TriCo special meeting?

A: The holders of record of TriCo common stock at the close of business on April 9, 2018, which is the date TriCo’s board of directors has fixed as the record date for the TriCo special meeting, are entitled to vote at the TriCo special meeting.

Q: When and where is the FNBB special meeting?

A: The FNBB special meeting will be held at 5:00 p.m., Pacific Time, on Tuesday, May 29, 2018 at The Basque Cultural Center, 599 Railroad Avenue, South San Francisco, CA 94080.

Q: Who is entitled to vote at the FNBB special meeting?

A: The holders of record of FNBB common stock at the close of business on April 9, 2018, which is the date FNBB’s board of directors has fixed as the record date for the FNBB special meeting, are entitled to vote at the FNBB special meeting.

Q: What do I need to do now?

A: After you have carefully read this joint proxy statement/prospectus, indicate on your proxy card how you want your shares of FNBB common stock or TriCo common stock, as the case may be, to be voted. Then sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible or follow the instructions to vote via the Internet or by telephone indicated on the proxy card.

Q: If my shares are held in street name by my bank, broker, or other nominee will my bank, broker or other nominee automatically vote my shares for me?

A: No. Your bank, broker or other nominee will not be able to vote shares held by it in street name on your behalf without instructions from you. You should instruct your bank, broker or other nominee to vote your shares by following the directions your bank, broker or other nominee provides to you.

Q: What happens if I abstain from voting or fail to instruct my bank, broker or other nominee?

A: If you are a holder of TriCo common stock or FNBB common stock and you abstain from voting or fail to instruct your bank, broker or other nominee to vote your shares and the bank, broker or other nominee submits an unvoted proxy, referred to as a broker non-vote, then the abstention or broker non-vote will be counted towards a quorum at the TriCo special meeting or FNBB special meeting, but it will have the same effect as a vote against approval of the merger agreement and, if you are an FNBB shareholder, against approval of the advisory (non-binding) proposal regarding the compensation that may be payable to FNBB’s named executive officers in connection with the merger.

Abstentions and broker non-votes of shares of TriCo or FNBB common stock will not have any effect on the proposal of the TriCo or FNBB board of directors to adjourn the special meeting if the number of affirmative votes cast for the adjournment is a majority of the votes cast and such affirmative votes constitute a majority of the quorum required to transact business at the special meeting. However, if the number of affirmative votes cast for the adjournment proposal is a majority of the votes cast, but such votes do not constitute a majority of the quorum required to transact business at the special meeting, then abstentions and broker non-votes will have the same effect as a vote against the proposal of the TriCo or FNBB board of directors to adjourn the TriCo or FNBB special meeting.

Q: Can I attend the special meeting and vote my shares in person?

A: Yes. While not required, all TriCo shareholders are invited to attend the TriCo special meeting. Likewise, all FNBB shareholders are invited to attend the FNBB special meeting. Shareholders of record can vote in person at their respective special meeting. If your shares are held in street name, then you are not the shareholder of record and you must bring a legal proxy from your broker, bank or other nominee confirming that you are the beneficial owner of the shares in order to vote in person at the applicable special meeting.

Q: Can I change my vote?

A: Yes. Regardless of the method used to cast a vote, you may change your vote at any time before your proxy is voted at the TriCo special meeting or the FNBB special meeting. You may do so in one of the following ways:

•	if you are an FNBB shareholder, by delivering to FNBB, which must be received by FNBB prior to the FNBB special meeting, a written notice of revocation addressed to Edward J. Watson, Secretary, FNB Bancorp, 975 El Camino Real, South San Francisco, California 94080;

•	if you are a TriCo shareholder, by delivering to TriCo, which must be received by TriCo prior to the TriCo special meeting, a written notice of revocation addressed to Craig Compton, Corporate Secretary, TriCo Bancshares, 63 Constitution Drive, Chico, California 95973;

•	by logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case, if you are eligible to do so and following the instructions on the proxy card;

•	completing, signing and returning a new proxy card with a later date before the date of the applicable special meeting, which will automatically revoke any earlier proxy; or

•	attending the TriCo special meeting or the FNBB special meeting, as the case may be, and voting in person, which will automatically revoke any earlier proxy. However, simply attending the TriCo special meeting or the FNBB special meeting, as the case may be, without voting will not revoke an earlier proxy voted by you.

If you have instructed a bank, broker or other nominee to vote your shares of either FNBB or TriCo common stock, you must follow directions received from the bank, broker or other nominee to change your vote. If you fail to comply with the instructions of the bank, broker or other nominee, your vote will not be changed because the bank, broker or other nominee is the record holder of such shares.

Q: Will FNBB be required to submit the merger agreement to its shareholders even if the FNBB board of directors has withdrawn, modified or qualified its recommendation?

A: Yes. Unless the merger agreement is terminated before the FNBB special meeting, FNBB is required to submit the merger agreement to its shareholders even if the FNBB board of directors has withdrawn, modified or qualified its recommendation, consistent with the terms of the merger agreement.

Q: What is the procedure for sending in FNBB stock certificates?

A: Promptly following the closing of the merger, FNBB shareholders will receive a transmittal letter instructing FNBB shareholders to surrender their FNBB common stock certificates or shares of FNBB common stock that are held in book-entry form, in exchange for the merger consideration. FNBB shareholders should follow the instructions in the transmittal letter for how to deliver their FNBB common stock certificates or book-entry shares of FNBB common stock in exchange for the merger consideration. You should NOT send your FNBB common stock certificates with your proxy card now. Instead, follow the instructions in the transmittal letter and use the separate envelope specifically provided with the transmittal letter for returning the FNBB stock certificates.

Q: Who should I call with questions?

A: If you are a holder of FNBB common stock and you have any questions concerning the merger or this joint proxy statement/prospectus or if you would like additional copies of this joint proxy statement please contact Thomas C. McGraw, FNBB’s Chief Executive Officer, at (650) 588-6800.

If you are a holder of TriCo common stock and you have any questions concerning the merger or this joint proxy statement/prospectus, please contact Richard P. Smith, TriCo’s President and Chief Executive Officer, at (530) 898-0300. If you would like additional copies of the joint proxy statement/prospectus, please contact Craig Compton, Corporate Secretary, at (530) 898-0300.

SUMMARY

This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to the shareholders of TriCo and the shareholders of FNBB. To more fully understand the merger and for a more complete description of the legal terms of the merger, you should read carefully this entire joint proxy statement/prospectus, including the merger agreement and the other documents included with this joint proxy statement/prospectus. See “Where You Can Find More Information” on page 1 and “Documents Incorporated by Reference” on page 144. Page references are included in this summary to direct the reader to a more complete description of the topics.

Throughout this joint proxy statement/prospectus, “TriCo” refers to TriCo Bancshares and “FNBB” refers to FNB Bancorp. Also, throughout this joint proxy statement/prospectus, the Agreement and Plan of Merger and Reorganization, dated as of December 11, 2017, by and between TriCo and FNBB, is referred to as the “merger agreement.” The merger of FNBB with and into TriCo is referred to as the “merger” and the TriCo common stock to be issued to FNBB shareholders in consideration for their FNBB common stock, as well as any cash issued in lieu of fractional shares, is referred to as the “merger consideration.”

Parties to the Proposed Merger (Pages 98 and 99)

TriCo Bancshares. TriCo is a California-based bank holding company for its wholly-owned subsidiary Tri Counties Bank, a California-chartered commercial bank. TriCo’s principal asset is all of the capital stock of Tri Counties Bank. Tri Counties Bank provides a unique brand of customer service with solutions through 57 traditional stand-alone branches, nine in-store branches and two loan production offices in communities throughout Northern and Central California. The deposits of the bank are insured by the FDIC up to applicable limits. Tri Counties Bank conducts a commercial banking business including accepting demand, money market, savings and time deposits and making commercial, real estate, and consumer loans. It also offers installment note collection, issues cashier’s checks, sells travelers checks and provides safe deposit boxes and other customary banking services. Most of Tri Counties Bank’s customers are retail customers and small to medium-sized businesses. In addition, the bank provides some specialized services to its customers. These services include courier deposit services to key locations or customers throughout its service area, SBA loans, factoring and asset-based loans and Internet banking.

As of December 31, 2017, TriCo had, on a consolidated basis, total assets of $4.8 billion, total shareholders’ equity of $505.8 million and total deposits of $4.0 billion. At December 31, 2017, TriCo had gross loans of $2.9 billion.

TriCo’s principal executive offices are located at 63 Constitution Drive, Chico, California 95973 and its telephone number is (530) 898-0300.

FNB Bancorp. Headquartered in South San Francisco, California, FNBB is the bank holding company for its wholly-owned subsidiary, First National Bank of Northern California, which we refer to as First National Bank, a national banking association headquartered in Daly City, California. First National Bank is a community-oriented financial services firm which provides banking products and services to small and medium sized businesses and consumers through 12 retail branches located on the San Francisco Peninsula.

As of December 31, 2017, FNBB, on a consolidated basis, had total assets of $1.3 billion, gross loans of $840 million, total shareholders’ equity of $119.3 million and total deposits of $1.1 billion.

FNBB’s principal executive offices are located at 975 El Camino Real, South San Francisco, California 94080 and its telephone number is (650) 588-6800.

The Merger (Page 48)

The merger agreement is attached to this joint proxy statement/prospectus as Appendix A, and is incorporated by reference. Please read the entire merger agreement. It is the legal document that governs the merger. Pursuant to the terms and conditions set forth in the merger agreement, TriCo has agreed to acquire FNBB in a transaction in which FNBB will merge with and into TriCo, with TriCo as the surviving corporation. Immediately following the consummation of the merger, First National Bank will merge with and into Tri Counties Bank, with Tri Counties Bank as the surviving corporation. The parties expect to complete the mergers during the second quarter of 2018.

TriCo’s Reasons for the Merger and Factors Considered by TriCo’s Board of Directors (Page 53)

As part of its business strategy, TriCo evaluates opportunities to acquire bank holding companies, banks and other financial institutions, which is an important element of its strategic plan. The proposed acquisition of FNBB is consistent with this strategy. The proposed acquisition of FNBB will (i) extend TriCo’s geographic footprint into the San Francisco Peninsula, (ii) create opportunities for Tri Counties Bank to provide additional products and services to FNBB customers and other potential customers, and (iii) strengthen Tri Counties Bank’s deposit base with a mature base of core deposits.

Based on TriCo’s reasons for the merger described in this joint proxy statement/prospectus, including the fairness opinion of Stephens Inc., an independent investment banking firm, the TriCo board of directors believes that the merger is fair to and in the best interests of TriCo’s shareholders and unanimously recommends that TriCo shareholders vote “FOR” approval of the TriCo merger proposal. For a discussion of the circumstances surrounding the merger and the factors considered by TriCo’s board of directors in approving the merger agreement, see “The Merger—TriCo’s Reasons for the Merger and Recommendation of TriCo’s Board of Directors” beginning on page 53.

FNBB’s Reasons for the Merger and Factors Considered by FNBB’s Board of Directors (Page 54)

Based on FNBB’s reasons for the merger described in this joint proxy statement/prospectus, including the fairness opinion of The Courtney Group, LLC, which we refer to as Courtney, an independent investment banking firm, the FNBB board of directors believes that the merger is fair to FNBB shareholders and in their best interests, and unanimously recommends that FNBB shareholders vote “FOR” approval of the merger agreement and the merger. For a discussion of the circumstances surrounding the merger and the factors considered by FNBB’s board of directors in approving the merger agreement, see “The Merger—FNBB’s Reasons for the Merger and Recommendation of FNBB’s Board of Directors” beginning on page 54.

Opinion of TriCo’s Financial Advisor (Page 56)

Stephens Inc. delivered its written opinion to TriCo’s board of directors that, as of December 11, 2017, and based upon and subject to assumptions made, procedures followed, matters considered and limitations and qualification on the review undertaken set forth in its opinion, the merger consideration to be paid by TriCo to FNBB shareholders in the merger pursuant to the merger agreement was fair, from a financial point of view, to TriCo.

The full text of the written opinion of Stephens Inc., dated December 11, 2017, which sets forth assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken is attached as Appendix C to this joint proxy statement/prospectus. TriCo’s shareholders should read the opinion in its entirety. Stephens Inc. provided its opinion for the information and assistance of TriCo’s board of directors in connection with its consideration of the transaction. The opinion of Stephens Inc. has not been updated prior to the date of this joint proxy statement/prospectus and does not reflect any changes in circumstances since

December 11, 2017. The Stephens Inc. opinion does not address the underlying business decision to proceed with the merger and is not a recommendation as to how any holder of TriCo common stock should vote on matters to be considered at the TriCo special meeting.

Opinion of FNBB’s Financial Advisor (Page 62)

In connection with the merger, Courtney, delivered its opinion to FNBB’s board of directors to the effect that, as of December 11, 2017, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations and qualification on the review undertaken by Courtney in providing its opinion, the exchange ratio was fair, from a financial point of view, to the holders of FNBB common stock.

The full text of the written opinion of Courtney, dated December 11, 2017, which sets forth the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Courtney is attached as Appendix B to this joint proxy statement/prospectus. FNBB’s shareholders should read the opinion in its entirety. The opinion of Courtney has not been updated prior to the date of this joint proxy statement/prospectus and does not reflect any change in circumstance or assumptions after December 11, 2017. Courtney provided its opinion for the information and assistance of FNBB’s board of directors in connection with its consideration of the transaction. Courtney’s opinion is not a recommendation as to how any holder of FNBB common stock should vote on matters to be considered at the FNBB special meeting.

FNBB Shareholders Will Receive Shares of TriCo Common Stock for Each Share of FNBB Common Stock Exchanged in the Merger (Page 71)

At the effective time of the merger, each outstanding share of FNBB common stock will, by virtue of the merger and without any action on the part of an FNBB shareholder, be converted into the right to receive 0.98 shares of TriCo common stock, which is referred to as the exchange ratio. The exchange ratio is subject to potential adjustment as set forth in the merger agreement and described elsewhere in this joint proxy statement/prospectus. Cash will be paid in lieu of any fractional share.

Aggregate Merger Consideration.

The total consideration to be paid by TriCo to the FNBB shareholders in connection with the merger is referred to in this joint proxy statement/prospectus as the aggregate merger consideration. The term aggregate merger consideration does not include the consideration, if any, payable to holders of options to purchase shares of FNBB common stock, which we refer to as FNBB options.

Upon completion of the merger and based on a closing price of TriCo’s common stock of $37.54 on April 16, 2018, the last practical date before the date of this joint proxy statement/prospectus, approximately $276 million of aggregate merger consideration consisting of approximately 7,343,359 shares of TriCo common stock will be payable to the FNBB shareholders. The foregoing sentence does not include the payment of cash to holders of FNBB options upon the closing of the merger and assumes that (i) there are 7,493,224 shares of FNBB common stock outstanding at the closing, (ii) the FNBB shareholders will receive an aggregate of 7,343,359 shares of TriCo common stock after applying the exchange ratio of 0.98, and (iii) no FNBB options are exercised prior to the closing of the merger that would result in such shares of FNBB stock being converted into the right to receive the merger consideration in the merger.

Fractional Shares.

No fractional shares of TriCo common stock will be issued, and in lieu thereof, each holder of FNBB common stock who would otherwise be entitled to a fractional share will receive an amount in cash, without interest, determined by multiplying such fractional interest by the average closing price per share of TriCo common stock, as reported on the Nasdaq Global Select Market, for the 20 trading days ending on and including the fifth trading day prior to the closing date of the merger, rounded to the nearest whole cent.

Potential Adjustment to Exchange Ratio.

While the exchange ratio is generally fixed at 0.98 shares of TriCo common stock, the merger agreement includes a trading collar that could result in termination of the merger agreement or a change to the exchange ratio if the TriCo average closing price is less than $33.18 or greater than $49.78.

TriCo can elect to terminate the merger agreement if both (i) the TriCo average closing price is greater than $49.78, which equals 120% of the average share price of TriCo common stock for the 20 trading-day period up to and including December 8, 2017, which was $41.48, or the “initial TriCo trading price”, and (ii) TriCo common stock outperforms the KBW Nasdaq Regional Banking Index by more than 20%, unless FNBB agrees that the exchange ratio will be reduced in accordance with the terms of the merger agreement and fewer shares of TriCo common stock will be issued to FNBB shareholders on a per share basis. Conversely, FNBB can terminate the merger agreement if both (i) the TriCo average closing price is less than $33.18, which is equivalent to 80% of the initial TriCo trading price, and (ii) TriCo common stock underperforms the KBW Nasdaq Regional Banking Index by more than 20%, unless TriCo agrees that the exchange ratio will be increased in accordance with the terms of the merger agreement and more shares of TriCo common stock will be issued to FNBB shareholders on a per share basis.

Treatment of Outstanding FNBB Options (Page 73)

The board of directors of FNBB will approve the acceleration of the vesting of FNBB options prior to the closing of the merger.

Each outstanding and unexercised FNBB option will be canceled in exchange for a cash payment equal to the number of shares of FNBB common stock that are subject to such FNBB option immediately prior to the closing of the merger multiplied by the amount, if positive, by which the product of the exchange ratio multiplied by the average closing share price exceeds the per share exercise price under such FNBB option.

Transmittal Materials (Page 73)

After Computershare, which will be the exchange agent in the merger, has received and processed the transmittal materials following the closing of the merger, FNBB shareholders will be sent the TriCo common stock and any cash in lieu of fractional shares to which they are entitled. If an FNBB shareholder holds shares in street name, he or she will receive information from his or her bank, broker or other nominee advising such FNBB shareholder of the process for receiving the TriCo common stock and any cash in lieu of fractional shares to which he or she is entitled.

Each FNBB shareholder will need to surrender his or her FNBB common stock certificates or follow instructions for the transfer of shares of FNBB common stock held in book-entry form, to receive the appropriate merger consideration. FNBB shareholders should not send any certificates now. Each FNBB shareholder will receive detailed instructions on how to exchange his or her share certificates or book-entry shares along with transmittal materials promptly following the closing of the merger.

Per Share Market Price and Dividend Information (Page 96)

Shares of TriCo common stock currently trade on the NASDAQ Global Select Market under the symbol “TCBK.” Shares of FNBB common stock currently trade on the NASDAQ Global Select Market under the symbol “FNBG.”

The following table sets forth the closing sale prices of (i) TriCo common stock as reported on the NASDAQ Global Select Market, and (ii) FNBB common stock as reported on the NASDAQ Global Select Market, in each case on December 8, 2017, the last trading-day before TriCo announced the merger, and on April 16, 2018, the last practicable trading-day before the distribution of this joint proxy statement/prospectus. To help illustrate the market value of the per share merger consideration to be received by FNBB’s shareholders, the following table also presents the equivalent market value per share of FNBB common stock as of December 11, 2017 and April 16, 2018, which were determined by multiplying the closing price for the TriCo common stock on those dates by the exchange ratio of 0.98 of a share of TriCo common stock for each share of FNBB common stock. See “The Merger—The Merger Consideration” beginning on page 71 for additional information about the merger consideration to be received by holders of FNBB common stock.

	TriCo Common Stock	FNBB Common Stock	Equivalent Market Value Per Share of FNBB
At December 11, 2017	$41.64	$35.34	$40.81
At April 16, 2018	$37.54	$36.56	$36.79

The market price of TriCo common stock and FNBB common stock will fluctuate prior to the date of each of TriCo’s and FNBB’s special meeting and the date such FNBB shareholder receives the merger consideration. TriCo and FNBB shareholders should obtain a current price quotation for the shares of TriCo common stock to update the implied value for a share of FNBB common stock before voting on the merger proposals.

Each of TriCo and FNBB has been paying a regular quarterly dividend on its common stock. Pursuant to the merger agreement, FNBB may continue to pay its regular quarterly cash dividend equal to the rate paid during the fiscal quarter immediately preceding the date of the merger agreement through the closing of the merger, with record and payment dates consistent with past practice. See “The Merger—Business Pending the Merger” beginning on page 77.

Material Federal Income Tax Consequences of the Merger (Page 90)

The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and it is a condition to completion of the merger that TriCo and FNBB receive a legal opinion to that effect. If the merger is completed, the merger consideration that will be paid to the holders of FNBB common stock will consist of shares of TriCo common stock (and cash for any fractional shares).

Assuming the merger qualifies as a reorganization, subject to the limitations and more detailed discussion set forth in “The Merger—Material Federal Income Tax Consequences” of this joint proxy statement/prospectus, an FNBB shareholder that is a U.S. holder generally will not recognize gain or loss on such exchange, other than with respect to cash received in lieu of fractional shares of TriCo common stock.

Tax matters are complicated, and the tax consequences of the merger to a particular FNBB shareholder will depend in part on such shareholder’s individual circumstances. Accordingly, each FNBB shareholder is urged to consult his or her own tax advisor for a full understanding of the tax consequences of the merger to such shareholder, including the applicability and effect of federal, state, local and foreign income and other tax laws.

Date, Time and Location of the TriCo Special Meeting (Page 39)

The TriCo special meeting will be held at 1:00 p.m., Pacific Time, on Tuesday, May 29, 2018 at 63 Constitution Drive, Chico, California 95973. At the TriCo special meeting, TriCo shareholders will be asked to:

•	approve the merger agreement and the transactions contemplated therein, including the merger and the issuance of TriCo common stock in connection with the merger; and

•	approve a proposal to adjourn the TriCo special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the TriCo special meeting to approve the TriCo merger proposal.

Date, Time and Location of the FNBB Special Meeting (Page 43)

The FNBB special meeting will be held at 5:00 p.m., Pacific Time, on Tuesday, May 29, 2018 at The Basque Cultural Center, 599 Railroad Avenue, California 94080. At the FNBB special meeting, FNBB shareholders will be asked to:

•	approve the merger agreement and the transactions contemplated therein, including the merger;

•	approve, on an advisory (non-binding) basis, the compensation that may be payable to the named executive officers of FNBB in connection with the merger; and

•	approve a proposal to adjourn the FNBB special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the FNBB special meeting to approve the FNBB merger proposal.

Record Date and Voting Rights for the TriCo Special Meeting (Page 39)

Each TriCo shareholder is entitled to vote at the TriCo special meeting if he or she owned shares of TriCo common stock as of the close of business on April 9, 2018, the record date for the TriCo special meeting. Each TriCo shareholder will have one vote at the TriCo special meeting for each share of TriCo common stock that he or she owned on that date.

TriCo shareholders of record may vote by mail, by telephone or by the Internet or by attending the TriCo special meeting and voting in person. Each proxy returned to TriCo by a holder of TriCo common stock, which is not revoked, will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on a signed TriCo proxy that is returned, such proxy will be voted “FOR” approval of the TriCo merger proposal, and “FOR” the proposal to adjourn the TriCo special meeting if necessary to permit further solicitation of proxies on the TriCo merger proposal. TriCo shareholders who hold their shares in street name must follow the instructions of their bank, broker or other nominee to have their shares voted at the TriCo special meeting.

Record Date and Voting Rights for the FNBB Special Meeting (Page 44)

Each FNBB shareholder is entitled to vote at the FNBB special meeting if he or she owned shares of FNBB common stock as of the close of business on April 9, 2018, the record date for the FNBB special meeting. Each FNBB shareholder will have one vote at the special meeting for each share of FNBB common stock that he or she owned on that date.

FNBB shareholders of record may vote by mail, by telephone or by the Internet or by attending the FNBB special meeting and voting in person. Each proxy returned to FNBB by a holder of FNBB common stock, which is not revoked, will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on a signed FNBB proxy that is returned, such proxy will be voted “FOR” approval of the merger agreement, “FOR”

the proposal to approve, on an advisory (non-binding) basis, the compensation that may be payable to FNBB’s named executive officers in connection with the merger, and “FOR” the proposal to adjourn the FNBB special meeting if necessary to permit further solicitation of proxies on the proposal to approve the FNBB merger proposal. FNBB shareholders who hold their shares in street name must follow the instructions of their bank, broker or other nominee to have their shares voted at the FNBB special meeting.

Approval of the TriCo Merger Proposal Requires the Affirmative Vote of the Holders of a Majority of the Issued and Outstanding Shares of TriCo Common Stock (Page 41)

The affirmative vote of the holders of a majority of issued and outstanding shares of TriCo common stock is necessary to approve the TriCo merger proposal on behalf of TriCo. At the close of business on the record date, there were 22,958,323 shares of TriCo common stock outstanding held by approximately 1,600 holders of record. Each holder of record of TriCo common stock on the record date is entitled to one vote for each share held on all matters to be voted upon at the TriCo special meeting. If a TriCo shareholder does not vote, it will have the same impact on the proposal to approve as a vote against the merger proposal.

Approval of the FNBB Merger Proposal Requires the Affirmative Vote of Holders of a Majority of the Issued and Outstanding Shares of FNBB Common Stock (Page 45)

The affirmative vote of the holders of a majority of the issued and outstanding shares of FNBB common stock is necessary to approve the FNBB merger proposal on behalf of FNBB. At the close of business on the record date, there were 7,493,224 shares of FNBB common stock outstanding and entitled to vote, held by approximately 900 holders of record. Each holder of record of FNBB common stock on the record date is entitled to one vote for each share held on all matters to be voted upon at the special meeting. If an FNBB shareholder does not vote, it will have the same effect as a vote against the merger agreement.

Holders of approximately 1,528,379 shares of FNBB common stock, representing approximately 20% of the outstanding shares of FNBB common stock, have signed shareholder agreements with TriCo agreeing to vote their shares of FNBB common stock in favor of the merger agreement.

Management of TriCo Owns Shares Which may be Voted at the TriCo Special Meeting (Page 39)

As of the record date, the executive officers and directors of TriCo, as a group, held approximately 1,634,298 shares of TriCo common stock, or approximately 7.12% of the outstanding TriCo common stock, and certain directors of TriCo had the authority to vote any of the 1,170,990 shares, or approximately 5.1% of the outstanding TriCo common stock, held by TriCo’s employee stock ownership plan that are not voted by plan participants, in their capacity as trustees under the plan. While the executive officers and directors of TriCo have not entered into voting agreements agreeing to vote their shares of TriCo common stock in a particular manner, it is anticipated that the executive officers and directors of TriCo will vote consistent with the recommendation of the TriCo board of directors, which is to vote “FOR” the TriCo merger proposal.

Management of FNBB Owns Shares Which May be Voted at the FNBB Special Meeting (Pages 46 and 132)

As of the record date, the executive officers and directors of FNBB, as a group, held approximately 1,528,379 shares of FNBB common stock, or approximately 20% of the outstanding FNBB common stock, and all of such directors and substantially all of such executive officers have each entered into shareholder agreements with TriCo and FNBB pursuant to which they have agreed, among other things, in their capacity as shareholders of FNBB, to vote their shares of FNBB common stock in favor of the merger agreement. The form of shareholder agreement is attached as Annex A to the merger agreement, which is attached as Appendix A to this joint proxy statement/prospectus.

FNBB is Prohibited from Soliciting Other Offers (Page 81)

FNBB has agreed that, so long as the merger agreement had not been terminated, it will not solicit, initiate, encourage or, subject to some limited exceptions, engage in discussions with any third party other than TriCo regarding extraordinary transactions such as a merger, business combination or sale of a material amount of its assets or capital stock.

TriCo and FNBB Must Meet Certain Conditions to Complete the Merger (Page 74)

Completion of the merger depends on meeting a number of conditions, including the following:

•	shareholders of TriCo must approve the TriCo merger proposal;

•	shareholders of FNBB must approve the merger agreement and the merger;

•	TriCo and FNBB must receive all required regulatory approvals for the merger, and any waiting periods required by law must have passed and no such approval may contain any condition (other than conditions or requirements related to remedial actions) that TriCo’s board of directors reasonably determines in good faith would materially reduce the economic benefits of the merger to such a degree that, had such condition been known, TriCo, in its reasonable discretion, would not have entered into the merger agreement;

•	there must be no law, injunction or order enacted or issued preventing completion of the merger;

•	the TriCo common stock to be issued in the merger must have been approved for trading on the NASDAQ Global Select Market;

•	the representations and warranties of each of TriCo and FNBB in the merger agreement must be true and correct, subject to the materiality standards provided in the merger agreement;

•	TriCo and FNBB must have complied in all material respects with their respective obligations in the merger agreement;

•	TriCo and FNBB must have received a written opinion that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;

•	TriCo must have received an opinion from VP Tax, Inc., or another nationally recognized accounting firm reasonably acceptable to TriCo, that no agreement, contract or arrangement to which any employee of FNBB is a party will result in the payment of any amount that would not be deductible by reason of Section 280G of the Code, as determined without regard to Section 280G(b)(4) of the Code;

•	as of the closing date, FNBB’s tangible common equity (as defined and subject to certain specified adjustments set forth in the merger agreement) must not be less than $119 million; and

•	all required regulatory approvals for the merger of First National Bank with and into Tri Counties Bank must be received, any waiting periods required by law must have passed and there must be no law, injunction or order enacted or issued preventing completion of the merger of First National Bank and Tri Counties Bank.

Unless prohibited by law, either TriCo or FNBB could elect to waive a condition that has not been satisfied and complete the merger. The parties cannot be certain whether or when any of the conditions to the merger will be satisfied, or waived where permissible, or whether or when the merger will be completed.

TriCo and FNBB Have Filed Applications Seeking Regulatory Approvals Required to Complete the Merger (Page 76)

To complete the merger, the parties need the prior approval from the Board of Governors of the Federal Reserve System, which we refer to as the Federal Reserve, the Federal Deposit Insurance Corporation, which we refer to as the FDIC, and the California Department of Business Oversight, which we refer to as the CDBO, or confirmation that no application is required. The U.S. Department of Justice is also able to provide input into the approval process of federal banking agencies and will have between 15 and 30 days following any approval of a federal banking agency to challenge the approval on antitrust grounds. First National Bank is also required to notify its primary federal regulator, which is the Office of the Comptroller of the Currency, which we refer to as the OCC, of its intention to merge with Tri Counties Bank. TriCo and FNBB have filed all necessary applications and notices with the Federal Reserve, the FDIC, the CDBO and the OCC. TriCo and FNBB cannot predict whether the required regulatory approvals will be obtained or whether any such approvals will have conditions which would be detrimental to TriCo following completion of the merger.

TriCo and FNBB May Terminate the Merger Agreement (Page 83)

TriCo and FNBB can mutually agree at any time to terminate the merger agreement before completing the merger, even if shareholders of TriCo and/or FNBB have already voted to approve it.

TriCo or FNBB can also terminate the merger agreement:

•	if the other party breaches any of its representations, warranties, covenants or agreements under the merger agreement that (i) cannot be or has not been cured within 30 days of the giving of written notice to the breaching party or parties and (ii) would entitle the non-breaching party or parties not to consummate the merger;

•	if the merger is not consummated by September 30, 2018, except to the extent that the failure to consummate the merger by that date is due to (i) the terminating party’s failure to perform or observe its covenants and agreements in the merger agreement, or (ii) the failure of any of the FNBB shareholders (if FNBB is the party seeking to terminate) to perform or observe their respective covenants under the relevant shareholder agreement; or

•	if any required governmental approval of the merger has been denied by final non-appealable action or an application for approval of the merger has been permanently withdrawn at the request of a governmental authority, provided that no party has the right to terminate the merger agreement if the denial is due to the terminating party’s failure to perform or observe its covenants in the merger agreement.

In addition, TriCo may terminate the merger agreement if the shareholders of FNBB do not approve the FNBB merger proposal and TriCo may terminate the merger agreement at any time prior to the TriCo special meeting if the board of directors of FNBB withdraws or modifies its recommendation to the FNBB shareholders that the merger agreement be approved in any way which is adverse to TriCo, or breaches its covenants requiring the calling and holding of the FNBB special meeting to consider the merger agreement and prohibiting the solicitation of other offers. TriCo also may terminate the merger agreement if a third party commences a tender offer or exchange offer for 10% or more of the outstanding FNBB common stock and the board of directors of FNBB recommends that FNBB shareholders tender their shares in the offer or otherwise fails to recommend that they reject the offer within a specified period.

FNBB may terminate the merger agreement if the shareholders of TriCo do not approve the TriCo merger proposal and FNBB may terminate the merger agreement if FNBB’s board of directors has effected a permissible change in recommendation to its shareholders with respect to the merger agreement, provided that FNBB is not then in breach of any representation, warranty, covenant or agreement contained in the merger agreement and, provided further, that any such termination shall not be effective until FNBB has paid TriCo the termination fee required by the merger agreement.

TriCo may terminate the merger agreement if the TriCo closing average price is greater than $49.78 and TriCo common stock outperforms the KBW Nasdaq Regional Banking Index by more than 20%, but FNBB can elect to prevent the termination by allowing the exchange ratio to adjust downward as provided in the merger agreement. Conversely, FNBB may terminate the merger agreement because the TriCo average closing price is less than $33.18 and TriCo common stock underperforms the KBW Nasdaq Regional Banking Index by more than 20%, but TriCo can elect to prevent the termination by allowing the exchange ratio to adjust upward as provided in the merger agreement. See “The Merger—Merger Consideration—Potential Adjustment to Exchange Ratio on page 72.

Termination Fee (Page 84)

FNBB must pay TriCo a termination fee of $12.0 million if the merger agreement is terminated under specified circumstances.

TriCo and FNBB May Amend the Merger Agreement (Page 83)

The parties may amend or supplement the merger agreement by written agreement at any time before the merger actually takes place; provided, however, no amendment or supplement that by law requires further approval by the shareholders of TriCo or FNBB may be made after the special meeting, of TriCo or FNBB, as the case may be, without first obtaining such additional shareholder approval.

FNBB’s Directors and Officers Have Some Interests in the Merger that are in Addition to or Different than the Interests of FNBB Shareholders (Page 86)

FNBB directors and officers have interests in the merger as individuals that are in addition to, or different from, their interests as shareholders of FNBB, which are:

•	FNBB’s directors and officers will receive, upon consummation of the merger, cash payments in exchange for the cancellation of their FNBB options and, in addition, the vesting of their FNBB stock options will be accelerated;

•	the agreement of TriCo to honor indemnification obligations of FNBB for a period of six years, as well as to purchase liability insurance for FNBB’s directors and officers for six years following the merger, subject to the terms of the merger agreement;

•	cash payments to certain officers of FNBB in the aggregate amount of approximately $2.25 million, on a pre-tax basis, pursuant to the terms of their respective employment-related severance payment or retention agreements with FNBB;

•	the appointment of two directors of FNBB, who are not yet identified, to serve on the boards of directors of TriCo and Tri Counties Bank effective upon completion of the merger; and

•	James Black, President and a director of FNBB and First National Bank, Anthony Clifford, Executive Vice President and Chief Operating Officer and a director of FNBB and First National Bank and Randy Brugioni, Senior Vice President and Chief Lending Officer of First National Bank, have entered into employment agreements with TriCo and Tri Counties Bank, each of which will be effective as of the closing of the merger, and which provide compensation for continued employment with TriCo and Tri Counties Bank following the merger.

The boards of directors of TriCo and FNBB were aware of the foregoing interests and considered them, among other matters, in approving the merger agreement and the merger.

Accounting Treatment of the Merger (Page 93)

The merger will be accounted for under the acquisition method of accounting under U.S. generally accepted accounting principles, or GAAP. In accordance with current accounting guidance, the mergers will be accounted for using the acquisition method. The result of this method is that the assets and liabilities of TriCo will be carried forward at their recorded amounts, TriCo’s historical operating results will be unchanged for the prior periods being reported on and the assets and liabilities of FNBB will be adjusted to fair value at the date of the merger. In addition, all identified intangibles will be recorded at their fair values and included as part of the net assets acquired. To the extent that the purchase price, consisting of cash plus the number of TriCo common shares to be issued to former FNBB shareholders at fair value, exceeds the fair value of the net assets acquired, including identifiable intangible assets, from FNBB at the date of the mergers, that amount will be reported as goodwill. In accordance with current accounting guidance, goodwill will not be amortized but, in general, will be evaluated for impairment annually. Identified intangibles will be amortized over their estimated lives. Further, the acquisition method of accounting results in the operating results of FNBB being included in the operating results of TriCo beginning from the date of completion of the merger.

Shareholders of TriCo and FNBB Have Different Rights (Page 137)

The rights of shareholders of TriCo differ from the rights of shareholders of FNBB. Following the closing of the merger, shareholders of FNBB will receive shares of TriCo common stock in exchange for their shares of FNBB common stock and become shareholders of TriCo, and their rights as shareholders of TriCo will be governed by TriCo’s articles of incorporation and bylaws rather than those of FNBB.

SELECTED HISTORICAL FINANCIAL DATA

The following tables present selected consolidated historical financial data of TriCo and selected consolidated historical financial data of FNBB.

Selected Consolidated Historical Financial Data of TriCo

Set forth below are selected historical financial data derived from TriCo’s audited consolidated financial statements as of and for the years ended December 31, 2017, 2016, 2015, 2014 and 2013. You should read the information set forth below, together with TriCo’s consolidated financial statements and related notes included in TriCo’s Annual Report on Form 10-K for the year ended December 31, 2017, and the sections of such report entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” TriCo’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 1, 2018 and is incorporated by reference into this joint proxy statement/prospectus.

	At or for the year ended December 31,
(in thousands, except per share data and ratios)	2017	2016	2015	2014	2013
Interest income	$181,402	$173,708	$161,414	$121,115	$106,560
Interest expense	6,798	5,721	5,416	4,681	4,696
Net interest income	174,604	167,987	155,998	116,434	101,864
(Benefit from) provision for loan losses	89	(5,970)	(2,210)	(4,045)	(715)
Noninterest income	50,021	44,563	45,347	34,516	36,829
Noninterest expense	147,024	145,997	130,841	110,379	93,604
Income before income taxes	77,512	72,523	72,714	44,616	45,804
Provision for income taxes	36,958	27,712	28,896	18,508	18,405
Net income	$40,554	$44,811	$43,818	$26,108	$27,399
Earnings per share:
Basic	$1.77	$1.96	$1.93	$1.47	$1.71
Diluted	$1.74	$1.94	$1.91	$1.46	$1.69
Per share:
Dividends paid	$0.66	$0.60	$0.52	$0.44	$0.42
Book value per common share	$22.03	$20.87	$19.85	$18.41	$15.61
Tangible book per common share	$19.01	$17.77	$16.81	$15.31	$14.59
Average common shares outstanding	22,912	22,814	22,750	17,716	16,045
Average diluted common shares outstanding	23,250	23,087	22,998	17,923	16,197
Shares outstanding	22,956	22,868	22,775	22,715	16,077
Loans, net of allowance	$2,984,842	$2,727,090	$2,486,926	$2,245,939	$1,633,762
Total assets	4,761,315	4,517,968	4,220,722	3,916,458	2,744,066
Total deposits	4,009,131	3,895,560	3,631,266	3,380,423	2,410,483
Other borrowings	122,166	17,493	12,328	9,276	6,335
Junior subordinated debt	56,858	56,667	56,470	56,272	41,238
Shareholders’ equity	505,808	477,347	452,116	418,172	250,946
Financial Ratios:
Return on average assets	0.89%	1.02%	1.11%	0.87%	1.04%
Return on average equity	8.10%	9.46%	10.04%	8.67%	11.34%
Net interest margin (1)	4.22%	4.23%	4.32%	4.17%	4.18%
Net loan (recoveries) charge-offs to average loans	0.08%	(0.09)%	(0.07)%	(0.13)%	0.23%
Efficiency ratio (2)	64.8%	67.9%	64.7%	72.9%	67.3%
Average equity to average assets	10.99%	10.84%	11.01%	10.00%	9.21%
Dividend payout ratio	37.3%	30.6%	27.2%	30.1%	24.9%
At December 31:
Equity to assets	10.62%	10.57%	10.71%	10.68%	9.15%

	At or for the year ended December 31,
(in thousands, except per share data and ratios)	2017	2016	2015	2014	2013
TriCo Capital Ratios (3):
Tier 1 Leverage Ratio	10.80%	10.62%	10.79%	10.80%	10.17%
Common Equity Tier 1 to Risk Weighted Assets	11.72%	12.17%	12.27%	N/A	N/A
Tier 1 Capital to Risk Weighted Assets	13.18%	13.74%	13.86%	14.38%	13.51%
Total Capital to Risk Weighted Assets	14.07%	14.77%	15.09%	15.63%	14.77%

(1)	Fully taxable equivalent. Net interest margin is reported on a equivalent yield basis at a 35% rate.
(2)	Represents a noninterest expense divided by the sum of fully taxable equivalent net interest income and noninterest income.
(3)	TriCo adopted the U.S. Basel III capital framework effective January 1, 2015. All ratios subsequent to the effective date reflect its adoption, while ratios for the prior periods reflect the previous capital rules under Basel I.

Selected Consolidated Historical Financial Data of FNBB

Set forth below is certain consolidated financial data of FNBB derived from FNBB’s audited consolidated financial statements as of and for the years ended December 31, 2017, 2016, 2015, 2014 and 2013. You should read the information set forth below, together with FNBB’s consolidated financial statements and related notes included in FNBB’s Audited Consolidated Financial Statements as of and for the Years Ended December 31, 2017 and 2016, which are included in Appendix D to this document.

Dollar amounts in thousands, except per share amounts and ratios	At or for the years ended December 31,
	2017	2016	2015	2014	2013
Selected Balance Sheet Data
Securities available-for-sale, at fair value	$355,857	$360,105	$329,207	$264,881	$263,988
Other equity securities	7,567	7,206	6,748	5,769	5,300
Loans, net	829,766	782,485	722,747	583,715	552,343
Allowance for loan losses	10,171	10,167	9,970	9,700	9,879
Total assets	1,265,238	1,219,394	1,124,349	917,164	891,930
Average assets	1,257,848	1,163,454	1,010,435	901,533	903,825
Total deposits	1,050,295	1,019,506	983,189	792,194	773,615
Total borrowings	78,750	75,350	21,950	14,550	15,000
Total liabilities	1,145,958	1,109,080	1,020,187	820,076	797,681
Total stockholder’s equity	119,280	110,314	104,162	97,088	94,249
Average stockholder’s equity	120,858	109,854	100,621	90,938	93,166
Operating Data
Interest income	50,218	45,513	39,282	36,859	37,389
Interest expense	3,871	3,069	2,597	2,093	2,395
Net interest income	46,347	42,444	36,685	34,766	34,994
Provision for (recovery of) loan losses	(360)	150	(305)	(1,020)	1,385
Net interest income after provision for (recovery of) loan losses	46,707	42,294	36,990	35,786	33,609
Service charges	2,264	2,461	2,501	2,548	2,630
Net gain on sale of investment securities	210	438	339	138	324
Earnings on bank owned life insurance	390	402	364	359	366
Other Income	996	1,294	1,292	3,544	863
Noninterest expense	30,549	30,692	29,925	27,868	29,028

Earnings before provision for income taxes	20,018	16,197	11,561	14,507	8,764
Provision for income taxes	9,307	5,696	3,364	5,098	1,325

Net earnings	10,711	10,501	8,197	9,409	7,439
Dividends and discount accretion on preferred stock	—	—	—	170	567

Net earnings available to common stockholders	$10,711	$10,501	$8,197	$9,239	$6,872

Dollar amounts in thousands, except per share amounts and ratios	At or for the years ended December 31,
	2017	2016	2015	2014	2013
PER SHARE DATA—see note (1)
Net earnings per share:
Basic	$1.46	$1.45	$1.15	$1.32	$1.01
Diluted	$1.41	$1.42	$1.12	$1.28	$0.98
Cash dividends per share	$0.49	$0.40	$0.33	$0.27	$0.07
Weighted average shares outstanding:
Basic	7,361,000	7,233,000	7,113,000	6,999,000	6,834,000
Diluted	7,607,000	7,417,000	7,314,000	7,221,000	6,987,000
Shares outstanding at period end	7,442,279	7,280,122	7,159,500	7,044,000	6,907,500
Book value per common share outstanding	$16.03	$15.15	$14.55	$13.78	$13.64
SELECTED PERFORMANCE DATA
Return on average assets (2)	0.85%	1.02%	0.81%	1.02%	0.76%
Return on average equity (2)	8.86%	10.88%	8.15%	10.16%	7.38%
Net interest margin	3.97%	3.95%	4.06%	4.21%	4.31%
Efficiency ratio	60.85%	65.25%	72.67%	71.77%	72.85%
Average total stockholders’ equity as a percentage of average total assets	9.29%	9.44%	9.96%	10.09%	10.31%
Common dividend payout ratio	33.92%	27.52%	29.85%	19.27%	21.13%
SELECTED ASSET QUALITY RATIOS
Net loan (recoveries) charge-offs/total loans	(0.04)%	(0.01)%	(0.08)%	(0.14)%	0.11%
Allowance for loan losses/Total Loans	1.21%	1.28%	1.36%	1.63%	1.76%
CAPITAL RATIOS (3)
Total Regulatory Capital Ratio	12.61%	12.42%	12.76%	14.60%	14.30%
Tier 1 Capital Ratio	11.57%	11.32%	11.54%	13.34%	13.05%
Leverage Ratio	9.09%	9.02%	8.64%	10.30%	9.81%
Common Equity Tier 1 Capital Ratio	11.57%	11.32%	11.54%	N/A	N/A

(1)	On March 31, 2017, FNBB’s board of directors declared a 3 for 2 stock split with a record date of May 26, 2017. Share and per share date has been adjusted for all stock dividends and stock splits.
(2)	Calculated using net earnings available to common shareholders.
(3)	Ratios are for FNBB and are substantially similar to First National Bank’s regulatory capital ratios.

UNAUDITED CONDENSED PRO FORMA COMBINED

CONSOLIDATED FINANCIAL DATA

The following Unaudited Condensed Pro Forma Combined Consolidated Balance Sheet as of December 31, 2017 combines the historical Consolidated Balance Sheet of TriCo and the historical Consolidated Balance Sheet of FNBB as of such date (i) on an actual historical basis and (ii) assuming the completion of the merger at such date, using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Condensed Pro Forma Combined Financial Statements.

The following Unaudited Condensed Pro Forma Combined Consolidated Statements of Operations for the year ended December 31, 2017 combines the historical Consolidated Statements of Income of TriCo and the historical Consolidated Statements of Earnings of FNBB for such year giving effect to the merger as if the merger had become effective at the beginning of such year, using the acquisition method of accounting and giving effect to the pro forma adjustments described in the accompanying Notes to the Unaudited Condensed Pro Forma Combined Consolidated Financial Statements.

Although pro forma financial information is not a measurement of performance calculated in accordance with GAAP, TriCo and FNBB believe that pro forma financial information is important because it gives effect to the merger and the transactions referenced above. The manner in which TriCo and FNBB calculate pro forma financial information may differ from similarly titled measures reported by other companies.

The unaudited condensed pro forma combined consolidated financial information included in this joint proxy statement/prospectus are presented for informational purposes only. This information includes various estimates and may not necessarily be indicative of the financial condition or results of operations that would have occurred if the merger or the other transactions referenced above had been completed on the dates or at the beginning of the periods indicated or which may be obtained in the future. The unaudited pro forma combined financial information has been derived from and should be read in conjunction with the respective period’s historical consolidated financial statements and the related notes of TriCo and FNBB. The historical consolidated financial statements of TriCo and FNBB are filed with the SEC and, in the case of TriCo, incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information.” and “Documents Incorporated by Reference.” In addition, FNBB’s consolidated financial statements and related notes included in Audited Consolidated Financial Statements as of December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017 are included in Appendix D to this document.

The pro forma information, while we believe to be helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the opportunities to earn additional revenue and does not include certain assumptions as to cost savings and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during the periods presented.

The unaudited condensed pro forma combined consolidated shareholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of TriCo’s or FNBB’s common stock or the actual or future results of operations of TriCo, FNBB or the combined company for any period. Actual results may be materially different than the pro forma information presented.

Selected Unaudited Condensed Pro Forma Combined Consolidated Balance Sheet

(Dollars in thousands)

	As of December 31, 2017		Estimated Purchase Accounting Entries		Pro Forma Combined TriCo
	Historical TriCo	Historical FNBB
Assets:
Noninterest-bearing cash	$105,968	$14,086	$(9,999	)(a),(d)	$110,055
Interest-bearing cash	99,460	4,397	—		103,857

Cash and due from banks	205,428	18,483	(9,999)		213,912

Securities held to maturity	514,844	—			514,844
Securities available for sale	730,883	355,857			1,086,740
Loans held for sale	4,616	—			4,616
Loans, gross	3,015,165	839,937	(29,734	)(b)	3,825,368
Loan loss reserve	(30,323)	(10,171)	10,171	(b)	(30,323)
Premises and equipment, net	57,742	9,322	16,595	(c)	83,659
OREO	3,226	3,300			6,526
Goodwill	64,311	4,580	155,250	(d)	224,141
Mortgage servicing rights	6,687	—			6,687
Core deposit & other intangible	5,174	344	17,900	(e)	23,418
FHLB & other equity securities	16,956	7,567			24,523
Bank owned life insurance	97,783	16,637			114,420
Accrued interest	13,772	5,317			19,089
Investment in subsidiary	—	—			—
Other assets	55,051	14,065	(2,771	)(f)	66,345

Total assets	$4,761,315	$1,265,238	$157,412		$6,183,965

Liabilities:
Deposits
Noninterest-bearing non-CD	$1,368,218	$313,435			$1,681,653
Interest-bearing non-CD	2,335,977	598,776			2,934,753
CDs	304,936	138,084	563	(g)	443,583

Total deposits	4,009,131	1,050,295	563		5,059,989
Other borrowings	122,166	78,750	—	(h)	200,916
Junior sub debt	56,858	—			56,858
Reserve for unfunded commitments	3,164	177			3,341
Accrued expenses & other liabilities	64,188	16,736			80,924

Total liabilities	4,255,507	1,145,958	563		5,402,028
Shareholders’ equity:
Common stock (TriCo)	255,836		276,129	(d)	531,965
Common Stock (FNBB)		85,565	(85,565	)(i)	—
Retained earnings	255,200	34,654	(34,654	)(i)	255,200
Accumulated other comprehensive income	(5,228)	(939)	939	(i)	(5,228)

Total shareholders’ equity	505,808	119,280	156,849		781,937

Total liabilities and shareholders’ equity	$4,761,315	$1,265,238	$157,412		$6,183,965

The accompanying Notes are an integral part of the Unaudited Condensed Pro Forma Combined Consolidated Financial Information.

Unaudited Condensed Pro Forma Combined Consolidated Statements of Operations

(Dollars in thousands except share amounts)

	Year Ended December 31, 2017		Estimated Purchase Accounting Entries		Pro Forma Combined TriCo
	Historical TriCo	Historical FNBB
Statement of Income
Equity in income of subsidiary:
Interest income	$181,402	$50,218	$2,795	(b)	$234,415
Interest expense	(6,798)	(3,871)	(375	)(g)	(11,044)

Net interest income	$174,604	$46,347	$2,420		$223,371
(Provision) benefit for loan losses	(89)	360			271

Noninterest income	49,060	3,650			52,710
Realized gains on AFS securities	961	210			1,171
Noninterest expense:
Salaries and benefits	(82,930)	(19,366)			(102,296)
Other noninterest expense	(64,094)	(11,183)	(3,110	)(c),(e)	(78,387)

Total noninterest expense	$(147,024)	$(30,549)	$(3,110)		$(180,683)

Net income before income taxes	$77,512	$20,018	$(690)		$96,840
Income tax (expense) benefit	(36,958)	(9,307)	290		(45,975)

Net income	$40,554	$10,711	$(400)		$50,865

Weighted average common shares:
	22,912	7,361	(68	)(j)	30,205
	23,250	7,607	(314	)(j)	30,543
Earnings per common share:
	$1.77	$1.46			$1.68
	$1.74	$1.41			$1.67

The accompanying Notes are an integral part of the Unaudited Condensed Pro Forma Combined Consolidated Financial Information.

Notes to Unaudited Condensed Pro Forma Combined Consolidated Financial Statements

Note 1—Basis of Presentation

The Unaudited Condensed Pro Forma Combined Consolidated Balance Sheet and explanatory notes as of December 31, 2017 combine the historical Consolidated Balance Sheet of TriCo and the historical Consolidated Balance Sheet of FNBB as of such date (i) on an actual historical basis and (ii) assuming the completion of the merger at such date, using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Condensed Pro Forma Combined Consolidated Financial Statements.

The Unaudited Condensed Pro Forma Combined Consolidated Statements of Operations and explanatory notes for the year ended December 31, 2017 combine the historical Consolidated Statements of Income of TriCo and the historical Consolidated Statements of Earnings of FNBB for such respective periods giving effect to the merger as if the merger had become effective at the beginning of such year, using the acquisition method of accounting and giving effect to the pro forma adjustments described in the accompanying Notes to the Unaudited Condensed Pro Forma Combined Consolidated Financial Statements.

Under the acquisition method of accounting, the assets and liabilities of FNBB will be recorded at the respective fair values on the merger date, including adjustments for credit quality, and no allowance for credit losses is carried over to TriCo’s balance sheet. The fair value on the merger date represents management’s best estimates based on available information and facts and circumstances in existence on the merger date. Although the purchase price is indicative of the actual purchase price, the pro forma adjustments reflected in the unaudited pro forma condensed combined financial information is subject to change and may vary from the actual purchase price allocation that will be recorded when the accounting for the merger is completed. Adjustments may include, but not be limited to, changes in (i) FNBB’s balance sheet through the effective time of the merger; (ii) total merger related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iii) the underlying values of assets and liabilities if market conditions differ from current assumptions. The accounting policies of both TriCo and FNBB are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be determined. In addition, certain anticipated nonrecurring costs associated with the merger such as professional fees, legal fees and conversion-related expenditures are not reflected in the pro forma statements of operations.

While the recording of the acquired loans at their fair value will impact the prospective determination of the provision for credit losses and the allowance for credit losses, for purposes of the Unaudited Condensed Pro Forma Combined Consolidated Statements of Operations for the year ended December 31, 2017, TriCo assumed no adjustments to the historical amounts of FNBB’s provisions for credit losses. If such adjustments were estimated, there could be an increase or a reduction to the historical amounts of FNBB’s provisions for credit losses presented. In addition, the fair value of the loan portfolio is not necessarily reflective of the allowance for loan losses calculated under the probable incurred loss model, as the fair value also takes into account an interest and liquidity component.

Note 2—Accounting Policies and Financial Statement Classifications

TriCo is reviewing the accounting policies of FNBB in detail. Upon completion of such review, conforming adjustments or financial statement reclassifications may be determined.

Note 3—Merger and Acquisition Integration Costs

In connection with the merger, the plan to integrate TriCo’s and FNBB’s operations is still being developed. The specific details of this plan will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment, and service contracts to determine where they may take advantage of redundancies. Certain decisions arising from these assessments may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts with certain service providers, and selling or otherwise disposing of certain property, furniture and equipment. TriCo also expects to incur merger-related costs including professional fees, legal fees, system conversion costs and costs related to communications with customers and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature of the cost and in the period incurred.

Note 4—Estimated Annual Cost Savings

TriCo expects to realize cost savings following the merger. These cost savings are not reflected in the pro forma financial information and there can be no assurance they will be achieved in the amount or manner currently contemplated.

Note 5—Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial information. All adjustments are based on current assumptions and valuations, which are subject to change. The pro forma data in this column presents the unaudited financial data for TriCo on a pro forma combined basis reflecting the consummation of the merger with FNBB, as if the merger had taken place as of the date indicated, or at the beginning of the period indicated, after giving effect to the pro forma adjustments described in the other footnotes to this table.

(a)	Cash paid to cash out FNBB option holders. This is calculated based on the exchange ratio of 0.98 shares of TriCo common stock terms and as if the merger occurred on December 31, 2017, and is based on FNBB options outstanding as of December 31, 2017. Tax benefit (shown in Other Assets) is reduced by 50% for estimated Code section 162(m) limitations.

(b)	FNBB loan fair value purchase discount estimated to be 3.54% (1.21% credit related ($10,171,000), and 2.33% interest rate related ($19,563,000)). Interest rate component of loan purchase discount expected to accrete into interest income over seven years using effective interest method. FNBB’s allowance for loan losses is eliminated according to purchase accounting rules.

(c)	FNBB fixed assets (buildings) fair value purchase adjustment. Increased book basis to be depreciated on straight line basis over 30 years. The fair value purchase adjustment is based on TriCo’s internal appraisal estimates.

(d)	Purchase goodwill is the sum of TriCo common stock issued to FNBB shareholders (7,442,276 x 0.9800 x $37.86 = $276,129,000), less all the other purchase accounting adjustments shown in the Pro Forma Consolidated Balance Sheet. ($37.86 is the price per share of TriCo common stock on December 31, 2017.) The change in Goodwill can be summarized as follows (dollars in thousands, except per share data):

TriCo shares issued to FNBB shareholders	7,293,433
TriCo issue price per share	$37.86
Value of TriCo shares paid to FNBB shareholders	276,129
Value of in-the-money FNBB options	9,999

Total pro forma merger consideration paid	$286,128

Carrying value of FNBB net assets at December 31, 2017	$119,280
Fair value adjustments to net assets at December 31, 2017:
Loans	$(29,734)
Allowance for loan losses	10,171
Premises and equipment	16,595
Core deposit intangible	17,900
Deferred tax effect of fair value adjustments and tax benefits of option exercise	(2,771)
Other borrowings	—
Deposits	(563)

Total fair value adjustments	$11,598

Fair value of net assets acquired on December 31, 2017	$130,878
Excess of fair value of net assets acquired over consideration paid	$155,250

(e)	Core deposit intangible adjustment represents estimated fair value of acquired identifiable intangible core deposit asset, calculated as approximately 2.00% of FNBB’s core deposits, less FNBB’s existing core deposit intangible, resulting in a net adjustment. The acquired core deposit intangible is expected to be amortized over seven years using a straight line method. This core deposit intangible estimate is based on data from recent acquisitions and is calculated as follows:

FNBB core deposits	$912,211
Core deposit intangible as percent of core deposits (estimate)	2.00%

FNBB core deposit intangible	$18,244
Less: Existing FNBB core deposit intangible	(344)

FNBB core deposit intangible FV adjustment	$17,900

(f)	Purchase adjustment to other assets/deferred taxes is comprised of adjustment to deferred taxes related to fair value purchase adjustments, and tax benefit from option exercise as follows:

Fair value adjustments to net assets:
Loans	$8,790
Allowance for loan losses	$(3,007)
Premises and equipment	$(4,906)
Core deposit intangible	$(5,292)
Other borrowings	$—
Deposits	$166
Tax benefit of option exercise	1,478

Deferred tax effect of fair value adjustments and tax benefit of option exercise	$(2,771)

(g)	Purchase adjustment to (time) deposits is based on FNBB’s December 31, 2017 fair value disclosure. This fair value adjustment is amortized over an estimated life of FNBB’s time deposits of 18 months using the straight-line method.

(h)	There was no differences identified between the carrying value and fair value of other borrowings in the footnotes of FNBB’s December 31, 2017 financial statements.

(i)	Purchase adjustment to equity represents addition of fair value of TriCo common stock issued to FNBB shareholders (see note (d)) less the effect of elimination of FNBB’s equity accounts.

(j)	Adjustment reflects the elimination of FNBB’s weighted average shares outstanding offset by the issuance of shares of TriCo common stock.

UNAUDITED COMPARATIVE PER SHARE DATA

The following table sets forth certain historical, pro forma and pro forma equivalent per share financial information for the TriCo common stock and the FNBB common stock. The pro forma and pro forma equivalent per share information for the year ended December 31, 2017 gives effect to the merger as if the transaction had been effective on the last date of the year, in the case of book value data, and as if the transaction had been effective on the first day of the year, in the case of the income and dividend data. The pro forma information in the below table assumes that the merger is accounted for under the acquisition method of accounting. The information in the following table is based on, and should be read together with, the historical consolidated financial information that TriCo and FNBB have presented in their prior filings with the SEC and which are incorporated into this joint proxy statement/prospectus or attached hereto, as the case may be. See “Where You Can Find More Information” on page 1, “Documents Incorporated by Reference” on page 144 and Appendix D to this document.

At or For the Year Ended December 31, 2017
Net Income Per Common Share (1):
Historical TriCo
Basic	$1.77
Diluted	1.74
Historical FNBB (2)
Basic	1.46
Diluted	1.41
Trico Pro Forma Combined (1)
Basic	1.68
Diluted	1.67
Dividends Declared Per Common Share:
Historical TriCo	$0.66
Historical FNBB	0.60
FNBB Pro Forma Equivalent Per Share (3)	0.65
Book Value Per Common Share (at period end):
Historical TriCo	$22.03
Historical FNBB	16.03
TriCo Pro Forma Combined	25.85
FNBB Pro Form Equivalent Per Share (3)	25.33

(1)	Pro forma shares are calculated by adding together the historical shares reported by TriCo and historical shares reported by FNBB, adjusted for the estimated purchase accounting adjustments to be recorded in connection with the FNBB acquisition to equate to an estimated 7,293,433 of TriCo shares to be issued in connection with the FNBB acquisition based on the terms of the merger agreement.
(2)	Adjusted for stock splits and stock dividends.
(3)	The equivalent pro forma per share data combined for FNBB is computed by multiplying the pro forma combined amounts by the exchange ratio of 0.98.

RISK FACTORS

In addition to the other information included and incorporated by reference into or attached to this joint proxy statement/prospectus, including the matters addressed in the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 36, you should be aware of and carefully consider the following risks and uncertainties that are applicable to the merger agreement, the merger, TriCo and FNBB before deciding whether to vote for the approval of the TriCo merger proposal or the FNBB merger proposal and the approval of the adjournment of the TriCo or FNBB special meeting, if necessary, to solicit additional proxies in favor of the merger proposals to approve the merger proposals. You should also consider the risks relating to the businesses of TriCo and ownership of TriCo common stock contained in Part I, Item 1A of TriCo’s Annual Report on Form 10-K for the year ended December 31, 2017 that has been filed with the SEC, as well as any subsequent documents filed by TriCo with the SEC, which are incorporated into this joint proxy statement/prospectus by reference. See “Where You Can Find More Information” on page 1 and “Documents Incorporated by Reference” on page 144.

Risks Relating to the Merger

Because the market price of TriCo common stock fluctuates, FNBB shareholders will not know of the value of the merger consideration they will receive in the merger at the time they vote.

Upon the effective time of the merger, each share of FNBB common stock will be cancelled and converted into the right to receive the merger consideration, consisting of shares of TriCo common stock pursuant to the terms of the merger agreement. The merger consideration to be received by FNBB shareholders will be based on an exchange ratio, which is fixed at 0.98 shares of TriCo common stock for each share of FNBB common stock but subject to potential adjustment, as described in the following paragraph. Because the price of TriCo common stock could fluctuate during the period of time between the FNBB special meeting and the time the FNBB shareholders actually receive their shares of TriCo common stock as merger consideration, the FNBB shareholders will be subject to the risk of a decline in the price of TriCo common stock during this period. FNBB does not have the right to terminate the merger agreement or to resolicit the vote of its shareholders solely because of changes in the market prices of TriCo’s common stock (although the parties will have certain rights to terminate the merger agreement or adjust the exchange ratio for changes in the market prices of TriCo’s common stock as described elsewhere in this joint proxy statement/prospectus). Stock price changes may result from a variety of factors, including general market and economic conditions, changes in the values and perceptions of financial services stocks generally and TriCo in particular, changes in TriCo’s business, operations and prospects and regulatory considerations. Many of these factors are beyond TriCo’s control. For example, from December 8, 2017, the last trading day prior to the date that TriCo and FNBB announced their entry into the merger agreement, and April 16, 2018, the actual closing price of TriCo common stock reported on Nasdaq ranged from $36.19 to $41.28 implying a value per share of FNBB common stock of $35.47 to $40.45, based on the exchange ratio of 0.98 shares of TriCo common stock. Accordingly, at the time of the FNBB special meeting, the FNBB shareholders will not know or be able to calculate the exact value of the shares of TriCo common stock they will receive upon completion of the merger.

Further, while the exchange ratio is generally fixed at 0.98 shares of TriCo common stock, the merger agreement includes a trading collar that could result in the termination of the merger agreement or a change in the exchange ratio. TriCo can elect to terminate the merger agreement if both (i) the TriCo average closing price is greater than $49.78, which equals 120% of the average share price of TriCo common stock for the 20 trading-day period up to and including December 8, 2017, which was $41.48, which we refer to as the “initial TriCo trading price”, and (ii) TriCo common stock outperforms the KBW Nasdaq Regional Banking Index by more than 20%, unless FNBB agrees that the exchange ratio will be reduced in accordance with the merger agreement and fewer shares of TriCo common stock will be issued to the FNBB shareholders on a per share basis. Conversely, FNBB can terminate the merger agreement if both (i) the TriCo average closing price is less than $33.18, which is equivalent to 80% of the initial TriCo trading price, and (ii) TriCo common stock underperforms the KBW Nasdaq Regional Banking Index by more than 20%, unless TriCo agrees that the exchange ratio will be increased in accordance with the merger agreement and more shares of TriCo common stock will be issued to the FNBB shareholders on a per share basis.

Directors and officers of FNBB have interests in the merger that are in addition to or different than the interests of FNBB shareholders.

FNBB directors and officers have interests in the merger as individuals that are in addition to, or different from, their interests as shareholders of FNBB, which are:

•	FNBB’s directors and officers will receive, upon consummation of the merger, cash in exchange for the termination of their FNBB options and the vesting of the FNBB options will accelerate;

•	the agreement of TriCo to honor indemnification obligations of FNBB for a period of six years, as well as to purchase liability insurance for FNBB’s directors and officers for six years following the merger, subject to the terms of the merger agreement;

•	cash payments to certain officers of FNBB in the aggregate amount of approximately $2.25 million, on a pre-tax basis, pursuant to the terms of their respective employment-related agreements with FNBB;

•	the appointment of two directors of FNBB, who are not yet identified, to serve on the boards of directors of TriCo and Tri Counties Bank effective upon completion of the merger; and

•	James Black, President and a director of FNBB and First National Bank, Anthony Clifford, Executive Vice President and Chief Operating Officer and a director of FNBB and First National Bank and Randy Brugioni, Senior Vice President and Chief Lending Officer of First National Bank, have entered into employment agreements with TriCo and Tri Counties Bank, each of which will be effective as of the closing of the merger, and which provide compensation for continued employment with TriCo and Tri Counties Bank following the merger.

These arrangements may create potential conflicts of interest. These interests of FNBB’s directors and officers may cause some of these persons to view the proposed transaction differently than how other FNBB shareholders view it. The FNBB and TriCo boards of directors were aware of these interests and considered them, among other things, in their approval of the merger agreement and the transactions contemplated by the merger agreement. FNBB shareholders should consider these interests in conjunction with the recommendation of the FNBB board of directors with respect to approval of the merger. See “The Merger—Interests of Certain FNBB Officers and Directors in the Merger” beginning on page 86.

The termination fee and the restrictions on solicitation contained in the merger agreement may discourage other companies from trying to acquire FNBB.

Until the completion of the merger, with some limited exceptions, FNBB is prohibited from soliciting, initiating, encouraging or participating in any discussion of or otherwise considering any inquiries or proposals that may lead to an acquisition proposal, such as a merger or other business combination transaction, with any person other than TriCo. In addition, FNBB has agreed to pay a termination fee to TriCo in specified circumstances. See “The Merger—Termination Fee” beginning on page 84. These provisions could discourage other companies from trying to acquire FNBB even though those other companies might be willing to offer greater value to FNBB shareholders than TriCo has offered in the merger. The payment of the termination fee could also have a material adverse effect on FNBB’s financial condition.

TriCo may fail to realize the anticipated benefits of the merger.

The success of the merger will depend on, among other things, TriCo’s ability to realize the anticipated revenue enhancements and efficiencies and to combine the businesses of TriCo and FNBB and compete effectively in a new market in a manner that does not materially disrupt the existing customer relationships of FNBB or result in decreased revenues resulting from any loss of customers and that permits growth opportunities to occur. If TriCo is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.

TriCo and FNBB have operated and, until the completion of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect TriCo’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger. Integration efforts between the two companies could also divert management attention and resources. These integration matters could have an adverse effect on each of TriCo and FNBB during the transition period and on the combined company following completion of the merger.

The market price of TriCo common stock after the merger may be affected by factors different from those currently affecting the shares of FNBB or TriCo.

Upon completion of the merger, holders of FNBB common stock will become holders of TriCo common stock. TriCo’s business differs from that of FNBB, and, accordingly, the financial condition and results of operations of the combined company and the market price of TriCo common stock after the completion of the merger may be affected by factors different from those currently affecting the financial condition and results of operations of FNBB or TriCo on a standalone basis.

The fairness opinion received by TriCo’s board of directors from its financial advisor, Stephens Inc., and the fairness opinion received by FNBB’s board of directors from FNBB’s financial advisor, Courtney, will not be updated to reflect any changes since the date of such opinions.

Changes in the operations and prospects of TriCo or FNBB, general market and economic conditions and other factors that may be beyond the control of TriCo and FNBB may alter the value of TriCo or FNBB or the market price for shares of TriCo common stock or FNBB common stock by the time the merger is completed. Neither the fairness opinion delivered by Stephens Inc. to TriCo’s board of directors nor the fairness opinion delivered by Courtney to FNBB’s board of directors speaks as of any date other than the date of such opinions, which was December 11, 2017. The merger agreement does not require that either Stephens Inc.’s or Courtney’s fairness opinion be updated as a condition to the completion of the merger, and neither TriCo nor FNBB intends to request that the respective fairness opinions be updated. Stephens Inc.’s fairness opinion is attached as Appendix C to this joint proxy statement/prospectus and Courtney’s fairness opinion is attached as Appendix B to this joint proxy statement/prospectus. For a description of Stephens Inc.’s opinion, see “The Merger—Opinion of TriCo’s Financial Advisor” beginning on page 56. For a description of Courtney’s opinion, see “The Merger—Opinion of FNBB’s Financial Advisor” beginning on page 62. For a description of the other factors considered by TriCo’s board of directors in determining to approve the merger, see “The Merger—TriCo’s Reasons for the Merger and Recommendation of TriCo’s Board of Directors” beginning on page 53. For a description of the other factors considered by FNBB’s board of directors in determining to approve the merger, see “The Merger—FNBB’s Reasons for the Merger and Recommendation of FNBB’s Board of Directors” beginning on page 54.

The merger is subject to the receipt of approvals or waivers from regulatory authorities that may impose conditions that could have an adverse effect on TriCo.

Before the merger can be completed, various approvals or waivers must be obtained, including those from bank regulatory authorities. Regulatory approval or waivers are not guaranteed and even if granted, the bank regulatory or other authorities may impose conditions on the completion of the merger or require changes to the terms of the merger. Although TriCo and FNBB do not currently expect that any such conditions or changes will be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the merger, imposing additional costs on, or limiting the revenues of TriCo following the merger or causing the merger transaction between TriCo and FNBB to terminate. See “The Merger—Bank Regulatory Approvals” beginning on page 76 and “The Merger—Conditions to the Merger” beginning on page 74.

The merger cannot be completed unless the TriCo shareholders approve the TriCo merger proposal and the FNBB shareholders approve the FNBB merger proposal.

In order for the merger to be completed, the TriCo shareholders must approve the TriCo merger proposal and the FNBB shareholders must approve the FNBB merger proposal. The approval of TriCo’s shareholders is required under applicable provisions of the CGCL and Nasdaq rules in order for TriCo to be authorized to issue the shares of TriCo common stock to FNBB shareholders as the merger consideration. Approval of the TriCo merger proposal requires approval of shareholders representing at least a majority of the total outstanding shares of TriCo common stock. The approval of the FNBB merger proposal by the FNBB shareholders also requires the affirmative vote of the holders of a majority of the outstanding shares of FNBB common stock. If either or both of these required votes is not obtained from the shareholders of each of the respective companies, the merger may not be consummated.

The merger is subject to certain closing conditions that, if not satisfied or waived, will result in the merger not being completed, which may cause the prices of TriCo common stock and FNBB common stock to decline.

Consummation of the merger is subject to customary conditions to closing in addition to the receipt of the required regulatory approvals and approval of the TriCo and FNBB shareholders of the merger agreement. If any condition to the merger is not satisfied or waived, to the extent permitted by law, the merger will not be completed. In addition, TriCo and FNBB may terminate the merger agreement under certain circumstances even if the merger agreement is approved by TriCo and/or FNBB shareholders, including if the merger has not been completed on or before September 30, 2018. If the merger is not completed, the respective trading prices of TriCo common stock and FNBB common stock on the Nasdaq Global Select Market may decline to the extent that the current prices reflect a market assumption that the merger will be completed. In addition, neither company would realize any of the expected benefits of having completed the merger if the merger does not close. Finally, TriCo and FNBB will each incur significant costs and diversion of management attention whether or not the merger is successfully consummated, any of which may have an adverse effect on the financial condition and results of operations of TriCo and FNBB, as applicable. For more information on closing conditions to the merger agreement, see “The Merger—Conditions to the Merger” beginning on page 74.

The unaudited condensed pro forma combined financial data included in this joint proxy statement/prospectus are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the merger.

The unaudited condensed pro forma combined financial data contained in this joint proxy statement/prospectus are presented for illustrative purposes only, are based on various adjustments, assumptions and preliminary estimates and may not be an indication of the combined company’s financial condition or results of operations following the merger for several reasons. The actual financial condition and results of operations of the combined company following the merger may not be consistent with, or evident from, these unaudited pro forma condensed combined financial data. In addition, the assumptions used in preparing the unaudited pro forma condensed combined financial data may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the merger. Any potential decline in the combined company’s financial condition or results of operations may cause significant variations in the stock price of the combined company.

The shares of TriCo common stock to be received by FNBB shareholders as a result of the merger will have different rights than shares of FNBB common stock.

Upon completion of the merger, FNBB shareholders will become TriCo shareholders and their rights as shareholders will be governed by the TriCo articles and bylaws. The rights associated with FNBB common stock are different from the rights associated with TriCo common stock. See “Comparison of the Rights of Shareholders” beginning on page 137.

If FNBB shareholders approve the merger proposal and the merger successfully closes, FNBB shareholders will no longer have the right to benefit from any hypothetical future increase in the value of FNBB which may have resulted if FNBB continued as an independent company.

If the merger closes as contemplated, FNBB will cease to operate as an independent company. Consequently, FNBB shareholders will relinquish the right to benefit from any increase in value that may have hypothetically accrued to FNBB had it continued as an independent company and not completed the merger with TriCo. FNBB, as an independent company, may have increased in value at a more rapid pace (or decreased in value at a less rapid pace) compared to the actual value of the combined company. Following consummation of the merger, any change in the value of the shares currently held by FNBB shareholders will be based on the success or failure of the combined company and not the separate results of FNBB.

Risks Related to TriCo’s Business

TriCo is, and will continue to be, subject to the risks described in TriCo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as may be amended and as updated by subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, all of which are or will be filed with the SEC and are incorporated by reference into this joint proxy statement/prospectus. See “Documents Incorporated by Reference” and “Where You Can Find More Information” included elsewhere in this joint proxy statement/prospectus.

Risks Related to FNBB’s Business

FNBB’s allowance for loan losses may not be adequate to cover actual losses.

Like other financial institutions, FNBB maintains an allowance for loan losses to provide for loan defaults and non-performance. FNBB’s allowance for loan losses may not be adequate to cover actual loan losses, and any future provisions for loan losses would reduce FNBB’s earnings could materially and adversely affect FNBB’s business, financial condition, results of operations and cash flows. The allowance for loan losses reflects FNBB’s estimate of the probable losses in its loan portfolio at the relevant balance sheet date. The allowance for loan losses is based on prior experience, as well as an evaluation of the known risks in the current portfolio, composition and growth of the loan portfolio and economic factors. Determining an appropriate level of loan loss allowance is an inherently difficult process and is based on numerous assumptions. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond FNBB’s control and these losses may exceed current estimates. Federal and state regulatory agencies, as an integral part of their examination process, review FNBB’s loans and allowance for loan losses. Therefore, we cannot assure you that FNBB will not increase its allowance for loan losses further or that the allowance will be adequate to absorb loan losses FNBB actually incurs. Either of these occurrences could have a material adverse effect on FNBB’s business, financial condition and results of operations and those of the combined company following the merger.

Substantially all of the loans in FNBB’s portfolio are secured by real estate and a downturn in its real estate markets could hurt FNBB’s business.

A large portion of FNBB’s loan portfolio is dependent on the performance of its real estate portfolio. At December 31, 2017, real estate (including construction loans) served as the principal source of collateral with respect to approximately 92% of FNBB’s loan portfolio. Within FNBB’s real estate secured loan portfolio, commercial real estate loans represented 59%, 1 to 4 single family residential loans represented 22%, multi-family residential loans represented 14% and construction loans represented 5% of the total as of December 31, 2017.

A substantial decline in the economy in general or a decline in real estate values in FNBB’s primary operating market areas could have an adverse effect on the demand for new loans, the ability of borrowers to repay outstanding loans, and the value of real estate and other collateral securing loans. Real estate values could decline due to reduced construction lending, tighter underwriting requirements, or reduced borrower ability to make payments. Real estate loans may pose collection problems, resulting in increased collection expenses, and delays in the ultimate collection of these loans. In addition, acts of nature, including fires, earthquakes and floods, which may cause uninsured damage and other loss of value to real estate that secures these loans, may also negatively impact FNBB’s financial condition and those of the combined company following the merger.

FNBB makes commercial business loans, which could have a higher degree of loss than other types of loans.

As of December 31, 2017, approximately 7% of FNBB’s loan portfolio consisted of commercial business loans, which could have a higher degree of risk than other types of loans. Commercial lending is dependent on borrowers making payments on their loans and lines of credit in accordance with the terms of their notes. Worsening economic conditions could make it difficult for many commercial borrowers to make their required loan payments. This credit risk is increased when there is a concentration of principal in a limited number of loans and borrowers, the mobility of collateral, and the increased difficulty of evaluating and monitoring these types of loans. The availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself and the general economic environment. If the cash flow from business operations is reduced, the borrower’s ability to repay the loan may be impaired.

In addition, unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment and other income and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business. If FNBB is required to repossess equipment or pursue collection efforts under personal guarantees, there could be a substantial decrease in value of collateral, if any, increased legal costs, and an increased risk of loss on the amount outstanding.

FNBB is exposed to the risk of environmental liablities with respect to properties to which it owns or takes title.

In the ordinary course of its business, FNBB may foreclose and take title to real estate and could become subject to environmental related liabilities with respect to these properties. FNBB may be held liable to a government entity or third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination or may be required to investigate or clean-up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigations or remediation activities could be substantial. In addition, as the owner or former owner of a contaminated site, FNBB could become subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. If FNBB becomes subject to significant environmental liabilities, its business prospects, financial condition, liquidity, results of operations and stock price, and those of the combined company following the merger, could be materially and adversely affected. One property that was acquired through foreclosure and subsequently sold is subject to contractual performance obligations related to toxic soil and water quality remediation. See “Nonperforming Assets” in FNBB’s Management’s Discussion and Analysis of Financial Condition and Results of Operations at page 121 and “FNBB is a Party to Contracts with Performance Obligations that Could be Substantial,” immediately below.

FNBB is a Party to Contracts with Performance Obligations that Could be Substantial.

FNBB utilizes purchase and sale contracts when entering into the purchase or sale of certain assets. Such a contract may contain performance obligations that are imbedded in the terms and conditions of the contract. These performance obligations may require FNBB to perform a service or services where the ultimate cost and the length of time required to perform the service or services cannot be predicted with certainty. When these circumstances exist, FNBB is required to review all the facts and circumstances related to its performance obligations and use sound business judgement in the quantification of the cost of these performance obligations. On July 12, 2011, FNBB foreclosed on a commercial real estate property that was known to have soil and ground water contamination. Since acquiring title to the property, the property has been held as other real estate owned and FNBB has conducted remediation efforts, with the guidance of an environmental consultant and others, while seeking a final remediation plan acceptable to the San Francisco Bay Regional Water Quality Control Board, which we refer to as the Water Board. FNBB sold the property to an unrelated third party effective February 22, 2018. The sale transaction was completed using a purchase and sale contract that included continuing performance obligations. Under the terms of the contract, the buyer of the property obtained title to the property, including the legal right to lease revenue being generated by the property, and FNBB agreed to perform certain remediation activities and to continue work with the Water Board toward the objective of obtaining a mutually acceptable final remediation plan for the property. FNBB remains responsible for additional remediation costs should further remediation becomes necessary and could be liable to governmental entities or third parties for future investigation and clean-up costs or other expenses, which could be substantial. FNBB has established a contingent liability reserve based on future expected cost estimates provided to FNBB by its soil engineering and consulting company consultant. If the actual liabilities, costs and expenses related to these obligations are determined to be substantially in excess of the reserve established by FNBB, these excess costs could potentially have a material adverse effect on the business prospects, financial condition, liquidity, results of operations and stock price of FNBB and the combined company following the merger. For addition information, please see notes 7 and 23 to FNBB’s 2017 Consolidated Financial Statements included in Appendix D to this joint proxy statement/prospectus.

If FNBB fails to maintain an effective system of internal and disclosure controls, FNBB may not be able to accurately report its financial results or prevent fraud. As a result, current and potential shareholders could lose confidence in the financial reporting, which would harm FNBB’s business.

Management regularly reviews and updates FNBB’s internal control over financial reporting, disclosure controls and procedures, and corporate governance policies and procedures. FNBB maintains controls and procedures to mitigate risks such as processing system failures or errors and customer or employee fraud, and FNBB maintains insurance coverage for certain of these risks. Any system of controls and procedures, however well designed and operated, is based in part on certain assumptions and provides only reasonable, not absolute, certainty that the objectives of the system will be met. Events could occur which are not prevented or detected by FNBB’s internal controls, are not insured against, or are in excess of its insurance limits. Any failure or circumvention of FNBB’s controls and procedures, or failure to comply with regulations related to controls and procedures, could have an adverse effect on the business of FNBB and the combined company.

FNBB faces risks of systems failure and security risks, including “hacking” and “identity theft.”

FNBB is subject to certain operations risks, including, but not limited to, data processing system or cybersecurity failures and customer or employee fraud. FNBB maintains a system of internal controls to mitigate against such occurrences and maintains insurance coverage for such risks, but should such an event occur that is not prevented or detected by FNBB’s internal controls, uninsured or in excess of applicable insurance limits, it could have a significant adverse impact on FNBB’s business, financial condition or results of operations. Additionally, FNBB is dependent on network and computer systems. If these systems or their back-up systems were to fail or were breached, FNBB could be adversely affected. FNBB cannot be certain that the continued implementation of safeguards will eliminate the risk of vulnerability to technological difficulties or failures or ensure the absence of a breach of information or security, including as a result of a cybersecurity breach. If information security is compromised or other technology difficulties or failures occur at FNBB or with one of its vendors, information may be lost or misappropriated, services and operations may be interrupted and FNBB and the combined company could be exposed to claims from customers.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus contains or incorporates by reference a number of forward-looking statements regarding the financial condition, results of operations, earnings outlook and business prospects of TriCo, Tri Counties Bank, FNBB and First National Bank and the potential combined company and may include statements for the periods following the completion of the merger. Shareholders of either TriCo or FNBB can find many of these statements by looking for words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions. Statements about the expected timing, completion and effects of the merger and all other statements in this joint proxy statement/prospectus or in the documents incorporated by reference in this joint proxy statement/prospectus other than historical facts constitute forward-looking statements. Forward-looking statements involve certain risks and uncertainties that are subject to change based on factors which are, in many instances, beyond TriCo’s or FNBB’s control. The ability of either TriCo or FNBB to predict results or actual effects of its plans and strategies, or those of the combined company, is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements. Some of the factors that may cause actual results or earnings to differ materially from those contemplated by the forward-looking statements include, but are not limited to, those discussed under “Risk Factors” and those discussed in the filings of TriCo that are incorporated into this joint proxy statement/prospectus by reference, as well as the following:

•	estimated revenue enhancements, costs savings and financial benefits from the merger may not be fully realized within the expected time frames or at all;

•	deposit attrition, customer loss, employee loss or revenue loss following the merger may occur or be greater than expected;

•	required regulatory, shareholder or other approvals may not be obtained or other closing conditions may not be satisfied in a timely manner or at all;

•	reputational risks and the reaction of the companies’ customers to the merger;

•	diversion of management time on merger-related issues and fees and expenses that TriCo and FNBB will incur whether or not the merger successfully closes;

•	competitive pressure among depository and other financial institutions may increase significantly;

•	costs or difficulties related to the integration of the businesses of TriCo and FNBB may be greater than expected;

•	changes in the interest rate environment may affect interest margins and the valuation of various assets and liabilities;

•	the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve;

•	general economic or business conditions, either nationally or in the states or regions in which TriCo and FNBB do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

•	legislation or changes in regulatory requirements may adversely affect the businesses in which TriCo and FNBB are engaged;

•	adverse changes may occur in the securities markets; and

•	competitors of TriCo may have greater financial resources and develop products and technology that enable those competitors to compete more successfully than TriCo.

Because these forward-looking statements are subject to assumptions and uncertainties, TriCo’s and FNBB’s actual results may differ materially from those expressed or implied by these forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of the management of each of TriCo and FNBB based on information known to them as of the date of this joint proxy statement/prospectus. FNBB and TriCo shareholders are cautioned not to place undue reliance on these statements, which speak only as of the date of this joint proxy statement/prospectus or the date of any document incorporated by reference or related to in this joint proxy statement/prospectus.

All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this joint proxy statement/prospectus and attributable to TriCo or FNBB or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. TriCo and FNBB undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

GENERAL INFORMATION

This document constitutes a proxy statement for, and is being furnished to all record holders of, TriCo in connection with the solicitation of proxies by the board of directors of TriCo to be used at a special meeting of shareholders of TriCo to be held on May 29, 2018 and any adjournment or postponement of the TriCo special meeting. The purposes of the TriCo special meeting are to consider and vote upon a proposal to approve the merger agreement and the transactions contemplated therein, including the merger and the issuance of shares of TriCo common stock in connection with the merger, and a proposal to adjourn the TriCo special meeting to the extent necessary to solicit additional votes on the TriCo merger proposal in connection with the merger.

This document also constitutes a proxy statement for, and is being furnished to all record holders of, FNBB in connection with the solicitation of proxies by the board of directors of FNBB to be used at a special meeting of shareholders of FNBB to be held on May 29, 2018 and any adjournment or postponement of the FNBB special meeting. The purposes of the FNBB special meeting are to consider and vote upon a proposal to approve the FNBB merger proposal, to approve, on an advisory (non-binding) basis, the compensation that may be payable to FNBB’s named executive officers in connection with the merger, and a proposal to adjourn the FNBB special meeting to the extent necessary to solicit additional votes on the merger agreement.

This document also constitutes a prospectus of TriCo relating to the TriCo common stock to be issued upon completion of the merger to holders of FNBB common stock as the merger consideration. See “The Merger—The Merger Consideration” beginning on page 71. Based on 7,493,224 shares of FNBB common stock outstanding on April 9, 2018 and the exchange ratio of 0.98, approximately 7,343,359 shares of TriCo common stock will be issuable to shareholders of FNBB upon completion of the merger, which does not include shares of TriCo common stock issuable to holders of FNBB options that may be exercised prior to the merger and which assumes no adjustment of the exchange ratio.

TriCo has supplied all of the information contained or incorporated by reference herein relating to TriCo and Tri Counties Bank, and FNBB has supplied all of the information contained herein relating to FNBB and First National Bank.

THE TRICO SPECIAL MEETING

Time, Date and Place

A special meeting of shareholders of TriCo will be held at 1:00 p.m., Pacific Time, on Tuesday, May 29, 2018 at 63 Constitution Drive, Chico, California 95973.

Matters to be Considered

The purposes of the TriCo special meeting are to:

•	consider and vote upon a proposal to approve the merger agreement and the transactions contemplated in the merger agreement, including the merger and the issuance of shares of TriCo common stock to the shareholders of FNBB in connection with the merger; and

•	consider and vote upon a proposal to adjourn the TriCo special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the TriCo special meeting to approve the TriCo merger proposal.

No other business may be conducted at the TriCo special meeting. A copy of the merger agreement is included in this joint proxy statement/prospectus as Appendix A and TriCo shareholders are encouraged to read it carefully in its entirety.

Recommendation of TriCo’s Board of Directors

The TriCo board of directors (i) has unanimously determined that each of the merger agreement and the transactions contemplated by the merger agreement, including the merger and the issuance of shares of TriCo common stock, are fair and reasonable, advisable and in the best interests of TriCo and its shareholders; (ii) has unanimously approved the merger agreement, the merger and the transactions contemplated thereby and (iii) unanimously recommends that TriCo shareholders vote “FOR” the TriCo merger proposal. See “The Merger—TriCo’s Reasons for the Merger and Recommendation of TriCo’s Board of Directors” beginning on page 53.

The TriCo board of directors also unanimously recommends that TriCo shareholders vote “FOR” the proposal to adjourn the TriCo special meeting, if necessary, to permit further solicitation of proxies on the TriCo merger proposal.

Shares Outstanding and Entitled to Vote; Record Date

The close of business on April 9, 2018 has been fixed by TriCo as the record date for the determination of TriCo shareholders entitled to notice of and to vote at the TriCo special meeting and any adjournment or postponement of the TriCo special meeting. At the close of business on the record date, there were 22,958,323 shares of TriCo common stock outstanding and entitled to vote, held by approximately 1,600 holders of record. Each share of TriCo common stock entitles the holder to one vote at the TriCo special meeting on all matters properly presented at the special meeting.

As of the record date, the executive officers and directors of TriCo held approximately 1,634,298 shares of TriCo common stock or approximately 7.12% of the outstanding shares. In addition, certain directors of TriCo have the authority to vote any of the 1,170,990 shares, or approximately 5.1% of the outstanding TriCo common stock, held by TriCo’s employee stock ownership plan that are not voted by plan participants in their capacity as trustees under the plan.

How to Vote TriCo Shares

Shareholders of Record.

TriCo shareholders of record may vote by mail, telephone, via the Internet or by attending the TriCo special meeting and voting in person. If a TriCo shareholder chooses to vote by mail, he or she should simply mark the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. Internet and telephone voting is available until 11:59 p.m., Eastern Time, on Monday, May 28, 2018.

Shares Held in “Street Name.”

If a TriCo shareholder’s shares of TriCo common stock are held through a bank, broker or other nominee, such TriCo shareholder is considered the beneficial owner of such shares held in “street name.” In such case, this joint proxy statement/prospectus has been forwarded by such TriCo shareholder’s bank, broker or other nominee, who is considered, with respect to such shares, the shareholder of record. As the beneficial owner, a TriCo shareholder has the right to direct such bank, broker or other nominee how to vote the shares by following the voting instructions that such bank, broker or other nominee has sent, or will send, to the TriCo shareholder. Without specific instructions from the TriCo shareholder, the bank, broker or other nominee is not empowered to vote a TriCo shareholder’s shares on non-routine matters such as the proposal to approve the TriCo merger proposal or the proposal of the TriCo board of directors to adjourn the TriCo special meeting, if necessary. Not voting these shares will have the same effect as a vote against the TriCo merger proposal but will have no effect on the proposal of the TriCo board of directors to adjourn the special meeting, if necessary. When the vote is tabulated for the proposals, broker non-votes, if any, will only be counted for purposes of determining whether a quorum is present. Accordingly, we advise each TriCo shareholder to promptly give instructions to his or her bank, broker or other nominee to vote “FOR” approval of the TriCo merger proposal and “FOR” the proposal to adjourn the TriCo special meeting, if necessary, by using the voting instruction card provided to such TriCo shareholder by his or her bank, broker or other nominee. Alternatively, if a TriCo shareholder is a beneficial owner and wishes to vote in person at the TriCo special meeting, the TriCo shareholder must provide a proxy executed in such TriCo shareholder’s favor by the bank, broker or other nominee.

Revocation of Proxies

A TriCo shareholder can revoke a proxy at any time before his or her shares are voted. If the TriCo shareholder is a shareholder of record, the TriCo shareholder can revoke a proxy by:

•	delivering to TriCo, which must be received by TriCo prior to the TriCo special meeting, a written notice of revocation addressed to: Secretary, TriCo Bancshares, 63 Constitution Drive, Chico, California 95973;

•	completing, signing and returning a new proxy card with a later date before the date of the TriCo special meeting, which will automatically revoke any earlier dated proxy;

•	calling the toll-free number listed on the TriCo proxy card or by accessing the Internet site listed on the TriCo proxy card to change his or her vote by 11:59 p.m., Eastern Time, on Monday, May 28, 2018, in which case the later submitted proxy via telephone or Internet, as the case may be, will be recorded and the earlier dated proxy will be revoked; or

•	attending the TriCo special meeting and voting in person, which will automatically revoke any earlier proxy. However, simply attending the TriCo special meeting without voting will not revoke a TriCo proxy.

If a TriCo shareholder has instructed a bank, broker or other nominee to vote such TriCo shareholder’s shares of TriCo common stock, the TriCo shareholder must follow directions received from the bank, broker or other nominee to change his or her vote.

Each proxy returned to TriCo (and not revoked) by a holder of TriCo common stock will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on a signed proxy that is returned, such proxy will be voted “FOR” approval of the TriCo merger proposal and “FOR” the proposal to adjourn the TriCo special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the TriCo special meeting to approve the TriCo merger proposal.

Quorum

A quorum, consisting of the holders of a majority of the shares entitled to vote at the TriCo special meeting, must be present in person or by proxy before any action may be taken at the TriCo special meeting. Once a share of

TriCo common stock is represented at the TriCo special meeting, it will be counted for the purpose of determining a quorum not only at the TriCo special meeting but also at any adjournment or postponement of the TriCo special meeting. In the event that a quorum is not present at the TriCo special meeting, it is expected that the TriCo special meeting will be adjourned or postponed.

Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast on a proposal but will be treated as present for quorum purposes. “Broker non-votes” are shares held by banks, brokers or nominees as to which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the bank, broker or nominee does not have discretionary voting power under the applicable New York Stock Exchange rules. Under these rules, the proposals to approve the TriCo merger proposal and to adjourn the TriCo special meeting, if necessary, are not items on which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions.

Vote Required

The affirmative vote of holders of the majority of the outstanding shares of TriCo common stock is needed to approve the TriCo merger proposal. The affirmative vote of holders of the majority of the shares for which votes are cast at the TriCo special meeting is needed to approve the proposal to adjourn the TriCo special meeting, if necessary.

Because the merger agreement must be approved by holders representing a majority of the outstanding shares of TriCo common stock, abstentions and broker non-votes will have the same effect as a vote against the merger, as will the failure to vote TriCo shares. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect the adjournment proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on the adjournment proposal.

Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted “FOR” approval of the merger agreement and “FOR” the proposal to adjourn the TriCo special meeting, if necessary, to permit further solicitation of proxies on the proposal to approve the TriCo merger proposal.

Solicitation of Proxies

TriCo will pay the costs of soliciting its shareholders’ proxies, as well as all other costs incurred by it in connection with the solicitation of proxies from its shareholders on behalf of its board of directors. In addition to solicitation by mail, directors, officers and employees of TriCo may solicit proxies from shareholders of TriCo in person or by telephone, facsimile or other electronic methods without compensation other than reimbursement for their actual expenses TriCo may retain an outside proxy solicitation firm to assist in the solicitation of proxies, but at this time does not plan to do so.

Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and TriCo will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Attending the TriCo Special Meeting

While not required, all holders of TriCo common stock, including shareholders of record and shareholders who hold their shares in street name through banks, brokers or other nominees, are invited to attend the TriCo special meeting. TriCo shareholders of record can vote in person at the TriCo special meeting. If a TriCo shareholder is not a shareholder of record and would like to vote in person at the TriCo special meeting, such TriCo shareholder must produce a proxy executed in his or her favor by the record holder of such TriCo shareholder’s shares. In addition, each TriCo shareholder must bring a form of personal photo identification with him or her in order to be admitted at the TriCo special meeting. TriCo reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the TriCo special meeting is prohibited without TriCo’s written consent.

Adjournments and Postponements

Although it is not currently expected, the TriCo special meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the TriCo special meeting to approve the TriCo merger proposal or if a quorum is not present at the TriCo special meeting. Other than an announcement to be made at the TriCo special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or postponement of the TriCo special meeting for the purpose of soliciting additional proxies will allow the shareholders who have already sent in their proxies to revoke them at any time prior to their use at the TriCo special meeting as adjourned or postponed.

Questions and Additional Information

If a TriCo shareholder has questions about the merger, please contact Richard P. Smith, TriCo’s President and Chief Executive Officer, at (530) 898-0300. If a TriCo shareholder has questions about the process for voting or requires additional copies of this document or a replacement proxy card, please call Craig Compton, TriCo’s Corporate Secretary, at (530) 898-0300.

THE FNBB SPECIAL MEETING

Time, Date and Place

A special meeting of shareholders of FNBB will be held at 5:00 p.m., Pacific Time, on Tuesday, May 29, 2018 at The Basque Cultural Center, 599 Railroad Avenue, South San Francisco, California 94080.

Matters to be Considered

The purposes of the FNBB special meeting are to:

•	consider and vote upon a proposal to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger;

•	consider and vote upon, on an advisory (non-binding) basis, the compensation that may be payable to FNBB’s named executive officers in connection with the merger; and

•	consider and vote upon a proposal to adjourn the FNBB special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the FNBB special meeting to approve the FNBB merger proposal.

No other business may be conducted at the FNBB special meeting. A copy of the merger agreement is included in this joint proxy statement/prospectus as Appendix A, and FNBB shareholders are encouraged to read it carefully in its entirety.

Recommendation of FNBB’s Board of Directors

The FNBB board of directors (i) has unanimously determined that each of the merger agreement and the transactions contemplated by the merger agreement are fair and reasonable, advisable and in the best interests of FNBB and its shareholders; (ii) has unanimously approved the merger agreement, the merger and the transactions contemplated thereby, including the merger and (iii) unanimously recommends that the FNBB shareholders approve the FNBB merger proposal. The FNBB board of directors unanimously recommends that FNBB shareholders vote “FOR” approval of the merger agreement. See “The Merger—FNBB’s Reasons for the Merger and Recommendation of FNBB’s Board of Directors” beginning on page 54.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, FNBB is providing its shareholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be payable to its named executive officers in connection with the merger, the value of which is set forth in the table included in the section of this joint proxy statement/prospectus entitled “The Merger—Interests of Certain FNBB Officers and Directors in the Merger—Merger-Related Compensatory Arrangements for FNBB’s Named Executive Officers” beginning on page 89. As required by Section 14A of the Exchange Act, FNBB is asking its shareholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to FNBB’s named executive officers in connection with the merger, as disclosed in the table in the section of the joint proxy statement/prospectus entitled “The Merger—Interests of Certain FNBB Officers and Directors in the Merger—Merger-Related Compensatory Arrangements for FNBB’s Named Executive Officers,” including the associated narrative discussion, are hereby approved.”

The advisory (non-binding) vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to approve the FNBB merger proposal. Accordingly, an FNBB shareholder may vote to approve the executive compensation and vote not to approve the FNBB merger proposal and vice versa. Because the vote is advisory in nature only, it will not be binding on either FNBB or TriCo. Furthermore, because FNBB is contractually obligated to pay the compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger is approved, regardless of the outcome of the advisory vote.

The FNBB board of directors unanimously recommends a vote “FOR” the advisory (non-binding) proposal on the compensation that may be payable to FNBB’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable.

The FNBB board of directors also unanimously recommends that FNBB shareholders vote “FOR” the proposal to adjourn the FNBB special meeting, if necessary, to permit further solicitation of proxies on the proposal to approve the FNBB merger proposal.

Shares Outstanding and Entitled to Vote; Record Date

The close of business on April 9, 2018 has been fixed by FNBB as the record date for the determination of FNBB shareholders entitled to notice of and to vote at the FNBB special meeting and any adjournment or postponement of the FNBB special meeting. At the close of business on the record date, there were 7,493,224 shares of FNBB common stock outstanding and entitled to vote, held by approximately 900 holders of record. Each share of FNBB common stock entitles the holder to one vote at the FNBB special meeting on all matters properly presented at the FNBB special meeting.

As of the close of business on the record date for the FNBB special meeting, neither TriCo nor any of its directors beneficially owned any shares of FNBB common stock.

How to Vote FNBB Shares

Shareholders of Record.

Shareholders of record may vote by mail, telephone, via the Internet or by attending the FNBB special meeting and voting in person. If an FNBB shareholder chooses to vote by mail, he or she should simply mark the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. Internet and telephone voting is available until 11:59 p.m., Eastern Time, on Monday, May 28, 2018.

Shares Held in “Street Name.”

If an FNBB shareholder’s shares of FNBB common stock are held through a bank, broker or other nominee, such FNBB shareholder is considered the beneficial owner of such shares held in “street name.” In such case, this joint proxy statement/prospectus has been forwarded by such FNBB shareholder’s bank, broker or other nominee, who is considered, with respect to such shares, the shareholder of record. As the beneficial owner, an FNBB shareholder has the right to direct such bank, broker or other nominee how to vote the shares by following the voting instructions that they have sent, or will send, to the FNBB shareholder. Without specific instructions from the FNBB shareholder, the bank, broker or other nominee is not empowered to vote an FNBB shareholder’s shares on non-routine matters such as the proposal to approve the FNBB merger proposal, the proposal to approve, on an advisory (non-binding) basis, the compensation that may be payable to FNBB’s named executive officers in connection with the merger, or the proposal of the FNBB board of directors to adjourn the FNBB special meeting, if necessary. Not voting these shares will have the effect of voting against the approval of the merger agreement and against approval of the advisory (non-binding) proposal regarding the compensation that may be payable to FNBB’s named executive officers in connection with the merger, but will not have any effect on the proposal of the FNBB board of directors to adjourn the special meeting, if necessary. When the vote is tabulated for the proposals, broker non-votes, if any, will only be counted for purposes of determining whether a quorum is present. Accordingly, we advise each FNBB shareholder to promptly give instructions to his or her bank, broker or other nominee to vote “FOR” approval of the merger agreement, “FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation that may be payable to FNBB’s named executive officers in connection with the merger, and “FOR” the proposal to adjourn the FNBB special meeting, if necessary, by using the voting instruction card provided to such FNBB shareholder by his or her bank, broker or other nominee. Alternatively, if an FNBB shareholder is a beneficial owner and wishes to vote in person at the FNBB special meeting, the FNBB shareholder must provide a proxy executed in such FNBB shareholder’s favor by the bank, broker or other nominee.

Revocation of Proxies

An FNBB shareholder can revoke a proxy at any time before his or her shares are voted. If the FNBB shareholder is a shareholder of record, the FNBB shareholder can revoke a proxy by:

•	delivering to FNBB, which must be received by FNBB prior to the FNBB special meeting, a written notice of revocation addressed to Edward J. Watson, Secretary, FNB Bancorp, 975 El Camino Real, South San Francisco, California 94080;

•	completing, signing and returning a new proxy card with a later date before the date of the FNBB special meeting, which will automatically revoke any earlier dated proxy;

•	calling the toll-free number listed on the FNBB proxy card or by accessing the Internet site listed on the FNBB proxy card to change his or her vote by 11:59 p.m., Eastern Time, on May 28, 2018, in which case the later submitted proxy via telephone or Internet, as the case may be, will be recorded and the earlier dated proxy revoked; or

•	attending the FNBB special meeting and voting in person, which will automatically revoke any earlier dated proxy. However, simply attending the FNBB special meeting without voting will not revoke an FNBB proxy.

If an FNBB shareholder has instructed a bank, broker or other nominee to vote such FNBB shareholder’s shares of FNBB common stock, the FNBB shareholder must follow directions received from the bank, broker or other nominee to change his or her vote.

Each proxy returned to FNBB (and not revoked) by a holder of FNBB common stock will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on a signed proxy that is returned, such proxy will be voted “FOR” approval of the merger agreement, “FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation that may be payable to FNBB’s named executive officers in connection with the merger, and “FOR” the proposal to adjourn the FNBB special meeting, if necessary, to permit further solicitation of proxies on the proposals.

Quorum

A quorum, consisting of the holders of a majority of the shares entitled to vote at the FNBB special meeting, must be present in person or by proxy before any action may be taken at the FNBB special meeting. Once a share of FNBB common stock is represented at the FNBB special meeting, it will be counted for the purpose of determining a quorum not only at the FNBB special meeting but also at any adjournment or postponement of the FNBB special meeting. In the event that a quorum is not present at the FNBB special meeting, it is expected that the FNBB special meeting will be adjourned or postponed.

Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast on a proposal but will be treated as present for quorum purposes. “Broker non-votes” are shares held by banks, brokers or nominees as to which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the bank, broker or nominee does not have discretionary voting power under the applicable New York Stock Exchange rules. Under these rules, the proposals to approve the FNBB merger proposal, approve, on an advisory (non-binding) basis, the compensation that may be payable to FNBB’s named executive officers in connection with the merger, and to adjourn the special meeting are not items on which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of FNBB common stock is necessary to approve the FNBB merger proposal. The proposal to approve, on an advisory (non-binding) basis, the compensation that may be payable to FNBB’s named executive officers in connection with the merger, and to adjourn the special meeting, if necessary, to permit further solicitation of proxies, must be approved by the affirmative vote of a majority of the shares of FNBB common stock represented and entitled to vote at the FNBB special meeting.

Because the proposal to approve the FNBB merger proposal is required to be approved by the holders of a majority of the outstanding shares of FNBB common stock, abstentions and broker non-votes, as well as the failure of an FNBB shareholder to vote by proxy or in person at the FNBB special meeting, will have the same effect as a vote against the proposal to approve the FNBB merger proposal.

Because the affirmative vote of a majority of shares of FNBB common stock represented and entitled to vote at the FNBB special meeting (which shares voting affirmatively must constitute a majority of the required quorum) is needed to approve the advisory (non-binding) proposal regarding the compensation that may be payable to FNBB’s named executive officers in connection with the merger, and the adjournment proposal, abstentions and broker non-votes will not have any effect on these proposals. However, if the number of affirmative votes cast for these proposals is a majority of the votes cast, but such votes do not constitute a majority of the quorum required to transact business at the special meeting, then abstentions and broker non-votes will have the same effect as a vote against the proposal of the FNBB board of directors to adjourn the FNBB special meeting.

Shares of FNBB Subject to Voting Agreements

Directors and executive officers of FNBB, who collectively own and have the power to vote approximately 20% of the outstanding shares of FNBB common stock, have entered into shareholder agreements with TriCo pursuant to which they have agreed, among other things, to vote all of their shares in favor of the merger agreement. See “The Merger—Shareholder Agreements” on page 94.

Solicitation of Proxies

FNBB will pay for the costs of mailing this joint proxy statement/prospectus to its shareholders, as well as all other costs incurred by it in connection with the solicitation of proxies from its shareholders on behalf of its board of directors. In addition to solicitation by mail, the directors, officers and employees of FNBB may solicit proxies from shareholders of FNBB in person or by telephone, facsimile or other electronic methods without compensation other than reimbursement for their actual expenses. FNBB may retain an outside proxy solicitation firm to assist in the solicitation of proxies, but at this time does not have plans to do so.

Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and FNBB will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Attending the FNBB Special Meeting

While not required, all holders of FNBB common stock, including shareholders of record and shareholders who hold their shares in street name through banks, brokers or other nominees, are invited to attend the FNBB special meeting. Shareholders of record can vote in person at the FNBB special meeting. If an FNBB shareholder is not a shareholder of record and would like to vote in person at the FNBB special meeting, such FNBB shareholder must produce a proxy executed in his or her favor by the record holder of such FNBB shareholder’s shares. In addition, each FNBB shareholder must bring a form of personal photo identification with him or her in order to be admitted at the FNBB special meeting. FNBB reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the FNBB special meeting is prohibited without FNBB’s written consent.

Adjournments and Postponements

Although it is not currently expected, the FNBB special meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the FNBB special meeting to approve the proposal to approve the FNBB merger proposal or if a quorum is not present at the FNBB special meeting. Other than an announcement to be made at the FNBB special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or postponement of the FNBB special meeting for the purpose of soliciting additional proxies will allow the shareholders who have already sent in their proxies to revoke them at any time prior to their use at the FNBB special meeting as adjourned or postponed.

Questions and Additional Information

If an FNBB shareholder has questions about the merger or the process for voting or if additional copies of this document or a replacement proxy card are needed, please contact Thomas C. McGraw, FNBB’s Chief Executive Officer at (650) 588-6800.

THE MERGER

The following information describes the material aspects of the merger agreement and the merger. This description does not purport to be complete and is qualified in its entirety by reference to the appendices to this joint proxy statement/prospectus, including the merger agreement which is attached as Appendix A and incorporated by reference into this joint proxy statement/prospectus. Shareholders of both TriCo and FNBB should carefully read the appendices and the documents incorporated herein in their entirety.

Structure of the Merger

Pursuant to the terms and conditions set forth in the merger agreement, TriCo has agreed to acquire FNBB in a transaction in which FNBB will merge with and into TriCo, with TriCo as the surviving corporation, which is referred to as the merger. Immediately following the consummation of the merger, First National Bank will merge with and into Tri Counties Bank, with Tri Counties Bank as the surviving institution, which is referred to as the bank merger. Following consummation of the bank merger, Tri Counties Bank intends to continue to operate all of the branches acquired from First National Bank.

Following the consummation of the merger, TriCo’s articles of incorporation and bylaws as in effect immediately prior to the merger will continue as the governing corporate documents of TriCo. The directors and executive officers of TriCo immediately prior to the merger will continue as the directors and executive officers of TriCo after the merger, in each case, until their respective successors are duly elected or appointed and qualified. In addition, pursuant to the terms of the merger agreement, FNBB and TriCo will select two current directors of FNBB to become additional directors of TriCo and Tri Counties Bank upon the effectiveness of the merger.

Background of the Merger

In the normal course of its business, FNBB has from time to time received unsolicited oral inquiries from various sources regarding possible interest in a business combination transaction. The general policy of the board of directors has been to not respond to these unsolicited inquiries. At the same time, in the context of its annual budgeting and planning process, the board of directors has periodically discussed and evaluated strategic alternatives and whether they would be in the best interests of shareholders. Recent discussions have included the possibility of making additional acquisitions (such as FNBB’s acquisitions of Oceanic Bank in 2012 and America California Bank in 2015) and whether to remain independent or to consider a combination with some other financial institution. Discussion of these topics has typically involved a review of current and projected market conditions, the results of operations of FNBB and First National Bank, certain peer group performance comparisons, reported merger and acquisition activity, and selected industry information and analysis provided to the board of directors by its financial advisors. These discussions also examined the importance of operational scale and financial resources in the current banking environment, taking notice of the possibility that a business combination with a larger financial institution, having more resources, higher lending limits, a more geographically diversified customer base and product offerings, and with more liquidity in its common stock, could produce a stronger financial institution and increase value for FNBB’s shareholders. Without making any change in the board’s general position to remain independent, FNBB’s board of directors instructed FNBB’s chief executive officer to keep the board informed regarding the receipt of any unsolicited inquiries from representatives of other financial institutions expressing interest in a possible business combination with FNBB.

During 2016 and 2017, the chief executive officer of FNBB and First National Bank, Thomas C. McGraw, was approached informally by seven financial institutions including TriCo expressing preliminary interest in discussing a business combination transaction with FNBB. These verbal inquiries were reported to the board of directors, without any follow-up action being authorized or taken.

At an executive session of FNBB’s board of directors on April 28, 2017, without making any change in the board’s general position to remain independent while seeking to increase shareholder value, members of executive management were instructed to review the potential for future earnings growth under various scenarios and to report back to the FNBB board of directors. FNBB’s executive management presented its preliminary report to the board of directors on May 26, 2017. Thereafter, on June 14, 2017, the board of directors determined to interview at least three investment banking firms, each with the requisite expertise and experience to advise the board on strategic planning matters. FNBB’s board of directors also established a committee composed entirely of non-employee (independent) directors Lisa Angelot, Tom Atwood and Ed Watson, with the authority to conduct interviews and make recommendations for consideration by the entire board of directors. Following the completion of these interviews, the committee recommended and the board of directors approved the selection of Courtney, a private equity and investment banking firm based in Newport Beach, California.

At a meeting held on July 28, 2017, FNBB’s board of directors discussed further the subject of strategic planning alternatives in the current banking environment with its executive management. Information on west coast bank merger and acquisition activity and the potential strengths and weaknesses of various financial institutions that recently or in the past had completed business combination transactions was examined. Based on the information and data reviewed at the meeting, the board of directors determined that it would be in the best interests of the shareholders of FNBB to investigate, on a confidential and preliminary basis, with the assistance of Courtney, their strategic alternatives and the viability of a potential combination with certain of those financial institutions.

Following the meeting of FNBB’s board of directors on July 28, 2017, FNBB contacted C. Matthew Allen, Managing Principal of Courtney, regarding his preparation of a draft engagement letter for financial advisory services. From time to time in the past, Mr. Allen had consulted with FNBB’s board of directors and executive management regarding strategic planning alternatives, securities portfolio management and other corporate matters. In the past, Mr. Allen also had provided financial advisory services to FNBB and First National Bank in connection with multiple merger and acquisition transactions. The FNBB board of directors considered the various terms of the draft engagement letter proposed by Courtney and, with the assistance of FNBB legal counsel, negotiated changes and then provided direction to the Chief Executive Officer, Thomas C. McGraw, authorizing him to finalize and sign the engagement letter. FNBB signed the engagement letter on August 4, 2017, pursuant to which Courtney agreed to provide the board of directors with (i) financial analysis with respect to current market conditions affecting financial institutions and the valuation of financial institutions, and (ii) financial analysis with respect to the consideration of various strategic alternatives, including remaining independent and a possible business combination.

On August 16, 2017, the FNBB board of directors convened a special meeting with Courtney to discuss strategic alternatives and a general timetable for conducting exploratory inquiries. After further discussion, the board of directors identified seventeen financial institutions, including TriCo and other institutions that had previously expressed interest (verbally) in a potential transaction with FNBB, to be contacted for the purpose of confirming their interest in proceeding with an exchange of financial information under the terms of a confidentiality agreement. Courtney was authorized to contact each of those institutions on behalf of FNBB and First National Bank, utilizing a form of confidentiality and nondisclosure agreement approved by FNBB’s legal counsel for that purpose. Courtney was instructed to request any institution with preliminary interest to respond by September 8, 2017, so that Courtney could report to the board of directors regarding the results of the contacts made with the designated institutions. Courtney attended a regular meeting of FNBB’s board of directors held on August 25, 2017 and reported on the status of its contacts with various financial institutions.

During the period from August 16, 2017 through September 8, 2017, seven of the financial institutions declined interest, ten financial institutions executed a confidentiality agreement with FNBB and were provided with access to selected FNBB financial and other information posted in a confidential data room created for the purpose, and four financial institutions, including TriCo, submitted non-binding expressions of preliminary interest. All four of those institutions had executed a confidentiality agreement with FNBB and were provided with access to the same data room information.

At a special meeting of the FNBB’s board of directors held on September 13, 2017, Courtney reported on and the FNBB board of directors reviewed and discussed the four non-binding expression of interest letters. The non-

binding expression of interest letters included proposed preliminary consideration, subject in each case to the results of due diligence reviews, with implied values ranging from $32.50 to $36.00. TriCo’s proposed preliminary merger consideration consisted of TriCo shares of common stock for each share of FNBB common stock, with an implied value in the range of $34.50 to $36.00 per share of FNBB common stock and its non-binding expression of interest letter stated that TriCo would consider the addition of FNBB directors to TriCo’s board of directors as part of its diligence process. After extensive discussion regarding the proposed terms and merits of the four letters, FNBB’s board of directors instructed Courtney to suspend all further contact with the two companies having the lowest proposed consideration. The FNBB board of directors also instructed Courtney to arrange in-depth due diligence meetings in South San Francisco between FNBB directors and management and the representatives of TriCo and the other remaining company, which we refer to as Company A. Because both TriCo and Company A had requested exclusivity in further discussions, the board of directors determined that additional information regarding their proposed transaction structures would be appropriate. In addition, the Company A expression of interest letter indicated that if FNBB received an offer from an interested party other than Company A and such offer included a higher price than proposed by Company A, then Company A would be prepared to increase its proposed consideration to be one percent higher than the other party’s offer.

During the weeks of September 18 and 25, 2017, both TriCo and Company A conducted on-site due diligence in South San Francisco and met with representatives of FNBB. On September 29, 2017, Courtney reported to the board of directors on the outcome of those meetings. During the on-site due diligence review by Company A, the FNBB board of directors and management met with directors and management of Company A to discuss their business plans and other matters relevant to a proposed business combination. Thereafter, on October 5, 2017, six members of the FNBB board of directors (including the Chief Executive Officer, Thomas C. McGraw) traveled to Chico, California and met with four members of the TriCo board of directors (including TriCo’s Chief Executive Officer, Richard P. Smith) for the same general purposes as in the case of the meeting with directors and management of Company A.

On October 12, 2017, the FNBB board of directors held a special meeting to review and discuss two outstanding non-binding expression of interest letters received from TriCo and Company A. TriCo had submitted an updated non-binding expression of interest letter on October 10, 2017, proposing revised preliminary consideration consisting of shares of TriCo common stock for each share of FNBB common stock having an implied value of $41.50 per share of FNBB common stock based on the market price of TriCo common stock on October 10, 2017. TriCo also proposed that two of FNBB’s directors, who were not determined, join TriCo’s board of directors at the time of the merger. Company A had also submitted an updated expression of interest letter on October 10, 2017, proposing preliminary consideration consisting of shares of Company A common stock for each share of FNBB common stock, having an implied value of $38.00 per share of FNBB common stock based on the market price of Company A common stock on October 9, 2017. The updated non-binding expression of interest letter submitted by Company A did not, however, repeat its previous indication of a willingness to increase its proposed consideration to be one percent higher than a competing offer. Courtney attended the special meeting and provided the board of directors with an analysis of the potential deal structure represented by each updated non-binding expression of interest letter. After extensive discussion, the board of directors decided that it would be in the best interests of FNBB and its shareholders to give priority to a further review of the TriCo non-binding expression of interest letter, following which TriCo provided a further updated expression of interest letter dated October 12, 2017, proposing revised preliminary consideration consisting of shares of TriCo common stock at an exchange ratio of 1.00 share of TriCo common stock for each share of FNBB common stock, having an implied value of $41.85 for each share of FNBB common stock based on the market price of TriCo common stock on October 10, 2017. TriCo’s October 12, 2017 letter included a 30-day exclusivity period during which TriCo would continue its due diligence review with the right to extend the review period for an additional 30 days, provided that TriCo continued to conduct due diligence and negotiate the proposed terms of a definitive agreement in good faith. The FNBB board of directors authorized Courtney and executive management to contact TriCo and facilitate a continuation of TriCo’s due diligence investigation of FNBB. At the same time, the board of directors authorized and directed Courtney to notify Company A of its decision to suspend negotiations with Company A. On October 13, 2017, FNBB signed and returned TriCo’s updated non-binding expression of interest letter for the continuation of negotiations with TriCo, including a more in-depth due diligence investigation of TriCo during the 30-day exclusivity period.

On October 18, 2017, FNBB entered into a confidentiality and non-disclosure agreement to facilitate further due diligence on TriCo. During the following week, TriCo established a confidential data room for FNBB’s online due diligence review purposes, and on October 24, 2017, TriCo sent FNBB a first draft of a proposed definitive agreement, with draft exhibits including as Exhibit A, a form of shareholder agreement to be signed by all directors and executive officers of FNBB. Among other matters, this first draft of the proposed definitive merger agreement included a preliminary proposed exchange ratio of 1.00 share of TriCo common stock for each share of FNBB common stock, subject to ongoing due diligence reviews. On October 26, 2017, the FNBB Chief Executive Officer and members of the FNBB board of directors met with Courtney and legal counsel to FNBB to identify the principal questions and issues raised by TriCo’s first draft of the proposed definitive merger agreement. The first draft and related documents were then discussed with all members of the FNBB board of directors at a meeting held on October 26, 2017. Also on October 26, 2017, FNBB issued a press release, announcing its operating results and earnings for the third quarter of 2017.

During the week of October 30, 2017, independent directors Lisa Angelot and Thomas G. Atwood, along with executive management represented by the chief executive officer, the president, the chief financial officer, the chief credit officer, and other senior credit administration and lending personnel, and accompanied by representatives of Courtney and FNBB legal counsel, performed a due diligence visitation review at the TriCo headquarters in Chico, supplementing their review of the confidential internal information TriCo posted to the TriCo data room for FNBB review.

At a special meeting on November 6, 2017, the FNBB board of directors discussed the additional TriCo information gathered by the onsite due diligence team in Chico the prior week. FNBB’s board of directors instructed FNBB’s legal counsel to prepare a response draft to TriCo’s first draft of a proposed definitive merger agreement incorporating the changes, questions and comments of the directors and executive management and to provide such draft to legal counsel for TriCo. On November 8, 2017, FNBB’s legal counsel transmitted a response draft of the proposed definitive merger agreement to TriCo’s legal counsel. By letter dated November 10, 2017, TriCo acknowledged receipt of the response draft and notified FNBB of its election to extend the exclusivity period for an additional 30 days, until December 12, 2017, as permitted under TriCo’s non-binding expression of interest letter with FNBB.

On November 15, 2017, TriCo’s legal counsel transmitted a revised draft of its proposed definitive merger agreement to FNBB’s legal counsel. Members of FNBB’s board of directors discussed this revised draft with Courtney and FNBB’s legal counsel on November 16, 2017, and the open issues were discussed at a meeting of FNBB’s board of directors held on November 17, 2017, to address the status of negotiations with TriCo and the results of the ongoing due diligence. After a review of possible alternative provisions, FNBB’s board of directors directed its legal counsel and Courtney, in coordination with its executive management, to attempt to negotiate revisions to the draft definitive merger agreement, subject to further review by the board of directors. On November 21, 2017, FNBB’s legal counsel transmitted a further revised draft of the proposed definitive merger agreement to TriCo’s legal counsel along with a first draft of the FNBB Disclosure Schedule contemplated by the draft definitive merger agreement. On November 22, 2017, TriCo’s legal counsel forwarded a sample form of employment agreement to FNBB’s legal counsel in anticipation of the possibility that Tri Counties Bank might decide to discuss post-closing employment positions with certain executive officers of FNBB and First National Bank. On November 26, 2017 and on December 1, 2017, TriCo legal counsel responded with further revised drafts of the proposed definitive merger agreement, including a draft of TriCo’s Disclosure Schedule. On December 4, 2017, FNBB legal counsel prepared and transmitted a more comprehensive draft of FNBB’s Disclosure Schedule to TriCo’s legal counsel. Meanwhile, during the last week of November and the first week of December, representatives of Tri Counties Bank engaged in discussions with FNBB executive officers Jim Black, Tony Clifford and Randy Brugioni concerning their potential interest in accepting post-closing employment positions with Tri Counties Bank, including the salary, benefits and other terms and conditions of such employment. The independent members of FNBB’s board of directors felt that such a possibility would be conducive to a successful business combination and in the best interest of FNBB shareholders and instructed Courtney to keep the board of directors informed regarding the status of such discussions.

On December 6, 2017, the FNBB board of directors held a special meeting to discuss the latest developments regarding negotiations with TriCo representatives, involving FNBB executive management, legal counsel and Courtney, and to review the changes made to the draft of the proposed definitive agreement since the last meeting of FNBB’s board of directors, including changes reflected in a revised draft distributed by legal counsel for TriCo on December 1, 2017, and further revised drafts distributed after such date. The FNBB board of directors also reviewed and discussed the proposed exhibits to the draft definitive merger agreement and the regulatory approvals required in connection with the proposed business combination. FNBB’s board of directors and executive management also discussed the impact of the proposed business combination on the shareholders, customers and employees of FNBB. FNBB’s board of directors determined that certain remaining issues required further attention and instructed Courtney and FNBB legal counsel and executive management to continue negotiations with TriCo. As a result of these negotiations, TriCo’s legal counsel prepared and distributed a further revised draft of the proposed definitive merger agreement. This draft included a proposed final exchange ratio of 0.98 of a share of TriCo common stock for each one share of FNBB common stock having an implied value of $40.81 for each share of FNBB common stock based on the market price of TriCo common stock on December 8, 2017, reflecting primarily the results of adjustments for anticipated expense savings, the mark to market on FNBB real estate, and employee retention arrangements following further due diligence by TriCo.

On December 11, 2017, the board of directors of FNBB and First National Bank met in a joint special meeting with its executive management, legal counsel and Courtney to review the proposed final form of the proposed definitive merger agreement and exhibits thereto. After extensive review and discussion of the proposed final form of the definitive merger agreement and exhibits, followed by an updated review of the financial results and projections of FNBB and its available strategic alternatives and an evaluation of various factors relevant to consummation of the proposed business combination, and based upon the advice of legal counsel and the opinion of Courtney that the merger consideration was fair from a financial point of view to the holders of FNBB common stock, the directors of FNBB and First National Bank voted unanimously to approve the merger agreement and the transactions contemplated therein including the merger and to authorize its execution and delivery to TriCo, along with a final version of the FNBB Disclosure Schedule. It was understood that TriCo’s board of directors would be holding a special meeting on the same day in order to authorize and approve the execution and delivery of the merger agreement with FNBB. It was also understood that Tri Counties Bank would at the same time execute employment agreements with Jim Black, Tony Clifford and Randy Brugioni, to become effective upon the merger of First National Bank with and into Tri Counties Bank.

On December 11, 2017, TriCo’s board of directors held a special board meeting for purposes of considering the definitive merger agreement. At that meeting, TriCo’s board of directors discussed and considered the terms and conditions of the transaction and the definitive merger agreement. TriCo’s management and legal counsel, Sheppard, Mullin, Richter and Hampton LLP, which we refer to as Sheppard Mullin, reviewed the material terms of the merger agreement with TriCo’s board of directors. Sheppard Mullin also advised TriCo’s board of directors regarding its duties in connection with the transaction. Stephens Inc. reviewed the financial aspects of the proposed transaction and rendered an opinion to the TriCo board of directors to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Stephens, Inc. as set forth in such opinion, the aggregate merger consideration to be paid by TriCo to the FNBB shareholders in the merger pursuant to the merger agreement was fair, from a financial point of view, to the holders of TriCo common stock. After deliberation, TriCo’s board of directors voted unanimously to approve the merger agreement and the transactions contemplated by the definitive merger agreement, and authorized TriCo management to execute the merger agreement.

After telephonic confirmations and the exchange of signature pages and final documents between representatives of TriCo and FNBB, in accordance with the resolutions adopted by the TriCo and FNBB boards of directors,

TriCo and FNBB entered into the merger agreement dated as of December 11, 2017. At the same time, members of FNBB’s board of directors and certain of FNBB’s executive officers entered into the shareholder agreements with TriCo.

On December 11, 2017, after the closing of trading on the Nasdaq Stock Market, TriCo and FNBB issued a joint press release announcing the execution of the merger agreement and both parties filed a current report on Form 8-K summarizing the terms of the merger agreement.

TriCo’s Reasons for the Merger and Recommendation of TriCo’s Board of Directors

As part of TriCo’s business strategy, it evaluates opportunities to acquire bank holding companies, banks and other financial institutions. The acquisition of FNBB and First National Bank is consistent with this strategy. In reaching its conclusion to approve the merger and to recommend to its shareholders to approve the TriCo merger proposal, TriCo’s board of directors consulted with its financial advisor, Stephens Inc. with respect to the financial aspects of the proposed acquisition and with its legal counsel, Sheppard Mullin, as to its legal duties and the terms of the merger agreement and related agreements. TriCo entered into the merger agreement with FNBB because, among other things, TriCo believes that the acquisition of FNBB and First National Bank will:

•	extend TriCo’s geographic footprint into the San Francisco Peninsula;

•	be immediately accretive to TriCo’s earnings per share in fiscal year 2018, excluding non-recurring deal related expenses, and result in an anticipated earnings per share accretion of approximately 8.0% in fiscal year 2019;

•	improve and strengthen Tri Counties Bank’s existing deposit base by acquiring an attractive deposit franchise, which was comprised of approximately 29% non-interest bearing demand deposits at December 31, 2017;

•	enable TriCo to redeploy excess liquidity into higher yielding assets;

•	enable TriCo to offer its broader range of products and services to First National Bank customers;

•	result in a broader market presence providing greater opportunities for future in-market acquisitions; and

•	allow TriCo to deploy a portion of its capital into what its board of directors believes is a compelling investment.

The TriCo board of directors also considered the potential adverse consequences of the proposed merger, including:

•	the possible disruption to TriCo’s or FNBB’s business that may result from the announcement of the merger;

•	the risk that the cost savings, operational synergies and other expected benefits resulting from the merger might not be fully realized or not realized at all;

•	the possibility that the merger may not be completed or may be unduly delayed because conditions to closing may not be satisfied, including:

•	the condition that TriCo’s shareholders approve the TriCo merger proposal,

•	the condition that FNBB’s shareholders approve the FNBB merger proposal, and

•	other conditions which are outside of TriCo’s control;

•	the risk that the merger might not be completed and the effect of the resulting public announcement of termination of the merger agreement on:

•	the market price of TriCo’s common stock,

•	TriCo’s relationships with its customers and employees;

•	TriCo’s operating results, particularly in light of the costs incurred in connection with the merger, which will be incurred whether or not the merger is successfully completed; and

•	the potential risk of diverting management focus and resources from operational matters and other strategic opportunities while working to implement the merger.

Based on the reasons stated above, TriCo’s board of directors believes that the merger is in the best interest of TriCo and its shareholders and unanimously recommends that the TriCo shareholders vote “FOR” approval of the TriCo merger proposal.

FNBB’s Reasons for the Merger and Recommendation of FNBB’s Board of Directors

After carefully considering all of its options, and cognizant of its fiduciary duty to shareholders, the current competitive and regulatory environment, and a number of other factors discussed in this joint proxy statement/prospectus, FNBB’s board of directors unanimously recommended approval of the merger agreement, determining that the merger, on the terms provided in the merger agreement, is FNBB’s best option to realize reasonable value for its shareholders in today’s challenging and uncertain banking market.

In reaching its conclusion to approve the merger and recommend adoption of the merger agreement to the FNBB shareholders, FNBB’s board of directors consulted with its financial advisor, Courtney, with respect to the financial aspects of the proposed sale, and consulted with its legal counsel, Dodd Mason George LLP, as to its legal duties and the terms of the merger agreement and related agreements. All material factors considered by the FNBB board of directors have been disclosed in this joint proxy statement/prospectus.

In approving the merger with TriCo, FNBB’s board of directors considered and discussed a variety of factors, both positive and negative. FNBB’s Board of Directors did not assign any relative or specific weight to any of the factors described below and individual members of FNBB’s board of directors may have given different weights to different factors as they were discussed. In addition, the factors described below are not listed in any particular order nor intended to be exhaustive of the factors considered. The primary factors that favor the merger include, but are not limited to, the following:

•	Future Prospects. Based on its understanding of the business, operations, financial condition, earnings, management and future prospects of FNBB, and in consultation with its financial advisor, FNBB’s board of directors believes that a business combination with TriCo would enable FNBB shareholders to participate in a combined company that would have enhanced future prospects compared to those that FNBB is likely to achieve on a stand-alone basis. FNBB’s board of directors believes that a larger company will provide additional products and services to better grow and retain FNBB’s customers, that the combined, more diversified, customer base will improve and diversify future revenue sources, and that future earnings prospects will be stronger on a combined basis.

•	Results of Due Diligence. FNBB’s board of directors’ understanding of the business, operations, financial condition, earnings, management and future prospects of TriCo, taking into account FNBB’s due diligence investigation of TriCo, including, but not limited to, debt service and other existing financial obligations, the financial obligations to be incurred in connection with the proposed transaction and other likely financial obligations of TriCo and the possible effect of such obligations.

•	Competition. The current and prospective economic and competitive environment facing the financial services industry generally, including the continued consolidation in the industry and the increased importance of operational scale and financial resources in maintaining efficiency and remaining competitive over the long term.

•	Complementary Business. The complementary nature of the respective markets, customers and asset/liability mix of First National Bank and Tri Counties Bank combined with an opportunity for First National Bank customers to access enhanced products or services and a significant increase in lending limits.

•	Financial Presentations. The reports of FNBB’s management and the financial presentation by Courtney to FNBB’s board of directors concerning the operations, financial condition and prospects of TriCo and the expected financial impact of the merger on the combined company, including pro forma assets, earnings, deposits and other financial metrics.

•	Share Value. The value to be received by holders of FNBB common stock pursuant to the merger agreement in relation to the historical trading prices of FNBB common stock, as compared to other similar transactions of a comparable nature in the view of the FNBB’s board of directors’ financial advisor, as well as the possibility of a more active trading market for TriCo common stock (which is the merger consideration that will be payable to FNBB shareholders).

•	Cash Dividends. TriCo has paid cash dividends on its common stock in every quarter since 1993. Although there is no assurance that cash dividends will be paid in the future, the stated intention of TriCo’s board of directors is to continue the payment of cash dividends on a quarterly basis. Receiving TriCo stock as consideration in the merger, FNBB shareholders would benefit from the anticipated future cash dividends that TriCo may pay to its shareholders.

•	Fairness Opinion. The opinion delivered to FNBB’s board of directors by Courtney that, as of the date of the opinion and based upon and subject to the considerations in its opinion, the merger consideration was fair, from a financial point of view, to holders of FNBB common stock.

•	Terms of the Merger. The review by FNBB’s board of directors with its legal and financial advisor of the structure of the merger and the financial and other terms of the merger agreement, including the exchange ratio, TriCo’s agreement to appoint two members of FNBB’s board of directors to the board of directors of each of TriCo and Tri Counties Bank, and FNBB’s right to accept a superior offer in certain circumstances, so long as FNBB pays a termination fee to TriCo.

•	Approvals. The likelihood of receiving regulatory approvals in a timely fashion without unacceptable conditions and the likelihood that the merger would be completed.

•	Corporate Values. The belief of FNBB’s board of directors that the two companies share a common vision of the importance of customer service and that management and employees of FNBB and TriCo possess complementary skills and expertise.

•	Non-Financial Considerations. The potential social and economic effects of the merger on FNBB’s customers and employees.

•	Indemnification and Employee Benefits. The agreements of TriCo to provide indemnification for FNBB’s directors and executive officers and to honor certain existing employee benefits.

•	Reorganization. The expectation that the merger will constitute a tax-free “reorganization” under Section 368(a) of the Code to FNBB shareholders with respect to the TriCo common stock received by them.

In the course of its deliberations regarding the merger, FNBB’s board of directors also considered the following factors and risks, which FNBB’s board of directors determined did not outweigh the expected benefits to FNBB and its shareholders:

•	Integration Issues. The challenges of combining the businesses, assets and employees of FNBB and TriCo which could affect the post-merger success of the combined companies and the ability to achieve anticipated cost savings and other potential synergies.

•	Fixed Exchange Ratio. The fixed exchange ratio component of the merger consideration, which is subject to potential adjustment by a trading collar mechanism.

•	Non-Cash Merger Consideration. The merger consideration payable to FNBB shareholders consists of shares of TriCo common stock, which FNBB shareholders may not be able to immediately liquidate for fair market value due to market limitations or conditions, and the merger consideration will not be in the form of cash.

•	Insider Interests. The interests of FNBB executive officers and directors with respect to the merger apart from their interests as holders of FNBB common stock, and the risk that these interests might influence their decision with respect to the merger, as described below in “The Merger—Interests of Certain Persons in the Merger.”

•	Competing Transactions. The risk that the terms of the merger agreement, including provisions relating to the payment of a termination fee under specified circumstances, although required by TriCo as a condition to its willingness to enter into a merger agreement, could have the effect of discouraging other parties that might be interested in a transaction with FNBB that might be more favorable to FNBB shareholders from proposing such a transaction.

•	Operational Restrictions. The restrictions contained in the merger agreement on the operation of FNBB’s business during the period between the signing of the merger agreement and completion of the merger which may delay or prevent FNBB from pursuing business opportunities that could arise before completion of the merger.

•	Risk of Termination. The possibility that the merger might not be completed and the impact of a public announcement of the termination of the merger agreement on, among other things, the market price of FNBB common stock and FNBB operating results, particularly in light of the costs incurred in connection with the transaction.

Based on the reasons stated, FNBB’s board of directors believes that the merger agreement and the merger are in the best interest of FNBB and the FNBB shareholders and unanimously recommends that the FNBB shareholders vote “FOR” approval of the merger agreement and the merger.

Opinion of TriCo’s Financial Advisor

On November 2, 2017, TriCo engaged Stephens Inc. to act as financial adviser to TriCo in connection with the acquisition of FNBB. As part of the engagement, Stephens Inc. was asked to assess the fairness to TriCo, from a financial point of view, of the merger consideration to be paid by TriCo in the acquisition. Stephens Inc. is a nationally recognized investment banking firm with offices throughout the United States and has substantial experience in similar mergers. As part of its investment banking business, Stephens Inc. is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. As specialists in the securities of banking companies, Stephens Inc. has experience in, and knowledge of, the valuation of banking enterprises.

As part of its engagement, at the request of TriCo, representatives of Stephens Inc. attended meetings of the TriCo’s board of directors in which the board of directors evaluated the proposed merger, including, among others, a meeting of the board of directors held on December 11, 2017. At this meeting, the board of directors requested and received reports, discussion and commentary from its advisors, management and members regarding the proposed merger. As TriCo’s financial advisor at that meeting, Stephens Inc. reviewed the financial aspects of the proposed merger and rendered its opinion that, as of such date and based upon and subject to the factors and assumptions referenced in its opinion, the consideration to be paid in the merger was fair, from a financial point of view, to TriCo. The TriCo’s board of directors, after considering advice, reports, discussion and commentary from its advisors, management and members, approved the merger agreement at this meeting.

The full text of Stephens Inc.’s written opinion, dated December 11, 2017, is attached as Appendix C to this document and incorporated herein by reference. TriCo’s shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Stephens Inc.. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion.

Stephens Inc.’s opinion speaks only as of its date, and Stephens Inc. has undertaken no obligation to update or revise its opinion. The opinion was directed to TriCo’s board of directors and addresses only the fairness to TriCo, from a financial point of view, of the consideration to be paid in the merger by TriCo. It does not address the underlying business decision to proceed with the merger. The opinion does not constitute a recommendation to any shareholder of TriCo as to how the shareholder should vote or act with respect to the merger or any related matter. TriCo and FNBB determined the merger consideration through a negotiation process.

In rendering its opinion, Stephens Inc., among other things:

(i)	analyzed certain publicly available financial statements and reports regarding TriCo and FNBB;

(ii)	analyzed certain audited financial statements and management reports regarding TriCo and FNBB;

(iii)	analyzed certain internal financial statements and other financial and operating data concerning TriCo and FNBB prepared by management of TriCo and FNBB, respectively;

(iv)	analyzed, on a pro forma basis, the effect of the merger on the balance sheet, capitalization ratios, earnings and book value both in the aggregate and, where applicable, on a per share basis of TriCo;

(v)	reviewed the reported prices and trading activity for the common stock of TriCo;

(vi)	compared the financial performance of TriCo and FNBB with that of certain other publicly-traded companies and their securities that Stephens Inc. deemed relevant to its analysis of the merger;

(vii)	reviewed the financial terms, to the extent publicly available, of certain merger or acquisition mergers that Stephens Inc. deemed relevant to its analysis of the merger;

(viii)	reviewed the most recent draft of the merger agreement and related documents provided by TriCo;

(ix)	discussed with management of TriCo and FNBB the operations of and future business prospects for TriCo and FNBB and the anticipated financial consequences of the merger to TriCo and FNBB;

(x)	assisted in TriCo’s deliberations regarding the material terms of the merger and its negotiations with FNBB; and

(xi)	performed such other analyses and provided such other services as Stephens Inc. deemed appropriate.

Stephens Inc.’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of the opinion and the information made available to Stephens Inc. through the date of the opinion. In conducting its review and arriving at its opinion, Stephens Inc. relied upon the accuracy and completeness of all of the financial and other information provided to it or otherwise publicly available. Stephens Inc. did not independently verify the accuracy or completeness of any such information or assume any responsibility for such verification or accuracy. Stephens Inc. relied upon management of TriCo and FNBB as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and basis therefore) provided to Stephens Inc. Stephens Inc. assumed that such forecasts and projections reflected the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. Stephens Inc. is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and assumed, with TriCo’s consent, that the aggregate allowance for loan and lease losses for TriCo and FNBB was adequate to cover such losses. Stephens Inc. did not make or obtain any evaluation or appraisal of the assets or liabilities of TriCo, FNBB or their respective affiliates, nor did it examine any individual credit files. Stephens Inc. was not asked to and did not undertake any independent verification of any such information, and Stephens Inc. did not assume any responsibility or liability for the accuracy and completeness thereof.

In conducting its analyses, Stephens Inc. used publicly published research consensus estimates as well as projections of expected future financial performance of TriCo and FNBB reflecting the judgment of the senior management teams of TriCo and FNBB, respectively, regarding expected future performance of their respective businesses. Neither TriCo nor FNBB publicly discloses internal management projections of the type provided to Stephens Inc. in connection with its review of the merger. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections.

For purposes of rendering its opinion, Stephens Inc. assumed that, in all respects material to its analyses:

(i)	the merger will be completed substantially in accordance with the terms set forth in the merger agreement, without material waiver or modification;

(ii)	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

(iii)	each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

(iv)	all conditions to the completion of the merger will be satisfied without any waivers;

(v)	there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of TriCo or FNBB since either the date of the last financial statements made available to Stephens Inc. and the date of the merger agreement, and that no legal, political, economic, regulatory or other development has occurred that will adversely impact TriCo or FNBB;

(vi)	all required governmental, regulatory, shareholder and third party approvals have been or will be received in a timely manner and without any conditions or requirements that would have a material adverse effect on the contemplated benefits of the merger to TriCo; and

(vii)	the merger will be accounted for as a purchase merger under generally accepted accounting principles.

Stephens Inc.’s opinion is limited to whether the consideration to be paid in the merger by TriCo is fair from a financial point of view to TriCo. Stephens Inc. was not asked to, and it did not, offer any opinion as to the terms of the merger agreement or the form of the merger or any aspect of the merger, other than the fairness, from a financial point of view, of the consideration to be paid by TriCo in the merger. The opinion did not address, and Stephens Inc. expressed no view or opinion with respect to, the relative merits or effect of the merger as compared to any other strategic alternatives or business strategies or combinations that may be or may have been available to or contemplated by TriCo or its board of directors. Moreover, Stephens Inc. did not express an opinion as to the fairness of the amount or nature of any compensation payable to or to be received by any officers, directors or employees of any of the parties to the merger relative to the aggregate consideration. Additionally, the opinion was not an expression of an opinion as to the price at which shares of TriCo common stock would trade at the time of issuance to shareholders of FNBB under the merger agreement or the prices at which TriCo’s or FNBB’s common stock may trade at any time.

In performing its analyses, Stephens Inc. made numerous assumptions with respect to general business, economic, market, industry and financial conditions and other matters, which were beyond the control of Stephens Inc., TriCo and FNBB. Any estimates contained in the analyses performed by Stephens Inc. were not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities did not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Stephens Inc. opinion was one factor among many factors taken into consideration by the TriCo’s board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the TriCo’s board of directors with respect to the fairness of the consideration.

The following is a summary of the material analyses performed by Stephens Inc. and presented by it to the TriCo’s board of directors on December 11, 2017, in connection with its fairness opinion. The summary is not a complete description of the analyses underlying the Stephens Inc. opinion or the presentation made by Stephens Inc. to the TriCo’s board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Stephens Inc. did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of the analyses and factors considered. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. Accordingly, Stephens Inc.’s analyses and the summary of its analyses must be considered as a whole, and selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

Summary of Proposal.

Under the terms of the merger agreement, at the effective time of the merger, each outstanding share of FNBB’s common stock will be converted into the right to receive a fixed exchange ratio of 0.9800 shares of TriCo common stock subject to certain possible adjustments (as described in the merger agreement and elsewhere in this joint proxy statement/prospectus), and the options of FNBB will be cancelled in exchange for approximately $13.2 million in cash (based on TriCo’s share price on December 8, 2017).

Implied Valuation.

Using publicly available information, Stephens Inc. compared certain performance metrics of FNBB to selected groups of financial institutions deemed relevant by Stephens Inc. Merger multiples for the merger were derived from an aggregate merger value of $40.81 per share, or $315.3 million (as of December 8, 2017).

FNBB’s peer group consisted of the following selected publicly traded (NASDAQ, NYSE, or NYSE MKT) bank holding companies headquartered in the Western United States with total assets between $1.0 billion and $3.0 billion (excluding merger targets and ethnic focused banks):

Heritage Commerce Corp

Bank of Marin Bancorp

Sierra Bancorp

People’s Utah Bancorp

Central Valley Community Bancorp

Bank of Commerce Holdings

Pacific Mercantile Bancorp

First Financial Northwest, Inc.

To perform this analysis, Stephens Inc. used financial information as of and for the twelve months ended September 30, 2017. Market price information was as of December 8, 2017. Stephens Inc.’s analysis showed the following concerning FNBB peer group’s 25th percentile, median, and 75th percentile performance metrics:

FNBB Peer Multiples				FNBB Implied Valuation ($ per share)
	Price/			Price/
	TBV (x)		LTM EPS (x)		TBV ($)	LTM EPS ($)
75th Percentile	1.97		20.9	75th Percentile	33.71	37.91
Median	1.78		19.4	Median	30.46	35.19
25th Percentile	1.65		17.7	25th Percentile	28.23	32.10
TriCo / FNBB	2.38	(1)	22.5(2)

(1)	FNBB’s common equity adjusted for fair market value markup of bank owned real estate of $18 million pre-tax.
(2)	FNBB LTM net income adjusted to remove $1.8 million pre-tax non-recurring accelerated accrual for Salary Continuation Agreements and updated with the estimated ongoing future expense of $0.35 million pre-tax per year.

In contrast to the companies in the publicly traded peer group analyzed on a standalone basis by Stephens Inc., the acquisition of FNBB will provide TriCo with the opportunity to realize cost savings. Stephens Inc. assessed the value of the discounted cash flow associated with the cost savings estimated by TriCo management at approximately 28% of FNBB’s noninterest expense through 2023. The analysis assumed discount rates ranging from 10.0% to 11.0% and terminal multiples ranging from 15.0 times to 17.0 times estimated cost savings in 2023. This resulted in a range of values of FNBB cost savings from $91 million to $104 million. The discounted cash flow present value analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be effective to determine the actual current or expected future values of FNBB.

No company used as a comparison in the above analysis is identical to FNBB, TriCo or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Comparable Merger Analysis.

Stephens Inc. reviewed publicly available information related to recent bank acquisition mergers involving targets headquartered on the West Coast of the United States announced since the 2016 United States Presidential Election on November 8, 2017 with an aggregate announced deal value between $100 million and $1.0 billion. The mergers included in this group were:

Buyer	Seller
Pacific Premier Bancorp	Plaza Bancorp
Heritage Financial Corp.	Puget Sound Bancorp Inc.
PacWest Bancorp	CU Bancorp
Columbia Banking System Inc.	Pacific Continental Corp.
Pacific Premier Bancorp	Heritage Oaks Bancorp
First Interstate BancSystem	Cascade Bancorp

Merger multiples for the merger were derived from an aggregate merger value of $40.81 per share, or $315.3 million (as of December 8, 2017). Using the comparable mergers, Stephens Inc. derived and compared, among other things, the implied deal value paid for the acquired company to:

•	Tangible book value of the acquired company based on the most recent publicly available financial statements prior to announcement, adjusted for a fair market value markup of bank owned real estate of $18 million pre-tax (8 of FNBB’s 12 branches are owned as well as its operations center);

•	the last twelve months net income of the acquired company based on the most recent publicly available financial statements prior to announcement, adjusted to remove $1.8 million pre-tax non-recurring accelerated accrual for Salary Continuation Agreements and updated with the estimated ongoing future expense of $0.35 million pre-tax per year;

•	the premium paid on tangible common equity divided by the core deposits (core deposits defined as total deposits less time deposits greater than $100,000) of the acquired company based on the most recent publicly available financial statements prior to announcement.

As illustrated in the following table, Stephens Inc. compared the proposed merger ratios to the 25th percentile, median and 75th percentile merger ratios of the selected comparable mergers:

FNBB Comparable Merger Multiples						FNBB Implied Valuation ($ per share)
	Price/						Price/
	TBV (x)		LTM EPS (x)		Core Deposit Premium (%)		TBV ($)	LTM EPS ($)	Core Deposit Premium ($)
75th Percentile	2.62		29.2		16.1	75th Percentile	44.83	52.96	38.64
Median	2.24		26.2		15.2	Median	38.33	47.52	37.44
25th Percentile	2.14		25.3		13.2	25th Percentile	36.62	45.89	34.76
TriCo / FNBB	2.38	(1)	22.5	(2)	18.8

(1)	FNBB’s common equity adjusted for fair market value markup of bank owned real estate of $18 million pre-tax.
(2)	FNBB LTM net income adjusted to remove $1.8 million pre-tax non-recurring accelerated accrual for Salary Continuation Agreements and updated with the estimated ongoing future expense of $0.35 million pre-tax per year.

No company or merger used as a comparison in the above analysis is identical to FNBB, TriCo or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Discounted Cash Flow Analysis.

Stephens Inc. performed a discounted cash flow analysis to estimate a range of present values of after-tax cash flows that FNBB could contribute to TriCo through 2023, standalone as well as including estimated cost savings of 28% of FNBB’s projected noninterest expense. In performing this analysis, Stephens Inc. relied on analyst projections to derive TriCo’s projected after-tax cash flows for fiscal years 2018-2019 (7.5% earnings growth thereafter). Stephens Inc. used FNBB management projections for 2018 and then TriCo projections (based on 10% balance sheet growth, 5% non-interest expense growth, and a flat rate environment) for 2019-2021 (12.5% earnings growth thereafter). Additionally, the analysis assumes FNBB pays the maximum dividend available while maintaining an 8.0% tangible common equity to tangible asset ratio. Any earnings in excess of what would need to be retained represented dividendable cash flows for FNBB.

A valuation was derived by discounting the projected free cash flows for FNBB based on the estimates for the period June 30, 2018 through December 31, 2022 and a terminal value at December 31, 2022 based on the next twelve months earnings ending December 31, 2023 and utilizing a range of discount rates approximating TriCo cost of capital.

The analysis assumed discount rates ranging from 10.0% to 11.0% and terminal multiples ranging from 15.0 times to 17.0 times fiscal year 2022 NTM forecasted earnings. On a standalone basis, this analysis resulted in a range of values of FNBB from $302.3 million to $350.8 million. Including estimated cost savings of 28% of FNBB’s projected noninterest expense, this analysis resulted in a range of values of FNBB from $393.6 million to $454.5 million. The discounted cash flow present value analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be effective to determine the actual current or expected future values of FNBB.

Financial Impact Analysis.

Stephens Inc. performed pro forma merger analyses that combined projected income statement and balance sheet information of TriCo and FNBB. Analytic assumptions obtained from management of TriCo regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the merger could be expected to have on certain projected financial results of TriCo. In the course of this analysis, Stephens Inc. used TriCo consensus analyst earnings estimates for 2017-2019 and 7.5% earnings growth thereafter. For FNBB earnings, management projections were used for 2018 and 2019-2021 projections were based on 10% balance sheet growth, 5% non-interest expense growth, and flat rate environment (12.5% earnings growth thereafter). This analysis indicated that the merger is expected to be approximately 2% accretive to TriCo’s estimated earnings per share in 2018, excluding estimated one-time TriCo merger costs, and approximately 8% accretive to TriCo’s estimated earnings per share in 2019. The analysis also indicated that following the merger the pro forma entity would maintain well capitalized capital ratios. For all of the above analyses, the actual results achieved by TriCo following the merger will likely vary from the projected results, and the variations may be material.

Relationships.

In the ordinary course of its business as a broker-dealer, Stephens Inc. may, from time to time, purchase securities from, and sell securities to TriCo, FNBB or their respective affiliates. Stephens Inc. may also from time to time have a long or short position in, and buy or sell, debt or equity securities of TriCo or its affiliates for its own account and for the accounts of its customers.

Stephens Inc. has acted exclusively for the TriCo’s board of directors in rendering its opinion in connection with the merger and will receive a fee from TriCo for its services. Stephens Inc. has consented to the inclusion of its opinion in the registration statement of which this joint proxy statement/prospectus is a part. Stephens Inc. was due a fee of $100,000 upon rendering its fairness opinion to the TriCo’s board of directors, regardless of the conclusions set forth in the opinion and a separate fee of $300,000 upon the signing of the merger agreement. Upon the successful closing of the merger, Stephens Inc. is also entitled to a fee of $1,500,000 for its financial advisory services to TriCo and its board of directors. In addition, TriCo has agreed to reimburse Stephens Inc. for reasonable and customary out-of-pocket expenses and to indemnify Stephens Inc. against certain liabilities, including liabilities under the federal securities laws. Stephens Inc. has not provided other investment banking and financial advisory services to TriCo or FNBB in the past two years.

Opinion of FNBB’s Financial Advisor

By letter dated August 4, 2017, FNBB retained Courtney to act as its exclusive financial advisor in connection with a possible business combination with another financial institution. Courtney is a nationally recognized investment banking and private equity firm with a specialty in financial institutions transactions. In the ordinary course of its investment banking business, Courtney is engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Courtney acted as exclusive financial advisor to FNBB in connection with the proposed transaction and participated in certain of the negotiations leading to the execution of a definitive merger agreement on December 11, 2017. At the December 11, 2017 meeting at which FNBB’s board of directors considered and approved the merger agreement, Courtney delivered to the FNBB board its opinion that, as of such date, the merger consideration was fair to the holders of FNBB common stock from a financial point of view.

The full text of Courtney’s opinion is attached as Appendix B to this joint proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Courtney in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. FNBB’s shareholders are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

Courtney’s opinion speaks only as of the date of the opinion. The opinion was directed to the FNBB board and is directed only to the fairness of the merger consideration to the holders of FNBB common stock from a financial point of view. It does not address the underlying business decision of FNBB to engage in the merger or any other aspect of the merger and is not a recommendation to any FNBB shareholder as to how such shareholder should vote at FNBB’s special meeting with respect to the merger or any other matter.

In connection with rendering its December 11, 2017 opinion, Courtney reviewed and considered, among other things:

(1)	the merger agreement and ancillary documents;

(2)	certain publicly available business and financial information relating to FNBB and TriCo that Courtney deemed to be relevant;

(3)	certain internal information, primarily financial in nature, including financial projections and other financial and operating data relating to the strategic implications and operational benefits anticipated to result from the merger, furnished to Courtney by FNBB and TriCo;

(4)	certain publicly available and other information concerning the reported prices and trading history of, and the trading market for, the common stock of FNBB and TriCo;

(5)	certain publicly available information with respect to other companies that Courtney believed to be comparable in certain respects to FNBB and TriCo;

(6)	the financial terms, to the extent publicly available, of selected recent business combinations of companies in the banking industry which we deemed to be comparable, in whole or in part, to the merger;

(7)	made inquiries regarding and discussed the merger and the merger agreement and other matters related thereto with the FNBB and FNBB’s legal counsel;

(8)	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Courtney considered relevant.

Courtney also discussed with certain members of senior management of FNBB the business, financial condition, results of operations and prospects of FNBB, including certain operating, liquidity, regulatory and other financial matters.

In performing its review, Courtney relied upon the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by FNBB or its respective representatives or that was otherwise reviewed by Courtney and Courtney assumed such accuracy and completeness for purposes of rendering its opinion. Courtney further relied on the assurances of the management of FNBB that it is not aware of any facts or circumstances that would make any of such information inaccurate or misleading. Courtney was not asked to and did not undertake an independent verification of any of such information and it does not assume any responsibility or liability for the accuracy or completeness thereof. Courtney did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of FNBB, or the collectability of any such assets, nor was it furnished with any such evaluations or appraisals. Courtney did not make an independent evaluation of the adequacy of the allowance for loan losses of FNBB nor did Courtney review any individual credit files relating to FNBB.

With respect to the internal projections and estimates for FNBB used by Courtney in its analyses, FNBB’s management confirmed to Courtney that they reflected the best currently available estimates and judgments of management of the future financial performance of FNBB and Courtney assumed that such performance would be achieved. Courtney expressed no opinion as to such financial projections and estimates or the assumptions on which they are based. Courtney has also assumed that there had been no material change in FNBB’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements were made available. Courtney assumed in all respects material to its analysis that all of the representations and warranties contained in the merger agreement are true and correct, that each party to the merger agreement will perform all of the covenants required to be performed by such party under the merger agreement, and that the conditions precedent in the merger agreement are not waived. Courtney relied upon the advice FNBB has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement. Courtney did not provide any legal, accounting or tax advice relating to the merger agreement and the other transactions contemplated by the merger agreement.

Courtney’s opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Events occurring after the date of the opinion could materially affect the opinion. Courtney has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date of its opinion. Courtney’s opinion was approved by Courtney’s fairness opinion committee.

Courtney’s opinion is limited to whether the consideration to be received by FNBB in the merger is fair from a financial point of view to FNBB. The opinion did not address, and Courtney expressed no view or opinion with respect to, the relative merits or effect of the merger as compared to any other strategic alternatives or business strategies that may have been available to FNBB or its board of directors. Courtney did not express an opinion as to the fairness of the amount or nature of any compensation payable to or to be received by any officers, directors or employees of any of the parties to the merger relative to the merger consideration. Courtney’s opinion was not an expression of an opinion as to the price at which shares of TriCo common stock would trade at the time of issuance to shareholders of FNBB under the merger agreement or the prices at which Trico or FNBB common stock may trade at any time.

In rendering its December 11, 2017 opinion, Courtney performed a variety of financial analyses. The following is a summary of the material analyses performed by Courtney, but is not a complete description of all the analyses underlying Courtney’s opinion.

The summary of financial analyses includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses.

The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to partial analysis or summary description. Courtney believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, would create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Courtney’s comparative analyses described below is identical to FNBB or TriCo and no transaction is identical to the proposed merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of FNBB or TriCo and the companies to which they are being compared.

Summary of Proposal.

Subject to the provisions of the merger agreement, each share of FNBB common stock issued and outstanding immediately prior to the effective time of the Merger shall be converted into the right to receive 0.9800 shares of TriCo common stock. The exchange ratio is fixed and subject to a trading collar. Options to purchase FNBB common stock will be cashed out for the positive difference between the deal value per share and the exercise price of the option.

Courtney reviewed the financial terms of the proposed transaction, and as fully described in the merger agreement in a transaction in which all of the outstanding shares of FNBB common stock and all outstanding options are exchanged for total consideration of approximately $315.3 million or $40.81 per fully-diluted share as of December 11, 2017.

For purposes of its opinion, Courtney assumed 7,403,276 shares of FNBB common stock are outstanding and 512,819 options to purchase FNBB common stock are outstanding, with each option exercisable at a weighted average exercise price of $15.05 per share. The following table calculates the transaction ratios based on the above assumptions.

Transaction Ratios.

Based upon financial information for FNBB for the twelve months ended September 30, 2017, Courtney calculated the following transaction ratios:

Transaction Value to Tangible Book Value	271.3%
Transaction Value to Trailing Twelve Months Earnings	24.6x
Transaction Value to 2017 Expected Earnings	24.4x
Tangible Book Premium to Core Deposits	21.0%
Premium over Market Price One Month Prior to Transaction Announce	27.5%

Comparable Publicly Traded Company Analysis—FNBB.

Courtney used publicly available information to compare selected financial and market trading information for FNBB and a group of financial institutions selected by Courtney. In this regard, Courtney noted that although such companies were considered similar, none of the companies has the same management, makeup, size or combination of business as FNBB, as the case may be. The FNBB peer group consisted of the following publicly traded commercial banks and/or bank holding companies headquartered in California with total assets between $750 million and $2.5 billion: American Business Bank, Avidbank Holdings, Bank of Commerce Holdings, California BanCorp, Central Valley Community Bancorp, Community West Bancshares, First Choice Bank, First Northern Community Bancorp, Malaga Financial Corporation, Oak Valley Bancorp, Pacific Mercantile Bancorp, Presidio Bank, Provident Financial Holdings, River City Bank and United Security Bancshares.

The analysis compared publicly available financial information for FNBB and the high, low, average, and median financial and market trading data for the FNBB peer group using financial data as of and for the twelve months ended September 30, 2017 and market trading data as of the close of market on December 8, 2017. The table below sets forth the data for FNBB and FNBB’s peer group as of and for the dates provided above.

FNB BANCORP COMPARABLE COMPANY ANALYSIS—OPERATING METRICS

Company Name	Ticker	State	Total Assets ($000)	ROAE (%)	ROAA (%)	Tg Equity Ratio (%)	NIM (%)	Efficiency Ratio (%)	NPAs/ Assets (%)	Reserves/ NPAs (%)
FNB Bancorp	FNBG	CA	1,274,614	11.20	1.03	9.16	3.94	60.70	1.12	71.69
		Average	1,135,315	9.03	0.90	9.74	3.78	63.65	0.60	217.45
Comparable Companies		Median	1,030,000	9.06	0.91	9.31	3.79	63.00	0.56	143.19
		High	2,004,267	11.52	1.25	11.52	4.42	85.87	2.12	700.58
		Low	763,807	2.59	0.28	8.41	2.86	32.09	—	51.12

FNB BANCORP COMPARABLE COMPANY ANALYSIS—TRADING METRICS

			Current				Average Weekly Volume (%)	Percent Stock Price Change
Company Name	Ticker	State	Market Cap ($MMs)	Price/ TBV (%)	Price/ TEPS (x)	Dividend Yield (%)		One Day (%)	One Week (%)	One Month (%)	Three Months (%)	One Year (%)
FNB Bancorp	FNBG	CA	261.63	225.08	20.91	1.47	0.48	0.74	(3.63)	8.60	10.85	60.64
Comparable Companies		Average		154.32	19.44	1.30	0.60	(0.66)	(0.40)	3.69	7.04	27.68
		Median		156.55	16.91	1.13	0.35	—	0.00	1.60	7.18	27.14
		High		190.49	45.98	3.35	1.70	1.87	10.10	18.48	18.48	51.88
		Low		80.27	12.81	—	0.03	(5.97)	(7.25)	(2.28)	(2.17)	(6.91)

Comparable Publicly Traded Company Analysis—TriCo.

Courtney used publicly available information to compare selected financial and market trading information for TriCo and a group of financial institutions selected by Courtney. In this regard, Courtney Group noted that although such companies were considered similar, none of the companies has the same management, makeup, size or combination of business as TriCo, as the case may be. The TriCo peer group consisted of the following publicly traded commercial banks and/or bank holding companies headquartered in California with total assets between $2 billion and $10 billion: 1867 Western Financial Corp., Bank of Marin Bancorp, Community Bank, CVB Financial Corp., Exchange Bank, Farmers & Merchants Bancorp, Farmers & Merchants Bank of Long Beach, First Foundation, Grandpoint Capital, Heritage Commerce Corp., Mechanics Bank, Opus Bank, Pacific Premier Bancorp, Sierra Bancorp and Westamerica Bancorporation.

The analysis compared publicly available financial information for TriCo and the high, low, average, and median financial and market trading data for the TriCo peer group using financial data as of and for the twelve months ended September 30, 2017 and market trading data as of the close of market on December 8, 2017. The table below sets forth the data for TriCo and TriCo’s peer group as of and for the dates provided above.

TRICO BANCSHARES COMPARABLE COMPANY ANALYSIS—OPERATING METRICS

Company Name	Ticker	State	Total Assets ($000)	ROAE (%)	ROAA (%)	Tg Equity Ratio (%)	NIM (%)	Efficiency Ratio (%)	NPAs/ Assets (%)	Reserves/ NPAs (%)
TriCo Bancshares	TCBK	CA	4,656,435	10.18	1.11	9.53	4.23	64.41	0.79	78.11
		Average	4,473,679	8.97	1.00	10.11	3.71	57.56	0.44	286.16
Comparable Companies		Median	3,740,712	8.94	1.05	9.50	3.80	58.89	0.26	162.62
		High	8,304,012	12.93	1.38	14.13	4.42	67.09	1.24	766.55
		Low	2,077,993	2.80	0.36	8.02	2.96	42.30	0.03	45.05

TRICO BANCSHARES COMPARABLE COMPANY ANALYSIS—TRADING METRICS

			Current				Average Weekly Volume (%)	Percent Stock Price Change
Company Name	Ticker	State	Market Cap ($MMs)	Price/ TBV (%)	Price/ TEPS (x)	Dividend Yield (%)		One Day (%)	One Week (%)	One Month (%)	Three Months (%)	One Year (%)
TriCo Bancshares	TCBK	CA	955.28	218.65	19.37	1.63	1.29	(0.43)	(1.14)	3.33	22.18	24.04
		Average		195.11	20.64	1.20	1.14	(0.52)	(1.84)	4.29	11.45	18.23
Comparable Companies		Median		179.87	20.45	1.18	1.04	—	(2.04)	4.14	14.99	11.97
		High		331.47	39.85	2.66	4.17	0.64	0.23	12.42	27.83	61.04
		Low		107.08	9.92	—	—	(1.67)	(4.73)	(3.25)	(4.52)	(7.33)

Market Trading Analysis—FNBB

Courtney reviewed the historical public market trading history of FNBB common stock and reviewed its relative stock price performance against the S&P Bank Index, Nasdaq Bank Index and KBW Nasdaq Regional Banking Index over the preceding 1-year and 3-year periods.

FNB Bancorp Historical Trading Information

Most Recent Trading Price (12/8/17)	$35.34
52-Week Average Closing Price	$28.14
52-Week High Price	$36.67
52-Week Low Price	$21.67
52-Week Average Weekly Volume (Shares 000s)	49.0

30-Day Trailing Average Closing Price	$34.95
60-Day Trailing Average Closing Price	$34.60
90-Day Trailing Average Closing Price	$32.90
180-Day Trailing Average Closing Price	$30.18
52-Week Average Weekly Volume ($000s)	$1,732.4

FNB Bancorp Comparative Price Performance

One Year Trading History:	12/7/16	12/8/17
FNB Bancorp	100.0%	160.6%
S&P Bank Index	100.0%	117.6%
KBW Nasdaq Regional Banking Index	100.0%	114.7%
Nasdaq Bank Index	100.0%	103.6%

Three-Year Trading History:	12/8/14	12/8/17
FNB Bancorp	100.0%	198.1%
S&P Bank Index	100.0%	142.8%
KBW Nasdaq Regional Banking Index	100.0%	143.1%
Nasdaq Bank Index	100.0%	151.7%

Market Trading Analysis—TriCo.

Courtney reviewed the historical public market trading history of TriCo common stock and reviewed its relative stock price performance against the S&P Bank Index, NASDAQ Bank Index and KBW Nasdaq Regional Banking Index over the preceding 1-year and 3-year periods.

TriCo Bancshares Historical Trading Information

Most Recent Trading Price (12/8/17)	$41.64
52-Week Average Closing Price	$36.65
52-Week High Price	$43.42
52-Week Low Price	$32.84
52-Week Average Weekly Volume (Shares 000s)	308.6

30-Day Trailing Average Closing Price	$41.37
60-Day Trailing Average Closing Price	$40.71
90-Day Trailing Average Closing Price	$39.10
180-Day Trailing Average Closing Price	$37.22
52-Week Average Weekly Volume ($000s)	$12,851.5

TriCo Bancshares Comparative Price Performance

One Year Trading History:	12/7/16	12/8/17
TriCo Bancshares	100.0%	121.9%
S&P Bank Index	100.0%	117.6%
KBW Nasdaq Regional Banking Index	100.0%	114.7%
Nasdaq Bank Index	100.0%	103.6%

Three-Year Trading History:	12/8/14	12/8/17
TriCo Bancshares	100.0%	162.1%
S&P Bank Index	100.0%	142.8%
KBW Nasdaq Regional Banking Index	100.0%	143.1%
Nasdaq Bank Index	100.0%	151.7%

Present Value Analysis—FNBB.

Courtney performed an analysis of the present value of FNBB shares under different market pricing scenarios. The analysis assumes that FNBB performs in accordance with Courtney’s financial projections for FNBB, and the estimates used were a combination of projections provided by management and independently developed by Courtney.

In performing the Present Value analyses, Courtney applied an estimated price-to-earnings multiple ranging from 12.0x to 24.0x to FNBB’s projected 2020 earnings per share and an estimated price-to-book multiple ranging from 125% to 275% to FNBB’s projected 2020 tangible book value per share, resulting in an implied projected valuation. The projected stock prices were discounted to the present using discount rates of 10.0% to 15.0%. These analyses indicate that the present value of the FNBB’s future stock price based on a price-to-earnings multiple averaged $28.65 per share and ranged from $17.83 to $40.86 per share, and based on a price-to-tangible book multiple averaged $29.09 per share and ranged from $16.97 to $42.78 per share.

	2020 Earnings per Share Multiples
Discount Rate	12.0x	14.0x	16.0x	18.0x	20.0x	22.0x	24.0x
10%	$20.43	$23.84	$27.24	$30.65	$34.05	$37.46	$40.86
11%	$19.87	$23.18	$26.50	$29.81	$33.12	$36.43	$39.74
12%	$19.33	$22.56	$25.78	$29.00	$32.22	$35.45	$38.67
13%	$18.81	$21.95	$25.09	$28.22	$31.36	$34.49	$37.63
14%	$18.31	$21.37	$24.42	$27.47	$30.52	$33.57	$36.63
15%	$17.83	$20.80	$23.77	$26.75	$29.72	$32.69	$35.66

	2020 TBV per Share Multiples
Discount Rate	125%	150%	175%	200%	225%	250%	275%
10%	$19.45	$23.34	$27.23	$31.12	$35.01	$38.90	$42.78
11%	$18.92	$22.70	$26.48	$30.27	$34.05	$37.83	$41.61
12%	$18.40	$22.08	$25.76	$29.45	$33.13	$36.81	$40.49
13%	$17.91	$21.49	$25.07	$28.65	$32.24	$35.82	$39.40
14%	$17.43	$20.92	$24.41	$27.89	$31.38	$34.86	$38.35
15%	$16.97	$20.37	$23.76	$27.16	$30.55	$33.94	$37.34

Courtney also considered how these ranges may be affected by changes in the underlying assumptions, specifically earnings fluctuations. Courtney assumed a range of plus-30% to minus-30% for 2015 earnings to gauge the sensitivity of the analysis to earnings fluctuations, and discounted the resultant prices to the present using a discount rate of 12.5%.

	2020 Earnings per Share Multiples
Budget Variance	12.0x	14.0x	16.0x	18.0x	20.0x	22.0x	24.0x
-30%	$13.35	$15.58	$17.80	$20.03	$22.25	$24.48	$26.70
-20%	$15.26	$17.80	$20.34	$22.89	$25.43	$27.97	$30.51
-10%	$17.16	$20.03	$22.89	$25.75	$28.61	$31.47	$34.33
0%	$19.07	$22.25	$25.43	$28.61	$31.79	$34.97	$38.14
10%	$20.98	$24.48	$27.97	$31.47	$34.97	$38.46	$41.96
20%	$22.89	$26.70	$30.51	$34.33	$38.14	$41.96	$45.77
30%	$24.79	$28.93	$33.06	$37.19	$41.32	$45.45	$49.59

During the meeting of FNBB’s board of directors on December 11, 2017, Courtney noted that present value analyses are a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Present Value Analysis—TriCo.

Courtney performed an analysis of the present value of shares of TriCo common stock under different market pricing scenarios. The analysis assumes that TriCo performs in accordance with Courtney’s financial projections for TriCo, and the estimates used were a combination of projections provided by management and independently developed by Courtney.

In performing the Present Value analyses, Courtney applied an estimated price-to-earnings multiple ranging from 12.0x to 24.0x to TriCo’s projected 2020 earnings per share and an estimated price-to-book multiple ranging from 125% to 275% to TriCo’s projected 2020 tangible book value per share, resulting in an implied projected valuation. The projected stock prices were discounted to the present using discount rates of 10.0% to 15.0%. These analyses indicate that the present value of the TriCo’s future stock price based on a price-to-earnings multiple averaged $30.90 per share and ranged from $19.23 to $44.07 per share, and based on a price-to-book multiple averaged $34.34 per share and ranged from $20.04 to $50.51 per share.

	2020 Earnings per Share Multiples
Discount Rate	12.0x	14.0x	16.0x	18.0x	20.0x	22.0x	24.0x
10%	$22.03	$25.71	$29.38	$33.05	$36.72	$40.39	$44.07
11%	$21.43	$25.00	$28.57	$32.15	$35.72	$39.29	$42.86
12%	$20.85	$24.33	$27.80	$31.28	$34.75	$38.23	$41.70
13%	$20.29	$23.67	$27.05	$30.44	$33.82	$37.20	$40.58
14%	$19.75	$23.04	$26.33	$29.62	$32.92	$36.21	$39.50
15%	$19.23	$22.43	$25.64	$28.84	$32.05	$35.25	$38.46

	2020 TBV per Share Multiples
Discount Rate	125%	150%	175%	200%	225%	250%	275%
10%	$22.96	$27.55	$32.14	$36.73	$41.33	$45.92	$50.51
11%	$22.33	$26.80	$31.26	$35.73	$40.20	$44.66	$49.13
12%	$21.73	$26.07	$30.42	$34.76	$39.11	$43.45	$47.80
13%	$21.14	$25.37	$29.60	$33.83	$38.06	$42.28	$46.51
14%	$20.58	$24.70	$28.81	$32.93	$37.04	$41.16	$45.27
15%	$20.04	$24.04	$28.05	$32.06	$36.07	$40.07	$44.08

Courtney also considered how these ranges may be affected by changes in the underlying assumptions, specifically earnings fluctuations. Courtney assumed a range of plus-30% to minus-30% for 2015 earnings to gauge the sensitivity of the analysis to earnings fluctuations, and discounted the resultant prices to the present using a discount rate of 12.5%.

	2020 Earnings per Share Multiples
Budget Variance	12.0x	14.0x	16.0x	18.0x	20.0x	22.0x	24.0x
-30%	$14.40	$16.80	$19.20	$21.60	$24.00	$26.40	$28.79
-20%	$16.45	$19.20	$21.94	$24.68	$27.42	$30.17	$32.91
-10%	$18.51	$21.60	$24.68	$27.77	$30.85	$33.94	$37.02
0%	$20.57	$24.00	$27.42	$30.85	$34.28	$37.71	$41.14
10%	$22.62	$26.40	$30.17	$33.94	$37.71	$41.48	$45.25
20%	$24.68	$28.79	$32.91	$37.02	$41.14	$45.25	$49.36
30%	$26.74	$31.19	$35.65	$40.11	$44.56	$49.02	$53.48

During the meeting of FNBB’s board of directors on December 11, 2017, Courtney noted that present value analyses are a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Comparable Transaction Analysis

Courtney reviewed certain publicly available information regarding nine selected merger and acquisition transactions from January 1, 2016 to December 8, 2017 involving commercial banks and bank holding companies headquartered in the West Region of the United States and includes banking sector transactions for which transaction pricing was available and in which the target bank had between $500 million and $10 billion in assets. The nine selected transactions are listed in the following table.

Buyer	Seller
Glacier Bancorp, Inc.	Inter-Mountain Bancorp, Inc.
Pacific Premier Bancorp, Inc.	Plaza Bancorp
Heritage Financial Corporation	Puget Sound Bancorp, Inc.
PacWest Bancorp	CU Bancorp
Columbia Banking System, Inc.	Pacific Continental Corporation
Pacific Premier Bancorp, Inc.	Heritage Oaks Bancorp
First Interstate BancSystem, Inc.	Cascade Bancorp
Mechanics Bank	California Republic Bancorp
Midland Financial Co.	1st Century Bancshares, Inc.

For each transaction, Courtney analyzed data illustrating, among other things, the multiple of purchase price to LTM earnings, the multiple of purchase price to tangible book value, and the ratio of the premium (i.e., purchase price in excess of tangible book value) to core deposits. The table below sets forth the transaction metrics for the peer transaction group.

Comparable Transaction Group Analysis
	Transaction Metrics
	Price to Tangible Book Value (%)	Price to LTM Earnings (x)	Premium to Core Deps (%)
West Region Comparable Bank Transactions Average	226.8	28.0	13.94
West Region Comparable Bank Transactions Median	215.1	26.9	12.51
West Region Comparable Bank Transactions High	316.9	43.2	21.40
West Region Comparable Bank Transactions Low	178.4	17.0	9.27
Trico Banchares / FNB Bancorp	271.3	24.6	20.97

Pro Forma Accretion and Capitalization.

Courtney analyzed certain potential pro-forma effects of the proposed merger, based upon (1) per share transaction value equal to an exchange ratio of 0.9800, or approximately $40.81 per share as of December 11, 2017, (2) the projected 2017 through 2021 earnings for FNBB and TriCo, (3) charges, transaction costs, and purchase accounting adjustments determined by Courtney and the senior managements of FNBB and TriCo, and (4) expense savings of approximately 28% of FNBB’s non-interest expense base, which becomes fully phased in for 2019 and thereafter.

The analyses indicated that for the year ending December 31, 2018, the merger (excluding transaction expenses) would be accretive to TriCo’s projected earnings per share and would be moderately dilutive to TriCo’s tangible book value per share. The analyses also indicated that for the year ending December 31, 2018, the merger would maintain TriCo’s regulatory capital ratios significantly in excess of the regulatory guidelines for “well capitalized” status. The actual results achieved by the combined company, however, may vary from projected results and the variations may be material.

Miscellaneous.

FNBB has agreed to pay Courtney a transaction fee in connection with the merger equal to 1% of the primary transaction value, all of which is contingent, and payable, upon closing of the merger. As of December 11, 2017, the transaction fee would equal approximately $3,020,000. FNBB has also agreed to reimburse certain of Courtney’s reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Courtney and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under the securities laws.

Courtney has not previously provided investment banking services to FNBB nor has it received any compensation from FNBB in the past. Mr. Allen, a principal of Courtney, has provided certain investment banking services to FNBB and the investment banking firms with which he was employed at the time of such transactions and received compensation for such services, including in connection with FNBB’s acquisition of America California Bank in 2015, the acquisition of Oceanic Bank in 2012, and the acquisition of Sequoia National Bank in 2004. In the ordinary course of its respective broker and dealer businesses, Courtney may purchase securities from, and sell securities to, FNBB and their affiliates. Courtney may also actively trade the debt and/or equity securities of FNBB or its affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

The Merger Consideration

General.

At the effective time of the merger, each share of FNBB common stock outstanding immediately before the effective time of the merger, will, by virtue of the merger and without any action on the part of an FNBB shareholder, be converted into the right to receive whole shares of common stock of TriCo. Cash will be paid in lieu of fractional shares of TriCo common stock. Since the federal income tax consequences will be dependent on the form of consideration received, you are urged to read carefully the information set forth below under “—Material Federal Income Tax Consequences” beginning on page 90.

Merger Consideration.

Upon consummation of the merger, each share of FNBB common stock issued and outstanding immediately prior to the effective time of the merger will be canceled and converted into the right to receive 0.98 shares of TriCo common stock, which is referred to as the exchange ratio. The exchange ratio is subject to potential adjustment. See “Potential Adjustment to Exchange Ratio on page 72. Upon completion of the merger, and based on 7,493,224 shares of FNBB common stock outstanding as of the record date, April 9, 2018, and assuming the TriCo average closing price is $33.18 or more and $49.78 or less, FNBB shareholders are expected to receive an aggregate of approximately 7,343,358 shares of TriCo common stock, which does not include shares of TriCo common stock issuable to holders of FNBB options that will accelerate in their vesting and be canceled in exchange for cash payments in connection with the closing of the merger. Following the completion of the merger, and based on 22,958,323 shares of TriCo common stock outstanding as of April 9, 2018, the former FNBB shareholders will own approximately 24% of the outstanding shares of TriCo common stock and the current shareholders of TriCo will own the remaining approximately 76% of the outstanding shares of TriCo common stock.

Aggregate Merger Consideration.

The total consideration to be paid by TriCo to the FNBB shareholders in connection with the merger is referred to in this joint proxy statement/prospectus as the aggregate merger consideration. The term aggregate merger consideration does not include the consideration, if any, payable to holders of FNBB options.

Upon completion of the merger and based on a $37.48 closing price of TriCo’s common stock on April 16, 2018, approximately $276 million of aggregate merger consideration will be payable to the FNBB shareholders. The foregoing sentence does not include the payment of cash to the holders of FNBB options or the value of shares of TriCo common stock that will be issued on account of any FNBB options that are exercised between April 9, 2018 and the date of the merger and assumes (i) there are 7,343,359 shares of FNBB common stock outstanding at the closing and (ii) FNBB shareholders will receive an aggregate of 7,343,359 shares of TriCo common stock after applying the exchange ratio of 0.98 without any adjustment on account of the trading collar.

Potential Adjustment to Exchange Ratio.

The merger agreement includes a trading collar that could result in termination of the merger agreement or a change to the exchange ratio.

If the TriCo average closing price is $33.18 or more and $49.78 or less, the exchange ratio will remain unchanged at 0.98 shares of TriCo common stock.

However, TriCo can elect to terminate the merger agreement if both (i) the TriCo average closing price is greater than $49.78, which equals 120% of the average share price of TriCo common stock for the 20 trading-day period up to and including December 8, 2017, which was $41.48, which we refer to as the “initial TriCo trading price,” and (ii) TriCo common stock outperforms the KBW Nasdaq Regional Banking Index by more than 20%. Under the merger agreement, the performance of the KBW Nasdaq Regional Banking Index is determined by dividing the average closing value of the KBW Nasdaq Regional Banking Index for the 20 trading-day period ending on the fifth business day prior to the closing date of the merger by 109.24, which was closing value of the KBW Nasdaq Regional Banking Index on last trading day prior to the date of the merger agreement. We refer to this ratio as the index ratio. If TriCo elects to terminate the merger agreement under these circumstances, the merger agreement allows FNBB to prevent TriCo from terminating the merger agreement for this reason by allowing the exchange ratio to decrease to the lesser of (a) the quotient (rounded to the nearest one-thousandth) of $49.78 divided by the TriCo average closing price and (b) the quotient (rounded to the nearest one-thousandth) of $49.78 divided by the TriCo average closing price multiplied by the index ratio. In such a case, fewer shares of TriCo common stock would be issued to FNBB shareholders.

The following table illustrates how the exchange ratio would adjust for a range of TriCo average closing prices greater than $49.78, assuming that TriCo common stock outperformed the index ratio by more than 20%.

Assumed TriCo average closing price	Exchange ratio (1)	Aggregate number of shares of TriCo common stock to be issued in the merger	Aggregate value of the shares of TriCo common stock to be issued in the merger (in thousands)	Value of merger consideration per share of FNBB common stock (2)
$59.73	0.833	6,169,892	$368,535	$49.78
$57.24	0.870	6,438,149	$368,535	$49.78
$54.75	0.909	6,730,792	$368,535	$49.78
$52.26	0.952	7,051,306	$368,535	$49.78

(1)	The adjusted exchange ratio assumes that the index ratio is 1.0. The actual index ratio will depend on the average closing value of the KBW Nasdaq Regional Banking Index for the 20 trading-day period ending on the fifth business day prior to the closing date of the merger.
(2)	The value of the merger consideration per share of FNBB common stock is determined by multiplying the assumed TriCo average closing price by the adjusted exchange ratio.

Conversely, FNBB can terminate the merger agreement if both (i) the TriCo average closing price is less than $33.18, which is equivalent to 80% of the initial TriCo trading price, and (ii) TriCo common stock underperforms the KBW Nasdaq Regional Banking Index by more than 20%. If FNBB elects to terminate the merger agreement under these circumstances, the merger agreement allows TriCo to prevent FNBB from terminating the merger agreement for this reason by allowing the exchange ratio to increase to the lesser of (a) the quotient (rounded to the nearest one-thousandth) of $33.18 divided by the TriCo average closing price and (b) the quotient (rounded to the nearest one-thousandth) of $33.18 divided by the TriCo average closing price multiplied by the index ratio. In such a case, more shares of TriCo common stock would be issued to FNBB shareholders.

The following table illustrates how the exchange ratio would adjust for a range of TriCo average closing prices less than $33.18, assuming that TriCo common stock underperforms the index ratio by more than 20%.

Assumed TriCo average closing price	Exchange ratio (1)	Aggregate number of shares of TriCo common stock to be issued in the merger	Aggregate value of the shares of TriCo common stock to be issued in the merger (in thousands)	Value of merger consideration per share of FNBB common stock (2)
$31.52	1.053	7,791,983	$245,641	$33.18
$28.37	1.169	8,657,759	$245,641	$33.18
$24.12	1.376	10,185,598	$245,641	$33.18
$19.29	1.720	12,731,998	$245,641	$33.18

(1)	The adjusted exchange ratio assumes that the index ratio is 1.0. The actual index ratio will depend on the average closing value of the KBW Nasdaq Regional Banking Index for the 20 trading-day period ending on the fifth business day prior to the closing date of the merger.
(2)	The value of the merger consideration per share of FNBB common stock is determined by multiplying the assumed TriCo average closing price by the adjusted exchange ratio.

Fractional Shares.

No fractional shares of TriCo common stock will be issued, and in lieu thereof, each holder of FNBB common stock who would otherwise be entitled to a fractional share will receive an amount in cash, without interest, determined by multiplying such fractional interest by the average share closing price of TriCo common stock, rounded to the nearest whole cent. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share of TriCo common stock.

FNBB Stock Options

The board of directors of FNBB will approve the acceleration of the vesting of FNBB stock options held by directors, officers and employees of FNBB or its subsidiaries.

Each outstanding and unexercised FNBB option will be canceled in exchange for a cash payment equal to the number of shares of FNBB common stock that are subject to such FNBB option immediately prior to the closing of the merger multiplied by the amount, if positive, by which the product of the exchange ratio multiplied by the TriCo average closing price exceeds the per share exercise price under such FNBB option.

Procedures for Exchanging FNBB Common Stock Certificates

Promptly following the closing of the merger, Computershare, who will serve as the exchange agent for the merger, will mail to each holder of record of FNBB common stock a notice and form of transmittal letter advising such holder of the effectiveness of the merger and the procedure for surrendering to the exchange agent certificates representing shares or book-entry shares of FNBB common stock in exchange for the merger consideration allocated to them. Upon surrender of a stock certificate or book-entry shares of FNBB common stock for exchange and cancellation to the exchange agent, together with a duly executed transmittal letter, the holder of such certificate or book-entry shares will be entitled to receive the merger consideration allocated to him or her and the certificate or book-entry shares for FNBB common stock so surrendered will be canceled. No interest will be paid or accrued on any cash paid in lieu of fractional shares of TriCo common stock.

FNBB shareholders who surrender their stock certificates or book-entry shares and complete the transmittal materials, or who have taken other steps to surrender the evidence of their in FNBB common stock in accordance with the instructions accompanying the transmittal letter, will, upon the exchange agent’s acceptance of such stock certificates or book-entry shares and transmittal materials or other evidence, be entitled to evidence of issuance in book entry form, or upon written request of such holder, a certificate or certificates representing, the number of whole shares of TriCo common stock in to which the aggregate number of shares of FNBB common stock surrendered have been converted pursuant to the merger agreement.

Any FNBB shareholder who receives shares of TriCo common stock in the merger will receive dividends on TriCo common stock or other distributions declared after the completion of the merger only if he or she has surrendered his or her FNBB stock certificates or book-entry shares. Only then will the FNBB shareholder be entitled to receive all previously withheld dividends and distributions, which may have been declared on TriCo common stock following the closing of the merger without interest.

After completion of the merger, no transfers of FNBB common stock issued and outstanding immediately prior to the completion of the merger will be allowed. FNBB stock certificates or book-entry shares that are presented for transfer after the completion of the merger will be canceled and exchanged for the appropriate merger consideration.

TriCo will only issue a TriCo stock certificate in a name other than the name in which a surrendered FNBB stock certificate is registered if an FNBB shareholder presents the exchange agent with all documents required to show and effect the unrecorded transfer of ownership of the shares of FNBB common stock formerly represented by such FNBB stock certificate, and that the FNBB shareholder has paid any applicable stock transfer fees and taxes.

If an FNBB shareholder has lost his or her FNBB stock certificate, or the FNBB stock certificate has been lost, stolen or destroyed, the FNBB shareholder may be required to deliver an affidavit and a lost certificate bond as a condition to receiving any merger consideration to which he or she may be entitled.

Conditions to the Merger

Completion of the merger is subject to the satisfaction of certain conditions set forth in the merger agreement, or the waiver of such conditions by the party entitled to do so, at or before the closing date of the merger. Each of the parties’ obligation to consummate the merger under the merger agreement is subject to the following conditions:

•	the holders of a majority of the outstanding shares of TriCo common stock must approve the TriCo merger proposal;

•	the holders of a majority of the outstanding shares of FNBB common stock must approve the FNBB merger proposal;

•	all regulatory approvals required to consummate the merger by any governmental authority must have been obtained and must remain in full force and effect, all statutory waiting periods in respect thereof must have expired, and no required approval may contain any condition, restriction or requirement (other than a condition or requirement related to remedial actions) which TriCo’s board of directors reasonably determines in good faith would, individually or in the aggregate, materially reduce the economic benefits of the merger to such a degree that TriCo, in its reasonable discretion, would not have entered into the merger agreement had such conditions, restrictions or requirements been known at the date of the merger agreement;

•	no statute, rule, regulation, judgment, decree, injunction or other order shall have been enacted, issued, promulgated, enforced or entered which prohibits the consummation of the merger;

•	the registration statement of TriCo, of which this document is a part, must have become effective under the Securities Act of 1933, as amended, or the Securities Act, and no stop order suspending the effectiveness of such registration statement shall have been issued and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn;

•	the shares of TriCo common stock to be issued in connection with the merger must have been approved for listing on the Nasdaq Global Select Market (or on any securities exchange on which the TriCo common stock may then be listed); and

•	each of TriCo and FNBB must have received an opinion of Sheppard Mullin to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

In addition to the foregoing conditions, the obligation of TriCo to consummate the merger under the merger agreement is subject to the following conditions, which may be waived by TriCo:

•	the representations and warranties of FNBB in the merger agreement must be true and correct as of the date of the merger agreement and as of the effective time of the merger, except as to any representation or warranty which specifically relates to an earlier date and other than, in most cases, those failures to be true and correct that have not had or are reasonably likely not to have a material adverse effect (as defined below) on FNBB, and TriCo shall have received a certificate signed by the chief executive officer and chief financial officer of FNBB to that effect;

•	FNBB must have performed in all material respects all obligations required to be performed by it at or prior to consummation of the merger, and TriCo shall have received a certificate signed by the chief executive officer and chief financial officer of FNBB to that effect;

•	as of the closing date, FNBB’s tangible common equity (as defined and subject to certain specified adjustments set forth in the merger agreement) must not be less than $119 million;

•	all regulatory approvals required to consummate the bank merger by any governmental authority must have been obtained and must remain in full force and effect, all statutory waiting periods in respect thereof must have expired; no statute, rule, regulation, judgment, decree, injunction or other order shall have been enacted, issued, promulgated, enforced or entered which prohibits the consummation of the bank merger;

•	TriCo must have received an opinion from VP Tax, Inc., or another nationally recognized accounting firm reasonably acceptable to TriCo, that no agreement, contract or arrangement to which any employee of FNBB is a party will result in the payment of any amount that would not be deductible by reason of Section 280G of the Code, as determined without regard to Section 280G(b)(4) of the Code; and

•	TriCo must have received such certificates of FNBB’s officers or others and such other documents to evidence fulfillment of the conditions to its obligations as TriCo may reasonably request.

In addition to the other conditions set forth above, the obligation of FNBB to consummate the merger under the merger agreement is subject to the following conditions, which may be waived by FNBB:

•	the representations and warranties of TriCo in the merger agreement must be true and correct as of the date of the merger agreement and as of the effective time of the merger, except as to any representation or warranty which specifically relates to an earlier date and other than those failures to be true and correct that have not had or are reasonably likely not to have a material adverse effect (as defined below) on TriCo, and FNBB shall have received a certificate signed by the chief executive officer and chief financial officer of TriCo to that effect;

•	TriCo must have performed in all material respects all obligations required to be performed by it at or prior to consummation of the merger, and FNBB shall have received a certificate signed by the chief executive officer and chief financial officer of TriCo to that effect; and

•	FNBB must have received such certificates of TriCo’s officers or others and such other documents to evidence fulfillment of the conditions to its obligations as FNBB may reasonably request.

Under the terms of the merger agreement, a material adverse effect on either TriCo or FNBB is defined to mean any effect that (i) is material and adverse to the financial condition, results of operations or business of TriCo and its subsidiaries taken as a whole or FNBB and its subsidiaries taken as a whole, as the case may be, or (ii) would materially impair the ability of TriCo and its subsidiaries taken as a whole or FNBB and its subsidiaries taken as a whole, as the case may be, to perform their respective obligations under the merger agreement or otherwise materially impede the consummation of the merger. However, under the terms of the merger agreement, none of the following would be deemed to constitute a material adverse effect under subclause (i) above:

•	changes after December 11, 2017 in laws or regulations of general applicability to banks and their holding companies generally or interpretations of them by governmental authorities;

•	changes after December 11, 2017 in GAAP or regulatory accounting requirements applicable to banks or their holding companies generally;

•	any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism;

•	changes resulting from conditions affecting the banking and financial services industry or changes in global, national or regional political conditions or market conditions (including changes in prevailing interest rates or exchange rates) affecting banks and their holding companies generally;

•	the public announcement or pendency of the merger, including the impact of the merger on relationships with customers or employees or the incurrence by FNBB and its subsidiaries of merger related expenses;

•	any modifications or changes to valuation policies and practices in connection with the merger or restructuring charges taken in connection with the merger, in each case in accordance with GAAP;

•	the failure to meet earnings projections or internal financial forecasts, but not including the underlying causes unless otherwise excluded, or changes in the trading price or volume of TriCo’s or FNBB’s common stock, but not including the underlying causes unless otherwise excluded; and

•	with respect to FNBB, the effects of any action or omission taken with the prior consent of TriCo or as otherwise contemplated by the merger agreement,

provided that the effect of the changes described in the first, second, third and fourth bullet points above will not be excluded as a material adverse effect to the extent of a materially disproportionate impact, if any, that they have on TriCo and its subsidiaries as a whole on the one hand, or FNBB and its subsidiaries on the other hand, as measured relative to similarly situated companies in the banking industry.

Bank Regulatory Approvals

The merger cannot be completed unless the parties receive prior approvals from the FDIC, the CDBO and the Federal Reserve.

California Department of Business Oversight—Division of Financial Institutions; FDIC

In order to consummate the merger, the prior approval of the CDBO for the bank merger is be required under the California Financial Code, or “CFC,” and the prior approval of the FDIC is be required for the bank merger under the Bank Merger Act. In reviewing the bank merger, the CDBO and the FDIC take competitive considerations into account, as well as capital adequacy, quality of management and earnings prospects. The FDIC also considers the record of performance of Tri Counties Bank in meeting the credit needs of the communities that it serves and Tri Counties Bank’s regulatory rating under the Community Reinvestment Act, or CRA. Tri Counties Bank and First National Bank both received a composite “satisfactory” performance rating in their most recent CRA evaluations. In considering the merger, the CFC also requires the CDBO to consider whether the proposed transaction will be fair, just, and equitable to the bank being acquired and the surviving depository institution. In connection with the filing of the application, the FDIC will provide an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if it determines such meeting or proceeding would be appropriate.

Any transaction approved by the FDIC under the Bank Merger Act may not be completed until 30 days after the FDIC’s approval, during which time the U.S. Department of Justice may challenge such transaction on antitrust grounds. With the approval of the FDIC and the U.S. Department of Justice, the waiting period may be reduced to 15 days. While TriCo and FNBB do not know of any reason that the U. S. Department of Justice would challenge regulatory approval by the FDIC and believe that the likelihood of such action is remote, there can be no assurance that the U.S. Department of Justice will not initiate such a proceeding, or if such a proceeding is initiated, the result of any such challenge.

Board of Governors of the Federal Reserve System.

TriCo is a bank holding company under the Bank Holding Company Act of 1956, as amended, which we refer to as the BHC Act. The Federal Reserve is TriCo’s primary federal banking regulator. TriCo has filed an application with the Federal Reserve under Section 3 of the BHC Act for the transactions contemplated by the merger agreement. In considering the approval of a transaction such as the merger, the BHC Act requires the Federal Reserve to review, with respect to the bank holding companies and the banks concerned: (1) the competitive impact of the transaction, (2) the financial condition and future prospects, including capital positions and managerial resources, (3) the convenience and needs of the communities to be served and the record of the insured depository institution subsidiaries of the bank holding companies under the CRA, (4) the effectiveness of the companies and the depository institutions concerned in combating money laundering activities, and (5) the extent to which the proposal would result in greater or more concentrated risks to the stability of the United States banking or financial system. In connection the filing of the application, the Federal Reserve will provide an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if it determines such meeting or other proceeding would be appropriate.

Other Regulatory Approvals.

In connection with its anticipated merger into Tri Counties Bank, First National Bank is required to provide a notice to its primary federal regulator, the OCC. First National Bank has provided that notice to the OCC.

Neither TriCo nor FNBB is aware of any other regulatory approvals that would be required for completion of the merger except as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance, however, that any other approvals, if required, will be obtained.

Status of Applications.

TriCo has filed all required applications and notices with the FDIC, CDBO, the Federal Reserve and the OCC. The CDBO has approved TriCo’s application. The applications filed with the FDIC and Federal Reserve are pending. There can be no assurance that all requisite approvals will be obtained, that such approvals will be received on a timely basis or that such approvals will not impose conditions, restrictions or requirements (other than conditions or requirements related to remedial actions) which, individually or in the aggregate, would so materially reduce the economic benefits of the transactions contemplated by the merger agreement to TriCo that had such condition, restriction or requirement been known or could reasonably have been known, TriCo, in its reasonable, good faith judgment, would not have entered into the merger agreement. If any such condition or requirement is imposed, TriCo, in its reasonable discretion, may elect not to consummate the merger. See “—Conditions to the Merger” beginning on page 74. The approval of any application or notice merely implies satisfaction of regulatory criteria for approval, and does not include review of the merger from the standpoint of the adequacy of the merger consideration to be received by, or fairness to, FNBB shareholders. Regulatory approval does not constitute an endorsement or recommendation of the proposed merger.

Business Pending the Merger

The merger agreement contains certain covenants of the parties regarding the conduct of their respective businesses pending consummation of the merger. These covenants, which are contained in Article IV of the merger agreement included as Appendix A to this joint proxy statement/prospectus, are briefly described below.

Pending consummation of the merger, FNBB may not, and will cause each of its subsidiaries not to, among other things, take the following actions without the prior written consent of TriCo, except as expressly contemplated or permitted by the merger agreement:

•	conduct its business other than in the ordinary and usual course consistent with past practice or fail to use commercially reasonable best efforts to preserve its business organization, keep available the present services of its employees (except in the case of terminations of employees for cause) and preserve for itself and TriCo the goodwill of the customers of FNBB, its subsidiaries and others with whom business relations exist;

•	except for the issuances of shares of FNBB common stock pursuant to previously issued FNBB options, issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock or rights to acquire stock, or permit any additional shares of stock to become subject to grants of employee or director stock options or other rights;

•	except for FNBB regular quarterly cash dividends equal to $0.13 per share, with record and payment dates consistent with past practice, make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares on its capital stock, or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any shares of its capital stock;

•	enter into or amend or renew any employment, consulting, severance, change in control, bonus, salary continuation or similar agreement or arrangement with any director or senior officer of FNBB or its subsidiaries, grant any salary or wage increase or increase any employee benefit, except for changes that are required by applicable law or as previously disclosed to TriCo, provided that the FNBB’s board of directors may, after conferring with TriCo, establish a discretionary bonus and retention pool providing for bonus and retention payments of up to $2,543,000;

•	hire any person as an employee of FNBB or any of its subsidiaries or promote any employee except (i) to satisfy contractual obligations existing as of the date of the merger agreement and previously disclosed to TriCo, and (ii) persons hired to fill a vacancy existing as of the date of the merger agreement and previously disclosed to TriCo or (iii) vacancies arising after the date of the merger agreement, provided that the person’s employment is terminable at the will of FNBB or a subsidiary of FNBB, the person has the a salary or wage and target cash bonus opportunity not greater than that of the employee who previously held such position or and the person is not subject to or eligible for any severance or similar benefits or payments that would become payable as a result of the merger or its consummation;

•	enter into, establish, adopt, amend, or terminate or make any contributions to (except (i) as may be required by applicable law or (ii) as required under the terms of a contract, plan, arrangement or agreement existing as of the date of the merger agreement and previously disclosed to TriCo) any employee benefit plan with respect to any current or former director, officer, or employee of FNBB or any of its subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder, except that FNBB may accelerate the vesting and exercisability of FNBB options with respect to employees, directors and other service providers not being retained by TriCo or its subsidiaries;

•	sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its material assets, deposits, business or properties, except for sales, transfers and dispositions in the ordinary course of business, consistent with past practices and not material to FNBB and its subsidiaries taken as a whole;

•	acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice), including without limitation, by merger or consolidation or by investment in a partnership or joint venture, all or any portion of the assets, business, securities, deposits or properties of any other entity;

•	make any capital expenditures, other than capital expenditures in the ordinary course of business consistent with past practice not exceeding $50,000 individually or $100,000 in the aggregate;

•	amend the FNBB articles of incorporation or bylaws or the articles of incorporation or bylaws of any subsidiary of FNBB;

•	implement or adopt any change in its accounting principles, practices or methods other than as may be required by changes in laws or regulations or GAAP;

•	except as otherwise permitted under the merger agreement, enter into, cancel, fail to renew, terminate, amend, or modify any material contract or amend or modify in any material respect any of its existing material contracts;

•	enter into any settlement or similar agreement with respect to any claims if the settlement, agreement, or action involves payment by FNBB or any of its subsidiaries of an amount that exceeds $50,000 and/or would impose any material restriction on the business of FNBB or any of its subsidiaries or create precedent for claims that reasonably are likely to be material to FNBB or any of its subsidiaries;

•	enter into any new material line of business; introduce any material new products or services; change its material banking and operating policies, except as required by applicable law, regulation or policy, or the manner in which its investment securities or loan portfolio is classified or reported; or invest in any mortgage-backed or mortgage-related security that would be risk-weighted over 100%; or file any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office, service center or other facility;

•	introduce any material marketing campaigns or any material sales compensation or incentive programs or arrangements (except if the material terms have been fully disclosed in writing to TriCo prior to the date of the merger agreement);

•	except as previously disclosed to TriCo, enter into any derivatives contract;

•	incur any indebtedness for borrowed money (other than certain short-term borrowings) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than with respect to the collection of checks and other negotiable instruments in the ordinary course of business consistent with past practice;

•	except as previously disclosed to TriCo, acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any debt security or equity investment or dispose of any debt security or equity investment;

•	(i) make, renew or modify any loan, loan commitment, letter of credit or other extension of credit, which are collectively referred to as the loans, other than loans made in the ordinary course of business consistent with past practice that are not in excess of $1.0 million (with any loan in excess of $1.0 million subject to TriCo’s review and consent); (ii) take any action that would result in any discretionary release of collateral or guarantees, or otherwise restructure the respective amounts of any loan in clause (i) above; (iii) enter into any loan securitization or create any special purpose funding entity; or (iv) enter into any loan participation agreement or arrangement, except for loan participations entered into in the ordinary course of business consistent with past practice where the total exposure does not exceed $1.0 million;

•	make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice);

•	except as previously disclosed to TriCo, make or change any tax election, settle or compromise any tax liability of FNBB or any of its subsidiaries, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of an amount of taxes of FNBB or any of its subsidiaries, enter into any closing agreement with respect to any amount of taxes or surrender any right to claim a tax refund, adopt or change any method of accounting with respect to taxes or any of its subsidiaries or file any amended tax return;

•	take any action that would cause the merger agreement or the merger to be subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, or to exempt or make not subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person (other than TriCo or its subsidiaries) or any action taken thereby, if that person or action would otherwise have been subject to the restrictive provisions of that law;

•	make or propose to make any loan to or enter into any transaction with FNBB or any of its subsidiaries or any of their respective officers, directors or affiliates, except that First National Bank may renew Regulation O compliant loans and originate new Regulation O compliant loans that are not objected to by TriCo;

•	take any action that would or is reasonably likely to result in (i) the merger not qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) any of the representations and warranties of FNBB set forth in the merger agreement being or becoming untrue in any material respect at or prior to the effective time of the merger, (iii) any of the conditions to the merger set forth in the merger agreement not being satisfied, (iv) a material violation of any provision of the merger agreement, except as may be required by applicable law and regulation, (v) a material delay in the ability of TriCo or FNBB to perform any of their obligations under the merger agreement on a timely basis, or (vi) a material delay in the ability of TriCo to obtain any required regulatory approvals; or

•	enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

The merger agreement also provides that pending consummation of the merger, TriCo may not, and will cause each of its subsidiaries not to, take the following actions without the prior written consent of FNBB:

•	conduct its business other than in the ordinary and usual course consistent with past practice or fail to use commercially reasonable best efforts to preserve its business organization and preserve for itself and FNBB the goodwill of the customers of TriCo and its subsidiaries and others with whom business relations exist;

•	take any action that is intended or is reasonably likely to result in (i) the merger not qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) any of the representations and warranties of TriCo set forth in the merger agreement being or becoming untrue in any material respect at or prior to the effective time of the merger, (iii) any of the conditions to the merger set forth in the merger agreement not being satisfied, (iv) a material violation of any provision of the merger agreement, except as may be required by applicable law and regulation, (v) a material delay in the ability of TriCo or FNBB to perform any of their obligations under the merger agreement on a timely basis, (vi) a material delay in the ability of TriCo to obtain any required regulatory approvals; or (vii) enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

The merger agreement contains certain covenants of the parties regarding their respective obligations pending consummation of the merger. These covenants, which are contained in Article VI of the merger agreement included as Appendix A, include covenants regarding, among others, the obligations of the parties to prepare and file the registration statement of TriCo of which this joint proxy statement/prospectus is a part; FNBB’s agreement to share certain information with TriCo; FNBB’s agreement to cooperate with TriCo to effect the discharge of FNBB’s borrowings from the Federal Home Loan Bank of San Francisco prior to the effective time of the merger; the provision of notices to FNBB’s customers prior to the merger; FNBB’s commitment to use commercially reasonable efforts to sell certain real property acquired upon foreclosure of a loan; and other covenants discussed elsewhere in this joint proxy statement/prospectus.

FNBB Board of Directors’ Covenant to Recommend the Merger Agreement

Pursuant to the merger agreement, the FNBB board of directors is required to recommend that FNBB shareholders approve the FNBB merger proposal at all times prior to and during the FNBB special meeting at which the merger agreement is to be considered by them. The FNBB board of directors may not withdraw, modify or qualify in any manner adverse to TriCo such recommendation or take any other action or make any other public statement in connection with the FNBB special meeting inconsistent with such recommendation, except as described below. Regardless of whether the FNBB board of directors changes its recommendation, the merger agreement must be submitted to the FNBB shareholders at the FNBB special meeting for the purpose of approving the merger agreement and any other matters required to be approved by FNBB’s shareholders for consummation of the transaction. FNBB may not submit to the vote of its shareholders any acquisition proposal other than the merger.

The FNBB board of directors is permitted to change its recommendation if FNBB has complied with the merger agreement and the FNBB board of directors, based on the advice of its outside counsel and financial advisor, has determined in good faith that failure to do so would result in a violation of the board of directors’ fiduciary duties under applicable law. If the FNBB board of directors intends to change its recommendation following an acquisition proposal, as described in “—No Solicitation” below, it must have first concluded in good faith, after giving effect to all of the adjustments to the terms and conditions of the merger agreement that may be offered by TriCo, that another acquisition proposal constitutes a superior proposal, as defined in “—No Solicitation” below. FNBB also must notify TriCo at least five business days in advance of its intention to change its recommendation in response to the superior proposal, including the identity of the party making the acquisition proposal, and furnish to TriCo all of the material terms and conditions of such superior proposal. Prior to changing its recommendation, FNBB must, and must cause its financial and legal advisors to, during the period following its delivery of the required notice, negotiate in good faith with TriCo for a period of up to five business days to the extent TriCo desires to negotiate to make adjustments in the terms and conditions of the merger agreement so that the other acquisition proposal ceases to constitute a superior proposal.

Pursuant to the merger agreement, the TriCo board of directors is required to recommend that TriCo shareholders approve the of TriCo merger proposal the shareholders of FNBB in connection with the merger and any other matters required to be approved by TriCo shareholders for consummation of the merger at all times prior to and during the TriCo special meeting.

No Solicitation

The merger agreement provides that FNBB will, and will direct and use its reasonable best efforts to cause its affiliates, directors, officers, employees, agents and representatives to, immediately cease any discussions or negotiations with any other parties that have been ongoing with respect to the possibility or consideration of any acquisition proposal and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to any acquisition proposal. For purposes of the merger agreement, “acquisition proposal” is defined to mean any inquiry, proposal or offer, filing of any regulatory application or notice, whether in draft or final form, or disclosure of an intention to do any of the foregoing from any person relating to any (i) direct or indirect acquisition or purchase of a business that constitutes 10% or more of the total revenues, net income, assets, or deposits of FNBB and its subsidiaries taken as a whole; (ii) direct or indirect acquisition or purchase of any class of equity securities representing 10% or more of the voting power of FNBB or First National Bank; (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of equity securities of FNBB or First National Bank; or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving FNBB or First National Bank, other than the transactions contemplated by the merger agreement.

From the date of the merger agreement through the effective time of the merger, FNBB will not, and will use reasonable efforts to cause its directors, officers or employees or any other representative retained by it not to, directly or indirectly through another person (i) solicit, initiate, or encourage, including by way of furnishing information or assistance, or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal or offer that constitutes, or is reasonably likely to lead to, any acquisition proposal, (ii) provide any confidential information or data to any person relating to any acquisition proposal, (iii) participate in any discussions or negotiations regarding any acquisition proposal, (iv) waive, terminate, modify, or fail to enforce any provision of any contractual “standstill” or similar obligations of any person other than TriCo or its affiliates, (v) approve or recommend, propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase agreement or share exchange agreement, option agreement or similar agreement related to any acquisition proposal or propose to take any of these actions, or (vi) make or authorize any statement, recommendation, or solicitation in support of any acquisition proposal.

However, prior to the date of the FNBB special meeting, if the FNBB board of directors determines in good faith, after consulting with its outside legal and financial advisors, that the failure to do so would breach, or would reasonably be expected to result in a breach of, its fiduciary duties under applicable law, FNBB may, in response to a bona fide, written acquisition proposal not solicited in violation of the merger agreement that the FNBB board of directors determines in good faith constitutes a superior proposal, subject to providing two business days prior written notice of its decision to take such action to TriCo and identifying the person making the proposal and all the material terms and conditions of the proposal and compliance with the merger agreement:

•	furnish information with respect to itself and its subsidiaries to any person making the superior proposal pursuant to a customary confidentiality agreement, as determined by FNBB after consultation with its outside counsel, on terms no more favorable to the person than the terms contained in the confidentiality agreement between FNBB and TriCo are to TriCo; and

•	participate in discussions or negotiations regarding the superior proposal.

For purposes of the merger agreement, “superior proposal” is defined to mean any bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of FNBB common stock then outstanding or all or substantially all of FNBB’s consolidated assets, that the FNBB board of directors determines in good faith, after taking into account all legal, financial, regulatory, and other aspects of the proposal and the person making the proposal, including any break-up fees, expense reimbursement provisions, and conditions to consummation, and after taking into account the advice of FNBB’s financial advisor, which will be a recognized investment banking firm, and outside counsel, (1) is more favorable from a financial point of view to its shareholders than the merger, (2) is reasonably likely to be consummated on the terms set forth, and (3) for which financing, to the extent required, is then committed or which, in the good faith judgment of the FNBB board of directors, is reasonably likely to be obtained by the third party.

In addition to these obligations, FNBB will promptly, within 24 hours, advise TriCo orally and in writing of its receipt of any acquisition proposal, and keep TriCo informed, on a current basis, of the continuing status of the inquiry, including the material terms and conditions of the inquiry and any material changes to the inquiry, and will contemporaneously provide to TriCo all materials provided to or made available to any third party that were not previously provided to TriCo.

FNBB has agreed that any violations of the restrictions set forth in the merger agreement by any representative of FNBB or its subsidiaries will be deemed a breach of the merger agreement by FNBB.

TriCo and FNBB have agreed that irreparable damage would occur in the event FNBB, its subsidiaries or any of their respective representatives violated any of the restrictions described above regarding discussions and negotiations with other parties with respect to the possibility or consideration of any acquisition proposal. As such, under the merger agreement, TriCo is entitled to injunctive relief to prevent breaches of these restrictions and to enforce specifically the terms of these restrictions.

Representations and Warranties of the Parties

Pursuant to the merger agreement, TriCo and FNBB made certain customary representations and warranties relating to their respective companies, subsidiaries, businesses and matters related to the merger. For detailed information concerning these representations and warranties, reference is made to Article V of the merger agreement included as Appendix A to this joint proxy statement/prospectus. Such representations and warranties generally must remain accurate through the completion of the merger, unless the fact or facts that caused a breach of a representation and warranty has not had or is not reasonably likely to have a material adverse effect on the party making the representation and warranty. See “—Conditions to the Merger” beginning on page 74.

The merger agreement contains representations and warranties that TriCo and FNBB made to and solely for the benefit of each other. These representations and warranties are subject to materiality standards which may differ from what may be viewed as material by investors and shareholders, and, in certain cases, were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The assertions embodied in those representations and warranties also are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the merger agreement. Although neither TriCo nor FNBB believes that the disclosure schedules contain information that the federal securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement.

Accordingly, neither shareholders of either FNBB or TriCo should rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the merger agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in TriCo’s or FNBB’s public disclosures.

Effective Time of the Merger

Pursuant to the terms and conditions set forth in the merger agreement, TriCo has agreed to acquire FNBB in a transaction in which FNBB will merge with and into TriCo, with TriCo as the surviving corporation. The merger will become effective upon the acceptance of a certificate of merger to be filed with the Secretary of State of the State of California in accordance with the provisions of applicable California law.

Amendment of the Merger Agreement

To the extent permitted under applicable law, the merger agreement may be amended or supplemented at any time by written agreement of the parties whether before or after the approval of the shareholders of FNBB, except that after shareholders of FNBB have approved the principal terms of the merger agreement, except as described in the next sentence, no amendment or supplement that by law requires further approval by the shareholders of FNBB may be made without first obtaining such approval. By approving the principal terms of the merger agreement, FNBB shareholders will be deemed to have approved any amendment to the September 30, 2018 termination date described below.

Termination of the Merger Agreement

The merger agreement may be terminated:

•	by the mutual written consent of TriCo and FNBB;

•	if the terminating party is not in material breach of any representation, warranty, covenant, or agreement contained in the merger agreement, by TriCo or FNBB, in the event of a breach by the other party of any representation, warranty, covenant, or agreement contained in the merger agreement that (i) cannot be or has not been cured within thirty (30) days of the giving of written notice to the breaching party or parties and (ii) would entitle the non-breaching party not to consummate the merger;

•	by TriCo or FNBB, in the event that the merger is not consummated by September 30, 2018, except to the extent that the failure to consummate the merger by September 30, 2018 is due to (i) the failure of the party seeking to terminate to perform or observe its covenants and agreements set forth in the merger agreement, or (ii) the failure of any of the FNBB shareholders (if FNBB is the party seeking to terminate) to perform or observe their respective covenants under their respective shareholder agreements with TriCo;

•

by TriCo or FNBB, in the event the approval of any governmental authority required for consummation of the merger and the other transactions contemplated by the merger agreement have been denied by final non-appealable action of the governmental authority, or any governmental authority shall have issued a final, non-appealable injunction prohibiting the consummations of the merger, or an application for approval has been permanently withdrawn at the request of a governmental authority, provided that no party has the right to terminate the merger agreement if the denial is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants;

•	by TriCo, if approval of the FNBB merger proposal by FNBB shareholders has not been obtained by reason of the failure to obtain the required vote at the FNBB special meeting or at any adjournment or postponement thereof;

•	by FNBB, if the approval of the TriCo merger proposal has not been obtained by reason of the failure to obtain the required vote at the TriCo special meeting or at any adjournment or postponement thereof;

•	by TriCo, if FNBB materially breaches the covenants described under “—No Solicitation” on page 81, in any respect adverse to TriCo, the FNBB board of directors fails to recommend that the shareholders of FNBB approve the FNBB merger proposal or withdraws, modifies or qualifies its recommendation in a manner that is adverse to TriCo, or FNBB breaches its covenants requiring the calling and holding of a meeting of shareholders in accordance with the merger agreement;

•	by TriCo if a third party commences a tender offer or exchange offer for 15% or more of the outstanding FNBB common stock and the board of directors of FNBB recommends that FNBB shareholders tender their shares in the offer or otherwise fails to recommend that they reject the offer within a specified period; or

•	by FNBB, if the FNBB board of directors changes its recommendation of the merger to its shareholders and (i) FNBB is not in breach of any representation, warranty, covenant or agreement contained in the merger agreement and (ii) FNBB has paid the termination fee referenced below under “—Termination Fee” to TriCo.

Termination Fee

The merger agreement provides that FNBB must pay TriCo a $12.0 million termination fee under the circumstances and in the manner described below:

•	if the merger agreement is terminated by TriCo for any of the reasons described in the seventh or eighth bullet points or by FNBB for the reason described in the ninth bullet point under “—Termination of the Merger Agreement” above, FNBB must pay the termination fee to TriCo on the second business day following the termination of the merger agreement; or

•

if the merger agreement is terminated by (A) TriCo pursuant to the second bullet point under “—Termination of the Merger Agreement” above, (B) either TriCo or FNBB pursuant to the third bullet point under “—Termination of the Merger Agreement” above and at the time of the termination no vote of the FNBB shareholders contemplated by the merger agreement at the FNBB special meeting shall have occurred, or (C) TriCo pursuant to the fifth bullet point under “—Termination of the Merger Agreement” above, and in the case of any termination referenced in clause (A), (B) or (C), an “acquisition proposal” (as defined under “—No Solicitation” above) shall have been publicly announced and communicated or made known to the executive officers of FNBB or the board of directors of FNBB (or any person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an acquisition proposal, or reiterated a previously expressed plan or intention to make an acquisition proposal) at any time after the date of the merger agreement and prior to the time that shareholders of FNBB vote on the merger agreement (in the case of clause (C)) or the date of termination of the merger agreement (in the case of clause (A) or (B)) and (1) within twelve months after the termination, FNBB or an FNBB subsidiary enters into an agreement with respect to a “control transaction,” then FNBB shall pay to TriCo an amount equal to $12.0 million on the date of execution of such agreement and upon consummation of any such “control transaction” at any time thereafter, FNBB shall pay to TriCo the remainder of the termination fee on the date of such consummation and (2) if a control transaction is consummated otherwise than pursuant to an agreement with FNBB within twelve months after such termination, then FNBB shall pay to TriCo the termination fee (less any amount previously paid by FNBB pursuant to clause (1) above) on the date of such consummation of such control transaction. A “control transaction” is defined as (i) the acquisition by any person whether by purchase, merger, consolidation, sale, transfer, or otherwise, in one transaction or any series of transactions, of a majority of the voting power of the outstanding securities of FNBB or First National Bank or a majority of the assets of FNBB or First National Bank, (ii) any issuance of securities resulting in the ownership by any person of more than 50% of the voting power of FNBB or by any person other than FNBB or its subsidiaries of more than 50% of the voting power of First National Bank, or (iii) any merger, consolidation, or other business combination transaction involving FNBB or any of its subsidiaries as a result of which the shareholders of FNBB cease to own, in the aggregate, at least 50% of the total voting power of the entity surviving or resulting from such transaction.

Any termination fee that becomes payable pursuant to the merger agreement shall be paid by wire transfer of immediately available funds to an account designated by TriCo.

If FNBB fails to timely pay the termination fee to TriCo, FNBB will be obligated to pay the costs and expenses (including reasonable legal fees and expenses) incurred by TriCo to collect such payment, provided TriCo prevails on the merits, together with interest.

Certain Employee Matters

The merger agreement contains certain agreements of the parties with respect to various employee matters, which are described below.

As soon as administratively practicable after the effective time of the merger, TriCo will take all reasonable action so that employees of FNBB and its subsidiaries will be entitled to participate in the TriCo and Tri Counties Bank employee benefit plans of general applicability to the same extent as similarly-situated employees of TriCo and its subsidiaries, provided that coverage shall be continued under the corresponding benefit plans of FNBB and its subsidiaries until such employees are permitted to participate in the TriCo benefit plans. TriCo and Tri Counties Bank, however, shall not be under any obligation to make any grants to any former employee of FNBB and its subsidiaries under any discretionary equity compensation plan of TriCo. For purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes, other than for accrual of pension benefits under, the TriCo employee benefit plans, TriCo will recognize years of service with FNBB and its subsidiaries, to the same extent as such service was credited for such purpose by FNBB and its subsidiaries, except where such recognition would result in duplication of benefits. Nothing contained in the merger agreement shall limit the ability of TriCo to amend or terminate any TriCo or FNBB benefit plan in accordance with their terms at any time.

At the time the employees of FNBB and its subsidiaries become eligible to participate in a medical, dental, health, life or disability plan of TriCo and its subsidiaries, TriCo will cause each such plan to:

•	waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of TriCo;

•	provide full credit under such medical, health or dental plans for any deductibles, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation; and

•	waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the effective time of the merger to the extent such employee had satisfied any similar limitation or requirement under a corresponding FNBB plan prior to the effective time of the merger.

At and following the effective time of the merger, TriCo shall honor and shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of FNBB and its subsidiaries and current and former directors of FNBB and its subsidiaries existing as of the effective date of the merger, as well as all bonus, deferred compensation, supplemental retirement plan, salary continuation, severance, termination, change in control or other existing plans and policies of FNBB and its subsidiaries that were disclosed to TriCo.

TriCo has agreed that those employees of FNBB and its subsidiaries (i) who are not offered employment by TriCo following the effective date of the merger, who are not a party to an employment agreement or otherwise entitled to an existing severance package, change in control benefit or payments under any salary continuation plan, and who sign and deliver (and do not revoke) a termination and release agreement or (ii) who are terminated by TriCo without cause prior to the first anniversary of the effective date of the merger and deliver (and do not revoke) a termination and release agreement, will be entitled to receive a single lump sum payment of severance in an amount and in accordance with the terms of a severance policy agreed to by the parties.

Pursuant to the merger agreement, FNBB is required, prior to the closing of the merger, to have made all discretionary employee contributions to the First National Bank retirement plan, to provide for full vesting of all non-elective contributions under such retirement plan for all participants, and to take all actions necessary to terminate such retirement plan effective no later than the business day preceding the closing date of the merger.

Interests of Certain FNBB Officers and Directors in the Merger

When FNBB shareholders are considering the recommendation of FNBB’s board of directors with respect to approving the merger agreement, FNBB shareholders should be aware that FNBB directors and officers have interests in the merger as individuals that are in addition to, or different from, their interests as shareholders of FNBB. The FNBB board of directors was aware of these factors and considered them, among other matters, in approving the merger agreement and the merger. These interests are described below.

Stock Ownership.

The directors and executive officers of FNBB, as a group, beneficially owned and had the power to vote as of April 9, 2018, a total of approximately 1,528,379 shares of FNBB common stock, representing approximately 20% of the outstanding shares of FNBB common stock as of that date. Substantially all of these shares are expected to be voted in favor of the merger agreement pursuant to the shareholder agreements entered into by each of the directors and substantially all of the executive officers of FNBB who own shares of FNBB common stock. See “—Shareholder Agreements” beginning on page 94. Each of these persons will receive the same merger consideration for their shares of FNBB common stock as the other FNBB shareholders.

FNBB Options.

Under the terms of the merger agreement, the board of directors of FNBB will approve acceleration of the vesting of FNBB options, held by directors, officers and employees of FNBB or First National Bank immediately prior to the merger.

Each outstanding and unexercised FNBB option will be canceled in exchange for a cash payment equal to the number of shares of FNBB common stock subject to such FNBB option immediately prior to the closing of the merger multiplied by the amount, if positive, by which the product of the exchange ratio multiplied by the TriCo average closing price exceeds the per share exercise price under such FNBB option.

The following tables disclose the number of FNBB shares included in stock option contracts held by each of FNBB’s executive officers and directors, and their vesting status, as of December 11, 2017, including the number of unvested options that will accelerate and vest in connection with the consummation of the merger and the value of the cash payment each executive officer or director will receive as the result of the cancellation of such options, assuming the value of a share of TriCo common stock is $41.64, which was the closing price of TriCo common stock on December 8, 2017, the last trading day prior to the announcement of the merger.

Executive Officer Table
Named Executive Officers	Number of Shares Subject to Vested Options (#)	Cash-out Payment For Vested Options ($)	Number of Shares Subject to Unvested Options (#)	Cash-out Payment For Unvested Options ($)	Total Consideration for Unvested Equity Awards ($)	Total Consideration for Outstanding Equity Awards ($)
Thomas C. McGraw	59,973	$1,691,438	—	$—	$—	$—
Jim D. Black	7,195	158,500	21,287	482,328	—	—
Anthony J. Clifford	—	—	21,287	482,328	—	—
David A. Curtis	—	—	15,741	356,722	—	—
Randy R. Brugioni	13,174	339,888	14,716	335,377	—	—

Non-Employee Director Table
Non-Employee Directors	Number of Shares Subject to Vested Options (#)	Cash-out Payment For Vested Options ($)	Number of Shares Subject to Unvested Options (#)	Cash-out Payment For Unvested Options ($)	Total Consideration for Unvested Equity Awards ($)	Total Consideration for Outstanding Equity Awards ($)
Lisa Angelot	15,760	$442,805	—	$—	$—	$—
Thomas G. Atwood	9,806	230,035	—	—	—	—
Ronald R. Barels	8,576	192,862	—	—	—	—
Merrie Turner Lightner	5,435	114,137	—	—	—	—
Michael Pacelli	13,642	363,938	—	—	—	—
Edward J. Watson	15,754	442,658	—	—	—	—

Appointment of FNBB Directors to the Boards of Directors of TriCo and Tri Counties Bank.

In the merger agreement, TriCo agreed to take all necessary action following completion of the merger to appoint two directors of FNBB to serve on the boards of directors of TriCo and Tri Counties Bank until the first annual meeting of shareholders of TriCo following the merger. Subject to the fiduciary duties of TriCo’s board of directors, TriCo agreed to cause such directors to be included among the nominees for which the TriCo board of directors will solicit proxies at such annual meeting. As of the date of their joint proxy statement/prospectus, the identity of the two FNBB directors who will join the boards of directors of TriCo and Tri Counties Bank is not known.

Other FNB Employment-Related Agreements and Benefits.

There are no employment contracts between FNBB or First National Bank and the named executive officers identified in the Executive Officer Table above for FNBB options. The named executive officers participate in certain benefit arrangements, agreements and plans described below.

FNBB Savings Plan. Neither FNBB nor First National Bank has a formal cash bonus plan. The FNBB board of directors decides annually whether to keep the plan a “safe harbor” plan and whether to make a profit sharing contribution to the FNBB Savings Plan (formerly named the “First National Bank Profit Sharing and 401(k) Plan”) and the amount of that contribution. The FNBB named executive officers are participants in the FNBB Savings Plan. Each participant in the FNBB Savings Plan who meets IRS qualifying criteria receives a share of the annual “safe harbor” contribution based on the amount of his or her qualifying compensation. Any profit sharing contributions vest according to a schedule of years of service. Eligible employees are allowed to make voluntary contributions and such contributions are funded by the individual employees. FNBB has agreed to terminate the plan in compliance with its terms and requirements of applicable law, effective prior to consummation of the merger.

Executive Supplemental Compensation Agreements. First National Bank has entered into supplemental compensation agreements with each of the FNBB named executive officers which provide for annual retirement benefits to be paid to each officer or his designated beneficiary over a period of twenty years in such amounts as specified in the individual agreements. The benefits are accrued at net present value and were fully vested as of December 31, 2017. Monthly payments begin the seventh month after the named executive officer’s separation from service. In order to help fund the payment of such benefits, First National Bank maintains bank-owned life insurance contracts on the FNBB named executive officers and has entered into split dollar life insurance agreements with each of the named executive officers. The payment obligations under these agreements will become TriCo obligations, effective upon consummation of the merger. At December 31, 2017, the net present value of the benefits accrued for the named executive officers under the supplemental compensation agreements were as follows: Thomas C. McGraw, $593,472; Jim D. Black, $1,455,193; Anthony J. Clifford, $1,670,029; David A. Curtis, $2,017,804; and Randy R. Brugioni, $1,483,679.

Management Continuity Agreements. First National Bank has entered into management continuity agreements with two of the named executive officers, Jim D. Black and Anthony J. Clifford (and one other officer who is not an executive officer). Each agreement provides for the payment of a lump sum severance benefit of two times the executive’s base annual salary upon termination of employment after a change in control of First National Bank. Payment under the agreements is conditioned on a change in control only. Any termination of employment for any reason prior to a change in control would result in automatic termination of a management continuity agreement and the loss of any benefit thereunder. First National Bank’s payment obligations under the management continuity agreement will become obligations of Tri Counties Bank as a result of the merger. See “Merger-Related Compensatory Arrangements for FNBB’s Named Executive Officers” with respect to amounts payable under these agreements.

Deferred Compensation Plan. First National Bank has established a nonqualified deferred compensation plan and participation is open to all officers, including the FNBB named executive officers. Messrs. Black, Clifford, Curtis and Brugioni currently participate in the plan. The funds contributed to the plan are those of the individual participant and represent income earned and/or bonuses awarded as an employee of First National Bank. There are no vesting requirements. Contributions of deferred compensation specified by the participants are forwarded by First National Bank to the deferred compensation trust which are then invested by the trustee in accordance with the instructions of the participants based on investment options offered by the plan’s investment manager. No funds of FNBB or First National Bank are contributed to the plan. Each participant may elect whether he or she will receive distribution of his or her account, in whole or in part, based upon the passage of a specified period of time of at least five years or upon termination of employment.

Merger-Related Compensatory Arrangements for FNBB’s Named Executive Officers

The following table sets forth the estimated amounts of compensation and benefits that each named executive officer of FNBB could receive that are based on or otherwise relate to the merger. These amounts have been calculated assuming that the merger is consummated on April 9, 2018. Please see the section entitled “The Merger—Interests of FNBB Directors and Executive Officers in the Merger” beginning on page 86 for further information about the applicable compensation and benefits. These estimated amounts are based on multiple assumptions that may or may not actually occur, including assumptions described in this joint proxy statement/prospectus. Some of these assumptions are based on information not currently available and, as a result, the actual amounts, if any, to be received by a named executive officer may differ from the amounts set forth below.

Golden Parachute Compensation

Named Executive Officer	Cash ($) (1)	Equity ($) (2)	Total ($) (3)
Thomas C. McGraw	$—	$1,642,656	$1,642,656
Jim D. Black	671,724	358,440	1,030,164
Anthony J. Clifford	642,646	417,813	1,060,459
David A. Curtis	418,252	266,045	684,297
Randy R. Brugioni	513,319	245,533	758,852

(1)	Cash. Cash amounts reflect change in control amounts payable pursuant to the named executive officer’s management continuity agreement. For Mr. Curtis, reflects a retention bonus in the amount of $418,252 and, for Mr. Brugioni, reflects a retention bonus in the amount of $513,319, which payments are conditioned upon their continued employment as Chief Financial Officer and Chief Credit Officer, respectively, for FNBB and First National Bank until the closing date, and their execution of a release.
(2)	Equity. Represents the value of the aggregate consideration to be paid in respect of vested an unvested in-the-money FNBB options upon consummation of the merger, assuming the average closing share price for TriCo common stock is $40.81 as described in greater detail above in the section entitled “The Merger—Interests of FNBB Directors and Executive Officers in the Merger—FNBB Options” beginning on page 86 and as quantified in the “Cash-Out Payment For Vested Options” and “Cash-Out Payment For Unvested Options” columns of the Executive Officer Table on page 87.
(3)	Total. Represents for each named executive officer, the amounts which are payable as a single trigger (i.e., conditioned solely on the occurrence of a change in control). None are double trigger (i.e., payments requiring the occurrence of an additional event in addition to a change in control).

The “Cash” amounts to be paid to the named executive officers described in the “Golden Parachute Compensation” table and footnotes above will be paid in lump sums by FNBB immediately prior to the effective time of the merger.

The “Equity” amounts to be paid to the named executive officers described in the “Golden Parachute Compensation” table and footnotes above will be paid in lump sum by FNBB immediately prior to the effective time of the merger conditioned upon the cancellation of option agreements held by the named executive officers.

TriCo Employment Agreements with Certain Officers of FNBB.

TriCo and Tri Counties Bank have entered into employment agreements with Jim Black, Anthony Clifford, and Randy Brugioni, presently the President, the Chief Operating Officer and the Chief Credit Officer of FNBB, respectively, which will become effective upon consummation of the merger. Pursuant to the terms of their employment agreements, Mr. Black will be employed by Tri Counties Bank as Commercial Lending President—San Francisco Region, Mr. Clifford as Regional President—San Francisco Region, and Mr. Brugioni as Senior Vice President—Senior Credit Administrator. Mr. Black’s and Mr. Clifford’s employment agreements have a one year term and Mr. Brugioni’s employment agreement has a two year term.

Pursuant to their respective employment agreements, Messrs. Black, Clifford and Brugioni will receive an annual base salary of $300,000, $300,000 and $250,000, respectively. In addition, they are eligible for bonuses and entitled to participate in any benefit plans or programs available to similarly situated employees of Tri Counties Bank generally. Each of Messrs. Black’s, Clifford’s and Brugioni’s employment agreements includes provisions related to payments to them in certain circumstances related to termination of employment, treatment of confidential information and restrictions against soliciting employees, vendors and customers of TriCo and Tri Counties Bank.

Indemnification.

FNBB’s directors, officers and employees are entitled to continuing indemnification against certain liabilities by virtue of provisions contained in the FNBB articles of incorporation, as amended, and bylaws, as amended, and the merger agreement. FNBB’s articles of incorporation, as amended, are referred to as the FNBB articles of incorporation, and FNBB’s bylaws, as amended, are referred to as the FNBB bylaws. In the merger agreement, TriCo agreed for a period of six years from the closing of the merger, to indemnify and hold harmless each present and former director, officer and employee of FNBB or a subsidiary of FNBB, as applicable, determined as of the effective time of the merger, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of FNBB or its subsidiaries or is or was serving at the request of FNBB or its subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise including, without limitation, matters related to the negotiation, execution and performance of the merger agreement or the consummation of any of the transactions contemplated by the merger agreement, to the fullest extent to which such indemnified parties would be entitled under the FNBB articles of incorporation and FNBB bylaws, or any agreement, arrangement or understanding previously disclosed by FNBB to TriCo pursuant to the merger agreement, in each case as in effect on the date of the merger agreement.

In the merger agreement, TriCo has agreed to maintain FNBB’s existing directors’ and officers’ liability insurance policy for FNBB’s directors and officers or a substitute policy which shall provide such directors and officers with coverage following the effective time of the merger for an additional six years, provided that if the cost of such insurance exceeds 200% of the annual premiums paid by FNBB for its existing directors’ and officers’ liability insurance, which is referred to as the maximum insurance amount, TriCo will obtain the most advantageous coverage as is available for the maximum insurance amount.

Other than as set forth above, no director or officer of FNBB has any direct or indirect material interest in the merger, except insofar as ownership of FNBB common stock might be deemed such an interest.

Material Federal Income Tax Consequences

The following is a general description of the anticipated material U.S. federal income tax consequences of the merger. This discussion is based upon the Code, Treasury regulations, judicial authorities and published positions of the Internal Revenue Service, or IRS, all as currently in effect and all of which are subject to change. Accordingly, the U.S. federal income tax consequences of the merger to the holders of FNBB common stock could differ from those described below.

Except as specifically stated herein, this discussion is limited to U.S. holders (as defined below) that hold shares of FNBB common stock as a capital asset within the meaning of Section 1221 of the Code for U.S. federal income tax purposes. This discussion does not address the tax consequences applicable to FNBB shareholders that are not U.S. holders, nor does it address all of the tax consequences that may be relevant to particular U.S.

holders that are subject to special treatment under U.S. federal income tax laws, including, without limitation, financial institutions, insurance companies, partnerships and other pass-through entities, tax-exempt organizations, regulated investment companies, real estate investment trusts, dealers in securities or currencies, U.S. persons whose functional currency is not the U.S. dollar, traders in securities that elect to use a mark-to-market method of accounting, persons that hold FNBB common stock as part of a straddle, hedge, constructive sale or conversion transaction, and U.S. holders that acquired their shares of FNBB common stock through the exercise of an employee stock option or otherwise as compensation.

If a partnership or other entity taxed as a partnership holds FNBB common stock, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships holding FNBB common stock and partners in such partnerships should consult with their tax advisors about the tax consequences of the merger to them.

This discussion does not address the tax consequences of the merger under state, local or foreign tax laws. This discussion also does not address the tax consequences of any transaction other than the merger.

For purposes of this section, the term “U.S. holder” means a beneficial owner of FNBB common stock that is for U.S. federal income tax purposes (i) an individual who is a citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state or a political subdivision thereof, (iii) an estate that is subject to U.S. federal income tax on its income regardless of its source, or (iv) a trust, the substantial decisions of which are controlled by one or more U.S. persons and which is subject to the primary supervision of a U.S. court, or that has validly elected under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Tax Consequences of the Merger.

The merger has been structured to qualify as a “reorganization” under Section 368(a) of the Code for U.S. federal income tax purposes. As a condition to the completion of the merger, Sheppard Mullin is required to deliver an opinion, dated the closing date of the merger, to the effect that the merger will be treated as a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code. The opinion will assume that the merger will be completed according to the terms of the merger agreement and that the parties will report the merger in a manner consistent with the opinion. The opinion will rely on the facts as stated in the merger agreement, the Registration Statement on Form S-4 filed by TriCo in connection with the merger (of which this joint proxy statement/prospectus is a part) and certain other documents. In rendering the opinion, counsel will rely on the representations of TriCo and FNBB, to be delivered at the time of closing (and counsel will assume that any representation that is qualified by belief, knowledge or materiality is true, correct and complete without such qualification). If any assumption or representation is or becomes inaccurate, the U.S. federal income tax consequences of the merger could be adversely affected. The opinion will be based on statutory, regulatory and judicial authority existing as of the date of the opinion.

An opinion of counsel represents such counsel’s best legal judgment but is not binding on the IRS or on any court. Neither TriCo nor FNBB intends to request any ruling from the IRS as to the U.S. federal income tax consequences of the merger. Consequently, no assurance can be given that the IRS will not assert, or that a court will not sustain, a position contrary to any of the tax consequences set forth below or any of the tax consequences described in the opinion.

Based on representations to be contained in representation letters of officers of TriCo and FNBB, all of which must continue to be true and accurate in all material respects as of the effective time of the merger, and subject to the other matters set forth above, it is the opinion of Sheppard Mullin that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Based upon the foregoing, the following discussion represents the opinion of Sheppard Mullin with respect to the material U.S. federal income tax consequences of the merger.

Tax Consequences of the Merger for U.S. Holders of FNBB Common Stock.

Except as described below under “—Cash in Lieu of Fractional Shares of TriCo Common Stock,” a U.S. holder that exchanges all of its shares of FNBB common stock for shares of TriCo common stock pursuant to the merger will not recognize gain or loss in connection with such exchange.

A U.S. holder’s aggregate tax basis in the TriCo common stock received in the merger, including any fractional shares deemed received by the U.S. holder under the treatment discussed below under “—Cash in Lieu of Fractional Shares of TriCo Common Stock,” will equal such U.S. holder’s aggregate tax basis in the FNBB common stock surrendered by such U.S. holder in the merger. The holding period for the shares of TriCo common stock received by such U.S. holder in the merger, including any fractional shares deemed received by the U.S. holder under the treatment discussed below under “—Cash in Lieu of Fractional Shares of TriCo Common Stock,” will include the holding period for the shares of FNBB common stock exchanged therefor.

Cash in Lieu of Fractional Shares of TriCo Common Stock.

A U.S. holder that receives cash instead of a fractional share of TriCo common stock will be treated as having received the fractional share of TriCo common stock pursuant to the merger and then having exchanged the fractional share of TriCo common stock for cash in a redemption by TriCo. This deemed redemption will be treated as a sale or exchange and a U.S. holder will recognize gain or loss equal to the difference between (i) the amount of cash received by such U.S. holder and (ii) the portion of the basis of the shares of FNBB common stock allocable to such fractional interest. Such gain or loss will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for the FNBB common stock exchanged by such U.S. holder is greater than one year as of the effective time of the merger. Long-term capital gains of non-corporate U.S. holders are generally subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax on “net investment income” as provided in Section 1411 of the Code.

Notwithstanding the previous paragraph, if the receipt of the cash is deemed to be essentially equivalent to the distribution of a dividend to the U.S. holder, the cash would be treated as dividend income. While a dividend from TriCo would generally be treated as a “qualified dividend” and taxed at the same rates applicable to long-term capital gains, a U.S. holder would not be able to apply any portion of its basis to reduce the amount of such dividend and such basis would instead be reallocated to such U.S. holder’s other TriCo shares.

Information Reporting and Backup Withholding.

Cash payments received in the merger by a U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at a current rate of 24% of the cash payable to the U.S. holder, unless the U.S. holder provides proof of an applicable exemption, furnishes its taxpayer identification number (in the case of individuals, their social security number) and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a U.S. holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Reporting Requirements.

A U.S. holder that receives shares of TriCo common stock as a result of the merger will be required to retain records pertaining to the merger. Each U.S. holder that is required to file a U.S. tax return and that is a “significant holder” that receives TriCo common stock in the merger will be required to file a statement with the significant holder’s U.S. federal income tax return setting forth such significant holder’s basis (determined immediately before the exchange) in the FNBB common stock surrendered and the fair market value (determined immediately before the exchange) of the FNBB common stock that is exchanged by such significant holder. A

“significant holder” is a U.S. holder that receives shares of TriCo common stock in the merger and that, immediately before the merger, owned at least 5% of the outstanding stock of FNBB (by vote or value) or securities of FNBB with a tax basis of $1 million or more.

THE FOREGOING IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES OF THE MERGER TO FNBB SHAREHOLDERS. FNBB SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL (INCLUDING THE ALTERNATIVE MINIMUM TAX), STATE, LOCAL OR FOREIGN AND OTHER TAX LAWS AND OF CHANGES IN THOSE LAWS.

Accounting Treatment of the Merger

The merger will be accounted for under the acquisition method of accounting under GAAP. Under this method, FNBB’s assets and liabilities as of the date of the merger will be recorded at their respective fair values and added to those of TriCo. Any excess between the purchase price for FNBB and the fair value of the identifiable net assets acquired (including identified core deposit and other intangibles) will be recorded as goodwill. In accordance with FASB Accounting Standards Codification (ASC) Topic 350, “Intangibles—Goodwill and Other,” the goodwill resulting from the merger will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. Core deposit and other intangibles with definite useful lives recorded by TriCo in connection with the merger will be amortized to expense. The financial statements of TriCo issued after the merger will reflect the results attributable to the acquired operations of FNBB beginning on the date of completion of the merger.

Expenses of the Merger

The merger agreement provides that each of FNBB and TriCo will bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by the merger agreement, including fees and expenses of its own financial consultants, accountants and legal counsel.

Listing of the TriCo Common Stock

TriCo has agreed to use its reasonable best efforts to cause the shares of TriCo common stock to be issued to FNBB shareholders as the merger consideration to be approved for listing on the Nasdaq Global Select Market.

Resale of TriCo Common Stock

The shares of common stock that FNBB shareholders receive as a result of the merger will be registered under the Securities Act. FNBB shareholders may freely trade or transfer these shares of TriCo common stock if such FNBB shareholder is not considered an “affiliate” of TriCo, as that term is defined in the federal securities laws. Generally, “affiliates” include directors, certain executive officers and holders of 10% or more of the outstanding TriCo common stock. However, determination of affiliate status for federal securities law purposes is a facts and circumstances test and FNBB shareholders should seek advice from their own legal counsel to determine whether or not they are an affiliate of TriCo for federal securities law purposes.

TriCo’s affiliates may not sell their shares of TriCo common stock acquired in the merger unless those shares are registered under an effective registration statement under the Securities Act, or by complying with an applicable exemption from the registration requirements of the Securities Act. TriCo may also place restrictive legends on certificates representing shares of TriCo common stock issued to all persons who will be considered “affiliates” of TriCo.

Shareholder Agreements

In connection with the execution of the merger agreement, directors and substantially all executive officers of FNBB entered into a shareholder agreement with TriCo pursuant to which each such director and executive officer agreed that at any meeting of the shareholders of FNBB, or in connection with any written consent of the shareholders of FNBB, the director and executive officer shall:

•	appear at such FNBB meeting or otherwise cause all shares of FNBB common stock owned by him to be counted as present thereat for purposes of calculating a quorum;

•	vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all shares of FNBB common stock beneficially owned by him or her or as to which he or she has, directly or indirectly, the right to direct the voting:

•	in favor of adoption and approval of the merger, the merger agreement and the transactions contemplated by the merger agreement;

•	against any action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of FNBB contained in the merger agreement or of the director or officer contained in the shareholder agreement; and

•	against any acquisition proposal (as defined in the merger agreement or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the merger or the performance of his, her, or its obligations under the shareholder agreement.

Pursuant to the shareholder agreement, each FNBB executive officer and director who entered into a shareholder agreement also agreed, while the shareholder agreement is in effect, not to, directly or indirectly, sell, transfer, pledge, encumber (except for pledges or encumbrances existing as of the date of the shareholder agreement), distribute by gift, or otherwise dispose of any of the shares whether by actual disposition, physical settlement, or effective economic disposition through hedging transactions; nor to enter into any agreement with any person that violates shareholder’s representations, warranties, covenants, and obligations under the shareholder agreement; nor to take any other action that reasonably could be expected to adversely effect, in any material respect, shareholder’s power, authority, and ability to comply with and perform his, her, or its covenants and obligations under the shareholder agreement. Each FNBB executive officer and director who entered into a shareholder agreement also agreed not to deposit any shares in a voting trust, grant any proxy, or enter into any voting agreement or similar agreement or arrangement with respect to any shares.

In addition, subject to enumerated exceptions, each FNBB executive officer and director who entered into a shareholder agreement agreed that, for a period of two years following the consummation of the merger, they will not:

•	solicit (other than general solicitations through newspapers or other media of general circulation not targeted at such employees) any employees of FNBB or its subsidiaries prior to consummation of the merger, provided, however, that the foregoing shall not apply to any FNBB employee (i) who does not become an employee of TriCo or any of its subsidiaries on the closing date of the merger; or (ii) whose employment terminated more than six months prior to the time that such FNBB employee is first solicited for employment following the closing date of the merger;

•	compete with TriCo in any of the California counties where FNBB or First National Bank conducts business as of the closing date of the merger;

•

induce, persuade, encourage or influence any person or entity having a business relationship with TriCo, Tri Counties Bank, FNBB, First National Bank, their respective subsidiaries or any of their affiliates to discontinue, reduce or restrict such relationship or solicit or target depositors, borrowers or customers of FNBB or its subsidiaries on the date of the merger agreement and/or as of the date the merger is consummated, except for general solicitations that are directed to the general public and not directed specifically to persons who were depositors, borrowers or customers of FNBB or its subsidiaries on the date of the merger agreement or as of the date the merger is consummated; or

•	disparage TriCo, its subsidiaries or any of their affiliates.

Except for the non-solicitation, noncompetition and non-disparagement provisions referenced in the paragraph above, which will survive for a period of two years following the consummation of the merger, the shareholder agreements shall remain in effect until the earlier to occur of the date, if any, of termination of the merger agreement in accordance with its terms, or the effective time of the merger.

Dissenters’ Rights

Neither TriCo shareholders nor FNBB shareholders will have the right to dissent from the merger and assert dissenters’ rights.

Under the CGCL, shareholders are generally entitled to dissent from a merger or consolidation and obtain payment of the fair value of their shares when a merger or consolidation occurs. However, the CGCL provides that appraisal rights are not available for shares that are listed on a national securities exchange where the merger consideration is stock of a publicly traded corporation. FNBB’s common stock is traded on a national securities exchange and the merger consideration, comprised of TriCo’s common stock, is also traded on a national securities exchange. Therefore, neither TriCo’s nor FNBB’s shareholders will be entitled to any statutory appraisal rights.

MARKET FOR COMMON STOCK AND DIVIDENDS

TriCo Market Information and Dividends

Market Information.

TriCo’s common stock is traded on the Nasdaq Global Select Market under the symbol “TCBK.” As of April 9, 2018, there were 22,958,323 shares of TriCo common stock outstanding, which were held by approximately 1,600 holders of record. Such numbers of shareholders do not reflect the number of individuals or institutional investors holding stock in nominee name through banks, brokerage firms and others.

The following table sets forth during the periods indicated the high and low sales prices of TriCo common stock as reported on the Nasdaq Global Select Market and cash dividends per share for the periods indicated.

	TriCo
	Market Price		Cash Dividends Per Share
	High	Low
Year Ending December 31, 2018
First Quarter	$39.66	$36.19	$0.17
Second Quarter (through April 16, 2018)	37.80	36.65	—
Year Ending December 31, 2017
First Quarter	$37.38	$32.84	$0.15
Second Quarter	36.77	33.05	0.17
Third Quarter	40.75	33.60	0.17
Fourth Quarter	43.42	37.86	0.17
Year Ending December 31, 2016
First Quarter	$27.44	$23.80	$0.15
Second Quarter	28.90	24.60	0.15
Third Quarter	28.40	25.40	0.15
Fourth Quarter	34.46	25.49	0.15

FNBB Market Information and Dividends

Market Information.

FNBB’s common stock is traded on the Nasdaq Global Select Market under the symbol “FNBG.” Prior to being listed for trading on the Nasdaq Global Select Market on April 13, 2017, FNBB’s common stock was traded over-the-counter and quoted on the OTCQB marketplace, also under the symbol “FNBG.” As of April 9, 2018, there were 7,493,224 shares of FNBB common stock outstanding, which were held by approximately 900 holders of record. Such number of shareholders does not reflect the number of individuals or institutional investors holding stock in nominee name through banks, brokerage firms and others.

The following table sets forth during the periods indicated the high and low sales prices of FNBB common stock as reported on the Nasdaq Global Select Market and cash dividends paid on FNBB common stock. All data is adjusted to reflect a stock dividend in the fourth quarter of 2016 and a three-for-two stock split during the second quarter of 2017.

	FNBB
	Market Price		Cash Dividends Per Share
	High	Low
Year Ending December 31, 2018
First Quarter	$38.29	$35.00	$0.13
Second Quarter (through April 16, 2018)	36.74	35.57	—
Year Ending December 31, 2017
First Quarter	$24.50	$21.73	$0.11
Second Quarter	30.00	27.37	0.12
Third Quarter	34.14	27.10	0.13
Fourth Quarter	38.62	32.54	0.13
Year Ending December 31, 2016
First Quarter	$19.52	$18.42	$0.10
Second Quarter	18.50	17.97	0.10
Third Quarter	19.37	17.78	0.10
Fourth Quarter	22.67	19.08	0.11

The last reported trade of FNBB’s common stock prior to the filing of this joint proxy statement/prospectus was on April 16, 2018, at $36.56. The last reported trade of FNBB’s common stock on the date prior to the announcement of the merger was on December 8, 2017, at $35.34.

Dividends.

FNBB’s Board of Directors has responsibility for the oversight and approval of the declaration of dividends. Dividends FNBB declares are subject to the restrictions set forth in the CGCL and the policies of the Federal Reserve. See “Effect of Existing or Probable Governmental Regulations on the Business of FNBB and First National Bank—Dividends” on page 107.

INFORMATION ABOUT TRICO

General

TriCo is a California-based bank holding company for Tri Counties Bank, a California-chartered commercial bank. TriCo’s principal asset is all of the capital stock of Tri Counties Bank. Tri Counties Bank provides banking services to businesses, professionals, non-profit organizations and consumers through 57 traditional stand-alone branches, nine in-store branches and two loan production offices in communities throughout Northern and Central California. Through Tri Counties Bank’s branches and its Internet website at www.TCBK.com, Tri Counties Bank offers a broad array of deposit products and services for both businesses and consumer customers, including checking, money market and savings accounts, cash management services, electronic banking services, and Internet bill payment. Tri Counties Bank also offers a wide array of loan products, such as commercial business loans, lines of credit, U.S. Small Business Administration loans, warehouse credit facilities, commercial real estate loans, residential home loans, construction loans and consumer loans. Information included on or accessible through TriCo’s website is not part of or incorporated by reference into this joint proxy statement/prospectus.

As of December 31, 2017, TriCo had, on a consolidated basis, total assets of $4.8 billion, total shareholders’ equity of $505.8 million and total deposits of $4.0 billion.

TriCo’s principal executive offices are located at 63 Constitution Drive, Chico, California 95973 and its telephone number is (530) 898-0300.

Management and Additional Information

Certain information relating to director and executive compensation, benefit plans, voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to TriCo is incorporated by reference or set forth in TriCo’s annual report on Form 10-K for the year ended December 31, 2017, and its proxy statement for its 2018 annual meeting shareholders, both of which are incorporated herein by reference. Shareholders wishing to obtain a copy of such documents may contact TriCo at its address or telephone number indicated under “Where You Can Find More Information” beginning on page 1.

INFORMATION ABOUT FNBB

General

FNBB is a California based bank holding company for First National Bank of Northern California, a national bank headquartered in Daly City, California. First National Bank is a community bank that which provides banking products and services to small and medium sized businesses and consumers. Products and services are offered primarily through 12 retail branches located on the San Francisco Peninsula.

As of December 31, 2017, FNBB, on a consolidated basis, had total assets of $1.3 billion, gross loans of $840 million, total stockholders’ equity of $119.3 million and total deposits of $1.1 billion.

FNBB’s principal executive offices are located at 975 El Camino Real, South San Francisco, California 94080 and its telephone number is (650) 588-6800.

Business

FNBB, is a bank holding company registered under the BHC Act. FNBB was incorporated under the laws of the State of California on February 28, 2001.

As a bank holding company, FNBB is authorized to engage in the activities permitted under BHC Act, and regulations thereunder.

FNBB owns all of the issued and outstanding shares of common stock of First National Bank, a national banking association. FNBB has no other subsidiary.

First National Bank was organized in 1963 as “First National Bank of Daly City.” In 1995, the shareholders approved a change in the name to “First National Bank of Northern California.” The administrative headquarters of First National Bank is located at 975 El Camino Real, South San Francisco, California. First National Bank presently operates 12 full service banking offices in the cities of Daly City, South San Francisco, Millbrae, Pacifica, Half Moon Bay, San Mateo, Redwood City, Pescadero, San Francisco and Sunnyvale. First National Bank’s primary business is servicing the business and commercial banking needs of individuals and small to mid-sized businesses within San Mateo, San Francisco and Santa Clara Counties.

First National Bank is chartered under the laws of the United States and is governed by the National Bank Act, and as a national bank is a member of the Federal Reserve System. The FDIC insures the deposits of First National Bank up to the applicable legal limits, currently $250,000 per separately insured depositor. First National Bank is subject to regulation, supervision and regular examination by the OCC. The regulations of the FDIC, the Federal Reserve, and the OCC govern many aspects of First National Bank’s business and activities, including investments, loans, borrowings, branching, mergers and acquisitions, reporting and numerous other areas. First National Bank is also subject to applicable provisions of California law to the extent those provisions are not in conflict with or preempted by federal banking law.

First National Bank offers a broad range of services to individuals and businesses in its primary service area, including a full line of business financial products specialized services such as courier, appointment banking, and business Internet banking. First National Bank offers personal and business checking and savings accounts. Including individual interest-bearing negotiable orders of withdrawal, which we refer to as NOW accounts, money market accounts and/or accounts combining checking and savings accounts with automatic transfer capabilities, IRA accounts, time certificates of deposit, direct deposit services and computer cash management with access through the Internet. First National Bank also offers commercial loans and standby letters of credit, construction loans, accounts receivable, inventory, automobile, home improvement, residential real estate, commercial real estate loans, home equity lines, Small Business Administration loans, office equipment, leasehold improvement and consumer loans as well as overdraft protection and lines of credit. In addition, First National Bank sells travelers checks and cashier’s checks, offers automated teller machine (ATM) services tied in with major statewide and national networks and offers other customary commercial banking services.

Most of First National Bank’s deposits are obtained from commercial and non-profit businesses, professionals and individuals. As of December 31, 2017, First National Bank had a total of 20,986 deposit accounts. First National has obtained some deposits through brokers for which it pays a broker fee. As of December 31, 2017, First National had $264,000 in such deposits.

FNBB and First National Bank maintain an Internet website at http://www.fnbnorcal.com. Neither the website nor information accessible through the website is part of this joint proxy statement/prospectus.

Employees

At December 31, 2017, FNBB employed 167 persons on a full time equivalent basis. FNBB believes its employee relations are good. FNBB is not a party to any collective bargaining agreement.

Market Area

First National Bank’s market area consists primarily of the counties of San Francisco, San Mateo and Santa Clara. Based on latest available reports from the U. S. Department of Commerce Bureau of Economic Analysis, per capita incomes in the counties of San Francisco, San Mateo and Santa Clara for the year 2016 were $110,418, $105,721 and $88,920, respectively.

FNBB management believes per capita income levels grew at single digit growth rates during the year ended December 31, 2017, based upon expected economic activity levels and overall employment prospects. Unemployment data published by the California Employment Development Department reports unemployment levels of 2.3% in San Francisco County, 2.0% in San Mateo County, 2.6% in Santa Clara County, and 5.0% for the State of California; 2.8% in December, 2017. The unemployment levels in San Francisco County were 2.8%, in San Mateo County they were 3.4%, in Santa Clara County they were 3.4% and for the State of California, 5.0% in December 2016. In December 2015, San Francisco County unemployment was 3.3%, San Mateo County was 3.1%, Santa Clara County was 3.7% and the State of California was 5.8%.

A report from the California Employment Development Department based on information published by America’s Labor Market Information System (ALMIS) Employer Database 2018 1st Edition, lists the following major employers in San Francisco County: Bechtel, California Pacific Medical Center, Deloitte, Ernst & Young, Federal Reserve Bank, Golden Gate University, Kaiser Permanente Medical Center, Laguna Honda Hospital & Rehabilitation Center, Pacific Gas & Electric, San Francisco Chronicle, San Francisco State University, UCSF-Medical Center, U.S. Veterans Medical Center and University of California-San Francisco.

The following were listed as major employers in San Mateo County: Electronic Arts, Inc., Facebook, Inc., Fisher Investments, Franklin Templeton Investments, Genentech, Inc., Gilead Sciences, Kaiser Permanente Medical Group, Mills-Peninsula Medical Center, Oracle Corp., San Francisco International Airport, San Mateo County Behavior, SRI International, U. S. Interior Department, and Visa International Services Association. The major labor force in San Francisco County and San Mateo County is represented by the service industries, including financial services, educational and health services, professional and business services, leisure and hospitality, biotech, technology and state government.

The following were listed as major employers in Santa Clara County: Adobe Systems, Inc., Advanced Micro Devices, Inc., Apple Inc., Applied Materials, Avaya, Inc., Christopher Ranch, Inc., Cisco Systems Inc., E Bay Inc., Great America Pavilion, Hewlett-Packard Co., Intel Corp, Lockheed Martin Space Systems, Microsoft

Corp, NASA, Net App Inc, prime Materials, SAP Center At San Jose, Silicon Valley Sports & Entertainment, Stanford University School of Medicine and VA Medical Center-Palo Alto. See “Competition-Competitive Data” below.

General Competitive Factors.

In order to compete with the financial institutions in their primary service areas, community banks such as First National Bank, use, to the fullest extent possible, the flexibility which is accorded by their independent status. This includes an emphasis on specialized services, local promotional activity, and personal contacts by their respective officers, directors and employees. First National Bank’s management and employees develop a thorough knowledge of local businesses and markets.

Community banks also seek to provide special services and programs for individuals in their primary service area who are employed in the agricultural, professional and business fields, such as loans for equipment, furniture and tools of the trade or expansion of practices or businesses. In the event there are customers whose loan demands exceed their respective lending limits, they seek to arrange for such loans on a participation basis with other financial institutions. They also assist those customers requiring services not available at such banks to obtain such services from correspondent banks.

Banking is a business that depends on interest rate differentials. In general, the difference between the interest rate paid by a bank to obtain their deposits and other borrowings and the interest rate received by a bank on loans extended to customers and on securities held in a bank’s investment portfolio comprise the major portion of a bank’s earnings. First National Bank competes with savings and loan associations, credit unions, other financial institutions and other entities for funds.

First National Bank also competes for loans with savings and loan associations, credit unions, consumer finance companies, banking and other financial institutions, mortgage companies and other lending institutions.

The interest rate differentials of a bank, and therefore its earnings, are affected not only by general economic conditions, but also by statutes, as implemented by federal agencies. The Federal Reserve Board can and does implement national monetary policy, such as seeking to curb inflation and combat recession, by its open market operations in United States government securities, and adjustments to the discount rates applicable to borrowing by banks from the Federal Reserve Banks.

These activities influence the growth of bank loans, investments and deposits and also affect interest rates charged on loans and paid on deposits. The nature and timing of any future changes in monetary policies and their impact on First National Bank are not predictable.

Competitive Data.

In its market area, First National Bank competes for deposit and loan customers with other banks (including those with much greater resources), thrifts and credit unions, finance companies and other financial service providers. FNBB competes with approximately 120 other banking or savings institutions in its San Francisco, San Mateo and Santa Clara County service area. Larger banks may have a competitive advantage because of higher lending limits and major advertising and marketing campaigns, along with significant investment banking, trust and insurance operations. FNBB’s market share of FDIC insured deposits in the service area of Santa Clara County is less than 0.03%; of San Mateo County is approximately 2.13%, and 0.08% in the San Francisco County market area (based upon the most recent information available from the FDIC through June 30, 2017).

For borrowers requiring loans in excess of First National Bank’s legal lending limits, the bank has offered, and intends to offer in the future, such loans on a participating basis with other insured financial institutions, retaining the portion of such loans which are within its legal lending limits. As of December 31, 2017, First National

Bank’s aggregate legal lending limit to a single borrower and such borrower’s related business interests were $19,129,000 on an unsecured basis and $31,882,000 on a fully secured basis, computed based on First National Bank’s December 31, 2017 total risk-based capital of $127,528,000. First National Bank’s business is concentrated in its service area, which primarily encompasses San Mateo County and Santa Clara County and the City and County of San Francisco. The economy of First National Bank’s service area is dependent upon government, manufacturing, tourism, retail sales, population growth and smaller, service-oriented businesses.

Based upon the most recent information made available by the FDIC Summary of Deposits at June 30, 2017, there were 29 commercial and savings banking institutions in San Mateo County with a total of $38,477,689,000 in deposits. First National Bank had a total of 8 offices in San Mateo County with total deposits of $817,835,000 at the same date. There were 45 banking and savings institutions in the City and County of San Francisco with a total of $212,299,667,000 in deposits. First National Bank had a total of four offices in the City and County of San Francisco with total deposits of $167,319,000. There were 45 commercial and savings banking institutions in Santa Clara County with a total of $134,865,696,000 in deposits. First National Bank had one office in Santa Clara County with total deposits of $39,209,000.

Effect of Existing or Probable Governmental Regulations on the Business of FNBB and First National Bank

Bank holding companies and banks are extensively regulated under both federal and state law. The following discussion summarizes certain significant laws, rules and regulations affecting FNBB and First National Bank.

FNB Bancorp.

FNBB is a bank holding company within the meaning of BHC Act, and is registered as such with, and subject to supervision and regulation by, the Federal Reserve. As a registered bank holding company, FNBB is required to file quarterly and annual reports with the Federal Reserve, along with such additional information as the Federal Reserve may require. FNBB is also a bank holding company within the meaning of the CFC and, as such, is subject to examination by, and may be required to file reports with, the CDBO.

The common stock of FNBB is subject to the registration requirements of the Securities Act of 1933, as amended, and the qualification requirements of the California Corporate Securities Law of 1968, as amended. FNBB has registered its common stock under Section 12(g) of the Exchange Act and its subject to the periodic reporting requirements of Section 13 of the Exchange Act, which include, but are not limited to, annual, quarterly and other current reports required to be filed with the SEC. The common stock of FNBB is traded on the Nasdaq Global Select market under the trading symbol, “FNBG.”

FNBB is required to obtain the approval of the Federal Reserve before it may acquire all or substantially all of the assets of any bank, or ownership or control of the voting shares of any bank if, after giving effect to such acquisition of shares, FNBB would own or control more than 5% of the voting shares of such bank.

FNBB, and any non-bank subsidiary which it may acquire or organize, are deemed to be “affiliates” of First National Bank within the meaning of that term as defined in the Federal Reserve Act. The Federal Reserve Act limits loans by First National Bank to its affiliates, and investments by First National Bank in affiliates’ stock as collateral for loans to any borrower. FNBB and First National Bank are also subject to certain restrictions with respect to engaging in the underwriting, public sale and distribution of securities.

In addition, regulations of the Federal Reserve under the Federal Reserve Act require that reserves be maintained by First National Bank in conjunction with any liability of FNBB under any obligation (promissory note, acknowledgment of advance, banker’s acceptance or similar obligation) with a weighted average maturity of less than seven (7) years to the extent that the proceeds of such obligations are used for the purpose of supplying funds to First National Bank for use in its banking business, or to maintain the availability of such funds.

First National Bank of Northern California.

As a national banking association licensed under the national banking laws of the United States, First National Bank is regularly examined by the OCC and is further subject to supervision and regulation by the FDIC and the Federal Reserve.

This supervision and regulation includes comprehensive reviews of all major aspects of First National Bank’s business and condition, including its capital ratios, allowance for possible loan losses and other factors. However, no inference should be drawn that such authorities have approved any such factors. First National Bank is required to file reports with the OCC and the FDIC.

National banks that are well capitalized, have a high overall supervisory rating and a satisfactory CRA rating, and are not subject to any regulatory enforcement action may engage in activities related to banking through operating subsidiaries subject to an expedited application process. In addition, a national bank may apply to the OCC to engage in an activity through a subsidiary in which the national bank itself may not engage.

Capital Standards.

Risk-Based Capital. The Federal Reserve, the OCC and the FDIC have adopted risk-based capital guidelines for evaluating the capital adequacy of bank holding companies and banks. The guidelines were designed to make capital requirements sensitive to differences in risk profiles among banking organizations, to take into account off-balance sheet exposures and to aid in making the definition of bank capital uniform internationally. Under the risk-based guidelines and prior to amendments to the capital rules effective January 1, 2015, as described below in “ Basel III—New Capital and Prompt Corrective Action Regulations,” FNBB and First National Bank were required to maintain capital equal to at least 8% of its assets and commitments to extend credit, weighted by risk, of which at least 4% was required to consist primarily of common equity (including retained earnings) and the remainder was to consist of subordinated debt, cumulative preferred stock, or a limited amount of loan and lease loss reserves.

Assets, commitments to extend credit, and off-balance sheet items were categorized according to risk and certain assets considered to present less risk than others permitted maintenance of capital at less than the 8% ratio. For example, most home mortgage loans were placed in a 50% risk category and therefore required maintenance of capital equal to 4% of those loans, while commercial loans were placed in a 100% risk category and therefore required maintenance of capital equal to 8% of those loans.

Under the risk-based capital guidelines, assets reported on an institution’s balance sheet and certain off-balance sheet items are assigned to risk categories, each of which has an assigned risk weight. Capital ratios are calculated by dividing the institution’s qualifying capital by its period-end risk-weighted assets. The guidelines established two categories of qualifying capital: Tier 1 capital (core capital including common shareholders’ equity and noncumulative perpetual preferred stock) and Tier 2 capital (supplementary capital which includes, among other items, limited life (and in the case of banks, cumulative) preferred stock, mandatory convertible securities, subordinated debt and a limited amount of reserve for credit losses. Each institution was required to maintain a minimum risk-based capital ratio (including Tier 1 and Tier 2 capital) of 8%, of which at least half was to be Tier 1 capital.

A leverage capital standard was adopted as a supplement to the risk-weighted capital guidelines. Under the leverage capital standard, an institution was required to maintain a minimum ratio of Tier 1 capital to the sum of its quarterly average total assets and quarterly average reserve for loan losses, less intangible assets not included in Tier 1 capital. A minimum leverage ratio was also adopted for bank holding companies as a supplement to the risk-weighted capital guidelines. The leverage ratio establishes a minimum Tier 1 ratio of 3% (Tier 1 capital to total assets) for the highest rated bank holding companies or those that have implemented the risk-based capital market risk measure. All other bank holding companies must maintain a minimum Tier 1 leverage ratio of 4% with higher leverage capital ratios required for bank holding companies that have significant financial and/or operational weakness, a high-risk profile, or are undergoing or anticipating rapid growth.

Effective January 1, 2015, the risk-based capital regulations described above were amended to as described below. See “Basel III—New Capital and Prompt Corrective Action Regulations.”

Basel III—New Capital and Prompt Corrective Action Regulations. “Basel III” refers to a comprehensive set of reform measures developed by the Bank for International Settlements to strengthen the regulation, supervision and risk management of the banking sector. In July 2013, the federal bank regulatory agencies issued interim final rules that revised and replaced the risk-based capital requirements summarized above in order to implement the Basel III regulatory capital reforms and changes required by the Dodd-Frank Act. The final rules include an increase in the risk-based capital requirements and certain changes to capital components, as well as changes to the calculation and categories of risk-weighted assets. For example, changes to risk weighted assets include increasing the original risk weight to 150% on assets past due 90 days or more or on nonaccrual, utilizing loan to value ratios in the risk weighting of mortgage loans and assigning a 150% risk weight to certain higher risk commercial real estate loans.

Effective January 1, 2015, bank holding companies with consolidated assets of $1 billion or more and banks like First National Bank must comply with new minimum capital ratio requirements to be phased-in between January 1, 2015 and January 1, 2019, which consist of the following: (i) a new common equity Tier 1 capital to total risk weighted assets ratio of 4.5%; (ii) a Tier 1 capital to total risk weighted assets ratio of 6% (increased from 4%); (iii) a total capital to total risk weighted assets ratio of 8% (unchanged); and (iv) a Tier 1 capital to adjusted average total assets ratio, or leverage ratio, of 4%.

In addition the Basel III rules establish a “capital conservation buffer” which when fully phased-in will require maintenance of a minimum of 2.5% of common equity Tier 1 capital to total risk weighted assets in excess of the regulatory minimum capital ratio requirements described above. The 2.5% buffer will increase the minimum capital ratios to (i) a common equity Tier 1 capital ratio of 7%, (ii) a Tier 1 capital ratio of 8.5%, and (iii) a total capital ratio of 10.5%. The new buffer requirement will be phased-in between January 1, 2016 and January 1, 2019 and was 1.25% at December 31, 2017 and 0.625% at December 31, 2016. If the capital ratio levels of a banking organization fall below the capital conservation buffer amount, the organization will be subject to limitations on (i) the payment of dividends; (ii) discretionary bonus payments; (iii) discretionary payments under Tier 1 instruments; and (iv) engaging in share repurchases.

The federal bank regulatory agencies also implemented changes to the prompt corrective action framework, described below in “Prompt Corrective Action,” which is designed to place restrictions on insured depository institutions if their capital ratios begin to show signs of weakness. These changes took effect beginning January 1, 2015 and require insured depository institutions to meet the following increased capital ratio requirements in order to qualify as “well capitalized:” (i) a new common equity Tier 1 capital ratio of 6.5%; (ii) a Tier 1 capital ratio of 8%; (iii) a total capital ratio of 10%; and (iv) a Tier 1 leverage ratio of 5%. In order to qualify as “adequately capitalized,” institutions must have (i) a new common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 capital ratio of 6%; (iii) a total capital ratio of 8%; and (iv) a Tier 1 leverage ratio of 4%. See also the additional requirements of the prompt corrective action framework discussed below in “Prompt Corrective Action.”

FNBB’s management believes that First National Bank and FNBB are in compliance with the minimum capital requirements, including the fully phased-in “capital conservation buffer” requirement, based upon their capital positions at December 31, 2017. See “Capital” under “FNBB’s Management’s Discussion and Analysis of Financial Condition and the Results of Operations” beginning on page 128 and Note 19 “Regulatory Matters” in the FNBB’s 2017 Consolidated Financial Statements of FNBB (and related Notes) included in Appendix D to this document.

Under FDICIA, the federal financial institution agencies have adopted regulations which require institutions to establish and maintain comprehensive written real estate policies which address certain lending considerations, including loan-to-value limits, loan administrative policies, portfolio diversification standards, and documentation, approval and reporting requirements. FDICIA further generally prohibits an insured bank from engaging as a principal in any activity that is impermissible for a national bank, absent FDIC determination that the activity would not pose a significant risk to First National Bank Insurance Fund, and that such bank is, and will continue to be, within applicable capital standards.

Transition for New Ratios and Capital Definitions for Community Banks

Years (as of Jan.1)	2017	2018	2019 and thereafter
Minimum CET1 ratio	4.50%	4.50%	4.50%
Capital conservation buffer	1.25%	1.875%	2.50%
CET1 plus capital conservation buffer	5.75%	6.375%	7.00%
Phase-in of deductions from CET1 *	80.0%	100.0%	100.0%
Minimum Tier 1 capital	6.0%	6.0%	6.0%
Minimum Tier 1 capital plus capital conservation buffer	7.25%	7.875%	8.5%
Minimum total capital	8.0%	8.0%	8.0%
Minimum total capital plus conservation buffer.	9.25%	9.875%	10.5%

*Including	threshold deduction items that are over the limits.
N/A	means not applicable.

Prompt Corrective Action

The Federal Reserve, the OCC and the FDIC have adopted regulations implementing a system of prompt corrective action pursuant to Section 38 of the Federal Deposit Insurance Act and Section 131 of the FDIC Improvement Act of 1991, which we refer to as FDICIA. Prior to amendments to the capital rules effective January 1, 2015, as described above in “ Basel III—New Capital and Prompt Corrective Action Regulations ,” the regulations established five capital categories with the following characteristics: (1) “Well capitalized”—consisting of institutions with a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater and a leverage ratio of 5% or greater, and the institution is not subject to an order, written agreement, capital directive or prompt corrective action directive; (2) “Adequately capitalized”—consisting of institutions with a total risk-based capital ratio of 8% or greater, a Tier 1 risk-based capital ratio of 4% or greater and a leverage ratio of 4% or greater, and the institution does not meet the definition of a “well capitalized” institution; (3) “Undercapitalized”—consisting of institutions with a total risk-based capital ratio less than 8%, a Tier 1 risk-based capital ratio of less than 4%, or a leverage ratio of less than 4%; (4) “Significantly undercapitalized”—consisting of institutions with a total risk-based capital ratio of less than 6%, a Tier 1 risk-based capital ratio of less than 3%, or a leverage ratio of less than 3%; (5) “Critically undercapitalized”—consisting of an institution with a ratio of tangible equity to total assets that is equal to or less than 2%.

The regulations established procedures for classification of financial institutions within the capital categories, and for filing and reviewing capital restoration plans required under the regulations and procedures for issuance of directives by the appropriate regulatory agency, among other matters. The regulations imposed restrictions upon all institutions to refrain from certain actions which would cause an institution to be classified within any one of the three “undercapitalized” categories, such as declaration of dividends or other capital distributions or payment of management fees, if following the distribution or payment the institution would be classified within one of the “undercapitalized” categories. In addition, institutions which are classified in one of the three “undercapitalized” categories are subject to certain mandatory and discretionary supervisory actions. Mandatory supervisory actions include (1) increased monitoring and review by the appropriate federal banking agency; (2) implementation of a capital restoration plan; (3) total asset growth restrictions; and (4) limitations upon acquisitions, branch expansion, and new business activities without prior approval of the appropriate federal banking agency. Discretionary supervisory actions may include (a) requirements to augment capital; (b) restrictions upon affiliate transactions; (c) restrictions upon deposit gathering activities and interest rates paid; (d) replacement of senior executive officers and directors; (e) restrictions upon activities of the institution and its affiliates; (f) requiring divestiture or sale of the institution; and (g) any other supervisory action that the appropriate federal banking agency determines is necessary to further the purposes of the regulations. Further, the federal banking agencies may not accept a capital restoration plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution’s capital. In addition, for a capital restoration plan to be acceptable, the depository institution’s parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company under the guaranty is limited to the lesser of (i) an amount equal to 5 percent of the depository institution’s total assets at the time it became undercapitalized, and (ii) the amount that is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it were “significantly undercapitalized.” FDICIA also restricts the solicitation and acceptance of and interest rates payable on brokered deposits by insured depository institutions that are not “well capitalized.” An “undercapitalized” institution is not allowed to solicit deposits by offering rates of interest that are significantly higher than the prevailing rates of interest on insured deposits in the particular institution’s normal market areas or in the market areas in which such deposits would otherwise be accepted.

Any financial institution which is classified as “critically undercapitalized” must be placed in conservatorship or receivership within ninety days of such determination unless it is also determined that some other course of action would better serve the purposes of the regulations. Critically undercapitalized institutions are also prohibited from making (but not accruing) any payment of principal or interest on subordinated debt without prior regulatory approval and regulators must prohibit a critically undercapitalized institution from taking certain other actions without prior approval, including (1) entering into any material transaction other than in the usual course of business, including investment expansion, acquisition, sale of assets or other similar actions; (2) extending credit for any highly leveraged transaction; (3) amending articles or bylaws unless required to do so to comply with any law, regulation or order; (4) making any material change in accounting methods; (5) engaging in certain affiliate transactions; (6) paying excessive compensation or bonuses; and (7) paying interest on new or renewed liabilities at rates which would increase the weighted average costs of funds beyond prevailing rates in the institution’s normal market areas.

On November 18, 2014, the FDIC adopted the “Assessments Final Rule” which revises the FDIC’s risk-based deposit insurance assessment system to reflect changes in the regulatory capital rules, effective commencing January 1, 2015. For smaller financial institutions (with total assets less than $1 billion and which are not custodial banks), the Assessments Final Rule revised and conformed capital ratios and ratio thresholds to the new prompt corrective action capital ratios and ratio thresholds for “well capitalized” and “adequately capitalized” evaluations which were adopted by the federal banking agencies as part of the Basel III capital regulations. Consequently, effective January 1, 2015, the prompt corrective action regulations were amended to the extent described above in “ Basel III—New Capital and Prompt Corrective Action Regulations.”

FDIC Insurance

The FDIC is an independent federal agency that insures deposits of federally insured banks (such as First National Bank) and savings institutions up to prescribed limits through the Deposit Insurance Fund, which we refer to as the DIF. All depository accounts of First National Bank are covered by FDIC insurance up to established maximum limits (currently $250,000 per separately insured depositor). In 2011, as required by the Dodd-Frank Act, the FDIC revised the assessment rates and the deposit insurance assessment base used to calculate premiums paid to the DIF. The amount of FDIC assessments paid by each DIF member institution for insurance coverage is now based on average/total assets less average tangible equity, defined as Tier 1 capital and an institution’s risk profile as measured by regulatory capital ratios and other supervisory factors with assessments ranging from 2.5 to 9 basis points for institutions in the lowest risk category to 30 to 45 basis points for those in the highest risk category.

Dividends

FNB Bancorp. FNBB’s ability to pay cash dividends is subject to restrictions set forth in the CGCL. Funds for payment of any cash dividends by FNBB could be obtained from its investments, equity sales or dividends received from First National Bank. First National Bank’s ability to pay cash dividends to FNBB is subject to restrictions imposed under the National Bank Act and regulations promulgated by the OCC. FNBB has paid cash dividends for each quarter of operations commencing with the second quarter of 2002. Future dividends will continue to be determined after consideration of FNBB’s earnings, financial condition, future capital funds, regulatory requirements and other relevant factors.

The CGCL provides that neither a corporation nor any of its subsidiaries shall make a distribution to the corporation’s shareholders unless the board of directors has determined in good faith either of the following: (1) the amount of retained earnings of the corporation immediately prior to the distribution equals or exceeds the sum of (A) the amount of the proposed distribution plus (B) the preferential dividends arrears amount; or (2) immediately after the distribution, the value of the corporation’s assets would equal or exceed the sum of its total liabilities plus the preferential rights amount. The good faith determination of the board of directors may be based upon (1) financial statements prepared on the basis of reasonable accounting practices and principles, (2) a fair valuation, or (3) any other method reasonable under the circumstances; provided, that a distribution may not be made if the corporation or subsidiary making the distribution is, or is likely to be, unable to meet its liabilities (except those whose payment is otherwise adequately provided for) as they mature. The term “preferential dividends arrears amount” means the amount, if any, of cumulative dividends in arrears on all shares having a preference with respect to payment of dividends over the class or series to which the applicable distribution is being made, provided that if the articles of incorporation provide that a distribution can be made without regard to preferential dividends arrears amount, then the preferential dividends arrears amount shall be zero. The term “preferential rights amount” means the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights, including accrued but unpaid dividends, of other shareholders upon dissolution that are superior to the rights of the shareholders receiving the distribution, provided that if the articles of incorporation provide that a distribution can be made without regard to any preferential rights, then the preferential rights amount shall be zero.

The Federal Reserve generally prohibits a bank holding company from declaring or paying a cash dividend which would impose undue pressure on the capital of subsidiary banks or would be funded only through borrowing or other arrangements that might adversely affect a bank holding company’s financial position. The Federal Reserve Board policy is that a bank holding company should not continue its existing rate of cash dividends on its common stock unless its net income is sufficient to fully fund each dividend and its prospective rate of earnings retention appears consistent with its capital needs, asset quality and overall financial condition.

First National Bank of Northern California. As First National Bank’s sole shareholder, FNBB is entitled to receive dividends when and as declared by First National Bank’s board of directors, out of funds legally available therefore, subject to the restrictions set forth in the National Bank Act.

The payment of cash dividends by First National Bank may be subject to the approval of the OCC, as well as restrictions established by federal banking law and the FDIC. Approval of the OCC is required if the total of all dividends declared by First National Bank’s board of directors in any calendar year will exceed First National Bank’s net profits for that year combined with its retained net profits for the preceding two years, less any required transfers to surplus or to a fund for the retirement of preferred stock.

Additionally, the FDIC and/or the OCC, might, under some circumstances, place restrictions on the ability of a bank to pay dividends.

Gramm-Leach-Bliley Act of 1999. The Gramm-Leach-Bliley Act of 1999, which we refer to as the GLB Act, eliminated most of the remaining depression-era “firewalls” between banks, securities firms and insurance companies which were established by First National Banking Act of 1933, also known as the Glass-Steagall Act, which sought to insulate banks as depository institutions from the perceived risks of securities dealing and underwriting, and related activities. Bank holding companies that can qualify as “financial holding companies” can now, among other matters, acquire securities firms or create them as subsidiaries, and securities firms can now acquire banks or start banking activities through a financial holding company. The GLB Act includes provisions which permit national banks to conduct financial activities through a subsidiary that are permissible for a national bank to engage in directly, as well as certain activities authorized by statute, or that are financial in nature or incidental to financial activities to the same extent as permitted to a “financial holding company” or its affiliates. FNBB has not sought authority to act as a financial holding company under the GLB Act.

Financial holding companies are also permitted to engage in activities that are complementary to financial activities if the Federal Reserve determines that the activity does not pose a substantial risk to the safety or soundness of depository institutions or the financial system in general. These standards expand upon the list of activities “closely related to banking” which have defined the permissible activities of bank holding companies under Bank Holding Company Act. The GLB Act also requires that federal financial institution and securities regulatory agencies prescribe regulation to implement the policy that financial institutions must respect the privacy of their customers and protect the security and confidentiality of customers’ non-public personal information. These regulations require, in general, that financial institutions (1) may not disclose non-public information of customers to non-affiliated third parties without notice to their customers, who must have an opportunity to direct that such information not be disclosed; (2) may not disclose customer account numbers except to consumer reporting agencies; and (3) must give prior disclosure of their privacy policies before establishing new customer relationships.

Small Business Jobs Act of 2010. On September 27, 2010, President Obama signed into law the Small Business Jobs Act of 2010, which we refer to as the SBJ Act, which, among other matters, authorized the U.S. Treasury to buy preferred stock or subordinated debt issued by community banks with assets less than $10 billion. On September 15, 2011, as part of the Small Business Lending Fund program established under the SBJ Act, FNBB issued and sold to the Secretary of the Treasury a total of 12,600 shares of FNBB’s Senior Non-Cumulative Perpetual Preferred Stock, Series C, or Series C Preferred Stock, for a purchase price of $12,600,000. The Series C Preferred Stock qualified as Tier 1 capital. All of the $12,600,000 proceeds from FNBB’s sale of its Series C Preferred Stock were immediately applied to FNBB’s repurchase of outstanding shares of preferred stock which had been issued to the United States Department of the Treasury on February 27, 2009, pursuant to the TARP Capital Purchase Program authorized by the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009. On May 6, 2013, FNBB redeemed 25% of the original issue $12,600,000 of Series C Preferred Stock for a cash payment of $3,150,000. Subsequently, on January 23, 2014, the remaining $9,450,000 of Series C Preferred Stock was redeemed by FNBB, also in a cash transaction.

Community Reinvestment Act

Under the CRA and CRA regulations, regulators evaluate banks’ lending to low and moderate income individuals and businesses across a four-point scale from “outstanding” to “substantial noncompliance,” and are a factor in regulatory review of applications to merge, establish new branches or form bank holding companies. In addition, any bank rated in “substantial noncompliance” with the CRA regulations may be subject to enforcement proceedings. First National Bank has a current rating of “satisfactory” for CRA compliance.

The Patriot Act

On October 26, 2001, President George W. Bush signed the USA Patriot Act, which we refer to as the Patriot Act, which included provisions pertaining to domestic security, surveillance procedures, border protection, and terrorism laws to be administered by the Secretary of the Treasury.

Title III of the Patriot Act entitled, “International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001” includes amendments to First National Bank Secrecy Act which expand the responsibilities of financial institutions in regard to anti-money laundering activities with particular emphasis upon international money laundering and terrorism financing activities through designated correspondent and private banking accounts.

Effective December 25, 2001, Section 313(a) of the Patriot Act prohibits any insured financial institution such as First National Bank, from providing correspondent accounts to foreign banks which do not have a physical presence in any country (designated as “shell banks”), subject to certain exceptions for regulated affiliates of foreign banks. Section 313(a) also requires financial institutions to take reasonable steps to ensure that foreign bank correspondent accounts are not being used to indirectly provide banking services to foreign shell banks, and Section 319(b) requires financial institutions to maintain records of the owners and agent for service of process of any such foreign banks with whom correspondent accounts have been established.

Effective July 23, 2002, Section 312 of the Patriot Act created a requirement for special due diligence for correspondent accounts and private banking accounts. Under Section 312, each financial institution that establishes, maintains, administers, or manages a private banking account or a correspondent account in the United States for a non-United States person, including a foreign individual visiting the United States, or a representative of a non-United States person, shall establish appropriate, specific, and, where necessary, enhanced, due diligence policies, procedures, and controls that are reasonably designed to detect and record instances of money laundering through those accounts.

The Patriot Act contains various provisions in addition to Sections 312 and 313(a) that affect the operations of financial institutions by encouraging cooperation among financial institutions, regulatory authorities and law enforcement authorities with respect to individuals, entities and organizations engaged in, or reasonably suspected of engaging in, terrorist acts or money laundering activities. FNBB and First National Bank are not currently aware of any account relationships between First National Bank and any foreign bank or other person or entity as described above under Sections 312 or 313(a) of the Patriot Act.

Sarbanes-Oxley Act of 2002

On July 30, 2002, President George W. Bush signed into law the Sarbanes-Oxley Act of 2002, which we refer to as the Sarbanes-Oxley Act, legislation designed to address certain issues of corporate governance and accountability. The key provisions of the Sarbanes-Oxlely Act and the rules promulgated by the SEC pursuant to the Sarbanes-Oxlely Act include the following:

•	Created expanded oversight of the accounting profession by creating a new independent public company oversight board to be monitored by the SEC.

•	Revised rules on auditor independence to restrict the nature of non-audit services provided to audit clients and to require such services to be pre-approved by the audit committee.

•	Created mandatory listing standards relating to audit committees, certifications of periodic reports by the CEO and CFO and it made issuer interference with an audit a crime.

•	Required enhanced financial disclosures, including periodic reviews for largest issuers and real time disclosure of material company information.

•	Enhanced criminal penalties for a broad array of white collar crimes and increased the statute of limitations time period for filing securities fraud lawsuits.

•	Required disclosure of whether a company’s audit committee of its board of directors has a member of the audit committee who qualifies as an “audit committee financial expert.”

•	Mandated disclosure of off-balance sheet transactions.

•	Specified conditions related to the use of non-GAAP (generally accepted accounting principles) financial measures.

FNBB’s common stock is listed on the Nasdaq Global Select Market and, in addition to the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act, FNBB is required to comply with the Nasdaq Global Select Market’s listing standards.

FNBB has incurred and it is anticipated that it will continue to incur costs to comply with the Sarbanes-Oxley Act and the rules and regulations promulgated pursuant to the Sarbanes-Oxley Act by the SEC and other regulatory agencies having jurisdiction over FNBB on the issuance and listing of its securities. FNBB does not currently anticipate, however, that compliance with the Sarbanes-Oxley Act and such rules and regulations will have a material effect upon its financial position or results of its operations or its cash flows.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which we refer to as the Dodd-Frank Act. The Dodd-Frank act is intended to restructure the regulation of the financial services sector by, among other things, (i) establishing a framework to identify systemic risks in the financial system implemented by a newly created Financial Stability Oversight Council and other federal banking agencies; (ii) expanding the resolution authority of the federal banking agencies over troubled financial institutions; (iii) authorizing changes to capital and liquidity requirements; (iv) changing deposit insurance assessments; and (v) enhancing regulatory supervision to improve the safety and soundness of the financial services sector. The Dodd-Frank Act is expected to have a significant impact upon our business as its provisions are implemented over time. Below is a summary of certain provisions of the Dodd-Frank Act which, directly or indirectly, may affect FNBB and First National Bank.

•	Changes to Capital Requirements. The federal banking agencies are required to establish minimum leverage and risk-based capital requirements for banks and bank holding companies which will not be lower and could be higher than current regulatory capital and leverage standards for insured depository institutions. Under these requirements, trust preferred securities will be excluded from Tier 1 capital unless such securities were issued prior to May 19, 2010 by a bank holding company with less than $15 billion in assets. FNBB has no trust preferred securities outstanding. The Dodd-Frank Act requires capital increases in times of economic expansion and decreases in times of economic contraction consistent with safety and soundness.

•	Enhanced Regulatory Supervision. The Dodd-Frank Act increases regulatory oversight, supervision and examination of banks, bank holding companies and their respective subsidiaries by the appropriate regulatory agency.

•	Consumer Protection. The Dodd-Frank Act created the Consumer Financial Protection Bureau, which we refer to as the CFPB, within the Federal Reserve System. The CFPB is responsible for establishing and implementing rules and regulations under various federal consumer protection laws governing certain consumer products and services.

•	The CFPB has primary enforcement authority over large financial institutions with assets of $10 billion or more, while smaller institutions will be subject to the CFPB’s rules and regulations through the enforcement authority of the federal banking agencies. States are permitted to adopt consumer protection laws and regulations that are more stringent than those laws and regulations adopted by the CFPB and state attorneys general are permitted to enforce consumer protection laws and regulations adopted by the CFPB.

•	Debit Card Interchange Fees. The Dodd-Frank Act required that the amount of any interchange fee charged by a debit card issuer with respect to a debit card transaction must be reasonable and proportional to the cost incurred by the issuer. Within nine months of enactment of the Dodd-Frank Act, the Federal Reserve Board was required to establish standards for reasonable and proportional fees which may take into account the costs of preventing fraud. The restrictions on interchange fees, however, do not apply to banks that, together with their affiliates, have assets of less than $10 billion.

•	Interstate Branching. The Dodd-Frank Act authorized national and state banks to establish branches in other states to the same extent as a bank chartered by that state would be permitted to branch. Previously, banks could only establish branches in other states if the host state expressly permitted out-of-state banks to establish branches in that state. Accordingly, banks will be able to enter new markets more freely.

•	Charter Conversions. Effective one year after enactment of the Dodd-Frank Act, depository institutions that are subject to a cease and desist order or certain other enforcement actions issued with respect to a significant supervisory matter were prohibited from changing their federal or state charters, except in accordance with certain notice, application and other procedures involving the applicable regulatory agencies.

•	Compensation Practices. The Dodd-Frank Act provided that the appropriate federal banking regulators must establish standards prohibiting as an unsafe and unsound practice any compensation plan of a bank holding company or other “covered financial institution” that provides an insider or other employee with “excessive compensation” or could lead to a material financial loss to such firm. In June 2010, prior to the enactment of the Dodd-Frank Act, the federal bank regulatory agencies jointly issued the Interagency Guidance on Sound Incentive Compensation Policies, which requires that financial institutions establish metrics for measuring the risk to the financial institution of such loss from incentive compensation arrangements and implement policies to prohibit inappropriate risk taking that may lead to material financial loss to the institution. This policy and the Frank-Dodd Act may impact FNBB’s compensation policies and arrangements.

•	Corporate Governance. The Dodd-Frank Act has enhanced corporate governance requirements to include (i) requiring publicly traded companies to give shareholders a non-binding vote on executive compensation at their first annual meeting taking place six months after the enactment and at least every three years thereafter and on so-called “golden parachute” payments in connection with approvals of mergers and acquisitions unless previously voted on by shareholders; (ii) authorizing the SEC to promulgate rules that would allow shareholders to nominate their own candidates for election as directors using a company’s proxy materials; (iii) directing the federal banking regulators to promulgate rules prohibiting excessive compensation paid to executives of depository institutions and their holding companies with assets in excess of $1.0 billion, regardless of whether or not the company is publicly traded; and (iv) authorizing the SEC to prohibit broker discretionary voting on the election of directors and on executive compensation matters.

•	Volcker Rule. On December 10, 2013, the federal banking agencies jointly issued a final rule implementing the so-called “Volcker Rule” set forth in Section 619 of the Dodd-Frank Act. The Volcker Rule prohibits depository institutions, companies that control such institutions, bank holding companies, and the affiliates and subsidiaries of such banking entities, from engaging as principal for the trading account of the banking entity in any purchase or sale of one or more covered financial instruments (so-called “proprietary trading”) and imposes limitations upon retaining interests in, sponsoring, investing in and transacting with certain investment funds, including hedge funds and private equity funds. The effective date of the final rule restricting proprietary trading was extended to July 21, 2015, and certain other matters were extended to July 21, 2017. Neither FNBB nor First National Bank engages in activities prohibited by the Volcker Rule and management does not expect the Volcker Rule to have a material impact upon FNBB or First National Bank.

Many of the requirements under the Dodd-Frank Act will be implemented over an extended period of time and therefore, the nature and extent of regulations that will be issued by various regulatory agencies and the impact such regulations will have on the operations of financial institutions such as FNBB and First National Bank is unclear. Such regulations resulting from the Dodd-Frank Act may impact the profitability of our business activities, require changes to certain of our business practices, impose upon us more stringent capital, liquidity and leverage ratio requirements or otherwise adversely affect our business. These changes may also require us to invest significant management attention and resources to evaluate and make necessary changes in order to comply with new statutory and regulatory requirements.

Future Legislation and Regulations

Certain legislative and regulatory proposals that could affect FNBB, First National Bank, and the banking business in general are periodically introduced before the United States Congress, the California State Legislature and federal and state government agencies. It is not known to what extent, if any, legislative proposals will be enacted and what effect such legislation would have on the structure, regulation and competitive relationships of financial institutions. It is likely, however, that such legislation could subject FNBB and First National Bank to increased regulation, disclosure and reporting requirements, more competition, and increased costs of doing business. In addition to legislative changes, the various federal and state financial institution regulatory agencies frequently propose rules and regulations to implement and enforce already existing legislation. It cannot be predicted whether or in what form any such rules or regulations will be enacted or the effect that such regulations may have on FNBB and First National Bank.

Properties

Since its incorporation on February 28, 2001, FNBB has conducted its operations at the administrative offices of First National Bank, located at 975 El Camino Real, South San Francisco, CA 94080.

First National Bank owns the land and building at 975 El Camino Real, South San Francisco, CA 94080. The premises consist of a three-story building of approximately 15,000 square feet and off-street parking for employees and customers of approximately 45 vehicles.

The Buri Branch Office of First National Bank is located on the ground floor of the building at 975 El Camino Real, South San Francisco, CA 94080, and administrative offices, including the offices of senior management and credit administration, occupy the second and third floors.

First National Bank owns the land and two-story building occupied by the Daly City Branch Office (6600 Mission Street, Daly City, CA 94014); the land and two-story building occupied by the Colma Branch Office (1300 El Camino Real, Colma, CA 94014); the land and two-story building occupied by the Redwood City Branch Office (700 El Camino Real, Redwood City, CA 94063); the land and two-story building occupied by the Millbrae Branch Office (1551 El Camino Real, Millbrae, CA 94030); the land and single-story building occupied by the Half Moon Bay Branch Office (756 Main Street, Half Moon Bay, CA 94019); the land and two-story building occupied by the Pescadero Branch Office (239 Stage Road, Pescadero, CA 94060); and the land and one story building occupied by the Sunnyvale Branch Office (425 South Mathilda Avenue, Sunnyvale, CA 94086). All properties include adequate vehicle parking for customers and employees.

First National Bank leases premises at 1450 Linda Mar Shopping Center, Pacifica, California 94044, for its Linda Mar Branch Office. This ground floor space is approximately 4,100 square feet. The lease will expire on August 31, 2019.

First National Bank leases premises at 6599 Portola Drive, San Francisco, CA 94127, for its Portola Office. The current lease expired June 30, 2012, and the premises are currently leased on a month-to-month basis. The location consists of approximately 1,325 square feet of street level space.

First National Bank subleases premises at 2197 Chestnut Street, San Francisco, CA 94123, for its Chestnut Street Branch, which opened for business on April 4, 2011, and consists of 2,150 square feet at street level and approximately 2,000 square feet on the second floor. The sublease ends on July 15, 2024.

First National Bank leases premises at 150 East Third Avenue, San Mateo, CA 94401, for its San Mateo Branch Office. First National Bank exercised the remaining option to extend the lease term to August 12, 2018. The location consists of approximately 4,000 square feet of ground floor usable commercial space.

First National Bank leases premises at 130 Battery Street, San Francisco, CA, 94000, for its Battery Street Branch Office. The lease has been renewed with the maturity extended to February 28, 2023. The location consists of approximately 13,000 square feet, consisting of ground floor, mezzanine and lower level.

First National Bank leased a warehouse facility at 450 Cabot Road, South San Francisco, CA 94080. The lease expired February 28, 2011. The facility is currently leased on a month-to-month basis and consists of approximately 7,600 square feet of office/warehouse space.

As of December 31, 2017, First National Bank’s net investment in premises and equipment totaled $9,322,000.

Legal Proceedings

There are no material legal proceedings adverse to FNBB or First National Bank to which any director, officer, affiliate of FNBB, or 5% shareholder of FNBB, or any associate of any such director, officer, affiliate or 5% shareholder of FNBB are a party, and none of the foregoing persons has a material interest adverse to FNBB or First National Bank.

From time to time, FNBB and/or First National Bank are a party to claims and legal proceedings arising in the ordinary course of business. FNBB’s management is not aware of any material pending legal proceedings to which either it or First National Bank may be a party or has recently been a party, which will have a material adverse effect on the financial condition or results of operations of FNBB and First National Bank, taken as a whole.

Selected Financial Data

See “Selected Consolidated Historical Financial Data of FNBB” on page 20.

Supplementary Financial Information

A summary of selected quarterly results of FNBB operations for each of the quarters ended March, June, September and December 2017, 2016 and 2015.

QUARTERLY FINANCIAL DATA (UNAUDITED)

		Three Months Ended
	March 31,	June 30,	September 30,	December 31,

	(In thousands, except per share amounts)
2017
Interest income	$12,027	$12,378	$12,785	13,028
Net interest income	11,192	11,432	11,753	11,970
Provision for (recovery of) loan losses	—	(140)	—	(220)
Earnings before income tax	4,597	4,906	5,077	5,438
Net earnings	3,089	3,351	3,311	960

Net earnings per common share
Basic	$0.42	$0.46	$0.45	0.13
Diluted	$0.41	$0.44	$0.43	0.13

2016
Interest income	$11,565	$11,316	$11,122	$11,510
Net interest income	10,717	10,550	10,401	10,776
Provision for loan losses	75	75	—	—
Earnings before income tax	3,989	3,862	3,990	4,356
Net earnings	2,567	2,448	2,444	3,042

Net earnings per common share
Basic	$0.36	$0.34	$0.33	$0.42
Diluted	$0.35	$0.33	$0.33	$0.41

2015
Interest income	$9,068	$9,300	$9,893	$11,021
Net interest income	8,554	8,705	9,200	10,226
Provision for (recovery of) loan losses	75	75	75	(530)
Earnings before income tax	2,614	3,108	2,670	3,169
Net earnings	1,799	2,071	2,239	2,088

Net earnings per common share
Basic	$0.38	$0.44	$0.48	$0.44
Diluted	$0.37	$0.43	$0.46	$0.42

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

FNBB’S QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Risk

Closely related to the concept of liquidity is the concept of interest rate sensitivity (i. e., the extent to which assets and liabilities are sensitive to changes in interest rates). FNBB’s management uses an asset/liability model that considers the relative sensitivities of the balance sheet, including the effect of interest rate caps on adjustable rate mortgages and the relatively stable aspects of core deposits. As such, FNBB’s management can model a change in economic value of equity and net interest income simulation that is designed to address the probability of interest rate changes and behavioral response of the balance sheet and net interest income to those changes. The economic value of equity represents the fair value of the net present value of assets, liabilities and off-balance sheet items as of a point in time. The projected net interest income represents the amount of net interest income expected during the subsequent 12 calendar months. The starting point (or “base case”) for the following table is FNBB’s net equity position at December 31, 2017 and FNBB’s net interest income for the year ended December 31, 2017. Using current discount rates and accountholder behavior assumptions, a simulation is run designed to produce an estimate of the economic value of equity and FNBB’s annual net interest income under a variety of changing interest rates assuming that FNBB’s interest-sensitive assets and liabilities remain at December 31, 2017 levels.

The “rate shock” information in the table shows estimates the changes in the economic value of portfolio equity from levels that existed at December 31, 2017. Net interest income changes are based on the initial value of net interest income that was recorded for the year ended December 31, 2017 assuming fluctuations or “rate shocks” of plus and minus 100 and 200 basis points above and below current market rates. Rate shocks assume that current interest rates change immediately and then remain constant once the change has occurred. The information set forth in the following table is based on significant estimates and assumptions, and constitutes a forward-looking statement within the meaning of that term set forth in Rule 175 under the Securities Act and Rule 3b-6(c) of the Exchange Act.

TABLE 17 (Dollar amounts in thousands)	Interest Rate Risk Simulation Change in Economic Value of Equity As of December 31, 2017
	Rates Decline			Rates Increase
Rate change	(2%)	(1%)	Current	+1%	+2%
Projected market value of equity	$99,814	$112,398	$119,280	$118,648	$115,773
Change from current	$(19,466)	$(6,882)		$(632)	$(3,507)

(Dollar amounts in thousands)	Change in Annual Net Interest Income 12 Month Time Period
	Rates Decline			Rates Increase
Rate change	(2%)	(1%)	Current	+1%	+2%
Projected net interest income	$45,267	$46,092	46,347	44,206	41,888
Change from current	$(1,080)	$(255)		(2,141)	(4,175)

FNBB’S MANAGEMENT’S DISCUSSION AND

ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion presents FNBB’s and its subsidiaries management’s analysis of the financial condition and results of operations of FNBB as of and for the years in the two year period ended December 31, 2017. This discussion is designed to provide a more comprehensive review of the financial position and operating results of FNBB than could be obtained from an examination of the financial statements alone. The discussion should be read in conjunction with the financial statements of FNBB and the notes thereto which appear in Appendix D to this joint proxy statement/prospectus.

Statements contained in this joint proxy statement/prospectus that are not purely historical are forward-looking statements within the meaning of Section 21E of the Exchange Act, including FNBB’s expectations, intentions, beliefs or strategies regarding the future. All forward-looking statements included in this joint proxy statement/prospectus are based on information available to FNBB as of the date of this joint proxy statement/prospectus, and FNBB assumes no obligation to update any such forward-looking statements. It is important to note that FNBB actual results could materially differ from those in such forward-looking statements. Factors that could cause results to differ materially from those in such forward-looking statements are fluctuations in interest rates, inflation, government regulations, economic conditions and competitive product and pricing pressures in the geographic and business areas in which FNBB conducts its operations. See “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 36.

Critical Accounting Policies and Estimates

FNBB’s management’s discussion and analysis of its financial condition and results of operations are based upon FNBB’s financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires FNBB to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, FNBB evaluates its estimates, including those related to its loans and allowance for loan losses. FNBB bases its estimates on current market conditions, historical experience and on various other assumptions that FNBB’s management believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. All adjustments that, in the opinion of FNBB’s management, are necessary for a fair presentation for the periods presented have been reflected as required by Regulation S-X, Rule 10-01. FNBB believes the following critical accounting policies requires significant judgments and estimates used in the preparation of the consolidated financial statements.

Allowance for Loan Losses

FNBB’s management periodically evaluates the adequacy of FNBB’s allowance for loan losses. Factors considered include FNBB’s loan loss experience, known and inherent risks in the portfolio, current economic conditions, known adverse situations that may affect the borrower’s ability to repay, regulatory policies, and the estimated value of underlying collateral. The evaluation of the adequacy of the allowance is based on the above factors along with prevailing and anticipated economic conditions that may impact FNBB’s borrowers’ ability to repay their loans. Determination of the allowance is based upon objective and subjective judgments by FNBB’s management from the information currently available. Adverse changes in information could result in higher charge-offs and loan loss provisions.

Goodwill

Goodwill arises when FNBB’s purchase price exceeds the fair value of net assets of an acquired business. Goodwill represents the value attributable to intangible elements acquired. The value of goodwill is supported ultimately by profit from the acquired business. A decline in earnings could lead to impairment, which would be recorded as a write-down in FNBB’s consolidated statements of earnings. Events that may indicate goodwill impairment include significant or adverse changes in results of operations of the acquired business or asset, economic or political climate; an adverse action or assessment by a regulator; unanticipated competition; and a more-likely-than-not expectation that a reporting unit will be sold or disposed of at a loss.

Other Than Temporary Impairment

Other than temporary impairment (“OTTI”) is triggered if FNBB has the intent to sell the security, it is likely that it will be required to sell the security before recovery, or if FNBB does not expect to recover the entire amortized cost basis of the security.

If FNBB intends to sell the security or it is likely it will be required to sell the security before recovering its cost basis, the entire impairment loss would be recognized in earnings as an OTTI. If FNBB does not intend to sell the security and it is not likely that FNBB will be required to sell the security but FNBB does not expect to recover the entire amortized cost basis of the security, only the portion of the impairment loss representing credit losses would be recognized in earnings as an OTTI. The credit loss is measured as the difference between the amortized cost basis and the present value of the cash flows expected to be collected of a security. Projected cash flows are discounted by the original or current effective interest rate depending on the nature of the security being measured for potential OTTI. The remaining impairment loss related to all other factors, the difference between the present value of the cash flows expected to be collected and fair value, would be recognized as a charge to other comprehensive income (“OCI”). Impairment losses related to all other factors are to be presented as a separate category within OCI. For investment securities held to maturity, this amount is accreted over the remaining life of the debt security prospectively based on the amount and timing of future estimated cash flows. The accretion of the OTTI amount recorded in OCI will increase the carrying value of the investment, and would not affect earnings. If there is an indication of additional credit losses the security is re-evaluated accordingly based on the procedures described above.

Provision for and Deferred Income Taxes

FNBB is subject to income tax laws of the United States, its states, and municipalities in which it operates. FNBB considers its income tax provision methodology to be critical, as the determination of current and deferred taxes based on complex analyses of many factors including interpretation of federal and state laws, the difference between tax and financial reporting bases of assets and liabilities (temporary differences), estimates of amounts due or owed, the timing of reversals of temporary differences and current financial standards. Actual results could differ significantly from the estimates due to tax law interpretations used in determining the current and deferred income tax liabilities. Additionally, there can be no assurances that estimates and interpretations used in determining income tax liabilities may not be challenged by federal and state taxing authorities.

Fair Values of Financial Instruments

Certain assets and liabilities are either carried at fair value on a recurring or non-recurring basis or are required to be disclosed at fair value. Accounting principles have established a fair value measurement model which establishes a framework that quantifies fair value estimates by the level of pricing precision. The degree of judgment utilized in measuring the fair value of assets generally correlates to the level of pricing precision. Financial instruments rarely traded or not quoted will generally have a higher degree of judgment utilized in measuring fair value. Pricing precision is impacted by a number of factors including the type of asset or liability, the availability of the asset or liability, the market demand for the asset or liability, and other conditions that were considered at the time of the valuation.

Recent Accounting Pronouncements

Information pertaining to Recent Accounting Pronouncements is included in Note 1 of FNBB’s Consolidated Financial Statements included in Appendix D to this joint proxy statement/prospectus.

Recent Development – Proposed Merger with TriCo

As announced by FNBB on December 11, 2017 and discussed elsewhere in this joint proxy statement/prospecuts, FNBB has entered into the merger agreement with TriCo providing for the merger of FNBB with and into TriCo.

Earnings Analysis

The principal source of FNBB’s income is interest income on loans. The level of interest income can be affected by changes in interest rate, volume of loans outstanding, and the quality of FNBB’s loan portfolio. Loans that are 90 days or more past due are placed on non-accrual status. Income on such loans is then recognized only to the extent that cash is received, and where the future collection of principal is probable. All other loans accrue interest at the stated contract rate.

FNBB’s net interest income totaled $46,347,000, $42,444,000 and $36,685,000 in 2017, 2016 and 2015, respectively. Total interest income was $50,218,000, $45,513,000 and $39,282,000 for 2017, 2016, and 2015, respectively. Most of the interest earning assets are tied to the prime lending rate, which did not change during all of 2015 and the first eleven months of 2016 when the rate was 3.25%. The rate was raised 25 basis points on December 14, 2017, June 15, 2017, March 16, 2017, December 15, 2016 and December 17, 2015. These increases in the prime lending rate were loosely connected with short term interest rate changes initiated by the

Federal Open Market Committee of the Federal Reserve. Total nonaccrual loans were $1,940,000 and $6,647,000 as of December 31, 2017 and 2016, respectively. Payments received for loans on nonaccrual status, where principal is believed to be fully collectible, are credited to interest income when they are received. Average interest earning assets were $1,192,081 in 2017 compared to $1,099,192 in 2016, an increase of $92,889,000. Average interest earning assets were $923,700,000 in 2015. The principal earning assets were loans. Loan growth in 2017 and 2016 was obtained through the existing operating facilities of FNBB. Interest expense totaled $3,871,000, $3,069,000 and $2,597,000 for 2017, 2016 and 2015, respectively. During 2017, First National Bank increased its deposit rates slightly, as the interest rates that were available in the general marketplace rose. First National Bank also maintained FHLB advances throughout 2017. The cost of the FHLB advances increased 52 basis points during 2017 and decreased 16 basis points in 2016 compared to 2015. Time deposit interest rates increased 22 basis points in 2017 compared to 2016 and increased 10 basis points in 2016 compared to 2015. First National Bank slowly raised the interest rates paid on its time deposits during 2017.

TABLE 1	Net Interest Income and Average Balances
	2017			2016			2015
(Dollar amounts in thousands)	Average Balance	Interest Income Expense	Average Yield Cost	Average Balance	Interest Income Expense	Average Yield Cost	Average Balance	Interest Income Expense	Average Yield Cost
INTEREST EARNING ASSETS
Loans, gross (1) (2)	$823,333	$41,956	5.10%	$746,829	$38,313	5.13%	$629,814	$33,235	5.28%
Taxable securities	224,600	5,209	2.32%	209,257	4,213	2.01%	188,286	3,554	1.89%
Nontaxable securities (3)	133,467	3,653	2.74%	135,412	3,916	2.89%	103,611	3,272	3.16%
Interest on deposits-other financial institutions	10,681	126	1.18%	7,694	44	0.57%	1,989	39	1.96%

Total interest earning assets	1,192,081	50,944	4.27%	1,099,192	46,486	4.23%	923,700	40,100	4.34%

Cash and due from banks	15,168	92,889		15,041			44,774
Premises and equipment	9,500			10,086			10,557
Other assets	41,087			39,135			31,404

Total noninterest earning assets	65,755			64,262			86,735

TOTAL ASSETS	$1,257,836			$1,163,454			$1,010,435

Deposits:
Demand, interest bearing	$124,267	$121	0.10%	$113,121	$123	0.11%	$92,267	104	0.11%
Money market	395,960	1,559	0.39%	424,981	1,824	0.43%	368,858	1,589	0.43%
Savings	88,249	91	0.10%	84,229	88	0.10%	75,861	77	0.10%
Time deposits	123,971	1,036	0.84%	120,115	745	0.62%	112,414	589	0.52%
Federal Home Loan Bank advances	86,603	850	0.98%	14,497	67	0.46%	1,452	9	0.62%
Note payable	4,050	214	5.28%	4,663	222	4.76%	5,263	229	4.35%

Total interest bearing liabilities	823,100	3,871	0.47%	761,606	3,069	0.40%	656,115	2,597	0.40%

NONINTEREST BEARING LIABILITIES:
Demand deposits	300,670			274,952			240,969
Other liabilities	17,252			17,042			12,730

Total noninterest bearing liabilities	317,922			291,994			253,699

TOTAL LIABILITIES	1,141,022			1,053,600			909,814
Stockholders’ equity	116,814			109,854			100,621

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,257,836			$1,163,454			$1,010,435

NET INTEREST INCOME AND MARGIN ON TOTAL EARNING ASSETS (4)		$47,073	3.95%		$43,417	3.95%		$37,503	4.06%

(1)	Interest on non-accrual loans is recognized into income on a cash received basis if the loan has demonstrated performance and full collection is considered probable.
(2)	Amounts of interest earned include loan fees of $1,856,000, $1,844,000 and $1,514,000 for the years ended December 31, 2017, 2016 and 2015, respectively.
(3)	Tax equivalent adjustments recorded at the statutory rate of 35% that are included in the nontaxable securities portfolio are $726,000, $973,000, and $818,000 for the years ended December 31, 2017, 2016 and 2015, respectively, and were derived from nontaxable municipal interest income.
(4)	The net interest margin is computed by dividing net interest income by total average interest earning assets.

The following table analyzes the dollar amount of change in FNBB’s interest income and expense and the changes in dollar amounts attributable to (a) changes in volume (changes in volume at the current year rate), (b) changes in rate (changes in rate times the prior year’s volume) and (c) changes in rate/volume (changes in rate times changes in volume). In this table, the dollar change in rate/volume is prorated to volume and rate proportionately.

TABLE 2	Rate/Volume Variance Analysis
	Year Ended December 31
	2017 compared to 2016 Increase (decrease) (2)			2016 compared to 2015 Increase (decrease) (2)
	Interest Income/ Expense Variance	Variance Attributable To		Interest Income/ Expense Variance	Variance Attributable To
(Dollar amounts in thousands)		Rate	Volume		Rate	Volume
INTEREST EARNING ASSETS:
Loans	$3,643	$(280)	$3,923	$5,078	$(925)	$6,003
Taxable securities	996	687	309	659	263	396
Nontaxable securities (1), (3)	(263)	(207)	(56)	644	(360)	1,004
Deposits with other financial institutions	82	65	17	5	(107)	112

Total	$4,458	$265	$4,193	$6,386	$(1,129)	$7,515

INTEREST BEARING LIABILITIES:
Demand deposits	$(2)	$(14)	$12	$19	$(5)	$24
Money market	(265)	(151)	(114)	235	(6)	241
Savings deposits	3	(1)	4	11	2	9
Time deposits	291	267	24	156	116	40
Federal Home Loan Bank advances	783	450	333	58	(23)	81
Interest on note payable	(8)	21	(29)	(7)	19	(26)

Total	802	572	230	472	103	369

NET INTEREST INCOME	$3,656	$(307)	$3,963	$5,914	$(1,232)	$7,146

(1)	Nontaxable securities in this Table are shown on a tax equivalent basis.
(2)	Increases (decreases) shown are in relation to their effect on net interest income.
(3)	Tax equivalent adjustments recorded at the statutory rate of 35% that are included in the nontaxable portfolio are $726,000, $973,000 and $818,000 for the years ended December 31, 2017, 2016 and 2015, respectively, and were derived from nontaxable municipal interest income.

There were no fed funds sold in 2017 and 2016 and nominal amounts of federal funds sold in 2015. Yields on deposits at other financial institutions averaged 1.18%, 0.57% and 1.96% in 2017, 2016 and 2015, respectively. On the interest expense side, the interest rate increase in Time Deposits and FHLB advances during 2017 was due to increases in short term market interest rate increases that occurred due to actions taken by the Federal Open Market Committee of the Federal Reserve.

Allowance for Loan Losses

FNBB’s board of directors has the ultimate oversight responsibility over the processes utilized in assessing the overall risks in FNBB’s loan portfolio, assessing the specific loss expectancy, and determining the adequacy of the loan loss reserve. The level of reserves is determined by FNBB’s management and documented with internally generated credit quality ratings, a review of the local economic conditions in First National Bank’s market area, and consideration of First National Bank’s historical loan loss experience. First National Bank is committed to maintaining adequate reserves, identifying credit weaknesses through frequent loan reviews, and updating loan risk ratings and changing those risk ratings in a timely manner as circumstances change.

Loans outstanding (net of deferred loan fees and allowance for loan losses) increased by $47,281,000 to $829,766,000 in 2017; $59,738,000 to $782,485,000 in 2016 compared to 2015, and $139,032,000 to $722,747,000 in 2015. First National Bank management believes that it has consistently maintained conservative underwriting standards which generally require borrowers to maintain at most a loan-to-value ratio of 70%; maintain a debt service coverage ratio of at least 1.25; and requires borrowers to make monthly mortgage payments out of documented cash flows.

The allowance for loan losses totaled $10,171,000, $10,167,000, and $9,970,000 at December 31, 2017, 2016 and 2015, respectively. This represented 1.21%, 1.28%, and 1.36% of total loans outstanding on those dates. These balances reflect amounts that, in FNBB’s management’s judgment, are adequate to provide for probable loan losses based on the considerations listed above. FNBB management performs stress testing of the loan portfolio to gain a better understanding of the portfolio effects of additional declines in real estate values and expected cash values. FNBB’s management also evaluates all commercial loans, secured and unsecured, at least quarterly.

Loans acquired in the Oceanic Bank acquisition in 2012 and the America California Bank acquisition in 2015 were accounted for at fair value, resulting in a discount at the time of the acquisition, due in part to credit quality. If expected potential credit losses are actually incurred, they will be evaluated against the net book discount remaining. Only those losses that occur after the acquisition date or exceed the amount of discount remaining on the acquired Oceanic Bank loan portfolio will be charged to the allowance for loan losses. At December 31, 2017, 2016, and 2015, the remaining discount related to the Oceanic Bank and America California Bank acquisitions totaled $443,425, $1,336,000, and $1,397,000, respectively.

TABLE 3	Allocation of the Allowance for Loan Losses
	(Dollar amounts in thousands)
		2017		2016		2015		2014		2013
	Amount	Percent of loans in each category to total Loans	Amount	Percent of loans in each category to total Loans	Amount	Percent of loans in each category to total Loans	Amount	Percent of loans in each category to total Loans	Amount	Percent of loans in each category to total Loans
Commercial real estate	$5,495	54.4%	$6,392	53.1%	$6,059	54.5%	$5,549	53.6%	$5,763	57.8%
Real estate construction	388	4.2%	617	5.5%	589	6.1%	849	6.7%	734	6.1%
Real estate multi family	1,496	12.5%	389	13.3%	243	8.7%	206	9.1%	293	8.2%
Real estate 1 to 4 family	2,008	20.6%	2,082	21.5%	2,176	23.4%	1,965	21.7%	1,788	19.0%
Commercial & industrial	440	6.6%	650	6.2%	853	7.1%	1,073	8.7%	1,237	8.6%
Consumer	344	1.7%	37	0.4%	50	0.2%	58	0.2%	64	0.3%

Total	$10,171	100.0%	$10,167	100.0%	$9,970	100.0%	$9,700	100.0%	$9,879	100.0%

The following table summarizes transactions in the allowance for loan losses and details the charge-offs, recoveries and net loan losses by loan category for each of the last five fiscal years ended December 31, 2017. The amount added to the provision and charged to operating expenses for each period is based on the risk profile of the loan portfolio.

TABLE 4	Allowance for Loan Losses
	Historical Analysis
(Dollar amounts in thousands)	For the year ended December 31,
	2017	2016	2015	2014	2013
Balance at Beginning of Period	$10,167	$9,970	$9,700	$9,879	$9,124
(Recovery of) provision for loan losses	(360)	150	(305)	(1,020)	1,385
Charge-offs:
Real Estate	(91)	(35)	(45)	(328)	(728)
Commercial	(39)	(165)	(23)	(28)	(57)
Consumer	(8)	(18)	(13)	(26)	(7)

Total	(138)	(218)	(81)	(382)	(792)
Recoveries:
Real Estate	183	52	591	1,065	88
Commercial	319	213	60	154	73
Consumer	—	—	5	4	1

Total	502	265	656	1,223	162
Net recoveries (charge-offs)	364	47	575	841	(630)

Balance at End of Period	$10,171	$10,167	$9,970	$9,700	$9,879

Percentages
Allowance for loan losses/total loans	1.21%	1.28%	1.36%	1.63%	1.76%
Net (recoveries) charge-offs/real estate loans	-0.08%	-0.08%	-0.08%	-0.14%	0.13%
Net (recoveries) charge-offs/commercial loans	-0.50%	-0.10%	-0.07%	-0.24%	-0.03%
Net charge-offs/consumer loans	0.06%	0.51%	0.51%	1.52%	0.36%
Net (recoveries) charge-offs/total loans	-0.04%	-0.01%	-0.08%	-0.14%	0.11%
Allowance for loan losses/non-performing loans	524.28%	118.65%	118.65%	171.74%	134.39%

The level of yearly charge-offs were primarily attributable to problems that were identified with specific borrowers rather than problems with a particular segment of the loan portfolio. In particular, borrowers who had exposure to real estate projects outside of San Mateo and San Francisco counties were identified as having a relatively higher risk profile than those operating solely within these two counties. If real estate values or lease rates decline in the future, additional increases in FNBB’s allowance for loan losses may be warranted.

Nonperforming Assets

Nonperforming assets consist of nonaccrual loans, foreclosed assets, and loans that are 90 days or more past due but are still accruing interest. The accrual of interest on non-accrual loans is discontinued when, in FNBB’s management’s opinion, the borrower may be unable to meet payments as they become due. For the years ended December 31, 2017, 2016 and 2015, had non-accrual loans performed as agreed, approximately $664,000, $569,000, and $460,000, respectively, would have been recognized in additional interest income.

The following table provides a summary of nonperforming assets for the most recent five years. Nonperforming loans were 0.2%, 0.8% and 1.2% of total loans at December 31, 2017, 2016 and 2015. FNBB management believes the current list of past due loans as of December 31, 2017 are collectible and does not anticipate future significant losses that exceed the current allowance for loan losses.

TABLE 5	Analysis of Nonperforming Assets
(Dollar amounts in thousands)	December 31
	2017	2016	2015	2014	2013
Nonaccrual loans	$1,940	$6,647	$7,915	$5,648	$7,351
Other real estate owned	3,300	1,427	1,026	763	5,318

Total	$5,240	$8,074	$8,941	$6,411	$12,669

Nonaccrual loans at December 31, 2017 consist of commercial real estate loans, single family residence loans, commercial loans and some commercial and industrial loans. First National Bank is working with its borrowers to develop strategies that can give the borrowers time to work through their financial difficulties.

There are two properties reported in other real estate owned. The first property is a commercial building with a net book balance of $1,483,000, $1,427,000 and $1,026,000 as of December 31. 2017, 2016 and 2015, respectively. This commercial property has environmental issues related to soil contamination from the property’s use by previous owners. The building is fully leased on a triple net lease and the market value of the building, supported by appraisal and other market data, is significantly greater than the net book value of the property as of December 31, 2017. During February 2018, the property was sold to an unrelated third party for $2.8 million. First National Bank loaned $1.2 million to the buyer and in accordance with the purchase and sale agreement has agreed to incur the costs necessary to continue monitoring the property and to continue its efforts to obtain a signed remediation agreement with the local Water Board. The purchase and sale agreement requires a set-aside reserve of $500,000 to cover the costs that are anticipated to be incurred by FNBB. The set-aside reserve will be funded with a portion of the net cash provided by the sale of the property. During 2017, 2016 and 2015, toxic remediation costs were incurred with the goal of obtaining a definitive remediation agreement with the Water Board. All remediation costs leading up to the sale date were capitalized into the net carrying value of the property. The remediation efforts performed included soil replacement, soil treatment and drilling water monitoring wells. These capitalized costs have increased the carrying value of the property while at the same time the appraised market value of the property has steadily increased. On an annual basis, the net investment in the property has been reviewed for potential impairment, and to date, no impairment has been found. From the time this property was obtained through foreclosure until the date of the sale and the transfer of ownership of the property, the estimated market value of the property has consistently been more than the property’s net book value plus estimated future toxic remediation costs. However, FNBB does not yet have a signed final remediation plan with the Water Board and FNBB has no guarantee as to when or if that might occur. FNBB’s management has obtained cost estimates from FNBB’s soil engineering and consulting company consultant related to the estimated future cost of remediation using a remediation plan that has been submitted for approval to the local Water Board. The estimated future costs are expected to total approximately $725,000 but could vary in the future. At the time of sale, FNBB established a set-aside monetary fund of $500,000 which was deposited into an insured depository account that was funded from the purchase and sale contract that closed escrow in February 2018. The second property is an elderly care facility located in Lafayette, California that was acquired in November 2017 and has a net book balance of $1,817,000. A potential purchaser of this facility has been identified and First National Bank is working with the potential buyer to complete the sale of this property, which FNBB expects to occur in either March or April of 2018. For additional information regarding these two properties, please see Note 7 and Note 23 to FNBB’s 2017 Consolidated Financial Statements included in Appendix D to this joint proxy statement/prospectus.

A troubled debt restructuring occurs when First National Bank offers, at favorable terms, a modification of loan terms and conditions because its management believes the borrower may not be able to make payments at their original note rate and terms. There were no troubled debt restructurings in 2017 or 2016. There was one troubled debt restructuring in 2015 that consisted of one 1 to 4 family real estate loan. Total restructured loans outstanding as of December 31, 2017 and 2016 were $7,708,000 and $13,268,000, respectively.

Noninterest Income

The following table sets forth the principal components of noninterest income:

TABLE 6	Noninterest Income			Variance		Variance
	Years ended December 31,			2017 vs. 2016		2016 vs. 2015
(Dollar amounts in thousands)	2017	2016	2015	Amount	Percent	Amount	Percent
Service charges	$2,264	$2,461	$2,501	(197)	-8%	(40)	-2%
Net gain on sale of available-for-sale securities	210	438	339	(228)	-52%	201	59%
Earnings on bank-owned life insurance	390	402	364	(12)	-3%	5	1%
Other income	996	1,294	1,292	(298)	-23%	333	26%

Total noninterest income	$3,860	$4,595	$4,496	$(735)	-16%	$499	11%

Total noninterest income consists mainly of service charges on deposits. The gain on sale of available-for-sale securities during 2017, 2016 and 2015 was derived primarily from the sale of U. S. government agency, mortgage-backed securities, municipal securities and U. S. Treasury securities. A significant source of other income was dividends on equity securities, which totaled $558,000, $775,000, and $651,000, in the years 2017, 2016, and 2015, respectively. The equity securities that are owned by First National Bank are either highly illiquid securities or investments in government sponsored entities that cannot be bought and sold in open market transactions.

Noninterest Expenses

The following table sets forth the various components of noninterest expense:

TABLE 7	Noninterest Expenses			Variance		Variance
(Dollar amounts in thousands)	Years ended December 31,			2017 vs. 2016		2016 vs. 2015
	2017	2016	2015	Amount	Percent	Amount	Percent
Salaries and employee benefits	$19,366	$19,474	$18,523	$(108)	-1%	951	5%
Occupancy expense	2,747	2,528	2,517	219	9%	11	0%
Equipment expense	1,646	1,765	1,926	(119)	-7%	(161)	-8%
Professional fees	1,482	1,363	1,471	119	9%	(108)	-7%
FDIC assessment	400	600	600	(200)	-33%	0	0%
Telephone, postage, supplies	1,267	1,199	1,074	68	6%	125	12%
Advertising expense	451	524	500	(73)	-14%	24	5%
Data processing expense	571	657	1,076	(86)	-13%	(419)	-39%
Low income housing expense	472	284	283	188	66%	1	0%
Surety insurance	349	347	381	2	1%	(34)	-9%
Directors expense	288	288	288	—	—	—	—
Other real estate owned expense (recovery), net	80	(5)	4	85	-1700%	(9)	-225%
Other expense	1,430	1,668	1,282	(238)	-14%	386	30%

Total noninterest expense	$30,549	$30,692	$29,925	$(143)	0%	$767	3%

Salaries and employee benefits were $19,366,000, 19,474,000 and $18,523,000 in 2017, 2016 and 2015, respectively. Salaries and employee benefits represented 63%, 63%, and 62% of noninterest expense for the years 2017, 2016, and 2015, respectively. Decreases in salary and employee benefits in 2017 were primarily related to open, unfilled positions within FNBB. Increases in salaries and employee benefits in 2016 and 2015 were related to normal salary progression, changes related to executive salary continuation agreements and the purchase of America California Bank.

Occupancy expense increased $219,000 and $11,000 in 2017 and 2016, respectively and decreased $256,000 in 2015. The increase in occupancy expense during 2017 was primarily due to maintenance and repair costs of heating and air conditioning systems and the resurfacing of parking lots at First National Bank’s branch and home office facilities. The decrease in 2015 was primarily related First National Bank’s sale of its South San Francisco South Airport Boulevard branch late in 2014.

The increase in other real estate owned expense during 2017 was primarily related to the foreclosure of an assisted living facility located in Lafayette, California during 2017. Toxic remediation costs incurred at the OREO property were capitalized during 2017, 2016 and 2015 and were not a factor in the increased OREO costs during 2017.

Provision for Loan Losses

The allowance for loan losses in 2017, 2016 and 2015 was recorded at levels FNBB management believed reflected the estimated loss exposure identified in the loan portfolio during each of these years. The allowance for loan losses was $10,171,000 or 1.21% of total gross loans at December 31, 2017. During 2016 and 2015 the allowance for loan losses was $10,167,000 and $9,970,000 or 1.28% and 1.26% of total gross loans as of December 31, 2016 and 2015. During 2017, improvement in the credit characteristics of the loan portfolio resulted in a recovery of provision for loan losses of $360,000. During 2016, First National Bank incurred a loan loss provision of $150,000 primarily attributable to growth that occurred within the loan portfolio. During the fourth quarter of 2015, a reversal of $530,000 in loan loss provision was recorded to reflect improving credit metrics that occurred within the loan portfolio during 2015.

The allowance for loan losses is maintained at a level considered adequate to provide for probable loan losses inherent in the loan portfolio. FNBB management is taking steps necessary to work with borrowers and has granted modified loan terms to certain borrowers willing to make payments on loans secured by their primary residence, even though they were delinquent, and/or the value of their home had declined substantially. The purchased Oceanic Bank and America California Bank loans have a fair value discount that was created at acquisition pursuant to acquisition accounting and representing, in part, expected credit losses inherent in the acquired loan portfolio. The fair value discount is not part of the allowance for loan losses.

Balance Sheet Analysis

Total assets were $1,265,238,000, $1,219,394,000 and $1,124,349,000 as of December 31, 2017, 2016 and 2015, respectively. Total assets averaged $1,257,836, $1,163,454 and $1,010,435 during 2017, 2016 and 2015 respectively. Average earning assets represented 95%, 94% and 93% of total average assets during 2017, 2016 and 2015, respectively. Asset growth in 2017 and 2016 was through increased business developed through existing facilities. In 2015, a significant portion of FNBB’s growth was obtained from the America California Bank acquisition as well as growth in customer business generated through First National Bank’s branch offices.

Loans

The loan portfolio is the principal earning asset of First National Bank. Gross loans outstanding (net of loan fees) totaled $839,937,000, $792,652,000 and $732,717,000 as of December 31, 2017, 2016 and 2015, respectively. During 2017 and 2016, the growth in Frist National Bank’s loan portfolio was obtained through its existing branch network. During 2015, total growth in the loan portfolio was $140,113,000, and $93,000,000 of this amount was the result of FNBB’s acquisition of America California Bank. The remainder was from organic growth.

The following table presents an analysis of loans outstanding at December 31, 2013 through December 31, 2017.

TABLE 8	Loan Portfolio
	December 31
	2017		2016		2015		2014		2013
(Dollar amounts in thousands)
Commercial real estate	$456,992	54%	$421,222	53%	$399,993	55%	$318,427	54%	$325,199	58%
Real estate construction	35,206	4%	43,683	6%	44,816	6%	39,771	7%	34,318	6%
Real estate multi family	105,138	12%	105,963	13%	63,597	9%	53,824	9%	46,143	8%
Real estate 1 to 4 family	173,476	21%	170,523	22%	171,964	23%	128,732	22%	106,903	21%
Commercial & industrial	55,727	7%	48,874	6%	52,033	7%	51,662	9%	48,504	9%
Consumer	14,057	2%	3,533	—	1,574	—	1,448	—	1,650	0%

Sub total	840,596	100%	793,798	100%	733,977	100%	593,864	100%	562,717	100%
Net deferred loan fees	(659)	—	(1,146)	—	(1,260)	—	(449)	—	(495)	—

Total	$839,937	100%	$792,652	100%	$732,717	100%	$593,415	100%	$562,222	100%

Loans that are not guaranteed by the U. S. Government contain some level of risk of principal repayment. Real estate and loans supported by UCC filing requirements contain less risk of loss than unsecured loans. By securing loans with various types of collateral, First National Bank is able to better assure repayment, either from the liquidation of collateral or from the borrower. For commercial loans, both secured and unsecured, First National Bank will generally require personal guarantees from its borrowers. These financial guarantees allow First National Bank to initiate collection activity against the borrowers individually if the liquidation of collateral is insufficient to repay the loan. First National Bank’s underwriting policies require its borrowers to document the source of repayment for their loans, maintain equity positions in any secured financings, and provide ongoing financial statement information. Current appraisals, financial statements, and tax returns allow the First National Bank management to evaluate a borrower’s repayment ability on at least an annual basis. Commercial loans are generally variable rate in nature. Real estate loans more than five years to maturity generally contain variable interest rates. Loans that mature in five years or less may be either fixed or variable rate in nature, with fixed rate loans containing initial rates that are higher than those with variable rates. A borrower’s preference and interest rate risk tolerance will generally dictate whether to utilize fixed or variable rate financing. The following table shows First National Bank’s loan maturities and sensitivities to changes in interest rates as of December 31, 2017.

TABLE 9		Maturing
(Dollar amounts in thousands)	Maturing Within 1 Year	After 1 But Within 5 Years	Maturing After 5 Years	Total
Commercial real estate	$25,702	$76,323	$354,967	$456,992
Real estate construction	27,279	4,740	3,187	35,206
Real estate multi family	3,130	18,892	83,116	105,138
Real estate 1 to 4 family	11,007	22,777	139,692	173,476
Commercial & industrial	33,604	17,958	4,165	55,727
Consumer	1,294	391	12,372	14,057

Sub total	102,016	141,081	597,499	840,596
Net deferred loan fees	(104)	(323)	(232)	(659)

Total	$101,912	$140,758	$597,267	$839,937

With predetermined fixed interest rates	$15,459	$55,977	$195,757	$267,193
With floating interest rates	86,453	84,781	401,510	572,744

Total	$101,912	$140,758	$597,267	$839,937

Investment Portfolio

The primary purpose of First National Bank’s investment portfolio is to provide available funds sufficient to fund FNBB’s liquidity needs, including the ability to fund loans or pay down liabilities. FNBB’s primary source of funds is the deposit base. If more funds are needed, investment maturities, calls and sales from the investment portfolio may be used. First National Bank’s investment portfolio is composed primarily of debt securities of U. S. Government Agencies, mortgage-backed securities that have their principal guaranteed by U. S. Government Agencies, and in obligations of States and their political subdivisions. First National Bank believes this provides for an appropriate liquidity level and minimal credit risk.

The following table sets forth the maturity distribution and interest rate sensitivity of investment securities at December 31, 2017:

TABLE 10			After		After
(Dollar amounts in thousands)	Due In 1 Year		1 Year Through		5 Years Through		Due After		Fair	Maturity In	Average
	Or Less	Yield	5 Years	Yield	10 Years	Yield	10 Years	Yield	Value	Years	Yield
U. S. Treasury securities	$—	—%	$1,975	1.88%	$—	—%	$—	—%	$1,975	2.92	1.83%
Obligations of U. S. Government Agencies	6,000	1.10%	35,822	1.74%	—	1.77%	—	—	41,823	3.12	1.59%
Mortgage-backed securities	—	—	44,580	2.48%	31,732	2.61%	43,481	2.78%	119,792	11.03	2.35%
Asset-backed securities	—	—	—	—	1,628	2.43%	2,058	3.95%	3,686	9.71	3.32%
Obligations of states and political subdivisions	4,636	2.54%	81,470	2.33%	54,503	2.62%	10,493	3.73%	151,103	5.11	2.45%
Corporate debt	2,011	1.70%	26,272	2.64%	8,136	5.14%	1,060	5.84%	37,478	4.32	3.95%

Total	$12,647	1.72%	$190,119	2.29%	$95,999	2.83%	$57,092	3.06%	$355,857	6.76	2.54%

The following table shows the securities portfolio mix at December 31, 2017, 2016 and 2015.

TABLE 11	Years Ended December 31,
	2017		2016		2015
(Dollar amounts in thousands)	Amortized	Fair	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value	Cost	Value
U. S. Treasury securities	$1,989	$1,975	$977	$987	$7,004	$7,000
Obligations of U.S. Government Agencies	42,247	41,823	60,773	60,545	84,842	84,609
Mortgage-backed securities	121,087	119,792	85,709	84,284	61,579	61,663
Asset-backed securities	3,734	3,686	—	—	—	—
Obligations of states and political subdivisions	150,724	151,103	151,988	151,618	132,125	135,190
Corporate debt	37,409	37,478	63,277	62,671	41,045	40,745

Total	$357,190	$355,857	$362,724	$360,105	$326,595	$329,207

Deposits

During 2017, 2016 and 2015 total average deposits were $1,033,117,000, $1,017,398,000 and $890,369,000. The prime lending rate was revised upwards on three separate occasions in 2017, and once in both 2016 and 2015. Time deposit interest rates have moved higher in a steady fashion over the last few years. Average time deposit interest rates were 0.84%, 0.62% and 0.52% in 2017, 2016 and 2015, respectively. First National Bank management has made a conscious effort to keep transaction based deposit accounts, such as interest bearing demand, savings and money market rates, stable.

The following table summarizes the distribution of average deposits and the average rates paid for them in the periods indicated:

TABLE 12	Average Deposits and Average Rates paid for the period ending December 31,
	2017			2016			2015
(Dollar amounts in thousands)	Average Balance	Average Rate	% of total Deposits	Average Balance	Average Rate	% of total Deposits	Average Balance	Average Rate	% of total Deposits
Interest-bearing demand	$124,267	0.10%	12%	$113,121	0.11%	11%	92,267	0.11%	10%
Money market	395,960	0.39%	38%	424,981	0.43%	42%	368,858	0.43%	42%
Savings	88,249	0.10%	9%	84,229	0.10%	8%	75,861	0.10%	8%
Time deposits $100,000 or more	89,594	0.91%	9%	83,942	0.43%	8%	78,842	0.36%	9%
Time deposits under $100,000	34,377	0.66%	3%	36,173	0.19%	4%	33,572	1.60%	4%

Total interest bearing deposits	732,447	0.38%	71%	742,446	0.37%	73%	649,400	0.36%	73%
Demand deposits	300,670	—	29%	274,952	—	27%	240,969	—	27%

Total deposits	$1,033,117	0.27%	100%	$1,017,398	0.21%	100%	$890,369	0.21%	100%

The following table indicates the maturity schedule of time deposits of $250,000 or more:

TABLE 13	Analysis of Time Deposits $250,000 or more at December 31, 2017
(Dollar amounts in thousands)
Total Deposits of $250,000 or More	Three Months Or Less	Over Three To Six Months	Over Six To Twelve Months	Over Twelve Months
$63,678	$8,397	$26,580	$14,932	$13,769

Capital

The increases in FNBB’s retained earnings were primarily attributable to retention of net earnings less cash dividends paid in 2017, 2016 and 2015. Net earnings totaled $10,711,000, $10,501,000 and $8,197,000 in 2017, 2016, and 2015, respectively. Cash dividend payments totaled $3,634,000, $2,890,000 and $2,447,000 in 2017, 2016 and 2015, respectively.

Under regulatory capital guidelines, qualifying capital is classified into two tiers, referred to as Tier 1 (core) and Tier 2 (supplementary) capital. FNBB’s Tier 1 capital consists of common shareholders’ equity and preferred stock issued to the U.S. Treasury during 2011. FNBB’s Tier 2 capital consists of eligible reserves for possible loan losses. Total capital is the sum of Tier 1 plus Tier 2 capital. Risk-weighted assets are calculated by applying risk percentages specified by the FDIC to categories of both balance sheet assets and off-balance sheet obligations. The FDIC also requires the calculation of a leverage ratio requirement. This ratio supplements the risk-based capital ratios and is defined as Tier 1 capital divided by quarterly average assets during the reporting period. This requirement established a minimum leverage ratio of 3.0% for the highest rated banks and ratios of 100 to 200 basis points higher for most other banks. To qualify as “well-capitalized” as defined by regulation, financial institutions must maintain a leverage ratio, common equity Tier 1, Tier 1 and total capital ratios of at least 5.0%, 6.5%, 8.0% and 10.0% respectively. “Well-capitalized” financial institutions must maintain a capped conservation buffer in additional capital across all capital ratios as of December 31, 2017.

Table 14				Required
				for Capital			To be Well-Capitalized
				Adequacy Purposes			Under Prompt Correction
Dollars in thousands				Effective January 1, 2017			Action Regulations
	At December 31, 2017
Regulatory Capital Ratios	Amount	Ratio		Amount	Ratio		Amount	Ratio
Leverage Ratio (1)
Company	$115,364	9.09%	≥	$50,768	4.00	%(2)	N/A	N/A
Bank	117,180	9.23%	≥	50,768	4.00	%(2)	$63,460	5.00%
Tier 1 Common Equity Capital Ratio
Company	115,364	11.57%	≥	57,342	5.75	%(2)	N/A	N/A
Bank	117,180	11.75%	≥	57,342	5.75	%(2)	64,822	6.50%
Tier 1 Capital Ratio
Company	115,364	11.57%	≥	72,301	7.25	%(2)	N/A	N/A
Bank	117,180	11.75%	≥	72,301	7.25	%(2)	79,781	8.00%
Total Capital Ratio
Company	125,712	12.61%	≥	92,246	9.25	%(2)	N/A	N/A
Bank	127,528	12.79%	≥	92,246	9.25	%(2)	99,726	10.00%

(1)	The leverage ratio consists of Tier 1 Capital divided by the most recent quarterly average total assets, excluding certain intangible assets.
(2)	Includes capital conservation buffer as phased in effective January 1, 2017.

Dollars in thousands				Required for Capital Adequacy Purposes Effective January 1, 2016			To be Well-Capitalized Under Prompt Correction Action Regulations
	At December 31, 2016
Regulatory Capital Ratios	Amount	Ratio		Amount	Ratio		Amount	Ratio
Leverage Ratio (1)
Company	$106,971	9.02%	≥	$47,443	4.000	%(2)	N/A	N/A
Bank	109,538	9.27%	≥	47,248	4.000	%(2)	$59,060	5.00%
Tier 1 Common Equity Capital Ratio
Company	106,971	11.32%	≥	48,441	5.125	%(2)	N/A	N/A
Bank	109,538	11.59%	≥	48,441	5.125	%(2)	61,437	6.50%
Tier 1 Capital Ratio
Company	106,971	11.32%	≥	62,618	6.625	%(2)	N/A	N/A
Bank	109,538	11.59%	≥	62,618	6.625	%(2)	75,615	8.00%
Total Capital Ratio
Company	117,315	12.42%	≥	81,522	8.625	%(2)	N/A	N/A
Bank	119,882	12.68%	≥	81,522	8.625	%(2)	94,518	10.00%

(1)	The leverage ratio consists of Tier 1 Capital divided by the most recent quarterly average total assets, excluding certain intangible assets.
(2)	Includes capital conservation buffer as phased in effective January 1, 2016.

Liquidity

FNBB’s primary source of liquidity on a stand-alone basis is dividends from First National Bank. The payment of dividends by First National Bank is subject to regulatory restrictions. See the “Effect of Existing or Probable Governmental Regulations on the Business of FNBB and First National Bank – Dividends” on page 107.

Liquidity is a measure of FNBB’s ability to convert assets into cash. Liquidity consists of cash and due from correspondent bank accounts, including time deposits, federal funds sold, and securities available for sale. FNBB’s policy is to maintain a liquidity ratio of 5% or greater of total assets. As of December 31, 2017, FNBB’s primary liquidity was 29.6%, compared to 30.8% and 30.4% as of December 31, 2016 and 2015, respectively. There were total liquid assets of $374,340,000, $376,068,000 and $341,726,000 as of December 31, 2017, 2016 and 2015, respectively. The objective of liquidity management is to ensure that FNBB has funds available to meet all present and future financial obligations and to take advantage of business opportunities as they occur. Financial obligations arise from withdrawals of deposits, repayment on maturity of purchased funds, extension of loans or other forms of credit, payment of operating expenses and payment of dividends.

Core deposits, which consist of all deposits other than time deposits, have provided FNBB with a sizeable source of relatively stable low-cost funds. FNBB’s average core deposits represented 87% of average total liabilities of $1,050,295 for the year ended December 31, 2017, 85% of average total liabilities of $1,053,600,000 for the year ended December 31, 2016 and 71% of average total liabilities of $909,814,000 for the year ended December 31, 2015.

As of December 31, 2017, FNBB had contractual obligations and other commercial commitments totaling approximately $284,438,000. The following table sets forth FNBB’s contractual obligations and other commercial commitments as of December 31, 2017. These obligations and commitments can be funded from other loan repayments, FNBB’s liquidity sources such as cash and due from other banks, federal funds sold, securities available for sale, as well as from First National Bank’s lines of credit with the Federal Home Loan

Bank of San Francisco and the Federal Reserve Bank of San Francisco. For additional information, please see the Consolidated Statements of Cash Flows included in the Appendix D to this joint proxy statement/prospectus.

TABLE 15	Payments Due by Period
(Dollar amounts in thousands)		1 year	Over 1 to	Over 3 to	Over
Contractual Obligations	Total	or less	3 years	5 years	5 years
Operating Leases	$4,991	$1,150	$1,701	$1,612	$528
Salary Continuation Agreements	13,399	172	344	294	12,589
Federal Home Loan Bank Advances	75,000	75,000	—	—	—
Note payable	3,750	600	3,150	—	—

Total Contractual Cash Obligations	$97,140	$76,922	$5,195	$1,906	$13,117

	Amount of Commitment Expirations Per Period
	Total
(Dollar amounts in thousands)	Amounts	1 year	Over 1 to	Over 3 to	Over
Other Commercial Commitments	Committed	or less	3 years	5 years	5 years
Lines of Credit	$131,737	$43,272	$38,992	$29,064	$20,409
Standby Letters of Credit	5,286	5,286	—	—	—
Other Commercial Commitments	51,472	49,333	842	—	1,297

Total Commercial Commitments	$188,495	$97,891	$39,834	$29,064	$21,706

The largest component of FNBB’s earnings is net interest income, which can fluctuate widely when significant interest rate movements occur. FNBB’s management is responsible for minimizing First National Bank’s exposure to interest rate risk and assuring an adequate level of liquidity. By developing objectives, goals and strategies designed to enhance profitability and performance, management is also able to manage First National Bank’s interest rate exposure to within levels preapproved by its board of directors.

In order to ensure that sufficient funds are available for loan growth and deposit withdrawals, as well as to provide for general needs, FNBB must maintain an adequate level of liquidity. Asset liquidity comes from FNBB’s ability to convert short-term investments into cash and from the maturity and repayment of loans and investment securities. Liability liquidity is provided by FNBB’s ability to attract deposits and obtain short term credit through established borrowing lines.

The primary source of liability liquidity is First National Bank’s depository customer base. The overall liquidity position of FNBB is closely monitored and evaluated on a daily basis. FNBB has Federal Funds borrowing facilities for a total of $30,000,000, a Federal Home Loan Bank line of credit of up to 30% of eligible total assets, and a Federal Reserve Bank of San Francisco borrowing facility of approximately $56,000,000. FNBB’s management believes FNBB’s liquidity sources at December 31, 2017 are adequate to meet its operating needs in 2018 and into the foreseeable future.

Effect of Changing Prices

The results of operations and financial conditions presented in this report are based on historical cost information and are not adjusted for the effects of inflation. Since the assets and liabilities of banks are primarily monetary in nature (payable in fixed, determinable amounts), the performance of FNBB is affected more by changes in interest rates than by inflation. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same.

The effect of inflation on banks is normally not as significant as its influence on those businesses that have large investments in plant and inventories. During periods of high inflation, there are normally corresponding increases in the money supply, and banks will usually experience above average growth in assets, loans and deposits. Also, increases in the price of goods and services will result in increased operating expenses. The following table includes key ratios, including returns on average assets and equity for FNBB.

TABLE 16
	Return on Equity and Assets
	(Key financial ratios are computed on average balances)
	Year Ended December 31,
	2017	2016	2015
Return on average assets	0.85%	1.02%	0.81%
Return on average equity	8.86%	10.88%	8.15%
Dividend payout ratio (accrual basis)	33.46%	27.52%	29.85%
Average equity to assets ratio	9.61%	9.44%	9.96%

CERTAIN BENEFICIAL OWNERSHIP OF FNBB COMMON STOCK

The following tables set forth information as of April 9, 2018 pertaining to the beneficial ownership of FNBB common stock by: (i) each person who is known to FNBB to be the beneficial owner of more than five percent of FNBB common stock; (ii) each director of FNBB; (iii) each executive officer of FNBB; and (iv) all directors and executive officers of FNBB as a group. As used throughout this section, the term “executive officers” means FNBB’s chief executive officer, its president, its chief operating officer, its chief financial officer and its chief credit officer. The information contained herein has been obtained from FNBB’s records and from information furnished directly to FNBB by each individual or entity. Except as otherwise indicated in the footnotes to the table, the beneficial owners listed have sole voting and investment power as to all of the shares beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person or group and the percentage ownership of that person or group, shares of FNBB common stock subject to options currently exercisable or exercisable within 60 days after the above referenced date are deemed outstanding, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

As of April 9, 2018, no person known to FNBB owned beneficially more than five percent of the outstanding shares of FNBB’s common stock, except as indicated below:

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Ownership (1)
Thomas G. Atwood, D.D.S.	848,320 shares	(2)	11.32%
P.O. Box 890
Kenwood, CA 95452

The Ricco Lagomarsino Trust	687,952 shares	(3)	9.18%
26 Hillcrest Drive
Daly City, CA 94014

Thomas C. McGraw	410,436 shares	(4)	5.48%
975 El Camino Real
South San Franciso, CA

(1)	Based upon 7,493,224 shares outstanding on April 9, 2018. Includes shares of FNBB common stock that the indicated shareholders have the right to acquire within 60 days of such date.
(2)	Dr. Atwood is a director of FNBB. Please see the beneficial ownership table below.
(3)	Lisa Angelot a co-trustee of the trust and director and chairwoman of FNBB’s board of directors and she disclaims beneficial ownership of these shares. Please see the beneficial ownership table below.
(4)	Mr. McGraw is the Chief Executive Officer and a director of FNBB. Please see the beneficial ownership table below.

The following table sets forth information with respect to beneficial ownership of the common stock of FNBB’s directors and executive officers individually and as a group.

		Positions Held With First National Bank and FNBB	Shares Beneficially Owned as of March 9, 2018
Director or Executive Officer (1)	Age		Sole (2)	Shared (3)	% of Total	Note
Lisa Angelot	60	Chairwoman of the Board, Director	40,259	1,775	0.56%	(4)

Thomas C. McGraw	66	Chief Executive Officer, Director	62,298	348,138	5.48%	(5)

Thomas G. Atwood, D.D.S.	71	Director	848,320	—	11.32%	(6)

Ronald R. Barels, D.D.S.	71	Director	41,383	—	0.55%	(7)

Merrie Turner Lightner	62	Director	15,752	2,434	0.24%	(8)

Michael Pacelli	69	Director	19,676	—	0.26%	(9)

Edward J. Watson	69	Secretary, Director	42,004	10,548	0.70%	(10)

Jim D. Black	61	President, Director	63,343	834	0.86%	(11)

Anthony J. Clifford	55	Executive Vice President and Chief Operating Officer, Director	35,960	—	0.48%	(12)

David A. Curtis	59	Senior Vice President and Chief Financial Officer	1,432	28,752	0.40%	(13)

Randy R. Brugioni	51	Senior Vice President and Chief Credit Officer	52,291	17,476	0.93%	(14)

All directors and officers as a group (11 persons)			1,222,718	409,957	21.79%

(1)	This table is based on information supplied by FNBB’s directors, executive officers, and principal shareholders. Percentages are based upon 7,493,224 shares of FNBB common stock outstanding as of April 9, 2018 plus the individual person’s exercisable options within 60 days of the same date.
(2)	The named persons exercise sole voting and investment power with respect to shares listed in this column.
(3)	The named persons share voting and investment power with respect to shares listed in this column.
(4)	Includes 1,609 shares held by Ms. Angelot as custodian for Katherine Brandenberger. A total of 687,952 shares are held by The Ricco Lagomarsino Trust, for which Ms. Angelot serves as one of the co-trustees. Ms. Angelot disclaims beneficial ownership of such shares. Includes 166 shares held by Ms. Angelot as Custodian for Eric Angelot. Includes 24,499 shares held directly by Ms. Angelot. Includes 15,760 shares of exercisable stock options under FNBB’s various stock option plans.
(5)	Includes 313,778 shares held by the Thomas C. and Virginia K. McGraw Family Trust for which Mr. McGraw serves as co-trustee, and 34,360 shares in the name of Thomas C. and Virginia McGraw,

trustees of the Thomas C. and Virginia K. McGraw Living Trust. Includes 2,325 shares in the name of Thomas C. McGraw. Includes 59,973 shares of exercisable stock options under FNBB’s various stock option plans.
(6)	Includes 529,520 shares held directly by Thomas G. Atwood. Includes 308,994 shares held in his IRA account. Includes 9,806 shares presently exercisable stock options under FNBB’s various stock option plans.
(7)	Includes 27,278 shares held by Ronald R. Barels. Includes 5,529 shares held in his IRA account. Includes 8,576 shares of exercisable stock options under FNBB’s various stock option plans.
(8)	Includes 15,752 shares held by Ms. Merrie Turner Lightner. Includes 2,434 shares held as tenant in-common with her mother.
(9)	Includes 11,100 shares held by Michael Pacelli. Includes 8,576 shares of exercisable stock options under FNBB’s various stock option plans.
(10)	Includes 10,548 shares held by Edward J. and Elizabeth C. Watson, as Trustees for the Watson Family Trust. Includes 26,250 shares held in Mr. Watson’s IRA account. Includes 1,605 shares of exercisable stock options under FNBB’s various stock option plans.
(11)	Includes 63,343 shares held in the name of Jim D. Black. Includes 136 shares held in the name of Jim and Lisa Black, as joint tenants. Includes 568 shares held in trust for Greg Black, and includes 130 shares held in trust for Janelle Black. Excludes 21,774 shares held in the Bank’s Deferred Compensation Trust.
(12)	Includes 35,960 shares held by Anthony J. Clifford. Excludes 973 shares held in the Bank’s Deferred Compensation Trust.
(13)	Includes 72 shares held in the name of David A. and Esther Curtis. Includes 28,628 shares held by the Curtis Family Trust. Includes 1,432 shares held in David Curtis’s IRA account. Includes 52 shares held in his spouse’s IRA account. Excludes 3,650 shares held in the Bank’s Deferred Compensation Trust.
(14)	Includes 49,224 shares held by Randy R. Brugioni. Includes 3,067 shares in his IRA account. Includes 15,562 shares in his spouse’s SEP IRA account. Includes 1,914 shares held by Randy and Bryn Brugioni as community property. Excludes 30,454 shares held in the Bank’s Deferred Compensation Trust.

DESCRIPTION OF TRICO CAPITAL STOCK

The following summary of the current terms of the capital stock of TriCo and the terms of capital stock of TriCo to be in effect after completion of the merger is not meant to be complete and is qualified in its entirety by reference to the CGCL, federal law, the TriCo articles of incorporation and the TriCo bylaws, copies of which have been filed with the SEC and are also available upon request from TriCo. See “Where You Can Find More Information” on page 1.

Common Stock

The TriCo articles of incorporation authorize 50,000,000 shares of common stock, no par value per share. At the close of business on April 18, 2018, there were 22,958,323 shares of TriCo common stock issued and outstanding, held of record by approximately 1,600 shareholders. The TriCo common stock is listed on the NASDAQ Global Select Market under the symbol “TCBK.” The transfer agent and registrar for TriCo common stock is Computershare.

Each holder of TriCo common stock is entitled to:

•	one vote for each share held on all matters submitted to a vote of the shareholders;

•	receive ratably such dividends as may be declared by the TriCo board of directors out of funds legally available for dividends, subject to preferences that may be applicable to outstanding shares of preferred stock, if any, or limitations and restrictions under applicable bank holding company regulations; and

•	share ratably in TriCo’s net assets, legally available to holders of TriCo common stock in the event of TriCo’s liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to any holders of shares of preferred stock and to creditors (unless provision for such payment has been made).

Holders of TriCo common stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges.

The outstanding shares of TriCo common stock are validly issued, fully-paid and non-assessable.

Preferred Stock

The TriCo certificate of incorporation authorizes 1,000,000 shares of preferred stock, no value per share. As of the date of this joint proxy statement/prospectus, there were no issued and outstanding shares of TriCo preferred stock.

Under the TriCo articles of incorporation, TriCo may issue shares of preferred stock in one or more series, as may be determined by the TriCo board of directors. The TriCo board of directors may also establish, from time to time, the number of shares to be included in each series and may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and may increase or decrease the number of shares of any series without any further vote or action by the shareholders. Any preferred stock that TriCo may issue will rank senior to TriCo common stock with respect to the payment of dividends or amounts paid upon liquidation, dissolution or winding up of TriCo, or both. In addition, any shares of TriCo preferred stock may have class or series voting rights. Under certain circumstances, the issuance of shares of TriCo preferred stock, or merely the existing authorization of the TriCo board of directors to issue shares of TriCo preferred stock, may tend to discourage or impede a merger or other change in control of TriCo. No shares of preferred stock are currently outstanding. Each series of preferred stock, to the extent issued, will be issued under a separate certificate of designation.

Anti-takeover Provisions

Charter Documents. TriCo’s authorized shares of common stock or preferred stock may be used by the TriCo board of directors consistent with its fiduciary duty to deter future attempts to gain control of TriCo. The TriCo board of directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. TriCo’s bylaws impose certain notice and information requirements in connection with the nomination by shareholders of candidates for election to the board of directors at any annual or special meeting of shareholders.

California and Federal Banking Law. The following discussion is a summary of certain provisions of California and federal law and regulations which may be deemed to have “anti-takeover” effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations.

Federal law prohibits a person or group of persons “acting in concert” from acquiring “control” of a bank holding company unless the Federal Reserve Board has been given 60 days prior written notice of such proposed acquisition and within that time period the Federal Reserve has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank or bank holding company with a class of securities registered under Section 12 of the Exchange Act would, under the circumstances set forth in the presumption, constitute the acquisition of control. In addition, any “company” would be required to obtain the approval of the Federal Reserve under the Bank Holding Company Act before acquiring 25% (5% in the case of an acquiror that is, or is deemed to be, a bank holding company) or more of any class of voting stock, or such lesser number of shares as may constitute control.

Under the CFC, no person shall, directly or indirectly, acquire control of a California state bank or its holding company unless the CDBO has approved such acquisition of control. A person would be deemed to have acquired control of Tri Counties Bank if such person, directly or indirectly, has the power (1) to vote 25% or more of the voting power of Tri Counties Bank, or (2) to direct or cause the direction of the management and policies of Tri Counties Bank. For purposes of this law, a person who directly or indirectly owns or controls 10% or more of our outstanding common stock would be presumed to control Tri Counties Bank.

COMPARISON OF THE RIGHTS OF SHAREHOLDERS

When the merger becomes effective, shareholders of FNBB who receive shares of TriCo common stock in exchange for their shares of FNBB common stock will become shareholders of TriCo. TriCo is a California corporation and the rights of TriCo shareholders are governed by the CGCL, as well as the TriCo articles of incorporation and the TriCo bylaws. FNBB is a California corporation, and its shareholders’ rights are governed by the CGCL and the FNBB articles of incorporation and FNBB bylaws.

After the merger, as TriCo shareholders, the rights of former FNBB shareholders will be governed by the TriCo articles of incorporation, the TriCo bylaws and the CGCL. The following is a summary of material differences between the rights of holders of TriCo common stock and holders of FNBB common stock. The summary does not purport to be a complete statement of the provisions affecting, and differences between, the rights of holders of TriCo common stock and holders of FNBB common stock. Rather, the summary is intended to provide a general overview of the differences in shareholders’ rights under the governing corporate instruments of TriCo and FNBB, and other known material differences. For more detailed information with respect to TriCo, see “Description of TriCo Capital Stock” beginning on page 135.

FNBB	TriCo
Authorized Capital Stock
FNBB’s articles of incorporation state that the authorized capital stock of FNBB consists of 10,000,000 shares of common stock, without par value, and 5,000,000 shares of preferred stock, without par value. As of April 9, 2018 there were 7,493,224 shares of FNBB common stock outstanding. No shares of FNBB preferred stock are issued and outstanding or reserved for issuance. Subject to compliance with the California Corporations Code, FNBB’s articles of incorporation and bylaws, the FNBB board of directors may authorize the issuance of additional shares of authorized common stock and preferred stock.	TriCo’s restated articles of incorporation states that the authorized capital stock of TriCo consists of 50,000,000 shares of common stock, without par value, and 1,000,000 shares of preferred stock, without par value. As of April 9, 2018 there were 22,958,323 shares of TriCo common stock outstanding. No shares of TriCo preferred stock are issued and outstanding or reserved for issuance. Subject to compliance with the California Corporations Code, TriCo’s articles of incorporation and bylaws, the TriCo board of directors may authorize the issuance of additional shares of authorized common stock and preferred stock.
Voting Rights

Holders of FNBB common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. In the election of directors, each shareholder may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder chooses.

No shareholder is entitled to cumulate votes in favor of any candidate or candidates unless such candidate’s or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If any one

Each TriCo shareholder entitled to vote is entitled to one vote for each share held on each matter submitted to a vote of shareholders. In the election of directors, each shareholder may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder chooses.

No shareholder is entitled to cumulate votes in favor of any candidate or candidates unless such candidate’s or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of

FNBB	TriCo

shareholder has given such notice, this fact shall be announced to all shareholders and proxies present, who may then cumulate their votes for candidates in nomination.

In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected.

the shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder has given such notice, this fact shall be announced to all shareholders and proxies present, who may then cumulate their votes for candidates in nomination.

In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected.

Number of Directors
FNBB’s bylaws state that the number of directors constituting the board of directors will be from six to 11, with the exact number to be determined from time to time by a resolution duly adopted by the board of directors, or by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present. The number of directors was fixed by the board of directors at nine and there are currently nine members of the FNBB board of directors.

TriCo’s restated articles of incorporation provides that the number of directors of TriCo shall be set forth in the bylaws as adopted and amended from time to time in the manner authorized by law.

TriCo’s amended and restated bylaws state that the number of directors constituting the board of directors will be from eight to fifteen 15, with the exact number within said range to be determined from time to time by a resolution of the board of directors or the company’s shareholders. If the board of directors or shareholders make no such determination, the number of directors shall be fixed at 12. There are currently 11 members of the TriCo board of directors.

Election of Directors
FNBB’s bylaws provide that directors shall be elected annually by the shareholders at the annual meeting of the shareholders. If, for any reason, the annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall begin immediately after their election and continue until their respective successors are elected and qualified.	TriCo’s amended and restated bylaws provide that directors shall be elected annually by the shareholders at the annual meeting of the shareholders. If, for any reason, the annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall begin immediately after their election and continue until their respective successors are elected and qualified.
Classification of Board of Directors
FNBB’s bylaws do not provide for a classified board of directors.	TriCo’s amended and restated bylaws do not provide for a classified board of directors.
Vacancies
FNBB’s bylaws provide that a vacancy on the board of directors, not including a vacancy created by the removal of a director, may be filled by a majority of the	TriCo’s amended and restated bylaws provide that a vacancy on the board of directors may be filled by a majority of the remaining directors, even though less

FNBB	TriCo
remaining directors, even though less than a quorum, or by a sole remaining director. Any director so elected may hold office for the remainder of the full term of the director in which the vacancy occurred until such director’s successor is elected at an annual or special shareholders meeting. The shareholders may elect a director at any time to fill any vacancy not filled by directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.	than a quorum, or by a sole remaining director. Any director so elected may hold office for the remainder of the full term of the director in which the vacancy occurred until such director’s successor is elected at an annual or special shareholders meeting. The shareholders may elect a director at any time to fill any vacancy not filled by directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.
Removal of Directors

A director may be removed from office without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors; however, unless the entire board is removed, an individual director shall not be removed if the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the total number of votes were cast, or, if such action is taken by written consent, all shares entitled to vote were voted, and the entire number of directors authorized at the time of the director’s most recent election were then being elected. In addition, a director may also be removed from office by the Superior Court of the county in which the principal office is located, at the suit of shareholders holding at least 10% of the number of outstanding shares of any class, in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the corporation, in the manner provided by the law.

No reduction of the authorized number of directors shall have the effect of removing any director before his or her term of office expires.

A director may be removed from office without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors; however, unless the entire board of directors is removed, an individual director shall not be removed if the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the total number of votes were cast, or, if such action is taken by written consent, all shares entitled to vote were voted, and the entire number of directors authorized at the time of the director’s most recent election were then being elected. In addition, a director may also be removed from office by the Superior Court of the county in which the principal office is located, at the suit of shareholders holding at least 10% of the number of outstanding shares of any class, in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the corporation, in the manner provided by the law.

No reduction of the authorized number of directors shall have the effect of removing any director before his or her term of office expires.

Nomination of Director Candidates by Shareholders
FNBB’s amended and restated bylaws permit shareholders who are entitled to vote in the meeting of shareholders to nominate a director for election if written notice is delivered to the president of the corporation not less than 20 or more than 50 days prior to any meeting of shareholders called for election of directors. If less than 25 day notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the president of	TriCo’s amended and restated bylaws permit shareholders who are entitled to vote in the meeting of shareholders to nominate a director for election if written notice is delivered to the president of the corporation not less than 21 or more than 60 days prior to any meeting of shareholders called for election of directors. If less than 21 day notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to

FNBB	TriCo
the corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.	the president of the corporation not later than the close of business on the 10th day following the day on which the notice of meeting was mailed. If notice of such meeting is sent by third-class mail, no notice of intention to make nominations shall be required.
Shareholder Action Without a Meeting
FNBB’s bylaws provide that any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the number of shareholders whose affirmative vote would be required to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unanimous written consent shall be required for the election of directors to non-vacant positions; provided however that the FNBB board of directors, by resolution, shall have previously approved any such action.	TriCo’s amended and restated bylaws provide that any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the number of shareholders whose affirmative vote would be required to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unanimous written consent shall be required for election of directors to non-vacant positions.
Special Meetings of Shareholders
FNBB may call a special shareholders meeting at any time upon the request of the board of directors, chairman of the board, the president, or of the FNBB shareholders entitled to cast not less than 10% of the votes at such a meeting.	TriCo may call a special shareholders meeting at any time upon the request of the board of directors, chairman of the board, the president, or of the TriCo shareholders entitled to cast not less than 10% of the votes at such a meeting.
Indemnification of Directors and Officers

FNBB’s articles of incorporation authorize FNBB to indemnify its directors, officers, and agents, through bylaw provisions, agreements with such agents or other persons, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code to the fullest extent permitted by applicable law.

FNBB’s bylaws provide that FNBB will indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of FNBB or is or was serving at the request of FNBB as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to the fullest extent permitted by law.

TriCo’s restated articles of incorporation authorize TriCo to indemnify its agents, as defined in Section 317, through bylaw provisions, agreements with such agents, vote of shareholders or disinterested directors or otherwise, or any combination of the foregoing, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject only to the limits set forth in Section 204 with respect to actions for breach of duty to the Corporation and its shareholders.

TriCo’s amended and restated bylaws provide that TriCo will indemnify its directors and officers of vice president level or above and the directors and officers of vice president level or above of Tri Counties Bank, a wholly owned subsidiary, who was or is made a party or is threatened to be made a party to or is otherwise involved in a proceeding against expenses, judgments, fines, settlements, and other amounts

FNBB	TriCo
actually and reasonably incurred in connection with any such proceeding arising by reason of the fact that any such person is or was an agent of the corporation, provided that the proceeding was authorized by the board of directors of TriCo. TriCo has entered into separate indemnification agreements with its directors and officers for such purpose.
Amendments to Articles of Incorporation and Bylaws
FNBB’s bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote. An amendment reducing the number of directors on a fixed-number board or the minimum number of directors on a variable-number board to a number less than 5 cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting, in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.	TriCo’s bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote. An amendment reducing the number of directors on a fixed-number board or the minimum number of directors on a variable-number board to a number less than 5 cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting, in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.

LEGAL MATTERS

The validity of the TriCo common stock to be issued in the merger has been passed upon for TriCo by Sheppard, Mullin, Richter & Hampton, LLP, San Francisco, California.

EXPERTS

TriCo’s consolidated financial statements incorporated into this joint proxy statement/prospectus by reference to its Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance upon the report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

FNBB’s audited consolidated financial statements included in this joint proxy statement/prospectus as of December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, have been so included in reliance upon the report of Moss Adams LLP, independent registered public accounting firm, upon the authority of such firm as experts in accounting and auditing.

FUTURE SHAREHOLDER PROPOSALS

TriCo Annual Meeting

The next annual meeting of TriCo shareholders is scheduled for May 22, 2018. Under the SEC rules, any shareholder proposals intended to be included in TriCo’s notice of the 2018 annual meeting of shareholders and related proxy materials must have been received at the principal office of TriCo no later than December 15, 2017, which was 120 days prior to the anniversary of TriCo’s 2017 annual meeting of shareholders. If the scheduled date for the 2018 annual meeting of shareholders is changed by more than 30 days from the date of the anniversary of the 2017 annual meeting of shareholders, which is May 23, 2018, shareholders will be informed of the new meeting date and the revised date by which shareholder proposals must be received.

FNBB Annual Meeting

If the merger occurs, there will be no FNBB annual meeting of shareholders for 2018. In the event that the merger is not completed in 2018, or at all, any shareholder nominations or proposals intended to be presented at FNBB’s next annual meeting must be submitted a reasonable time prior to any such meeting to be considered timely.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows TriCo to “incorporate by reference” into this proxy statement/prospectus, which means that TriCo can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement/prospectus, except for any information superseded by information contained in later filed documents incorporated by reference in this joint proxy statement/prospectus.

You may obtain the information incorporated by reference and any other materials TriCo files with the SEC without charge by following the instructions in the section entitled “Where You Can Find More Information” in the forepart of this document.

To obtain timely delivery, you should request desired information no later than five (5) business days prior to the date of the special meetings, or by May 21, 2018.

TriCo incorporates by reference the following documents filed by it with the SEC listed below and any future filings made by it with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date of the special meetings (other than documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC):

•	TriCo’s Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 1, 2018.

•	TriCo’s Current Reports on Form 8-K filed on February 28, 2018 and April 6, 2018.

•	TriCo’s annual meeting proxy statement, filed on April 18, 2018 (only those portions that have been incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2017).

You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus. TriCo and FNBB have not authorized anyone else to provide you with information that is different from that which is contained in this joint proxy statement/prospectus. Moreover, neither TriCo nor FNBB is making an offer to sell or soliciting an offer to buy any securities other than the TriCo common stock to be issued by TriCo in the merger, and neither TriCo nor FNBB is making an offer of such securities in any state where the offer is not permitted. The information contained in this joint proxy statement/prospectus speaks only as of its date unless the information specifically indicates that another date applies.

Appendix A

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

DATED AS OF DECEMBER 11, 2017

BY AND BETWEEN

TRICO BANCSHARES

AND

FNB BANCORP

-i-

-ii-

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of December 11, 2017 by and between TriCo Bancshares, a California corporation (“TriCo”), and FNB Bancorp, a California corporation (“FNBB”).

RECITALS

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the California General Corporation Law (the “CGCL”), FNBB will merge with and into TriCo (the “Merger”), with TriCo as the surviving corporation in the Merger (sometimes referred to in such capacity as the “Surviving Corporation”).

WHEREAS, immediately following the Merger, First National Bank of Northern California, a national banking association and a wholly-owned subsidiary of FNBB (“First National Bank”) will merge with and into Tri Counties Bank, a California state-chartered bank and wholly-owned subsidiary of TriCo (“Tri Counties”), with Tri Counties as the surviving bank (the “Bank Merger”).

WHEREAS, the respective boards of directors of each of TriCo and FNBB have determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of their respective companies and their respective shareholders, as applicable, and have approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, all upon the terms and subject to the conditions set forth herein.

WHEREAS, it is the intention of the parties to this Agreement that the Merger be treated as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and formal guidance issued thereunder.

WHEREAS, as material inducement to TriCo to enter into this Agreement, and simultaneously with the execution of this Agreement, each Shareholder is entering into an agreement, substantially in the form attached to this Agreement as Exhibit A (collectively, the “Shareholder Agreements”), pursuant to which they have agreed, among other things, to vote their shares of FNBB Common Stock in favor of this Agreement, not to compete with TriCo or Tri Counties and to not solicit the customers or employees of TriCo and Tri Counties.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties to this Agreement agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

“Acquisition Proposal” has the meaning set forth in Section 6.07.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person. For purposes of this definition, “control” of a Person shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Agreement and Plan of Merger and Reorganization, as amended or modified from time to time in accordance with Section 9.02.

“Agreement of Merger” has the meaning set forth in Section 2.02(a).

“Bank Merger” has the meaning set forth in the recitals.

“Bank Merger Agreement” means the Bank Merger Agreement by and between Tri Counties and First National Bank, the form of which is attached hereto as Exhibit C, as amended or modified from time to time in accordance with its provisions.

“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.

“Benefit Plans” has the meaning set forth in Section 5.03(m)(i).

“Book-Entry Shares” means shares of FNBB Common Stock held in book-entry form immediately prior to the Effective Time.

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U. S. Government or any day on which banking institutions in the State of California are authorized or obligated to close.

“Cause,” for the purposes of Section 6.11(d), has the meaning set forth such Section.

“Certificate” means any certificate which immediately prior to the Effective Time represented shares of FNBB Common Stock.

“CFC” means the California Financial Code, as amended.

“CGCL” has the meaning set forth in the recitals.

“Change in Recommendation” has the meaning set forth in Section 6.02(a).

“Closing” and “Closing Date” have the meanings set forth in Section 2.02(b).

“Closing Financial Statements” has the meeting set forth in Section 6.20.

“Code” has the meaning set forth in the preamble to this Agreement.

“Community Reinvestment Act” means the Community Reinvestment Act of 1977, as amended.

“Confidentiality Agreements” has the meaning set forth in Section 6.06(d).

“Control Transaction” has the meaning set forth in Section 8.02(b).

“DBO” means the California Department of Business Oversight—Division of Financial Institutions.

“Derivatives Contract” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions; provided that, for the avoidance of doubt, the term “Derivatives Contract” shall not include any FNBB Options.

“Determination Date” means the fifth (5th) Business Day immediately prior to the Closing Date.

“Determination Period” means the period beginning on the day that is twenty (20) consecutive trading days prior to the Determination Date and ending on the Determination Date.

“Disclosure Schedule” has the meaning set forth in Section 5.01.

“DOL” has the meaning set forth in Section 5.03(m)(i).

“Effective Date” has the meaning set forth in Section 2.02(a).

“Effective Time” has the meaning set forth in Section 2.02(a).

“Employees” has the meaning set forth in Section 5.03(m)(i).

“Environmental Laws” has the meaning set forth in Section 5.03(o).

“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.

“Equity Investment” means (a) an Equity Security; (b) an ownership interest in any company or other entity or a membership interest that includes a voting right in any company or other entity; and (c) any investment or transaction which in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.

“Equity Security” means any stock, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, or voting-trust certificate; any security convertible into such a security; any security carrying any warrant or right to subscribe to or purchase any such security; and any certificate of interest or participation in, temporary or interim certificate for, or receipt for any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and formal guidance issued thereunder.

“ERISA Affiliate” has the meaning set forth in Section 5.03(m)(iii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” has the meaning set forth in Section 3.02(a).

“Exchange Ratio” has the meaning set forth in Section 3.01(b).

“Fair Housing Act” means the Fair Housing Act, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“FHLB” means the Federal Home Loan Bank of San Francisco.

“Final Index Price” means the average closing price of the KBW Regional Banking Index as quoted on Bloomberg.com (KRX:IND) during the Determination Period.

“First National Bank” has the meaning set forth in the recitals.

“First National Bank Board” means the Board of Directors of First National Bank.

“FNBB” has the meaning set forth in the preamble to this Agreement.

“FNBB Articles” means the Articles of Incorporation of FNBB, as amended.

“FNBB Board” means the Board of Directors of FNBB.

“FNBB Bylaws” means the Bylaws of FNBB, as amended.

“FNBB Common Stock” means the common stock, no par value per share, of FNBB.

“FNBB Group” means any or all of FNBB and its Subsidiaries or any predecessor of or any successor to any or all of FNBB and its Subsidiaries (or to another such predecessor or successor). References herein to the FNBB Group shall be deemed to refer to both the FNBB Group as a whole and to each individual member thereof, as well as to groups comprising some, but not all, of FNBB and its Subsidiaries.

“FNBB IT Systems” has the meaning set forth in Section 5.03(t)(iii).

“FNBB Loan Property” has the meaning set forth in Section 5.03(o).

“FNBB Meeting” has the meaning set forth in Section 6.02(a).

“FNBB NQDP” has the meaning set forth in Section 5.03(m)(vii).

“FNBB Options” means the options to acquire FNBB Common Stock.

“FNBB Preferred Stock” means the preferred stock, no par value per share, of FNBB.

“FNBB Retirement Plan” has the meaning set forth in Section 6.11(e).

“FNBB’s SEC Reports” has the meaning set forth in Section 5.03(g)(i).

“FNBB Option Plans” means the FNB Bancorp Stock Option Plan (formerly the First National Bank of Northern California 1997 Stock Option Plan), the FNB Bancorp 2002 Stock Option Plan and the FNB Bancorp 2008 Stock Option Plan.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means accounting principles generally accepted in the United States of America.

“Governmental Entity” means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality or self-regulatory organization.

“Hazardous Substance” has the meaning set forth in Section 5.03(o).

“Indemnified Parties” and “Indemnifying Party” have the meanings set forth in Section 6.10(a).

“Index Ratio” means the Final Index Price divided by the Initial Index Price.

“Initial Index Price” means $109.24.

“Initial TriCo Stock Price” means $41.48 per share.

“Insurance Policies” has the meaning set forth in Section 5.03(w).

“Intellectual Property” means: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisions, extensions and re-examinations thereof; (b) all trademarks whether registered or unregistered, service marks, domain names, corporate names and all combinations thereof, and associated therewith; (c) all copyrights whether registered or unregistered, and all applications, registrations and renewals in connection therewith; (d) all datasets, databases and related documentation; and (e) all other intellectual property and proprietary rights.

“IRS” has the meaning set forth in Section 5.03(m)(i).

“Knowledge” means facts and other information which, as of the date hereof, is actually known after due inquiry (i) in the case of FNBB and any FNBB Subsidiary, by the chief executive officer, president, chief financial officer, chief operating officer, and chief credit or lending officer (and any officer superior to any of the foregoing) and (ii) in the case of TriCo and any TriCo Subsidiary, by the chief executive officer, president, chief financial officer, chief operating officer, chief credit or lending officer, and general counsel or chief legal officer (and any officer superior to any of the foregoing).

“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance other than Permitted Liens.

“Loans” has the meaning set forth in Section 4.01(t).

“Material Adverse Effect” means, with respect to TriCo or FNBB, any effect that (i) is material and adverse to the financial condition, results of operations or business of TriCo and its Subsidiaries taken as a whole or FNBB and its Subsidiaries taken as a whole, as the case may be, or (ii) would or is reasonably likely to materially impair the ability of any of TriCo and its Subsidiaries or FNBB and its Subsidiaries, as the case may be, to perform their respective obligations under this Agreement or otherwise materially impede the consummation of the Transaction; provided, however, that Material Adverse Effect with respect to subclause (i) shall not be deemed to include the impact of (a) changes after the date hereof in laws or regulations of general applicability to banks and their holding companies or interpretations thereof by Governmental Entities, (b) changes after the date hereof in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (c) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, (d) changes resulting from conditions affecting the banking and financial services industry or changes in global, national or regional economic, political or market conditions (including changes in prevailing interest rates or exchange rates) affecting banks and their holding companies generally, (e) the public announcement or pendency of the Transaction, (f) any modifications or changes to valuation policies and practices in connection with the Transaction or restructuring charges taken in connection with the Transaction, in each case in accordance with GAAP, (g) the failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including the underlying causes thereof (unless otherwise excluded hereunder), or changes in the trading price or trading volume of a party’s common stock, in and of itself, but not including the underlying causes thereof (unless otherwise excluded hereunder), and (h) with respect to FNBB, the effects of any action or omission taken with the prior written consent of TriCo or as otherwise required by this Agreement; provided that the effect of such changes described in clauses (a), (b), (c) and (d) shall not be excluded when determining whether a Material Adverse Effect has occurred to the extent of a materially disproportionate impact, if any, on TriCo and its Subsidiaries taken as a whole on the one hand, or FNBB and its Subsidiaries taken as a whole on the other hand, as measured relative to similarly situated companies in the banking industry.

“Material Contracts” has the meaning set forth in Section 5.03(k)(i).

“Maximum Insurance Amount” has the meaning set forth in Section 6.10(c).

“Merger” has the meaning set forth in the recitals.

“Merger Consideration” means the aggregate number of whole shares of TriCo Common Stock, plus cash in lieu of any fractional share interest, payable to the holders of FNBB Common Stock in connection with the Transaction, plus cash, if any, that TriCo may elect to deliver in lieu of TriCo Common Stock pursuant to Section 8.01(i).

“Merger Related Expenses” means all costs, fees and expenses incurred or to be incurred by FNBB and its Subsidiaries in connection with this Agreement and the Transaction up to and including the Closing of the Transaction, including but not limited to the fees and expenses associated with the termination of any Material Contracts of FNBB that are required to be terminated on or before the Closing pursuant to their terms in connection with the Transaction or that TriCo and FNBB otherwise mutually agree to terminate on or before the Closing, and fees and expenses of their attorneys, accountants, investment bankers and other advisors. An estimate of Merger Related Expenses shall be set forth in Section 1.01(a) of FNBB’s Disclosure Schedule, which shall be updated within five Business Days prior to the Closing Date.

“Nasdaq” means the Nasdaq Global Select Market or such other securities exchange on which the TriCo Common Stock or the FNBB Common Stock (as applicable) may be listed.

“National Bank Act” means the National Bank Act, as amended.

“National Labor Relations Act” means the National Labor Relations Act, as amended.

“OCC” means the Office of the Comptroller of the Currency.

“Option Consideration” has the meaning set forth in Section 3.07(a).

“OREO” means other real estate owned.

“Payroll Processor” has the meaning set forth in Section 3.07(a).

“Pension Plan” has the meaning set forth in Section 5.03(m)(ii).

“Permitted Lien” means (i) statutory Liens securing payments not yet delinquent (or being contested in good faith and for which adequate reserves have been established), (ii) Liens for real property Taxes not yet delinquent, or (iii) easements, rights of way, restrictive covenants, imperfections or irregularities of title, and other similar encumbrances or Liens that do not materially affect the value or prohibit the current use of the property or asset subject thereto.

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

“Previously Disclosed” by a party shall mean information set forth in a section of its Disclosure Schedule corresponding to the section of this Agreement where such term is used; provided, that any information set forth in any section of a party’s Disclosure Schedule shall be deemed to apply to and be set forth in each other section or subsection of its Disclosure Schedule, if its relevance to such other section or subsection is reasonably apparent on its face.

“Proxy Statement” has the meaning set forth in Section 6.03(a).

“Registration Statement” has the meaning set forth in Section 6.03(a).

“Representatives” has the meaning set forth in Section 6.07(a).

“Retiree Welfare Plan” means any Benefit Plan providing for retiree health and life benefits, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Creditor Exemption” has the meaning set forth in Section 5.03(o).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Shareholder Agreements” has the meaning set forth in the recitals to this Agreement.

“Shareholders” means each director and the president, the chief executive officer, chief financial officer, chief credit officer and chief operating officer of FNBB.

“Subsidiary” has the meaning ascribed to that term in Rule l-02 of Regulation S-X of the SEC.

“Superior Proposal” has the meaning set forth in Section 6.07(a).

“Surviving Corporation” has the meaning set forth in the recitals.

“Tangible Common Equity” means FNBB’s total shareholders’ equity (i) excluding intangible assets, (ii) excluding accumulated other comprehensive income or loss, (iii) excluding changes in the value of FNBB’s deferred tax asset resulting from any amendment or changes to the Code effected after the date of this Agreement, and (iv) adding back up to $8,243,520 in Merger Related Expenses incurred and accrued by FNBB prior to the Closing Date on a tax-adjusted basis (to the extent there was a tax benefit recorded by FNBB as a result of the incurrence of such expense) based on FNBB’s marginal tax rate; provided that “total shareholders’ equity,” “intangible assets” and “accumulated other comprehensive income or loss” shall each be calculated in accordance with GAAP and FNBB’s consolidated balance sheet at December 31, 2016 as included in FNBB’s SEC Reports.

“Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property (real or personal), real property gains, registration, alternative minimum, add-on minimum, value added, natural resources, social security, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

“Tax Returns” means any return (including any amended return), declaration or other report (including elections, declarations, claims for refunds, schedules, estimates and information returns) with respect to any Taxes (including estimated taxes).

“Termination Fee” has the meaning set forth in Section 8.02(b).

“Transaction” means the Merger, the Bank Merger and any other transactions contemplated by this Agreement.

“Treasury Regulations” has the meaning set forth in Section 5.03(p)(xv).

“Tri Counties” has the meaning set forth in the recitals.

“Tri Counties Board” means the Board of Directors of Tri Counties.

“TriCo” has the meaning set forth in the preamble to this Agreement.

“TriCo Articles” means the Articles of Incorporation of TriCo, as amended.

“TriCo Average Closing Price” means the average closing price per share of TriCo Common Stock, as reported on Nasdaq, for the twenty (20) trading days ending on and including the fifth (5th) trading day prior to the Closing Date.

“TriCo Benefit Plans” has the meaning set forth in Section 5.04(l)(i).

“TriCo Board” means the Board of Directors of TriCo.

“TriCo Bylaws” means the Bylaws of TriCo, as amended.

“TriCo Common Stock” means the common stock, no par value per share, of TriCo.

“TriCo Meeting” has the meaning set forth in Section 6.02(c).

“TriCo Preferred Stock” means the preferred stock, no par value per share, of TriCo.

“TriCo’s SEC Reports” has the meaning set forth in Section 5.04(g)(i).

ARTICLE II

THE MERGER

2.01 The Merger.

(a) The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, FNBB shall merge with and into TriCo in accordance with the applicable provisions of the CGCL, the separate corporate existence of FNBB shall cease and TriCo shall survive and continue to exist as a corporation incorporated under the CGCL, with TriCo as the Surviving Corporation.

(b) Name. The name of the Surviving Corporation shall be “TriCo Bancshares”.

(c) Articles and Bylaws. The articles of incorporation and bylaws of the Surviving Corporation immediately after the Merger shall be the TriCo Articles and the TriCo Bylaws as in effect immediately prior to the Merger.

(d) Directors and Executive Officers. The directors of the Surviving Corporation immediately after the Merger shall be the directors of TriCo immediately prior to the Merger, except for the addition of two new directors as contemplated by Section 6.12, each of whom shall serve until the first annual meeting of shareholders of TriCo following the Effective Time. The executive officers of the Surviving Corporation immediately after the Merger shall be the executive officers of TriCo immediately prior to the Merger, each of whom shall serve until such time as their successors shall be duly elected and qualified.

(e) Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in accordance with the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective

Time, all the property, rights, privileges, powers and franchises of FNBB shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of FNBB shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

(f) Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect, record or otherwise confirm the Surviving Corporation’s right, title or interest in, to or under any of the rights, properties or assets of FNBB acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, FNBB, and its proper officers and directors, acting in such corporate capacity and not individually, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action.

2.02 Effective Date and Effective Time; Closing.

(a) Subject to the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), the parties shall cause an Agreement of Merger relating to the Merger, the form of which is attached hereto as Exhibit B (the “Agreement of Merger”), to be filed with the Secretary of State of the State of California pursuant to the CGCL on the first Friday that is at least five (5) Business Days after such satisfaction or waiver or (ii) such other date following such satisfaction or waiver to which the parties may mutually agree in writing. The Merger provided for herein shall become effective upon the filing of the Agreement of Merger with the Secretary of State of the State of California. The date of such filing with the Secretary of State of the State of California is herein called the “Effective Date.” The “Effective Time” of the Merger shall be the time of such filing or as set forth in such filing.

(b) A closing (the “Closing”) shall take place immediately prior to the Effective Time at the offices of Sheppard, Mullin, Richter & Hampton LLP, Four Embarcadero Center, 17th Floor, San Francisco, California 94111, or at such other place, at such other time, or on such other date as the parties may mutually agree upon in writing (such date, the “Closing Date”). At the Closing, there shall be delivered to TriCo and FNBB the certificates and other documents required to be delivered under Article VII hereof.

2.03 Bank Merger. As soon as practicable after the execution of this Agreement, or on such later date as TriCo shall specify in writing, TriCo and FNBB shall cause Tri Counties and First National Bank, respectively, to enter into the Bank Merger Agreement, the form of which is attached hereto as Exhibit C, which provides for the Bank Merger, which shall be completed in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement as soon as practicable after consummation of the Merger. The Bank Merger Agreement provides that the directors of Tri Counties immediately after the Bank Merger shall be the directors of Tri Counties immediately prior to the Bank Merger, except for the addition of the two new directors as contemplated by Section 6.12.

ARTICLE III

CONSIDERATION AND EXCHANGE PROCEDURES

3.01 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of FNBB Common Stock:

(a) TriCo Common Stock. Each share of TriCo Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

(b) FNBB Common Stock. Subject to Sections 3.02, 3.05 and 3.06, each share of FNBB Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into, and shall be canceled in exchange for, the right to receive 0.98 shares of TriCo Common Stock (as may be adjusted as provided in this Agreement, the “Exchange Ratio”). Any shares of FNBB Common Stock owned by FNBB as treasury stock or owned, directly or indirectly, by FNBB, TriCo or any of TriCo’s subsidiaries (other than those held in a fiduciary capacity or as a result of debts previously contracted) shall automatically be cancelled and retired and shall cease to exist at the Effective Time of the Merger and no consideration shall be issued in exchange therefor.

3.02 Exchange Procedures.

(a) Mailing of Transmittal Material. Provided that FNBB has delivered, or caused to be delivered, to Computershare, Inc. (the “Exchange Agent”) all information which is reasonably necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange Agent shall, promptly following the Effective Date (but in no event more than five (5) Business Days after the Effective Date), mail and otherwise make available to each holder of record of FNBB Common Stock, a notice and a form of letter of transmittal, in a form reasonably acceptable to, and approved in writing by, FNBB (which shall specify that delivery shall be effected, and risk of loss and title to such Certificate(s) theretofore representing shares of FNBB Common Stock shall pass, only upon proper delivery of such Certificate(s) to the Exchange Agent or transfer of Book-Entry Shares to the Exchange Agent), advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate(s) or Book-Entry Shares in exchange for the Merger Consideration to which such holder may be entitled pursuant to Section 3.01(b) hereof. A letter of transmittal will be properly completed only if accompanied by Certificate or Certificates or instructions to transfer Book-Entry Shares representing all shares of FNBB Common Stock covered thereby, subject to the provisions of paragraph (d) of this Section 3.02.

(b) TriCo Deliveries. At the Effective Time, for the benefit of the holders of Certificates and/or Book-Entry Shares, TriCo shall deliver to the Exchange Agent certificates, or at TriCo’s option, evidence of shares in book entry form, representing the number of shares of TriCo Common Stock issuable to the holders of FNBB Common Stock as the Merger Consideration, to be given to the holders of FNBB Common Stock in exchange for their Certificates and Book-Entry Shares as provided for in this Article III. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of TriCo Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the Persons entitled thereto.

(c) Exchange Agent Deliveries.

(i) Each holder of an outstanding Certificate or Certificates or Book-Entry Shares who has surrendered such Certificate or Certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to evidence of issuance in book entry form, or upon written request of such holder, a certificate or certificates representing, the number of whole shares of TriCo Common Stock into which the aggregate number of shares of FNBB Common Stock previously represented by such Certificate or Certificates or Book-Entry Shares surrendered shall have been converted pursuant to this Agreement and any other distribution theretofore paid with respect to TriCo Common Stock issuable in the Merger, in each case, without interest. The Exchange Agent shall accept such Certificates or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Exchange Agent may impose consistent with the notice and form of letter of transmittal to effect an orderly exchange thereof in accordance with normal exchange practices.

(ii) Each outstanding Certificate or Book-Entry Share which prior to the Effective Time represented FNBB Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent, be deemed to evidence ownership of the number of shares of TriCo Common Stock into which such FNBB Common Stock shall have been converted. After the Effective Time, there shall be no further transfer on the records of FNBB of Certificates or Book-Entry Shares representing shares of FNBB Common Stock and, if such Certificates or Book-Entry Shares are presented to FNBB for transfer, they shall be cancelled against delivery of certificates for TriCo Common Stock as hereinabove provided. No dividends which have been declared will be remitted to any Person entitled to receive shares of TriCo Common Stock under Section 3.01 until such Person surrenders the Certificate or Certificates or Book-Entry Shares representing FNBB Common Stock, at which time such dividends shall be remitted to such Person, without interest.

(d) Lost or Destroyed Certificates; Issuances of TriCo Common Stock in New Names. The Exchange Agent and TriCo, as the case may be, shall not be obligated to deliver a certificate or certificates representing shares of TriCo Common Stock to which a holder of FNBB Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the shares of FNBB Common Stock for exchange as provided in this Section 3.02, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by TriCo. If any certificates evidencing shares of TriCo Common Stock are to be issued in a name other than that in which the Certificate evidencing FNBB Common Stock surrendered in exchange therefore is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the Person requesting such exchange pay to the Exchange Agent any transfer or other Tax required by reason of the issuance of a certificate for shares of TriCo Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(e) Unclaimed Merger Consideration. Any portion of the shares of TriCo Common Stock delivered to the Exchange Agent by TriCo pursuant to Section 3.02(b) that remains unclaimed by the shareholders of FNBB for twelve (12) months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to TriCo. Any shareholders of FNBB who have not theretofore complied with Section 3.02(c) shall thereafter look only to TriCo for the consideration deliverable in respect of each share of FNBB Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding Certificates or Book-Entry Shares are not surrendered or the payment for them is not claimed prior to the date on which such shares of TriCo Common Stock would otherwise escheat to any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of TriCo (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any Certificate or Book-Entry Share for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. TriCo and the Exchange Agent shall be entitled to rely upon the stock transfer books of FNBB to establish the identity of those Persons entitled to receive the consideration specified in this Agreement, which books shall be conclusive (absent manifest error) with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate or Book-Entry Share, TriCo and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

3.03 Rights as Shareholders. At the Effective Time, holders of FNBB Common Stock shall cease to be, and shall have no rights as, shareholders of FNBB other than to receive the consideration provided for under this Article III.

3.04 No Fractional Shares. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of TriCo Common Stock shall be issued in the Merger. Each holder of FNBB Common Stock who otherwise would have been entitled to a fraction of a share of TriCo Common Stock (after taking into account all Certificates or Book-Entry Shares delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the TriCo Average Closing Price, rounded to the nearest whole cent. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

3.05 Anti-Dilution Provisions. If, between the date hereof and the Effective Time, the shares of TriCo Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or similar transaction, or a stock dividend thereon shall be declared with a record date within said period, the Merger Consideration and Exchange Ratio shall be adjusted accordingly; provided that a bona fide offering or sale of TriCo Common Stock for fair value received shall not be deemed a reclassification, recapitalization, split-up, combination, exchange of shares or readjustment of the TriCo Common Stock.

3.06 Withholding Rights. TriCo (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of FNBB Common Stock such amounts as TriCo is required under the Code or any state, local or foreign Tax law or regulation thereunder to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be timely remitted to the applicable Governmental Entity and shall be treated for all purposes of this Agreement as having been paid to the holder of FNBB Common Stock in respect of which such deduction and withholding was made by TriCo.

3.07 FNBB Options.

(a) At the Effective Time, each FNBB Option, whether vested or unvested, shall be cancelled and shall only entitle the holder of such FNBB Option to receive, as soon as administratively practicable after the Effective Time, an amount in cash equal to the product of (i) the total number of shares of FNBB Common Stock subject to such FNBB Option multiplied by (ii) the amount, if any, that the product of the TriCo Average Closing Price multiplied by the Exchange Ratio exceeds the exercise price per share of such FNBB Option, less any applicable Taxes required to be withheld with respect to such payment (such amount, the “Option Consideration”); provided that to the extent reasonably practicable and permitted by Code Section 409A, TriCo may elect to fund the Option Consideration to be paid with respect to FNBB Options by funding the necessary amounts to the payroll processor of FNBB or TriCo or any of their respective Affiliates (the “Payroll Processor”) for payment by the Payroll Processor of the Option Consideration to the applicable holders of such FNBB Options. For the avoidance of doubt, any FNBB Option which has an exercise price per share of FNBB Common Stock that is greater than or equal to the product of the TriCo Average Closing Price multiplied by the Exchange Ratio shall be cancelled at the Effective Time for no consideration or payment.

(b) At least fifteen (15) days prior to the Closing Date and prior to any such payment, FNBB shall obtain a written acknowledgement and waiver (in form and substance reasonably satisfactory to FNBB and TriCo) from each holder of an FNBB Option (i) confirming the number of FNBB Options held (and shares of FNBB Common Stock subject to such FNBB Options), (ii) confirming that the treatment of such FNBB Options pursuant to this Agreement and the amounts to be paid pursuant to this Agreement have been correctly calculated and (iii) acknowledging that in consideration for the cancellation of such FNBB Option, the holder agrees to accept the Option Consideration. FNBB shall provide a copy of each such acknowledgement and waiver to TriCo at least five (5) Business Days prior to the Closing Date.

(c) Prior to the Effective Time, the FNBB Board shall adopt any necessary resolutions and take any actions necessary to (i) effectuate the provisions of Section 3.07(a) and 3.07(b) and (ii) cause all FNBB Options to vest in full as of the Effective Time to the extent permitted under the applicable FNBB Option Plan and be terminated as of the Effective Time.

ARTICLE IV

ACTIONS PENDING ACQUISITION

4.01 Forbearances of FNBB. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, as required by applicable law, or with the prior written consent of TriCo, FNBB will not, and will cause each of its Subsidiaries not to:

(a) Ordinary Course. Conduct its business other than in the ordinary and usual course consistent with past practice or fail to use all commercially reasonable efforts consistent with past practice and its policies as in effect on this date of this Agreement, to preserve its business organization, keep available the present services of its officers and employees (except in the case of terminations of officers and employees for cause) and preserve for itself and TriCo the goodwill of the customers of FNBB and its Subsidiaries and others with whom business relations exist.

(b) Capital Stock. Other than pursuant to Rights set forth on Section 4.01(b) of FNBB’s Disclosure Schedule and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of FNBB capital stock or any Rights or (ii) permit any additional shares of FNBB capital stock to become subject to grants of employee or director stock options or other Rights.

(c) Dividends; Reclassifications; Etc.

(i) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of FNBB capital stock, other than regular quarterly cash dividends on FNBB capital stock not greater than the rate paid during the fiscal quarter immediately preceding the date of this Agreement and with record and payment dates consistent with past practice, provided however, FNBB shall not make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of FNBB capital stock that would cause, or could be reasonably expected to cause, FNBB to fail to satisfy the condition to Closing set forth in Section 7.03(c).

(ii) Directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of FNBB capital stock.

(d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance, change in control, retention, bonus, salary continuation or similar agreements or arrangements with any director or executive officer of FNBB or its Subsidiaries or grant or pay any salary or wage increase, grant any severance or termination pay (other than pursuant to an existing severance arrangement or policy in effect on the date of this Agreement and disclosed in Section 4.01(d) of FNBB’s Disclosure Schedule), increase any employee benefit (including incentive or bonus payments), except for changes that are required by applicable law or payments made in accordance with FNBB’s existing employee benefit plans and set forth in Section 4.01(d) of FNBB’s Disclosure Schedule, or pay any other bonuses or incentives other than pursuant to an incentive plan, agreement, plan or policy of FNBB or First National Bank in effect as of the date hereof and set forth in Section 4.01(d) of FNBB’s Disclosure Schedule and in a manner consistent with past practice.

(e) Hiring. Hire any person as an employee of FNBB or any of its Subsidiaries or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on

Section 4.01(e) of FNBB’s Disclosure Schedule and (ii) persons hired to fill any vacancies either existing as of the date hereof and set forth in Section 4.01(e) of FNBB’s Disclosure Schedule or arising after the date hereof whose employment is terminable at the will of FNBB or a Subsidiary of FNBB and who are not subject to or eligible for any severance or similar benefits or payments that would become payable as a result of the Transaction or consummation thereof and at an annual base salary or wage rate and with a target cash bonus opportunity not greater than that of the employee who previously held such position, or enter into any agreement with a labor union, guild or association representing any employee.

(f) Benefit Plans. Enter into, establish, adopt, amend or terminate, or make any contributions to (except to satisfy contractual obligations existing as of the date hereof and set forth in Section 4.01(f) of FNBB’s Disclosure Schedule), any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of FNBB or, other than as contemplated by Section 3.07, take any action to accelerate the vesting or exercisability of FNBB Options or other compensation or benefits payable thereunder.

(g) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its material assets, deposits, business or properties, except for sales, transfers, mortgages, encumbrances, dispositions or discontinuances which are in the ordinary course of business and consistent with past practices and are not material to FNBB and its Subsidiaries taken as a whole.

(h) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice), including without limitation, by merger or consolidation or by investment in a partnership or joint venture, all or any portion of the assets, business, securities, deposits or properties of any other entity.

(i) Capital Expenditures. Make any capital expenditures, other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $50,000 individually or $100,000 in the aggregate.

(j) Governing Documents. Amend the FNBB Articles, the FNBB Bylaws or the articles of incorporation or bylaws (or equivalent documents) of any Subsidiary of FNBB.

(k) Accounting Methods. (i) Implement or adopt any change in FNBB’s book or tax accounting principles, practices or methods, other than as may be required by GAAP, and as concurred in by FNBB’s independent public accountants, or as required by Section 6.08 of this Agreement or (ii) except as may be required by GAAP, and in the ordinary course of business consistent with past practice, revalue in any material respect any of its assets (including any contract, agreement or understanding that would be a Material Contract as a result of entering into, modifying or amending such contract, agreement or understanding), other than in the ordinary course of business consistent with past practice.

(l) Contracts. Except as otherwise permitted under Section 4.01 hereof, enter into, cancel, fail to renew or terminate any Material Contract or amend or modify in any material respect any of its existing Material Contracts.

(m) Claims. Except as set forth in Section 5.03(p)(iii) of FNBB’s Disclosure Schedule, enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which FNBB or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by FNBB or any of its Subsidiaries of an amount which exceeds $50,000 and/or would impose any material restriction on the business of FNBB or any of its Subsidiaries or create precedent for claims that are reasonably likely to be material to FNBB and its Subsidiaries taken as a whole.

(n) New Business. Enter into any new material line of business; introduce any material new products or services; acquire any brokered deposits, change its material lending, investment, underwriting, loan, deposit or fee pricing, servicing, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Entity, or the manner in which its investment securities or loan portfolio is classified or reported; or invest in any mortgage-backed or mortgage-related security that would be risk-weighted over 100% according to BASEL III regulatory capital guidelines.

(o) Branches and Offices. File any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office, service center or other facility.

(p) Marketing. Introduce any material marketing campaigns or any material new sales compensation or incentive programs or arrangements (except those the material terms of which have been fully disclosed in writing to TriCo prior to the date hereof).

(q) Derivatives Contracts. Purchase or enter into any Derivatives Contract.

(r) Indebtedness. Incur any indebtedness for borrowed money (other than deposits, federal funds purchased, cash management accounts, Federal Home Loan Bank and FRB borrowings that mature within ninety (90) days and that have no put or call features and securities sold under agreements to repurchase that mature within ninety (90) days, in each case, in the ordinary course of business consistent with past practice); or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than with respect to the collection of checks and other negotiable instruments in the ordinary course of business consistent with past practice.

(s) Investment Securities. (i) Make any investment either by contributions to capital, property transfers or purchases of any property or assets of any Person or any Equity Investment, (ii) other than purchases of direct obligations of the United States of America or obligations of United States government agencies which are entitled to the full faith and credit of the United States of America, in any case with a remaining maturity at the time of purchase of six months or less, purchase or acquire securities of any type or (iii) dispose of any debt security or Equity Investment, except to the extent that FNBB provides written notice to TriCo including a description of its proposal to take any of the actions described in the forgoing subsections (i), (ii) or (iii) and TriCo does not object to the proposal within three (3) Business Days of its receipt of such notice.

(t) Loans. (i) Make, renew or otherwise modify any loan, loan commitment, letter of credit or other extension of credit (collectively, “Loans”), other than Loans made in the ordinary course of business, consistent with past practice, that are not in excess of $1.0 million individually; (ii) take any action that would result in any discretionary release of collateral or guarantees or otherwise restructure the respective amounts set forth in clause (i) above; (iii) enter into any Loan securitization or create any special purpose funding entity; or (iv) enter into any Loan participation agreement or arrangement, other than a loan participation entered into in the ordinary course of business consistent with past practice where FNBB’s or any Subsidiary’s exposure does not exceed $1.0 million. FNBB and its Subsidiaries can make, renew or modify Loans or Loan participations that exceed the foregoing dollar limitations to the extent FNBB provides to TriCo in writing a complete Loan Credit Memo for each Loan or Loan Participation from $1.0 million to $2.5 million and a complete Loan package for each Loan or Loan participation in excess of $2.5 million and TriCo does not object to such proposed Loan or Loan participation within three (3) Business Days of receipt of such Loan Credit Memo or complete Loan package.

(u) Investments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).

(v) Tax Elections. Except as set forth on Section 4.01(v) of FNBB’s Disclosure Schedule, make or change any Tax election, settle or compromise any Tax liability of FNBB or any of its Subsidiaries, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of an amount of Taxes of FNBB or any of its Subsidiaries (or the assets and liabilities of FNBB or any of its Subsidiaries), enter into any closing agreement with respect to any amount of Taxes or surrender any right to claim a Tax refund, adopt or change any method of accounting with respect to Taxes, or file any amended Tax Return.

(w) Antitakeover Statutes. Take any action (i) that would cause this Agreement or the Transaction to be subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares or (ii) to exempt or make not subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any Person (other than TriCo or its Subsidiaries) or any action taken thereby, which Person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom.

(x) Transactions with Insiders. Make or propose to make any loan to or enter into any transaction with FNBB, any of its Subsidiaries, or any of their respective directors or executive officers or any Affiliate thereof, provided that First National Bank may make Loans compliant with Regulation O promulgated by the FRB and First National Bank’s policies in effect as of the date of this Agreement to its directors and executive officers to the extent it has provided TriCo in writing information with respect to any such proposed Loan and TriCo does not object to such proposed Loan within three (3) Business Days of receipt of such written notice, and provided further that First National Bank may renew existing Loans compliant with Regulation O promulgated by the FRB and First National Bank’s policies in effect as of the date of this Agreement to its directors and executive officers in the event the term of any such Loan outstanding as of the date hereof expires prior to the consummation of the Transaction or the earlier termination of this Agreement pursuant to Article VIII hereof.

(y) Adverse Actions. Take any action that would or is reasonably likely to result in (i) the Merger not qualifying as a reorganization within the meaning of Section 368(a) of the Code, (ii) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (iii) any of the conditions to the Merger set forth in Article VII not being satisfied, (iv) a material violation of any provision of this Agreement, except as may be required by applicable law or regulation, (v) a material delay in the ability of TriCo or FNBB to perform any of their obligations under this Agreement on a timely basis, or (vi) a material delay in the ability of TriCo to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby.

(z) Consent and Absence of Changes. Unreasonably withhold, delay or condition FNBB’s prior written consent or approval as may be reasonably requested by TriCo, or fail to promptly notify TriCo of any change, occurrence or event not in the ordinary course of the business of FNBB or any of its Subsidiaries and of any change, occurrence or event which, individually or in the aggregate with any other changes, occurrences and events, would reasonably be expected to cause any of the conditions to Closing in Article VII of this Agreement not to be satisfied.

(aa) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

4.02 Forbearances of TriCo. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, as required by applicable law, or with the prior written consent of FNBB, TriCo will not, and will cause each of its Subsidiaries not to:

(a) Ordinary Course. Conduct its business other than in the ordinary and usual course consistent with past practice or fail to use all commercially reasonable efforts consistent with past practice to preserve its business organization and preserve for itself and FNBB the goodwill of the customers of TriCo and its Subsidiaries and others with whom business relations exist.

(b) Adverse Actions. Take any action that would or is reasonably likely to result in (i) the Merger not qualifying as a reorganization within the meaning of Section 368(a) of the Code, (ii) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (iii) any of the conditions to the Merger set forth in Article VII not being satisfied, (iv) a material violation of any provision of this Agreement, except as may be required by applicable law or regulation or (v) a material delay in the ability of TriCo or FNBB to perform any of their obligations under this Agreement on a timely basis, or (vi) a material delay in the ability of TriCo to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby.

(c) Antitakeover Statutes. Take any action (i) that would cause this Agreement or the Transaction to be subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares or (ii) to exempt or make not subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any Person (other than FNBB or its Subsidiaries) or any action taken thereby, which Person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom.

(d) Third Party Offer. Accept any offer from any third party involving TriCo or its Subsidiaries in a business combination with such third party or other entity, unless such offer is expressly conditioned upon the performance by TriCo (or the successor in interest of TriCo) of all of its obligations under this Agreement in a manner such that holders of FNBB Common Stock entitled to receive TriCo Common Stock in the Merger would receive, on account of the shares of TriCo Common Stock and cash payable to holders of FNBB Options that they would be entitled to receive in the Merger pursuant to the terms of this Agreement, subject to completion of the Merger, the same consideration in the business combination, if completed, as other holders of TriCo Common Stock.

(e) Notice of Changes. Fail to promptly notify FNBB of any change, occurrence or event not in the ordinary course of the business of TriCo or any of its Subsidiaries and of any change, occurrence or event which, individually or in the aggregate with any other changes, occurrences and events, would reasonably be expected to cause any of the conditions to Closing in Article VII of this Agreement not to be satisfied.

(f) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.01 Disclosure Schedules. On or prior to the date hereof, TriCo has delivered to FNBB a schedule and FNBB has delivered to TriCo a schedule (each respectively, its “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its covenants contained in Articles IV or VI; provided, however, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.

5.02 Standard. Solely for the purposes of determining whether the conditions set forth in Sections 7.02(a) or 7.03(a), as the case may be, have been satisfied (and without otherwise qualifying any representation or warranty made on the date hereof), no representation or warranty of FNBB on the one hand or TriCo on the other hand contained in Sections 5.03 or 5.04, respectively (other than (a) the representations of FNBB contained in

Section 5.03(b), which shall be true in all respects, except to a de minimis extent (relative to Section 5.03(b) taken as a whole), (b) the representations of FNBB contained in Sections 5.03(d), 5.03(e), 5.03(g)(iii) and 5.03(i), and the representations of TriCo contained in Section 5.04(g)(ii), which shall be true and correct in all respects, and (c) the representations of FNBB contained in Section 5.03(m)(v), which shall be true in all material respects) shall be deemed untrue or incorrect for purposes of Sections 7.02(a) or 7.03(a), and no party hereto shall be deemed to have breached a representation or warranty for purposes of such Sections, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Sections 5.03 or 5.04, has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty.

5.03 Representations and Warranties of FNBB. Subject to Sections 5.01 and 5.02, FNBB hereby represents and warrants to TriCo:

(a) Organization, Standing and Authority. FNBB is a corporation duly organized, validly existing and in good standing under the laws of the State of California. FNBB is duly licensed or qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have nor reasonably be expected to have a Material Adverse Effect on FNBB. FNBB has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted. The copies of the FNBB Articles and FNBB Bylaws set forth in Section 5.03(a) of FNBB’s Disclosure Schedule are true, complete and correct copies of such documents as in effect on the date of this Agreement. The minute books of FNBB and each of its Subsidiaries previously made available to TriCo contain true, complete and correct records in all material respects of all meetings and other material corporate actions held or taken of their respective shareholders and Boards of Directors (including committees of their respective Board of Directors) through the date hereof.

(b) FNBB Capital Stock. The authorized capital stock of FNBB consists solely of 10,000,000 shares of FNBB Common Stock, of which 7,380,132 shares are issued and outstanding as of the date hereof, and 5,000,000 shares of FNBB Preferred Stock, none of which were issued and outstanding as of the date hereof. As of the date hereof, no shares of FNBB Common Stock were held in treasury by FNBB or otherwise directly or indirectly owned by FNBB. The outstanding shares of FNBB Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of FNBB Common Stock have been issued in violation of the preemptive rights of any Person. There are outstanding FNBB Options representing the right to purchase an aggregate of 569,493 shares of FNBB Common Stock. Section 5.03(b) of FNBB’s Disclosure Schedule sets forth, as of the date hereof, for each FNBB Option, the name of the grantee, the date of the grant, the status of the option grant as qualified or non-qualified under Section 422 of the Code, the number of shares of FNBB Common Stock underlying each FNBB Option, the number of shares of FNBB Common Stock subject to FNBB Options that are currently exercisable and the exercise or strike price per share. Each FNBB Option (i) currently has an exercise price that is the same as when first issued and such exercise price is at least equal to the fair market value of the underlying shares of FNBB Common Stock as of the grant date; and (ii) has been issued in compliance with applicable laws. Except for the FNBB Options listed in Section 5.03(b) of FNBB’s Disclosure Schedule, there are no shares of FNBB Common Stock reserved for issuance, FNBB does not have any Rights issued or outstanding with respect to FNBB Common Stock or FNBB Preferred Stock and FNBB does not have any commitment to authorize, issue or sell any FNBB Common Stock or FNBB Preferred Stock or Rights. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of FNBB may vote are outstanding.

(c) First National Bank.

(i) First National Bank is duly organized, validly existing and in good standing, licensed as a national banking association by the OCC under the laws of the United States of America and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. The deposit accounts of First National Bank are insured by the FDIC in the manner and to the maximum extent provided by applicable law and First National Bank has paid all deposit insurance premiums and assessments required by applicable laws and regulations.

(ii) (A) FNBB directly owns all the issued and outstanding Equity Securities of First National Bank, (B) no Equity Securities of First National Bank are or may become required to be issued (other than to FNBB) by reason of any Right or otherwise, (C) there are no contracts, commitments, understandings or arrangements by which First National Bank is or may be bound to sell or otherwise transfer any of its Equity Securities (other than to FNBB), (D) there are no contracts, commitments, understandings, or arrangements relating to FNBB’s right to vote or to dispose of such Equity Securities and (E) all the Equity Securities of First National Bank held by FNBB are fully paid and nonassessable and are owned by FNBB free and clear of any Liens, except as set forth in Section 5.03(c)(ii) of FNBB’s Disclosure Schedule.

(iii) FNBB has no direct or indirect Subsidiaries other than First National Bank. First National Bank has no direct or indirect Subsidiaries. Except as set forth in Section 5.03(c)(iii) of FNBB’s Disclosure Schedule and except for securities and other interests held by First National Bank in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, ownership interests in First National Bank and stock in the FHLB, FNBB does not own beneficially, directly or indirectly, any Equity Securities or similar interests of any Person or any interest in a partnership or joint venture of any kind.

(d) Corporate Power and Authority. Each of FNBB and its Subsidiaries has the corporate power and corporate authority to carry on its business as it is now being conducted and to own all its properties and assets; FNBB has the corporate power and corporate authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transaction, and to cause First National Bank to consummate the Bank Merger, and First National Bank has the corporate power and authority to execute, deliver and perform its obligations under the Bank Merger Agreement, in each case, subject to receipt of all necessary approvals of Governmental Entities and the approval of FNBB’s shareholders of this Agreement.

(e) Corporate Action; Enforceability. Subject to the approval of this Agreement by the holders of the outstanding shares of FNBB Common Stock, this Agreement, the Transaction and the Bank Merger Agreement have been authorized by all necessary corporate action by FNBB, the FNBB Board, First National Bank, and the First National Bank Board, as applicable, on or prior to the date hereof, and the FNBB Board has unanimously resolved to recommend that shareholders of FNBB adopt this Agreement and that such matter be submitted for consideration by the holders of FNBB Common Stock at the FNBB Meeting as required by Section 6.02. FNBB has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by TriCo, this Agreement is a valid and legally binding obligation of FNBB, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(f) Regulatory Approvals; No Defaults.

(i) No consents or approvals of, or waivers by, or notices to, or filings or registrations with, any Governmental Entity or with any third party are required to be made or obtained by FNBB or any of its Subsidiaries in connection with the execution, delivery or performance by FNBB of this Agreement and by First National Bank of the Bank Merger Agreement, or to consummate the Transaction, except for (A) filings of applications or notices with, and approvals or waivers by, the FRB, the FDIC, the OCC and the DBO, as required, (B) filings with the SEC, Nasdaq and state securities authorities, as applicable, (C) the filing of (1) the Agreement of Merger with the Secretary of State of the State of California pursuant to the CGCL and (2) the Bank Merger Agreement with the Secretary of State of the State of California and the DBO pursuant to the CGCL and CFC, and (D) the approval of this Agreement and the Transaction by the holders of the outstanding shares of FNBB Common Stock. As of the date hereof, FNBB is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

(ii) Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and the expiration of related waiting periods, the execution, delivery and performance of this Agreement by FNBB and the Bank Merger Agreement by First National Bank and the consummation of the Transaction do not and will not (A) constitute a material breach or material violation of, or a material default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, code, ordinance, rule or regulation or any judgment, decree, injunction, order, governmental permit or license, or agreement, indenture or instrument of FNBB or any of its Subsidiaries or to which FNBB or any of its Subsidiaries or any of their respective assets or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of FNBB or any of its Subsidiaries or (C) require any consent or approval under any such law, code, ordinance, rule, regulation, judgment, decree, injunction, order, governmental permit or license, agreement, indenture or instrument.

(g) Financial Reports and SEC Reports; Undisclosed Liabilities; No Material Adverse Effect.

(i) FNBB’s Annual Report on Form 10-K for the year ended December 31, 2016 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 2016 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed (collectively, “FNBB’s SEC Reports”) with the SEC, as of the date filed or to be filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and each of the consolidated balance sheets contained in or incorporated by reference into any of FNBB’s SEC Reports (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of FNBB and its Subsidiaries as of its date, and each of the consolidated statements of income, consolidated statements of comprehensive income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows or equivalent statements in such SEC Reports (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in shareholders’ equity and other comprehensive income (loss) and cash flows, as the case may be, of FNBB and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein. Each of such financial statements (including any related notes and schedules thereto) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The books and records of FNBB and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

(ii) Except as set forth on the unaudited consolidated balance sheet of FNBB dated as of September 30, 2017 and included in FNBB’s SEC Reports filed prior to the date hereof, neither FNBB nor any of its Subsidiaries has any material liability (whether absolute, contingent or accrued or otherwise and whether due or to become due) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, other than liabilities (A) incurred after September 30, 2017 in the ordinary course of business consistent with past practice or (B) incurred pursuant to or provided for in this Agreement.

(iii) Since December 31, 2016, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.03(g) or otherwise), is reasonably likely to have a Material Adverse Effect with respect to FNBB.

(iv) Since December 31, 2016, (A) FNBB and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice, (B) except as set forth in Section 5.03(g)(iv) of FNBB’s Disclosure Schedule, neither FNBB nor any of its Subsidiaries has taken nor permitted or entered into any contract with respect to, or otherwise agreed or committed to do or take, any action that, if taken after the date hereof, would constitute a breach of any of the covenants in Section 4.01 and (C) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.03(g) or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to FNBB.

(v) Except as set forth in Section 5.03(g)(v) of FNBB’s Disclosure Schedule, no agreement pursuant to which any Loans or other assets have been or shall be sold by FNBB or its Subsidiaries entitled the buyer of such Loans or other assets, to cause FNBB or its Subsidiaries to repurchase such Loan or other asset or the buyer to pursue any other form of recourse against FNBB or its Subsidiaries. Section 5.03(g)(v) of FNBB’s Disclosure Schedule sets forth all cash, stock or other dividend or any other distribution with respect to the capital stock of FNBB or its Subsidiaries that has been declared, set aside or paid since December 31, 2013, as well as all shares of capital stock of FNBB or any of its Subsidiaries that have been purchased, redeemed or otherwise acquired, directly or indirectly, by FNBB or any of its Subsidiaries since December 31, 2013.

(vi) The records, systems, controls, data and information of FNBB and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of FNBB or its Subsidiaries (either directly or through FNBB’s third party data processing service provider) or its accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 5.03(g)(vi). FNBB (A) has implemented and maintains disclosure controls and procedures to ensure that material information relating to FNBB and its Subsidiaries is made known to the Chief Executive Officer and the Chief Financial Officer of FNBB by others within FNBB or its Subsidiaries and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to FNBB’s outside auditors and the audit committee of the FNBB Board (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect FNBB’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in FNBB’s internal controls over financial reporting. These disclosures were made in writing by management to FNBB’s auditors and audit committee and a copy has previously been made available to TriCo.

(vii) Since December 31, 2013, (A) except as set forth in Section 5.03(g)(vii) of FNBB’s Disclosure Schedule, neither FNBB nor any of its Subsidiaries nor, to the Knowledge of FNBB, any director, officer, employee, auditor, accountant or representative of FNBB or any of its Subsidiaries, has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of FNBB or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that FNBB or any of its Subsidiaries, has engaged in questionable accounting or auditing practices, and (B) no attorney representing FNBB or any of its Subsidiaries, whether or not employed by FNBB or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by FNBB or any of its Subsidiaries or their respective officers, directors, employees or agents to the FNBB Board or any committee thereof or, to the Knowledge of FNBB, to any director or officer of FNBB or any of its Subsidiaries.

(h) Legal Proceedings. Section 5.03(h) of the FNBB Disclosure Schedule lists all litigation, arbitration, claims or other proceedings before any court or Governmental Entity that is pending against FNBB or any of its Subsidiaries as of the date hereof. Except as set forth in Section 5.03(h) of FNBB’s Disclosure Schedule, no litigation, arbitration, claim or other proceeding before any court or Governmental Entity is pending against

FNBB or any of its Subsidiaries and, to FNBB’s Knowledge, no such litigation, arbitration, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, arbitration, claim or other proceeding in any such case that, individually or in the aggregate, has or could be reasonably expected to have a Material Adverse Effect with respect to FNBB. Neither FNBB nor any of its Subsidiaries nor any of their respective properties is a party to or subject to any order, judgment, decree or regulatory restriction that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect with respect to FNBB.

(i) Regulatory Matters.

(i) Since December 31, 2013, FNBB and its Subsidiaries have duly filed with the appropriate regulatory authorities in substantially correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and such reports were in all material respects complete and accurate and in compliance in all material respects with the requirements of applicable laws and regulations, and FNBB has previously delivered or made available to TriCo accurate and complete copies of all such reports. In connection with the most recent examination of FNBB and its Subsidiaries by the appropriate regulatory authorities, neither FNBB nor any of its Subsidiaries was required to correct or change any action, procedure or proceeding which FNBB believes in good faith has not been now corrected or changed, other than corrections or changes which, if not made, either individually or in the aggregate, would not have a Material Adverse Effect on FNBB.

(ii) Except as set forth in Section 5.03(i)(ii) of FNBB’s Disclosure Schedule, neither FNBB nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any order, decree, directive, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, nor has FNBB or any of its Subsidiaries adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Entity. FNBB and its Subsidiaries have paid all assessments made or imposed by any Governmental Entity.

(iii) Neither FNBB nor any of its Subsidiaries has been advised by, nor does FNBB have any Knowledge of facts which could reasonably be expected to give rise to an advisory notice by, any Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, directive, agreement, memorandum of understanding, board resolution, commitment letter, supervisory letter or similar submission or any request for the adoption of any policy, procedure or board resolution.

(iv) (A) Except as set forth in Section 5.03(i)(iv)(A) of FNBB’s Disclosure Schedule, no Governmental Entity has initiated since December 31, 2013 or has pending any proceeding, enforcement action or, to the Knowledge of FNBB, investigation or inquiry into the business, operations, policies, practices or disclosures of FNBB or any of its Subsidiaries (other than normal examinations conducted by a Governmental Entity in the ordinary course of the business of FNBB and its Subsidiaries), or, to the Knowledge of FNBB, threatened any of the foregoing, and (B) there is no material unresolved violation, criticism, comment or exception by any Governmental Entity with respect to any report or statement relating to any examinations or inspections of FNBB or any of its Subsidiaries.

(v) The most recent regulatory rating given to First National Bank as to compliance with the Community Reinvestment Act is “satisfactory.” To the Knowledge of FNBB, since the last regulatory examination of First National Bank with respect to Community Reinvestment Act compliance, First National Bank has not received any complaints as to Community Reinvestment Act compliance.

(j) Compliance With Laws. Each of FNBB and its Subsidiaries:

(i) is, and at all times since December 31, 2013, has been, in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, codes, regulations, ordinances, rules, judgments, injunctions, orders, decrees or policies and/or guidelines of any Governmental Entity applicable thereto or to their employees conducting such businesses, including, without limitation, Sections 23A and 23B of the Federal Reserve Act and FRB, FDIC, and OCC regulations pursuant thereto, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the USA PATRIOT Act, the Electronic Fund Transfer Act and Regulation E of the FRB, all other applicable fair lending laws and other laws relating to discriminatory business practices and all posted and internal policies of FNBB and its Subsidiaries related to customer data, privacy and security;

(ii) has, and at all times since December 31, 2013, has had, all material permits, licenses, franchises, authorizations, orders and approvals of, and has made all material filings, applications and registrations with, all Governmental Entities (and has paid all fees and assessments due and payable in connection therewith) that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, franchises, certificates of authority, orders and approvals are in full force and effect and, to FNBB’s Knowledge, no suspension or cancellation of any of them is threatened; and

(iii) has received no notification or communication from any Governmental Entity (A) asserting that FNBB or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Entity enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to FNBB’s Knowledge, do any grounds for any of the foregoing exist).

(k) Material Contracts; Defaults.

(i) Except for documents set forth in Section 5.03(k)(i) of FNBB’s Disclosure Schedule, neither FNBB nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (A) with respect to the employment of any of its directors, officers, employees, or with regards to the provision of services similar to those provided by an employee, independent contractors or consultants and involving the payment or value of more than $100,000 per annum, (B) which would entitle any present or former director, officer, employee, independent contractor, consultant or agent of FNBB or any of its Subsidiaries to indemnification from FNBB or any of its Subsidiaries, (C) which provides for the payment by FNBB or any of its Subsidiaries of severance or other compensation upon a merger, consolidation, acquisition, asset purchase, stock purchase or other business combination transaction involving FNBB or any of its Subsidiaries, including but not limited to, the Transaction, (D) which would be a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC), (E) which is an agreement (including data processing, software programming, consulting and licensing contracts) not terminable on sixty (60) days or less notice and involving the payment or value of more than $100,000 per annum, (F) which is with or to a labor union or guild (including any collective bargaining agreement), (G) which relates to the incurrence of indebtedness or guaranty of any liability (other than deposit liabilities, advances and loans from the FHLB, and sales of securities subject to repurchase, in each case, in the ordinary course of business), (H) which grants any Person a right of first refusal, right of first offer or similar right with respect to any material properties, rights, assets or businesses of FNBB or any of its Subsidiaries, (I) which involves the purchase or sale of assets with a purchase price of $75,000 or more in any single case or $200,000 in all such cases, other than purchases and sales of investment securities or government guaranteed loans in the ordinary course of business consistent with past practice, (J) which is a consulting agreement, license or service contract (including data processing, software programming and licensing contracts and outsourcing contracts) which involves the payment of $100,000 or more in annual fees, (K) which relates to the settlement or other resolution of any legal proceeding in an amount in excess of $75,000 or that has any continuing obligations, liabilities or restrictions, (L) which relates to a partnership or joint venture or similar arrangement, (M) which is a lease for any real or material personal property owned or presently used by FNBB or any of its Subsidiaries, (N) which restricts the conduct of any business by FNBB or any of its Subsidiaries or limits the freedom of FNBB or any of its Subsidiaries to engage in any line of business in any geographic area (or would so restrict the Surviving Corporation or any of its

Affiliates after consummation of the Transaction) or which requires exclusive referrals of business or requires FNBB or any of its Subsidiaries to offer specified products or services to its customers or depositors on a priority or exclusive basis, or (O) which is with respect to, or otherwise commits FNBB or any of its Subsidiaries to do, any of the foregoing (collectively, “Material Contracts”). Except as set forth in Section 5.03(k)(i) of FNBB’s Disclosure Schedule, no consents, approvals, notices or waivers are required to be obtained or delivered pursuant to the terms and conditions of any Material Contract as a result of FNBB’s and First National Bank’s (as applicable) execution, delivery or performance of this Agreement and the Bank Merger Agreement and the consummation of the Transaction. True, correct and complete copies of all such Material Contracts have been made available to TriCo as of the date hereof.

(ii) Each of the Material Contracts is in full force and effect (other than due to the ordinary expiration thereof) and is a valid and binding obligation of FNBB or its Subsidiaries and, to FNBB’s Knowledge, is a valid and binding obligation of the other parties thereto, enforceable against FNBB or its Subsidiaries, and to FNBB’s Knowledge, the other parties thereto, in accordance with its terms (in each case, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). FNBB and its Subsidiaries (as applicable) have performed, in all material respects, all obligations required to be performed by them under each Material Contract. Neither FNBB or its Subsidiaries nor, to FNBB’s Knowledge, any other parties thereto, is in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which they are a party, by which their respective assets, business, or operations may be bound or affected, or under which their respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Except as set forth in Section 5.03(k)(ii) of FNBB’s Disclosure Schedule, no power of attorney or similar authorization given directly or indirectly by FNBB or any of its Subsidiaries is currently outstanding. With respect to the Material Contracts, to FNBB’s Knowledge, no event has occurred, and no circumstance or condition exists that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, (A) give any Person the right to declare a default or exercise any remedy under any Material Contract, (B) give any Person the right to accelerate the maturity or performance of any Material Contract, or (C) give any Person the right to cancel, terminate or modify any Material Contract.

(iii) Section 5.03(k)(iii) of FNBB’s Disclosure Schedule sets forth a schedule of all holders of five percent (5%) or more of FNBB Common Stock and executive officers and directors of FNBB and its Subsidiaries who have outstanding loans from FNBB or any of its Subsidiaries, and there has been no default, or forgiveness or waiver, in whole or in part, on or of any such loan during the two years immediately preceding the date hereof.

(l) No Brokers. No action has been taken by FNBB or any of its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the Transaction, other than fees to be paid to The Courtney Group, which are set forth in Section 5.03(l) of FNBB’s Disclosure Schedule. Copies of all agreements with The Courtney Group have been previously provided or made available to TriCo.

(m) Employee Benefit Plans.

(i) All benefit and compensation plans, contracts, policies or arrangements maintained, contributed to, obligated to be contributed to, or sponsored by FNBB and its Subsidiaries for the benefit of current or former employees of FNBB and its Subsidiaries (the “Employees”) and current or former directors or independent contractors of FNBB or its Subsidiaries including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, any pension, retirement, profit sharing, medical, life, accidental death and dismemberment, disability, dental, vision, compensation, severance, termination pay, salary continuation, unemployment, workers’ compensation, vacation, sick pay, paid-time off, retention, employment, consulting, change in control, fringe benefit, deferred compensation, stock option, stock purchase, stock appreciation rights or other stock-based incentive, cafeteria or flexible benefit, adoption or educational assistance, and bonus or other cash-based incentive, or other similar plans, agreements, programs, policies or other arrangements (whether written or oral and whether or not qualified or funded) or any such plan for which FNBB may have any liability including, without limitation, as a result of being deemed a single employer with any entity under Section 4001(b)(1) of ERISA or Section 414 of the Code (collectively, the “Benefit Plans”), are set forth in Section 5.03(m)(i) of FNBB’s Disclosure Schedule. True and complete copies of the following documents have been provided or made available to TriCo: (A) all Benefit Plans and all written agreements underlying a funding medium for, or relating to the administration of, any Benefit Plan including, but not limited to, any trust instruments, group annuity contracts, investment management, recordkeeping, administrative services, other third party services agreements and insurance contracts, certificate of coverage and other similar agreements entered into in connection with any Benefit Plans and all amendments thereto; (B) the three most recent annual report (Form 5500), together with all schedules, as required, filed with the Internal Revenue Service (“IRS”) or Department of Labor (the “DOL”), as applicable, and any financial statements and opinions required by Section 103(e)(3) of ERISA with respect to each Benefit Plan; (C) for each Benefit Plan which is a “top-hat” plan, a copy of filings with the DOL; (D) the most recent determination or opinion or advisory letter issued by the IRS for each Benefit Plan that is intended to be “qualified” under Section 401(a) of the Code; (E) the most recent summary plan description and any summary of material modifications, as required, for each Benefit Plan; (F) the three most recent actuarial reports, if any, relating to each Benefit Plan; (G) the most recent summary annual report for each Benefit Plan required to provide summary annual reports by Section 104 of ERISA; (H) the most recent minimum coverage and discrimination testing results for each applicable Benefit Plan; and (I) copies of all non-routine correspondence received from or delivered to the IRS or the DOL since December 31, 2013.

(ii) Each Benefit Plan has been established and administered to date in all material respects in accordance with the applicable provisions of ERISA, the Code and applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained. FNBB and any ERISA Affiliate has complied with the Patient Protection and Affordable Care Act, as amended by the Health Care and Reconciliation Act of 2010, and the requirements of Section 4980B of the Code, Part 6 of Subtitle I of ERISA and the regulations thereunder, including all applicable reporting, tax deposits and fee payment obligations. No asset of either FNBB or any of its Subsidiaries is subject to an encumbrance lien under ERISA or the Code. Each Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter, or advisory or opinion letter, as applicable, from the IRS, and FNBB has no Knowledge of any circumstances reasonably likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. Neither FNBB nor any of its Subsidiaries has received any correspondence or written or verbal notice from the IRS, DOL, any other Governmental Entity, any participant in or beneficiary of, a Benefit Plan, or any agent representing any of the foregoing that brings into question the qualification of any such Benefit Plan. There is no pending or, to FNBB’s Knowledge, threatened proceeding, lawsuit or claim (other than a routine claim for benefits) relating to the Benefit Plans. Neither FNBB nor any of its Subsidiaries is subject to or could reasonably be likely to be subject to a material Tax, fine, penalty or material liability of any kind under either the Code or ERISA. There are no matters pending before the IRS, DOL or other Governmental Entity with respect to any Benefit Plan. Since January 1, 2013, no Benefit Plan or related trust has been the subject of an audit, investigation or examination by a Governmental Entity.

(iii) Neither FNBB nor any entity considered to be a single employer with FNBB under Section 4001(b)(1) of ERISA or Section 414 of the Code (“ERISA Affiliate”) maintains or contributes to any Pension Plan subject to Title IV of ERISA, a multiple employer plan (as defined in Section 413(c) of the Code) or multiemployer plan (as defined in 4001(a)(3) of ERISA), a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code, a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA or a Retiree Welfare Plan, other than those disclosed and identified as such in Section 5.03(m)(iii) of FNBB’s Disclosure Schedule. Except as set forth in Section 5.03(m)(iii) of FNBB’s

Disclosure Schedule, no Benefit Plan holds as an asset an annuity contract, guaranteed investment contract or other investment contract issued by an insurance company.

(iv) All contributions required to be made under the terms of any Benefit Plan (including any amounts withheld from employees’ paychecks with respect to a Benefit Plan) and premiums required to be paid have been timely made in accordance with the terms of the applicable Benefit Plan and applicable law. All contributions for any period ending on or before the Closing Date that are not yet due have been made or have been reflected appropriately in the financial statements included in FNBB’s SEC Reports. Benefits under each Benefit Plan that is an “employee welfare benefit plan” (within the meaning of Section 3(1) of ERISA), with the exception of any flexible spending arrangements subject to Sections 125 and 105 of the Code and health savings accounts, are provided exclusively through insurance contracts or policies issued by an insurance company, health maintenance organization, or similar organization unrelated to FNBB or any ERISA Affiliate, the premiums for which are paid directly by FNBB or an ERISA Affiliate thereof, from its general assets or partly from its general assets and partly from contributions by its employees. No insurance policy or contract relating to a Benefit Plan requires or permits a retroactive increase to premiums or payments due thereunder.

(v) Except as set forth in Section 5.03(m)(v) of FNBB’s Disclosure Schedule, none of the execution of this Agreement, the FNBB shareholder approval of this Agreement or the consummation of the Transaction, either alone or in connection with any other event, (A) entitle any Employees or any current or former director or independent contractor of FNBB or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment or service after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable under, or trigger any other material obligation pursuant to, any of the Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Benefit Plans or (D) result in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code. FNBB will make available to TriCo upon request FNBB’s calculations under Section 280G of the Code and all related underlying back-up information and agreements taken into account in the performance of such calculations or deemed necessary by TriCo, in its discretion, including, without limitation, pertinent Form W-2 information for any “disqualified individuals” determined in accordance with Q&A-15 of Treasury Regulation § 280G-1. Neither FNBB nor any of its Subsidiaries has any liability or is a party with respect to any gross-up provision or agreement in connection with Section 280G of the Code or excise Taxes under Section 4999 of the Code.

(vi) Neither FNBB nor any of its Subsidiaries has now, nor has had, the obligation to maintain, establish, sponsor, participate in or contribute to any Benefit Plan or other similar arrangement that is subject to any law or applicable custom or rule of any jurisdiction outside of the United States. No compensation paid (or to be paid) under any Benefit Plan has been or will be non-deductible under Code Section 409A.

(vii) Each Benefit Plan which is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) (hereinafter referred to as an “FNBB NQDP”) has been maintained, as to both form and operation, in compliance with Section 409A of the Code. No event in connection with an FNBB NQDP has occurred which would subject a participant to inclusion of income under Section 409A(a)(1) of the Code and neither FNBB nor any ERISA Affiliate has any liability or is a party with respect to any gross-up provision or agreement in connection with any income inclusion, interest or additional Tax payable in accordance with Section 409A of the Code.

(viii) Except as set forth in Sections 6.11(d), neither FNBB nor any Subsidiary has (A) announced its intention, made any amendment or any binding commitment, or given written or oral notice providing that it will increase benefits under any Benefit Plan, (B) created or adopted any arrangement that would be considered a Benefit Plan once established, or (C) agreed not to exercise any right or power to amend, suspend or terminate any Benefit Plan.

(n) Labor Matters.

(i) Section 5.03(n)(i) of FNBB’s Disclosure Schedule sets forth (A) the name, title, date of hire or retention and total compensation of each employee, independent contractor or consultant of FNBB and each of its Subsidiaries, (B) all bonuses and other incentive compensation received by such employees, independent contractors and consultants in 2016 and 2017 and any accrual for such bonuses and incentive compensation, (C) all persons who will be (as of the Effective Time) “specified employees” of FNBB within the meaning of Code Section 409A and (D) all contracts, agreements, commitments or arrangements by FNBB and each of its Subsidiaries regarding compensation with any of its respective officers, employees, independent contractors and consultants, including those to increase the compensation or to modify the conditions or terms of employment.

(ii) To FNBB’s Knowledge, no officer or director of FNBB or any of its Subsidiaries or any employee, independent contractor or consultant of FNBB or any of its Subsidiaries is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, that could adversely affect the ability of FNBB or any of its Subsidiaries to conduct its business as currently conducted.

(iii) To FNBB’s Knowledge, neither FNBB nor any of its Subsidiaries has (A) classified any individual as an “independent contractor” or similar status who, under applicable law, rule or regulation or the provisions of any Benefit Plan, should have been classified as an employee or (B) incurred any liability for improperly excluding any Person from participating in any Benefit Plan who provides or provided services to FNBB or any of its Subsidiaries, in any capacity.

(iv) None of the officers, employees or consultants of FNBB or any of its Subsidiaries has informed FNBB or such Subsidiary of his or her intent, nor does FNBB have any Knowledge of any of the officers, employees or consultants of FNBB or any of its Subsidiaries having an intention, to terminate employment with FNBB or any of its Subsidiaries during the next twelve (12) months.

(v) Neither FNBB nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement, arrangement or understanding with a labor union or labor organization, nor is FNBB or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel FNBB or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to FNBB’s Knowledge, threatened, nor does FNBB have any Knowledge of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity, either currently or during the past three (3) years. Each of FNBB and its Subsidiaries has paid in full all wages, salaries, commissions, bonuses, benefits and other compensation currently due to its employees or otherwise arising on a current basis under any FNBB policy, practice, agreement, plan, or program, or any applicable statute or other law. Except as set forth in Section 5.03(n)(v) of FNBB’s Disclosure Schedule, the employment of each officer and employee of FNBB and each of its Subsidiaries is terminable at the will of FNBB or such Subsidiary.

(vi) Except as set forth in Section 5.03(n)(vi) of FNBB’s Disclosure Schedule, (A) there is no pending or, to FNBB’s Knowledge, threatened legal proceeding involving FNBB or any of its Subsidiaries, on the one hand, and any present or former employee(s) of FNBB or any of its Subsidiaries, on the other hand, and (B) no other Person, to FNBB’s Knowledge, has threatened any claim or any legal proceeding against FNBB or any of its Subsidiaries (or, to FNBB’s Knowledge, against any officer, director or employee of FNBB or any of its Subsidiaries) relating to employees or former employees of FNBB or any of its Subsidiaries, including any such claim or legal proceeding arising out of any statute, ordinance or regulation relating to wages, collective bargaining, discrimination in employment or employment practices or occupational safety and health standards (including, without limitation, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, as amended, the Occupational Safety and Health Act, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act or the Family and Medical Leave Act).

(vii) FNBB and each of its Subsidiaries is, and at all times since December 31, 2013 has been, in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, codes, regulations, ordinances, rules, judgments, injunctions, orders, decrees or policies and/or guidelines of a Governmental Entity relating to labor, employment, termination of employment or similar matters, including, but not limited to, such laws, codes, regulations, ordinances, rules, judgments, injunctions, orders, decrees or policies and/or guidelines relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave and employee terminations, and has not, to FNBB’s Knowledge, engaged in any unfair labor practices or similar prohibited practices.

(o) Environmental Matters. Except as set forth in Section 5.03(o) of FNBB’s Disclosure Schedule, (i) there are no legal, administrative, arbitral or other proceedings, claims, actions, or, to FNBB’s Knowledge, environmental investigations or remediation activities by a Governmental Entity or third party, seeking to impose, or that reasonably could be expected to result in the imposition, on FNBB or any of its Subsidiaries of any liability or obligation arising under any Environmental Laws pending or, to FNBB’s Knowledge, threatened against FNBB or any of its Subsidiaries, which liability or obligation could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on FNBB, and there is no reasonable basis for any such proceeding, claim, action, environmental remediation or investigation that could impose any liability or obligation that could have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on FNBB; (ii) FNBB and each of its Subsidiaries is in compliance in all material respects with applicable Environmental Laws; (iii) no real property (including buildings or other structures) currently or, to FNBB’s Knowledge, formerly owned or operated by FNBB or any of its Subsidiaries, or any property in which FNBB or any of its Subsidiaries holds a security interest or a fiduciary or management role (“FNBB Loan Property”), has been contaminated with, or has had any release of, any Hazardous Substance in violation of Environmental Law or that requires investigation or remediation under an Environmental Law, that has resulted, or would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on FNBB; (iv) in accordance with the Secured Creditor Exemption, neither FNBB nor any of its Subsidiaries are the “owner or operator” of, nor have “participated in the management” regarding Hazardous Substances at, any FNBB Loan Property which has been contaminated with, or has had any release of, any Hazardous Substance in violation of any Environmental Law or that requires investigation or remediation under any Environmental Law, that has resulted, or would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on FNBB; (v) neither FNBB nor any of its Subsidiaries nor, to FNBB’s Knowledge, any Person whose liability FNBB or any of its Subsidiaries has assumed whether contractually or by operation of law, has received any notice, demand letter, claim or request for information alleging any material violation of, or material liability under, any Environmental Law, and neither FNBB nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Entity relating to any Environmental Law, or agreement with any third party resolving claims under any Environmental Law, which has not been fully satisfied or discharged; (vi) there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving any currently or, to FNBB’s Knowledge, formerly owned or operated property, any FNBB Loan Property, or to FNBB’s Knowledge any Person whose liability FNBB or any of its Subsidiaries has assumed, whether contractually or by operation of law, that could reasonably be expected to result in any claims, liability or investigations against FNBB, result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any FNBB Loan Property, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on FNBB; and (vii) FNBB has provided and made available to TriCo copies of all material environmental reports or studies, sampling data, correspondence, filings and other material environmental information in its possession or reasonably available to it relating to FNBB, its Subsidiaries and any currently or formerly owned or operated property.

As used herein, the term “Environmental Laws” means any federal, state, local or foreign law, statute, code, ordinance, injunction, regulation, order, decree, permit, or Governmental Entity requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601, et seq. and related or similar state and local laws and regulations. The term “Hazardous Substance” means any substance that is: (X) listed, classified or regulated pursuant to any Environmental Law, (Y) any petroleum, petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials, radon or urea-formaldehyde insulation or (Z) any other substance which is the subject of regulatory action by any Governmental Entity in connection with any Environmental Law. The term “Secured Creditor Exemption” has the meaning provided to such term in 42 U.S.C. § 9601(20)(A), 42 U.S.C. § 6991b(h)(9), and Cal. Health & Safety Code § 25548, et seq.

(p) Tax Matters.

(i) (A) All Tax Returns that are required to be filed on or before the Closing Date (taking into account any extensions of time within which to file that have not expired) by or with respect to the FNBB Group have been or will be timely filed on or before the Closing Date, (B) all such Tax Returns are or will be true, correct and complete in all material respects, (C) all Taxes due and payable by or with respect to the FNBB Group (whether or not shown as due on any Tax Return) have been timely paid in full, (D) the unpaid Taxes of the FNBB Group did not, as of the date of the most recent financial statements included in FNBB’s SEC Reports, exceed the reserve for Tax liability set forth on the face of such financial statements and do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the FNBB Group in filing its Tax Returns, (E) all deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full, (F) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending and (G) no statutes of limitation with respect to any Taxes of the FNBB Group have been waived by or on behalf of the FNBB Group.

(ii) FNBB has made available to TriCo (A) true and correct copies of the U.S. federal, state, local and foreign income Tax Returns filed by or on behalf of the FNBB Group for each of the three most recent fiscal years for which such returns have been filed and (B) any audit report issued within the last three years relating to Taxes due from or with respect to the FNBB Group or its income, assets or operations. Section 5.03(p)(ii) of FNBB’s Disclosure Schedule sets forth any income or franchise Tax Returns filed by or on behalf of the FNBB Group that have been examined by any taxing authority since January 1, 2013.

(iii) To the Knowledge of FNBB, except as set forth in Section 5.03(p)(iii) of FNBB’s Disclosure Schedule, there are no audits or investigations by any taxing authority or proceedings in progress with respect to the FNBB Group, nor has the FNBB Group received any notice from any taxing authority that it intends to conduct such an audit or investigation.

(iv) No claim has been made in writing during the past five (5) years by a taxing authority in a jurisdiction where the FNBB Group does not already file Tax Returns that the FNBB Group is or may be subject to taxation by that jurisdiction.

(v) The FNBB Group has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the withholding and payment of Taxes.

(vi) The FNBB Group does not have a permanent establishment in any country other than the United States under any applicable Tax treaty between the United States and such other country and is not subject to income Tax in any country other than the United States.

(vii) There are no Liens or other encumbrances on any of the assets of the FNBB Group that arose in connection with any failure (or alleged failure) to pay any Tax.

(viii) Except as set forth in Section 5.03(p)(viii) of FNBB’s Disclosure Schedule, no closing agreements, extensions of time within which to file any Tax Return, private letter rulings (or comparable rulings), technical advice memoranda or similar agreements or rulings have been entered into, requested of or issued by any taxing authority with respect to the FNBB Group.

(ix) Except as set forth in Section 5.03(q)(ix) of FNBB’s Disclosure Schedule, no member of the FNBB Group has been, in the past five (5) years, a party to a transaction reported or intended to qualify as a reorganization under Section 368 of the Code. No member of the FNBB Group has been a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares that was reported or otherwise constituted a distribution of shares under Section 355 of the Code in the two (2) years prior to the date of this Agreement or that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the Transaction contemplated by this Agreement.

(x) No member of the FNBB Group is or has been, a United States real property holding corporation within the meaning of Section 897(c) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; the Transaction contemplated by this Agreement is not subject to withholding under Section 1445 of the Code, and no stock transfer Taxes, sales Taxes, use Taxes or real estate transfer or gains Taxes will be imposed on the Transaction contemplated by this Agreement.

(xi) The FNBB Group will not be required to include any material item of income in, or exclude any material item of deduction from its taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any of the following that occurred or exists on or prior to the Closing Date: (A) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of the Code or of the Tax laws of any state or locality), (B) an installment sale or open transaction, (C) a prepaid amount, or (D) change in the accounting method of FNBB pursuant to Section 481 of the Code (or any corresponding or similar provision of the Code or of the Tax laws of any state or locality).

(xii) Except as set forth in Section 5.03(p)(xii) of FNBB’s Disclosure Schedule, neither FNBB nor any of its Subsidiaries is a party to any Tax sharing, Tax allocation or similar agreement or arrangement (whether or not written) with any Person.

(xiii) The FNBB Group has not (A) consummated or participated in, and is not currently participating in, any transaction which was or is a “tax shelter” transaction as defined in Section 6662, 6011, 6111 or 6112 of the Code, applicable regulations thereunder or other related published guidance from the IRS or (B) engaged in any transaction that could give rise to (1) a registration obligation with respect to any Person under Section 6111 of the Code or the regulations thereunder, (2) a list maintenance obligation with respect to any person under Section 6112 of the Code or the regulations thereunder, or (3) a disclosure obligation as a “reportable transaction” under Section 6011 of the Code or the regulations thereunder.

(xiv) Except as set forth in Section 5.03(p)(xiv) of FNBB’s Disclosure Schedule, no power of attorney granted by any member of the FNBB Group relating to Taxes is currently in force.

(xv) No member of the FNBB Group has been a member of a consolidated, combined, unitary or affiliated group (other than a group of which FNBB is the parent) or has any liability for Taxes of any Person

(other than another member of the FNBB Group) under Section 1.1502-6 of the regulations of the U.S. Treasury (“Treasury Regulations”) or any similar provision of state, local, or foreign law, or as a transferee or successor, by contract, or otherwise.

(xvi) No member of the FNBB Group has taken any action or failed to take any action, or is aware of any fact or circumstance, in each case, that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(q) Risk Management Instruments. None of the FNBB nor or any of its Subsidiaries is a party to, owns or has agreed to enter into or acquire any Derivatives Contract (including various combinations thereof) or any securities that (i) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (ii) could have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

(r) Loans; Nonperforming and Classified Assets.

(i) Each Loan on the books and records of FNBB and its Subsidiaries was made and has been serviced in all material respects in accordance with First National Bank’s lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to FNBB’s Knowledge, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles. The Loan data previously provided by FNBB to TriCo accurately reflects in all material respects the Loan portfolio of FNBB and its Subsidiaries as of the date of such data.

(ii) Section 5.03(r)(ii) of FNBB’s Disclosure Schedule sets forth, as of the date hereof: (A) any Loan under the terms of which the obligor is sixty (60) or more days delinquent in payment of principal or interest, or to FNBB’s Knowledge, in default of any other material provision thereof; (B) each Loan which has been classified as “substandard,” “doubtful,” “loss” or “special mention” (or words of similar import) by FNBB, any of its Subsidiaries or an applicable regulatory authority; (C) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof as of September 30, 2017; and (D) each Loan with any director, executive officer or five percent or greater shareholder of FNBB or any of its Subsidiaries, or to FNBB’s Knowledge, any Person controlling, controlled by or under common control with, any of the foregoing.

(iii) No agreement pursuant to which FNBB or any of its Subsidiaries has sold or is servicing Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein, or entitles the buyer of such Loans or pool of Loans or participation in Loans or pools of Loans or any other Person to pursue any other form of recourse against FNBB or any of its Subsidiaries. There has not been any claim made by any such buyer or other Person for repurchase or other similar form of recourse against FNBB or any of its Subsidiaries nor, to the Knowledge of FNBB, are there any facts or circumstances that could reasonably give rise to any such claim.

(s) Properties.

(i) Section 5.03(s)(i) of FNBB’s Disclosure Schedule contains a complete and correct list of all real property or premises owned or operated by FNBB as of the date hereof. Other than as disclosed in Section 5.03(s)(i) of FNBB’s Disclosure Schedule, none of FNBB or any of its Subsidiaries owns, and no such entity is in the process of foreclosing (whether by judicial process or by power of sale) or otherwise in the process of acquiring title to, except pursuant to foreclosures which are pending in the ordinary course of business consistent with past practice, any real property or premises on the date hereof in whole or in part.

(ii) Section 5.03(s)(ii) of FNBB’s Disclosure Schedule contains a complete and correct list of all real property or premises leased or subleased in whole or in part by FNBB or any of its Subsidiaries, and together with a list of applicable leases or subleases and the name of the lessor or sublessor.

(iii) To FNBB’s Knowledge, all real and personal property owned by FNBB or any of its Subsidiaries or presently used by any of them in their respective business is in a good condition (ordinary wear and tear excepted) and is sufficient to carry on their respective business in the ordinary course of business consistent with their past practices. FNBB has good, marketable and indefeasible title, free and clear of all Liens, to all of the material properties and assets, real and personal, reflected on the consolidated balance sheet of FNBB as of September 30, 2017 included in FNBB’s SEC Reports, or acquired after such date, other than properties sold by FNBB or any of its Subsidiaries in the ordinary course of business, except (A) Liens for current taxes and assessments not yet due or payable for which adequate reserves have been established, (B) pledges to secure deposits incurred in the ordinary course of its banking business consistent with past practice, (C) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, (D) as reflected on the consolidated balance sheet of FNBB as of September 30, 2017 included in FNBB’s SEC Reports and/or (E) as shown on the title policies listed in Section 5.03(s)(iii) of FNBB’s Disclosure Schedule.

(iv) All real and personal property which is material to FNBB’s business on a consolidated basis and leased or licensed by FNBB or any of its Subsidiaries is held pursuant to leases or licenses which are valid obligations of FNBB or any of its Subsidiaries and, to FNBB’s Knowledge, are valid and binding obligations of the other parties thereto, enforceable against FNBB or such Subsidiary of FNBB, and to FNBB’s Knowledge, the other parties thereto, in accordance with their terms (in each case, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor’s rights or by general equity principles).

(v) Except as set forth in Section 5.03(s)(v) of FNBB’s Disclosure Schedule, such leases will not terminate or lapse prior to the Effective Time and FNBB and each of its Subsidiaries has the right to use and occupy such leased real property for the full term, and in accordance with the conditions of the lease relating thereto. Neither FNBB nor any of its Subsidiaries has received any written notice of termination, cancellation, breach or default under any such real property lease and, to the Knowledge of FNBB as of the date hereof, no event has occurred, and no circumstances or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of any real property lease, (B) give any Person the right to declare a default or exercise any remedy under any real property lease, (C) give any Person the right to accelerate the maturity or performance of any real property lease, or (D) give any Person the right to cancel, terminate or modify any real property lease. To FNBB’s Knowledge, FNBB and its Subsidiaries are in compliance with all applicable health and safety related requirements for the real property owned by any of them, including those requirements under the Americans with Disabilities Act of 1990, as amended. None of the owned or leased premises or properties described in paragraph (i) or (ii) above have been condemned or otherwise taken by any Governmental Entity and no condemnation or taking is threatened or contemplated and none thereof is subject to any claim, contract or law which could reasonably be expected to materially and adversely affect its use or value for the purposes now made of it.

(t) Intellectual Property; Information Technology; Security.

(i) Each of FNBB and its Subsidiaries owns or possesses valid and binding licenses and other rights to use all Intellectual Property used by FNBB and its Subsidiaries in the conduct of its business as currently conducted, and neither FNBB nor any of its Subsidiaries has received any notice of conflict or allegation of invalidity with respect thereto that asserts the right of others. Section 5.03(t)(i) of FNBB’s Disclosure Schedule lists all registered Intellectual Property owned by FNBB and its Subsidiaries, and all contracts to which FNBB and its Subsidiaries has licensed Intellectual Property from third parties that is material to the operation of FNBB and its Subsidiaries (other than commercially available “shrink wrap” or “click wrap”

licenses). Each of FNBB and its Subsidiaries owns or has a valid right to use or license such Intellectual Property, free and clear of all Liens (except any restrictions set forth in any licensed Intellectual Property), and has performed all the obligations required to be performed by it and is not in default in any material respect under any contract, agreement, arrangement or commitment relating to any of the foregoing. To FNBB’s Knowledge, such Intellectual Property is valid and enforceable (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(ii) (A) Each of FNBB and its Subsidiaries owns or is validly licensed to use (in each case, free and clear of any Liens, except), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (B) to FNBB’s Knowledge, the use of any Intellectual Property by FNBB or any of its Subsidiaries and the conduct of their respective businesses as currently conducted does not infringe on or otherwise violate the legal rights of any Person; (C) to FNBB’s Knowledge, no Person is challenging, infringing on or otherwise violating any right of FNBB or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to FNBB or any of its Subsidiaries; and (D) neither FNBB nor any of its Subsidiaries has received any written notice or otherwise has Knowledge of any pending legal proceeding against FNBB or any of its Subsidiaries with respect to any Intellectual Property used by FNBB or any of its Subsidiaries, or any Intellectual Property owned by any Person, and as of the date hereof, neither FNBB nor its Subsidiaries has Knowledge of any facts or events that would result in any legal proceeding against FNBB or any of its Subsidiaries that is likely to succeed.

(iii) To FNBB’s Knowledge, all information technology and computer systems (including software, information technology and telecommunication hardware and other equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information, whether or not in electronic format, used in or necessary to the conduct of FNBB’s and its Subsidiaries respective businesses (collectively, “FNBB IT Systems”) have been properly maintained by technically competent personnel, in accordance with standards set by the manufacturers or otherwise in accordance with standards in the industry, to ensure proper operation, monitoring and use. The FNBB IT Systems are in good working condition to effectively perform all information technology operations necessary to conduct business as currently conducted. Neither FNBB nor any of its Subsidiaries has experienced within the past three (3) years any material disruption to, or material interruption in, its conduct of its business attributable to a defect, bug, breakdown or other failure or deficiency of the FNBB IT Systems. FNBB and its Subsidiaries have taken commercially reasonable measures to provide for the back-up and recovery of the data and information necessary to the conduct of its business (including such data and information that is stored on magnetic or optical media in the ordinary course) without material disruption to, or material interruption in, the conduct of its business. To FNBB’s Knowledge, neither FNBB nor any of its Subsidiaries is in breach of any Material Contract related to any FNBB IT Systems.

(iv) To FNBB’s Knowledge, since January 1, 2015, no third party has gained unauthorized access to any information technology networks controlled by and material to the operation of the business of FNBB and its Subsidiaries.

(u) Fiduciary Accounts. FNBB and each of its Subsidiaries have properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in all material respects in accordance with the terms of the governing documents and applicable laws and regulations. Neither FNBB nor any of its Subsidiaries, nor, to FNBB’s Knowledge, any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(v) Books and Records. The books and records of FNBB and its Subsidiaries have been fully, properly and accurately maintained in compliance in all material respects with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of FNBB and its Subsidiaries.

(w) Insurance. Section 5.03(w) of FNBB’s Disclosure Schedule lists and summarizes all of the insurance policies, binders, or bonds currently maintained by FNBB and its Subsidiaries (“Insurance Policies”), which summary includes for each Insurance Policy, the name of the insurance carrier, annual premiums, and the amount of coverage per event and, in the aggregate, a named insured (including any additional insured that may be required), or otherwise the beneficiary of the coverage. FNBB and each of its Subsidiaries is insured with reputable insurers against such risks and in such amounts as are customary and prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; neither FNBB nor any of its Subsidiaries is in default thereunder; no event has occurred which, with notice or lapse of time, or both, would constitute a default or permit termination, modification or acceleration under such policies; all premiums due and payable with respect to the Insurance Policies have been timely and fully paid; and all claims thereunder have been filed in due and timely fashion. Except as set forth in Section 5.03(w) of FNBB’s Disclosure Schedule, there is no claim for coverage by FNBB or any of its Subsidiaries pending under any Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies or in respect of which such underwriters have reserved their rights. Neither FNBB nor any of its Subsidiaries have received written notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any Insurance Policies.

(x) Allowance For Loan Losses. First National Bank’s allowance for loan losses is, and shall be as of the Effective Date, in compliance with First National Bank’s existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by applicable Governmental Entities and the Financial Accounting Standards Board and is and shall be adequate under all such standards.

(y) Transactions With Affiliates. Except as set forth in Section 5.03(y) of FNBB’s Disclosure Schedule, FNBB has not engaged in any transactions with Affiliates within the meaning of Sections 23A and 23B of the Federal Reserve Act. All agreements between FNBB or any of its Subsidiaries and any of their respective Affiliates comply in all material respects, to the extent applicable, with Regulation W of the FRB.

(z) Required Vote; Antitakeover Provisions.

(i) The affirmative vote of the holders of a majority of the outstanding shares of FNBB Common Stock entitled to vote is necessary to approve this Agreement and the Transaction on behalf of FNBB. No other vote of the shareholders of FNBB is required by law, the FNBB Articles, the FNBB Bylaws, the rules of Nasdaq or otherwise to approve this Agreement, the Bank Merger Agreement and the Transaction.

(ii) No “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation under the CGCL or any applicable provisions of the takeover laws of any other state (and any comparable provisions of the FNBB Articles and FNBB Bylaws), apply or will apply to this Agreement, the Bank Merger Agreement or the Transaction.

(aa) Fairness Opinion. The FNBB Board has received the opinion of The Courtney Group to the effect that as of the date hereof, subject to the assumptions, qualifications, limitations and other matters stated therein, the aggregate consideration pursuant to this Agreement is fair to the holders of FNBB Common Stock from a financial point of view.

(bb) Transactions in Securities.

(i) Since December 31, 2013, all offers and sales of FNBB Common Stock by FNBB were at all relevant times exempt from, or complied with, the registration requirements of the Securities Act.

(ii) Neither FNBB, none of its Subsidiaries, nor, to FNBB’s Knowledge, (A) any director or executive officer of FNBB or any of its Subsidiaries, (B) any Person related to any such director or officer by blood, marriage or adoption and residing in the same household and (C) any Person who has been knowingly provided material nonpublic information by any one or more of these Persons, has purchased or sold, or caused to be purchased or sold, any shares of FNBB Common Stock or other securities issued by FNBB (1) during any period when FNBB was in possession of material nonpublic information, or (2) in violation of any applicable provision of federal or state securities laws, rules or regulations.

(cc) Ownership of TriCo Common Stock. None of FNBB or any of its Subsidiaries, or to FNBB’s Knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of TriCo Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties, shares held in an index or mutual fund, or as a result of debts previously contracted).

(dd) Disclosure. The representations and warranties contained in this Section 5.03, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

(ee) No Additional Representations. Except for the representations and warranties made by FNBB in this Section 5.03 and as Previously Disclosed, neither FNBB nor any other Person makes any express or implied representation or warranty with respect to FNBB, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and FNBB hereby expressly disclaims any such other representations and warranties.

5.04 Representations and Warranties of TriCo. Subject to Sections 5.01 and 5.02, TriCo hereby represents and warrants to FNBB as follows:

(a) Organization, Standing and Authority. TriCo is duly organized, validly existing and in good standing under the laws of the State of California. TriCo is duly licensed or qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have nor reasonably be expected to have a Material Adverse Effect on TriCo. TriCo has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted. The copies of the TriCo Articles and the TriCo Bylaws which have previously been made available to FNBB are true, complete and correct copies of such documents as in effect on the date of this Agreement. The minute books of TriCo and each of its Subsidiaries previously made available to FNBB contain true, complete and correct records of all meetings and other material corporate actions held or taken as of the respective dates thereof.

(b) TriCo Capital Stock.

(i) As of the date hereof, the authorized capital stock of TriCo consists solely of 50,000,000 shares of TriCo Common Stock, of which 22,943,963 shares were issued and outstanding as of the date hereof and 1,000,000 shares of TriCo Preferred Stock, none of which were issued and outstanding as of the date hereof. The outstanding shares of TriCo Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the shares of TriCo Common Stock have been issued in violation of the preemptive rights of any Person. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of TriCo, except for shares of TriCo Common Stock issuable pursuant to the TriCo Benefit Plans and by virtue of this Agreement.

(ii) The shares of TriCo Common Stock to be issued in exchange for shares of FNBB Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized,

validly issued, fully paid and nonassessable and the issuance thereof is not subject to any preemptive rights of any Person.

(c) Tri Counties; Subsidiaries.

(i) Tri Counties is duly organized, validly existing and in good standing under the laws of the State of California, licensed as a bank by the DBO and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. The deposit accounts of Tri Counties are insured by the FDIC in the manner and to the maximum extent provided by applicable law and Tri Counties has paid all deposit insurance premiums and assessments required by applicable laws and regulations.

(ii) (A) TriCo owns, directly or indirectly, all the issued and outstanding Equity Securities of Tri Counties and equity securities of each of the Subsidiaries of TriCo listed in the TriCo SEC Reports, (B) no Equity Securities of Tri Counties or any equity securities of TriCo’s other Subsidiaries are or may become required to be issued (other than to TriCo) by reason of any Right or otherwise, (C) there are no contracts, commitments, understandings or arrangements by which Tri Counties or any other Subsidiary of TriCo is or may be bound to sell or otherwise transfer any of its Equity Securities (other than to TriCo or any of its wholly-owned Subsidiaries) and (D) there are no contracts, commitments, understandings, or arrangements relating to TriCo’s right to vote or to dispose of such Equity Securities and (E) all of the Equity Securities of Tri Counties and equity securities of TriCo’s other Subsidiaries are fully paid and nonassessable and are owned by TriCo, directly or indirectly, free and clear of any Liens.

(d) Corporate Power and Authority. Each of TriCo and Tri Counties has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. TriCo has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transaction and to cause Tri Counties to consummate the Bank Merger, and Tri Counties has the corporate power and authority to execute, deliver and perform its obligations under the Bank Merger Agreement, in each case, subject to the receipt of all necessary approvals of Governmental Entities and the approval by TriCo’s shareholders of the issuance of TriCo Common Stock in the Merger.

(e) Corporate Action; Enforceability. Subject to the approval of this Agreement and the issuance of the TriCo Common Stock in the Merger by the requisite votes of holders of the outstanding shares of TriCo Common Stock, this Agreement, the Transaction and the Bank Merger Agreement have been authorized by all necessary corporate action by TriCo, the TriCo Board and the Tri Counties Board, as applicable, on or prior to the date hereof, and the TriCo Board has unanimously resolved to recommend that holders of TriCo Common Stock adopt this Agreement and that such matter be submitted for consideration by the holders of TriCo Common Stock at the TriCo Meeting as required by Section 6.02. This Agreement has been duly executed and delivered by TriCo and, assuming due authorization, execution and delivery by FNBB, this Agreement is a valid and legally binding agreement of TriCo enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(f) Regulatory Approvals; No Defaults.

(i) No consents or approvals of, or waivers by, or notices to, or filings or registrations with, any Governmental Entity or with any third party are required to be made or obtained by TriCo or any of its Subsidiaries in connection with the execution, delivery or performance by TriCo of this Agreement and by Tri Counties of the Bank Merger Agreement or to consummate the Transaction, except for (A) filings of applications or notices with, and approvals or waivers by, the FRB, the FDIC, the OCC and the DBO, as required, (B) filings with the SEC and state securities authorities, as applicable, in connection with the issuance of TriCo Common Stock in the Merger, (C) approval of the listing of such TriCo Common Stock on the Nasdaq, (D) the filing of

(1) the Agreement of Merger with the Secretary of State of the State of California pursuant to the CGCL, and (2) the Bank Merger Agreement with the Secretary of State of the State of California and the DBO pursuant to the CGCL and the CFC and (E) the approval of this Agreement and the Transaction and the issuance of TriCo Common Stock in the Merger by the vote of the holders of the outstanding shares of TriCo’s Common Stock. As of the date hereof, TriCo is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

(ii) Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and expiration of the related waiting periods, the execution, delivery and performance of this Agreement by TriCo and the Bank Merger Agreement by Tri Counties and the consummation of the Transaction do not and will not (A) constitute a material breach or material violation of, or a material default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, code, ordinance, rule or regulation or any judgment, decree, injunction, order, governmental permit or license, or agreement, indenture or instrument of TriCo or of any of its Subsidiaries or to which TriCo or any of its Subsidiaries or any of their respective assets or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of TriCo or any of its Subsidiaries or (C) require any consent or approval under any such law, code, ordinance, rule, regulation, judgment, decree, injunction, order, governmental permit or license, agreement, indenture or instrument.

(g) Financial Reports and SEC Reports; Undisclosed Liabilities; No Material Adverse Effect.

(i) TriCo’s Annual Report on Form 10-K for the year ended December 31, 2016 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 2016 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed (collectively, “TriCo’s SEC Reports”) with the SEC, as of the date filed or to be filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and each of the consolidated statements of financial condition contained in or incorporated by reference into any such SEC Reports (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of TriCo and its Subsidiaries as of its date, and each of the consolidated statements of operations and shareholders’ equity and other comprehensive income (loss) and cash flows or equivalent statements in such SEC Reports (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in shareholders’ equity and other comprehensive income (loss) and cash flows, as the case may be, of TriCo and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein. Each of such financial statements (including any related notes and schedules thereto) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The books and records of TriCo and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

(ii) Except as set forth on the unaudited consolidated balance sheet of TriCo dated as of September 30, 2017 and included in TriCo’s SEC Reports filed prior to the date hereof, neither TriCo nor any of its Subsidiaries has any material liability (whether absolute, contingent or accrued or otherwise and whether due or to become due) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, other than liabilities (A) incurred after September 30, 2017 in the ordinary course of business consistent with past practice or (B) incurred pursuant to or provided for in this Agreement.

(iii) Since December 31, 2016, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.04(g) or otherwise), is reasonably likely to have a Material Adverse Effect with respect to TriCo.

(iv) Since December 31, 2016, (A) TriCo and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice, (B) neither TriCo nor any of its Subsidiaries has taken nor permitted or entered into any contract with respect to, or otherwise agreed or committed to do or take, any action that, if taken after the date hereof, would constitute a breach of any of the covenants in Section 4.02 and (C) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.04(g) or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to TriCo.

(h) Legal Proceedings. Section 5.04(h) of TriCo’s Disclosure Schedule lists all litigation, arbitration, claims or other proceedings before any court or Governmental Entity that is pending against TriCo or any of its Subsidiaries as of the date hereof. Except as set forth in Section 5.04(h) of TriCo’s Disclosure Schedule, no litigation, arbitration, claim or other proceeding before any court or Governmental Entity is pending against TriCo or any of its Subsidiaries and, to TriCo’s Knowledge, no such litigation, arbitration, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, arbitration, claim or other proceeding in any such case that, individually or in the aggregate, has or could be reasonably expected to have a Material Adverse Effect with respect to TriCo. Neither TriCo nor any of its Subsidiaries nor any of their respective properties is a party to or subject to any order, judgment, decree or regulatory restrictions that, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect with respect to TriCo.

(i) No Brokers. No action has been taken by TriCo or its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the Transaction, other than a fee payable by TriCo to Stephens, Inc.

(j) Regulatory Matters.

(i) Since December 31, 2013, TriCo and each of its Subsidiaries has duly filed with the appropriate bank regulatory authorities in substantially correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and such reports were in all material respects complete, accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examination of TriCo and each of its Subsidiaries by the appropriate regulatory authorities, neither TriCo nor any of its Subsidiaries was required to correct or change any action, procedure or proceeding which TriCo believes in good faith has not now been corrected or changed, other than corrections or changes which, if not made, either individually or in the aggregate, would not have a Material Adverse Effect on TriCo.

(ii) Neither TriCo nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any order, decree, directive, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, nor has TriCo or any of its Subsidiaries adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Entity. TriCo and its Subsidiaries have paid all assessments made or imposed by any Governmental Entity.

(iii) Neither TriCo nor any its Subsidiaries has been advised by, and does not have any Knowledge of facts which would reasonably be expected to give rise to an advisory notice by, any Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, directive, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission or any request for the adoption of any policy, procedure or board resolution.

(iv) (A) No Governmental Entity has initiated since December 31, 2013 or has pending any proceeding, enforcement action or, to TriCo’s Knowledge, investigation or inquiry into the business, operations, policies, practices or disclosures of TriCo or any of its Subsidiaries (other than normal examinations conducted by a Governmental Entity in the ordinary course of the business of TriCo or the applicable Subsidiary), or, to TriCo’s Knowledge, threatened any of the foregoing, and (B) there is no unresolved violation, criticism, comment or exception by any Governmental Entity with respect to any report or statement relating to any examinations or inspections of TriCo or its Subsidiaries, except in each case in subparagraphs (A) and (B), that did not have a Material Adverse Effect.

(v) TriCo and Tri Counties are “well-capitalized” (as that term is defined at 12 CFR §225.2(r) or the relevant regulation of its primary federal bank regulator). The most recent regulatory rating given to Tri Counties as to compliance with the Community Reinvestment Act is no less than “satisfactory.” Neither TriCo nor Tri Counties has received any notification from a Governmental Entity that their status as “well-capitalized” or “satisfactory” for Community Reinvestment Act purposes will change within one year, nor does TriCo have Knowledge of any conditions or circumstances that would result in a Community Reinvestment Act rating of less than “satisfactory” or material criticism from regulators with respect to discriminatory lending practices.

(k) Compliance With Laws. Each of TriCo and its Subsidiaries:

(i) is, and at all times since December 31, 2013 has been in material compliance with all applicable federal, state, local and foreign statutes, laws, codes, regulations, ordinances, rules, judgments, injunctions, orders, decrees or policies and/or guidelines of any Governmental Entity applicable thereto or to their employees conducting such businesses, including, without limitation, Section 23A and 23B of the Federal Reserve Act and FRB and FDIC regulations pursuant thereto, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the USA PATRIOT Act, the Electronic Fund Transfer Act and Regulation E of the FRB, all other applicable fair lending laws and other laws relating to discriminatory business practices and Environmental Laws and all posted and internal policies of TriCo and its Subsidiaries related to customer data, privacy and security;

(ii) has, and at all times since December 31, 2013 has had, all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities (and has paid all fees and assessments due and payable in connection therewith) that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to TriCo’s Knowledge, no suspension or cancellation of any of them is threatened; and

(iii) has received no notification or communication from any Governmental Entity (A) asserting that TriCo or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Entity enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to TriCo’s Knowledge, do any grounds for any of the foregoing exist).

(l) Employee Benefit Plans.

(i) All material benefit and compensation plans, contracts, policies or arrangements maintained, contributed to, obligated to be contributed to, or sponsored by TriCo and Tri Counties for the benefit of current or former employees of TriCo and its Subsidiaries and current or former directors or independent contractors of TriCo and its Subsidiaries including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, any pension, retirement, profit sharing, medical, life, accidental death and dismemberment, disability, dental, vision, compensation, severance, termination pay, salary continuation, unemployment, workers’ compensation, vacation, sick pay, paid-time off, retention, employment, consulting, change in control, fringe benefit, deferred compensation, stock option, stock purchase, stock appreciation rights or other stock-based incentive, cafeteria or flexible benefit, adoption or educational assistance, and bonus or other cash-based incentive, or other similar plans, agreements, programs, policies or other arrangements (whether written or oral and whether or not qualified or funded) or any such plan for which TriCo and its Subsidiaries may have any liability including, without limitation, as a result of being deemed a single employer with any entity under Section 4001(b)(1) of ERISA or Section 414 of the Code (collectively, the “TriCo Benefit Plans”), have been provided or made available to FNBB.

(ii) Each TriCo Benefit Plan has been established and administered to date in all material respects in accordance with the applicable provisions of ERISA, the Code and applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such TriCo Benefit Plan is maintained.

(iii) Other than as disclosed and identified as such in Section 5.04(l)(iii) of TriCo’s Disclosure Schedule, neither TriCo nor any entity considered to be a single employer with TriCo under Section 4001(b)(1) of ERISA or Section 414 of the Code maintains or contributes to any pension plan subject to Title IV of ERISA, to any multiemployer plan (as defined in 4001(a)(3) of ERISA), or to any TriCo Benefit Plan providing for retiree health and life benefits, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA or under the continuation of coverage provisions of the laws of any state or locality.

(m) Tax Matters. (i) All Tax Returns that are required to be filed on or before the Closing Date (taking into account any extensions of time within which to file that have not expired) by or with respect to TriCo or any of its Subsidiaries have been or will be timely filed on or before the Closing Date, (ii) all such Tax Returns are or will be true, correct and complete in all material respects, (iii) all Taxes due and payable by or with respect to TriCo or any of its Subsidiaries (whether or not shown as due on any Tax Return) have been timely paid in full, (iv) the unpaid Taxes of TriCo and its Subsidiaries did not, as of the date of the most recent financial statements, exceed the reserve for Tax liability set forth on the face of such financial statements and do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of TriCo and its Subsidiaries in filing its Tax Returns, (v) all deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full, (vi) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (v) are currently pending, and (vii) no claim has been made in writing in the past five (5) years by a taxing authority in a jurisdiction where TriCo or any of its Subsidiaries does not already file Tax Returns that TriCo or a Subsidiary is or may be subject to taxation by that jurisdiction. Neither Trico nor any of its Subsidiaries has taken any action or failed to take any action, or is aware of any fact or circumstance, in each case, that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. TriCo has made available to FNBB (A) true and correct copies of the U.S. federal and state income tax returns filed by or on behalf of TriCo and its Subsidiaries for the most recent three (3) years and (B) any audit reports by the respective taxing authorities making adjustments to those returns.

(n) Required Vote; Antitakeover Provisions. The affirmative vote of the holders of a majority of the outstanding shares of TriCo Common Stock entitled to vote is necessary to approve this Agreement and the Transaction on behalf of TriCo. No other vote of the shareholders of TriCo is required by law, the TriCo Articles, the TriCo Bylaws, the rules of Nasdaq or otherwise to approve this Agreement, the Bank Merger Agreement and the Transaction.

(o) Ownership of FNBB Common Stock. None of TriCo or any of its Subsidiaries, or to TriCo’s Knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of FNBB Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties, shares held in an index or mutual fund, or as a result of debts previously contracted).

(p) Required Vote; Antitakeover Provisions. No “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation under the CGCL or any applicable provisions of the takeover laws of any other state (and any comparable provisions of the TriCo Articles and TriCo Bylaws), apply or will apply to this Agreement, the Bank Merger Agreement or the Transaction.

(q) Disclosure. The representations and warranties contained in this Section 5.04, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

(r) No Additional Representations. Except for the representations and warranties made by TriCo in this Section 5.04 and as Previously Disclosed, neither TriCo nor any other Person makes any express or implied representation or warranty with respect to TriCo, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and TriCo hereby expressly disclaims any such other representations or warranties.

ARTICLE VI

COVENANTS

6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of FNBB and TriCo agrees to use its commercially reasonable best efforts in good faith, and to cause their respective Subsidiaries to use their commercially reasonable best efforts in good faith, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transaction as promptly as practicable and otherwise to enable consummation of the Transaction, including the satisfaction of the conditions set forth in Article VII hereof, and shall cooperate fully with the other party hereto to that end.

6.02 Shareholder Approval.

(a) FNBB agrees to take, in accordance with applicable law and the FNBB Articles and the FNBB Bylaws, all action necessary to convene as soon as reasonably practicable after the Registration Statement becomes effective, a special meeting of its shareholders to consider and vote upon the approval of this Agreement, including the Merger, and any other matters required to be approved by FNBB’s shareholders for consummation of the Transaction (including any adjournment or postponement, the “FNBB Meeting”). Except with the prior approval of TriCo, no other matters shall be submitted for the approval of the FNBB shareholders at the FNBB Meeting. Subject to Section 6.02(b), the FNBB Board shall at all times prior to and during such FNBB Meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by its shareholders and shall not (x) withdraw, modify or qualify in any manner adverse to TriCo such recommendation or (y) take any other action or make any other public statement in connection with the FNBB Meeting inconsistent with such recommendation (collectively, a “Change in Recommendation”), except as and to the extent permitted by Section 6.02(b). Notwithstanding any Change in Recommendation, this Agreement shall be submitted to the shareholders of FNBB at the FNBB Meeting for the purpose of approving the Agreement and any other matters required to be approved by FNBB’s shareholders for consummation of the Transaction. In addition to the foregoing, FNBB shall not submit to the vote of its shareholders any Acquisition Proposal other than the Merger. FNBB hereby acknowledges its obligation to submit this Agreement to its shareholders at the FNBB Meeting as provided in this Section 6.02(a).

(b) Notwithstanding the foregoing, FNBB and the FNBB Board shall be permitted to effect a Change in Recommendation if and only to the extent that:

(i) FNBB shall have complied in all material respects with Section 6.07;

(ii) the FNBB Board, after consulting with its outside counsel and financial advisor, shall have determined in good faith that failure to do so would result in a breach of its fiduciary duties under applicable law; and

(iii) if the FNBB Board intends to effect a Change in Recommendation following receipt of an Acquisition Proposal, (A) the FNBB Board shall have concluded in good faith, after giving effect to all of the adjustments which may be offered by TriCo pursuant to clause (C) below, that such Acquisition Proposal constitutes a Superior Proposal, (B) FNBB shall notify TriCo, at least five (5) Business Days in advance, of its intention to effect a Change in Recommendation in response to such Superior Proposal (including the identity of the party making such Acquisition Proposal) and furnish to TriCo all the material terms and conditions of such proposal, and (C) prior to effecting such a Change in Recommendation, FNBB shall, and shall cause its financial and legal advisors to, during the period following FNBB’s delivery of the notice referred to in clause (B) above, negotiate with TriCo in good faith for a period of up to five (5) Business Days (to the extent TriCo desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal.

It is understood that and agreed that any amendment or modification to the financial or other material terms of the Acquisition Proposal giving rise to the FNBB’s notice of a Superior Proposal shall constitute a new Acquisition Proposal giving rise to a new obligation to provide notice and a new five (5) Business Day response period for TriCo, consequently extending the periods referenced in Sections 6.02(b)(iii) above.

(c) TriCo agrees to take, in accordance with applicable law and the TriCo Articles and TriCo Bylaws, all action necessary to convene as soon as reasonably practicable after the Registration Statement becomes effective, a meeting of its shareholders to consider and vote upon the approval of this Agreement, the Merger and the issuance of the TriCo Common Stock in the Merger and any other matters required to be approved by TriCo’s shareholders for consummation of the Transaction (including any adjournment or postponement, the “TriCo Meeting”). The TriCo Board shall at all times prior to and during the TriCo Meeting recommend approval of this Agreement, the Merger and the issuance of the TriCo Common Stock in the Merger and any other matters required to be approved by TriCo’s shareholders for consummation of the Transaction contemplated hereby and shall take all reasonable lawful action to solicit such approval by its shareholders.

(d) FNBB and TriCo shall cooperate to schedule and convene the FNBB Meeting and the TriCo Meeting on the same date.

6.03 Registration Statement.

(a) TriCo agrees to prepare a registration statement on Form S-4 or other applicable form (the “Registration Statement”) to be filed by TriCo with the SEC in connection with the issuance of the shares of TriCo Common Stock to the FNBB shareholders as the Merger Consideration in the Merger (including the joint proxy statement for the TriCo Meeting and the FNBB Meeting and prospectus and other proxy solicitation materials of TriCo and FNBB constituting a part thereof (the “Proxy Statement”) and all related documents). FNBB shall prepare and furnish such information relating to it, its Subsidiaries and their respective directors, officers and shareholders as may be reasonably required in connection with the above referenced documents based on its knowledge of and access to the information required for said documents, and FNBB, and its legal, financial and accounting advisors, shall have the right to review in advance and comment on such Registration Statement prior to its filing and on any amendments or supplements thereto and any written communications with the SEC in connection therewith. FNBB agrees to cooperate with TriCo and TriCo’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the Registration Statement and the Proxy Statement. TriCo shall use its commercially reasonable best efforts to file, or cause to be filed, the Registration Statement with the SEC within forty-five (45) days of the date of this Agreement or as promptly as reasonably practicable thereafter. Each of FNBB and TriCo agrees to use its commercially reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. TriCo also agrees to use its commercially reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. After the Registration Statement is declared effective under the Securities Act, FNBB and TriCo shall promptly mail at each party’s own expense the Proxy Statement to all of their respective shareholders.

(b) Each of FNBB and TriCo agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement and any amendment or supplement thereto shall, at the date(s) of mailing to FNBB’s and TriCo’s respective shareholders and at the time(s) of the FNBB Meeting and the TriCo Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of FNBB and TriCo further agrees that if such party shall become aware prior to the date of effectiveness of the Registration Statement of any information furnished by such party that would cause any of the statements in the Registration Statement or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Registration Statement or the Proxy Statement.

(c) TriCo agrees to advise FNBB promptly in writing after TriCo receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of TriCo Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent TriCo is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

6.04 Regulatory Filings.

(a) Each of TriCo and FNBB and their respective Subsidiaries shall cooperate and use their respective commercially reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all Governmental Entities necessary to consummate the Transaction; and TriCo shall use its commercially reasonable best efforts to make any initial application filings with Governmental Entities within thirty (30) days of the date of this Agreement or as promptly as reasonably practicable thereafter. Each of TriCo and FNBB shall have the right to review in advance, and to the extent practicable, each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any Governmental Entity in connection with the Transaction. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other party hereto with respect to the obtaining of all permits, consents, approvals, waivers and authorizations of all Governmental Entities necessary or advisable to consummate the Transaction, and each party shall keep the other party apprised of the status of material matters relating to completion of the Transaction. Each party hereto further agrees to provide the other party with a copy of all correspondence to or from any Governmental Entity in connection with the Transaction, provided that TriCo shall not be required to provide FNBB with confidential portions of any filing with a Governmental Entity if such provision would violate applicable laws relating to the exchange of information.

(b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of their Subsidiaries to any Governmental Entity.

6.05 Press Releases. FNBB and TriCo shall consult with each other before issuing any press release or public statement with respect to the Transaction or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld, delayed or conditioned; provided, however, that TriCo or FNBB may, without the prior consent of the other party (but after such consultation, to the extent practicable under the circumstances), issue such press release or make such public statements as may, upon the advice of outside counsel, be required by law or the rules or regulations of the SEC or Nasdaq. FNBB and TriCo shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transaction as reasonably requested by the other party.

6.06 Access; Information.

(a) FNBB agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford TriCo and TriCo’s officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, minutes and records of the FNBB Board, the First National Bank Board and their respective committees, Tax Returns and work papers of independent auditors), systems, properties, personnel and advisors of FNBB and its Subsidiaries and to such other information relating to FNBB and its Subsidiaries as TriCo may reasonably request, provided that TriCo shall coordinate any and all meetings with FNBB personnel with one or more designated representatives of FNBB, and, during such period, FNBB shall furnish promptly to TriCo (i) a copy of each report, schedule, registration statement and other document filed or received during such period pursuant to the requirements of federal or state banking, lending, securities, consumer finance or privacy laws and (ii) all other information concerning the business, properties and personnel of FNBB and its Subsidiaries as TriCo may reasonably request. Notwithstanding the foregoing, FNBB shall not be required to provide access to or disclose information (x) included in any communications, memoranda or work product prepared by advisors to FNBB, or confidential reports, documents or minutes of meetings of the FNBB Board, its committees or its management personnel, or similar materials to the extent directly or indirectly substantially related to or prepared in connection with the Transaction and the rights and obligations of FNBB under this Agreement, or (y) where such access or disclosure would jeopardize the attorney-client privilege of FNBB or any other Person in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or agreement entered into prior to the date of this Agreement, provided that in any such event, FNBB will cooperate in good faith with TriCo to make reasonably appropriate substitute disclosure arrangements.

(b) During the period from the date of this Agreement to the Effective Time, FNBB shall, upon the request of TriCo, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of TriCo regarding its consolidated financial condition, operations and business and matters relating to the completion of the Transaction. Subject to applicable law, as soon as reasonably available, but in no event more than thirty (30) days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending December 31), FNBB will deliver to TriCo its unaudited consolidated balance sheet and consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows, without related notes, for such quarter prepared in accordance with GAAP, and, as soon as reasonably available, but in no event more than forty (40) days after the end of each fiscal year, FNBB will deliver to TriCo its unaudited consolidated balance sheet and consolidated statements of income, changes in shareholders’ equity and comprehensive income and cash flows for such year prepared in accordance with GAAP. Subject to applicable law, within fifteen (15) days after the end of each month, FNBB will deliver to TriCo an unaudited consolidated balance sheet and consolidated statements of income, without related notes, for such month prepared in accordance with GAAP.

(c) During the period from the date of this Agreement to the Effective Time, TriCo shall, upon the request of FNBB, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of FNBB regarding its consolidated financial condition, operations and business and matters relating to the completion of the Transaction. Subject to applicable law, as soon as reasonably available, but in no event more than thirty (30)days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending December 31), TriCo will deliver to FNBB its unaudited consolidated balance sheet and consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows, without related notes, for such quarter prepared in accordance with GAAP, and, as soon as reasonably available, but in no event more than forty (40) days after the end of each fiscal year, TriCo will deliver to FNBB its unaudited consolidated balance sheet and consolidated statements of income, changes in shareholders’ equity and comprehensive income and cash flows for such year prepared in accordance with GAAP. Subject to applicable law, within fifteen (15) days after the end of each month, TriCo will deliver to FNBB an unaudited consolidated balance sheet and consolidated statements of income, without related notes, for such month prepared in accordance with GAAP.

(d) All information furnished by FNBB pursuant to this Section 6.06 shall be subject to the provisions of the Non-Disclosure Agreement, dated as of August 18, 2017 by and between TriCo and FNBB and all information furnished by TriCo pursuant to this Section 6.06 shall be subject to the provisions of the Non-Disclosure Agreement, dated as of October 18, 2017 by and between TriCo and FNBB (such agreements, the “Confidentiality Agreements”).

(e) No investigation by any of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other parties set forth herein.

6.07 No Solicitation; Acquisition Proposals.

(a) FNBB agrees that it shall, and shall direct and use its reasonable best efforts to cause its affiliates, directors, officers, employees, agents and representatives (including, without limitation, any investment banker, financial advisor, attorney, accountant or other representative retained by it) (all of the foregoing, collectively, “Representatives”) to, immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to the possibility or consideration of any Acquisition Proposal, and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to any Acquisition Proposal, including by requesting the other party to promptly return or destroy any confidential information previously furnished by or on behalf of FNBB or any of its Subsidiaries thereunder and by specifically enforcing the terms thereof in a court of competent jurisdiction. From the date of this Agreement through the Effective Time, neither FNBB nor any of its Subsidiaries shall, and shall cause their respective directors, officers or employees or any Representative retained by them not to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal or offer that constitutes, or is reasonably likely to lead to, any Acquisition Proposal, (ii) provide any confidential information or data to any Person relating to any Acquisition Proposal, (iii) participate in any discussions or negotiations regarding any Acquisition Proposal, (iv) waive, terminate, modify or fail to enforce any provision of any contractual “standstill” or similar obligations of any Person other than TriCo or its Affiliates, (v) approve or recommend, propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal or propose to do any of the foregoing, or (vi) make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal; provided, however, that prior to the date of the FNBB Meeting, if the FNBB Board determines in good faith, after consulting with its outside legal and financial advisors, that the failure to do so would breach, or would reasonably be expected to result in a breach of, the FNBB Board’s fiduciary duties under applicable law, FNBB may, in response to a bona fide, written Acquisition Proposal not solicited in violation of this Section 6.07(a) that the FNBB Board determines in good faith constitutes a Superior Proposal, subject to providing two (2) Business Days prior written notice of its decision to take such action to TriCo and identifying the Person making the proposal and all the material terms and conditions of such proposal and compliance with Section 6.07(b), (1) furnish information with respect to itself to any Person making such a Superior Proposal pursuant to a customary confidentiality agreement (as determined by FNBB after consultation with its outside counsel) on terms no more favorable to such Person than the terms contained in the Confidentiality Agreement are to TriCo, and (2) participate in discussions or negotiations regarding such a Superior Proposal. For purposes of this Agreement, the term “Acquisition Proposal” means any inquiry, proposal or offer, filing of any regulatory application or notice or disclosure of an intention to do any of the foregoing from any Person relating to any (w) direct or indirect acquisition or purchase of a business that constitutes 10%

or more of the total revenues, net income, assets or deposits of FNBB and its Subsidiaries taken as a whole, (x) direct or indirect acquisition or purchase of any class of Equity Securities representing 10% or more of the voting power of FNBB or First National Bank, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of Equity Securities of FNBB or First National Bank or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving FNBB or First National Bank, other than the Transaction contemplated by this Agreement. For purposes of this Agreement, the term “Superior Proposal” means any bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of FNBB Common Stock then outstanding or all or substantially all of FNBB’s consolidated assets, which the FNBB Board determines in good faith, after taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), and after consulting with FNBB’s financial advisor (which shall be a recognized investment banking firm) and outside counsel, (i) is more favorable from a financial point of view to its shareholders than the Transaction, (ii) is reasonably likely to be consummated on the terms set forth, and (iii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the FNBB Board, is reasonably likely to be obtained by such third party.

(b) In addition to the obligations of FNBB set forth in Section 6.07(a), FNBB shall promptly (within 24 hours) advise TriCo orally and in writing of its receipt of any Acquisition Proposal and keep TriCo reasonably informed, on a current basis, of the continuing status thereof, including the material terms and conditions thereof and any material changes thereto, and shall contemporaneously provide to TriCo all materials provided to or made available to any third party pursuant to this Section 6.07 which were not previously provided to TriCo.

(c) FNBB agrees that any violation of the restrictions set forth in this Section 6.07 by any Representative of FNBB or its Subsidiaries shall be deemed a breach of this Section 6.07 by FNBB.

(d) Nothing contained in this Agreement shall prevent FNBB or the FNBB Board from complying with Rules 14d-9 and 14e-2 under the Exchange Act with respect to an Acquisition Proposal.

(e) The parties hereto agree that irreparable damage would occur in the event any of the restrictions set forth in Section 6.07(a) were violated by FNBB, its Subsidiaries or any Representative of FNBB or its Subsidiaries. It is accordingly agreed that TriCo shall be entitled to an injunction or injunctions to prevent breaches of Section 6.07 and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which TriCo is entitled at law or in equity. In the event attorneys’ fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, TriCo shall be entitled to recover reasonable attorneys’ fees and costs incurred therein.

6.08 Certain Policies. Prior to the Effective Date, upon the request of TriCo, FNBB shall, and shall cause its Subsidiaries to, consistent with GAAP and applicable banking laws and regulations, use their commercially reasonable best efforts to modify or change their Loan, OREO, accrual, reserve, Tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of TriCo; provided, however, that no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Section 7.01(b); and further provided that in any event, no such modification or change made by FNBB or any of its Subsidiaries pursuant to this Section 6.08 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of FNBB or its management with any such adjustments.

6.09 Nasdaq Listing. TriCo shall, as promptly as practicable, file all documents, take all actions reasonably necessary and otherwise use its commercially reasonable best efforts to list, prior to the Effective Date, on the Nasdaq the shares of TriCo Common Stock to be issued to the FNBB shareholders as the Merger Consideration.

6.10 Indemnification.

(a) From and after the Effective Time through the sixth (6th) anniversary of the Effective Time, TriCo and the Surviving Corporation (each an “Indemnifying Party”) shall indemnify and hold harmless each present and former director, officer and employee of FNBB or First National Bank, as applicable, determined as of the Effective Time (the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of FNBB or any FNBB Subsidiary or is or was serving at the request of FNBB or any FNBB Subsidiary as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, matters related to the negotiation, execution and performance of this Agreement or consummation of the Transaction, to the fullest extent which such Indemnified Parties would be entitled under the FNBB Articles and the FNBB Bylaws or, as applicable, the First National Bank Articles and the First National Bank Bylaws or any agreement, arrangement or understanding which has been set forth in Section 6.10 of FNBB’s Disclosure Schedule, in each case as in effect on the date hereof. TriCo shall also cause the Surviving Corporation to advance expenses as incurred by such Indemnified Parties to the same extent as such persons are entitled to advancement of expenses as of the date of this Agreement by FNBB pursuant to the FNBB Articles and the FNBB Bylaws or, as applicable, the First National Bank Articles or the First National Bank Bylaws or any agreement, arrangement or understanding which has been set forth in Section 6.10 of FNBB’s Disclosure Schedule, in each case as in effect on the date hereof.

(b) Any Indemnified Party wishing to claim indemnification under this Section 6.10, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties that make joint representation inappropriate, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the Indemnified Parties have conflicts of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent, which shall not be unreasonably withheld, delayed or conditioned and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine by final, non-appealable written order that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

(c) TriCo (and the Surviving Corporation) shall maintain FNBB’s existing directors’ and officers’ liability insurance policy (or provide a policy providing comparable coverage and amounts on terms no less favorable to the persons currently covered by FNBB’s existing policy, including TriCo’s existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of six (6) years after the Effective Time; provided, however, that in no event shall TriCo be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 6.10(c), an amount in excess of two hundred percent (200%) of the annual premiums paid by FNBB as of the date hereof for such insurance (“Maximum Insurance Amount”); provided further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Insurance Amount, TriCo shall obtain the most advantageous coverage obtainable for an annual premium equal to the Maximum Insurance Amount.

(d) If TriCo or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of TriCo shall assume the obligations set forth in this Section 6.10.

(e) The provisions of this Section 6.10 are (i) intended to be for the benefit of, and will be enforceable by, each Indemnified Party and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

6.11 Benefit Plans.

(a) As soon as administratively practicable after the Effective Time, TriCo shall take all reasonable action so that employees of FNBB and its Subsidiaries shall be entitled to participate in each TriCo Benefit Plan of general applicability to the same extent as similarly-situated employees of TriCo and its Subsidiaries (it being understood that inclusion of the employees of FNBB and its Subsidiaries in the TriCo Benefit Plans may occur at different times with respect to different plans), provided that coverage shall be continued under the corresponding Benefit Plans of FNBB and its Subsidiaries until such employees are permitted to participate in the TriCo Benefit Plans and provided further, however, that nothing contained herein shall require TriCo or any of its Subsidiaries to make any grants to any former employee of FNBB and its Subsidiaries under any discretionary equity compensation plan of TriCo. TriCo shall cause each TriCo Benefit Plan in which employees of FNBB and its Subsidiaries are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for accrual of pension benefits, if applicable) under the TriCo Benefit Plans, the service of such employees with FNBB and its Subsidiaries to the same extent as such service was credited for such purpose by FNBB and its Subsidiaries, provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits or to the extent not otherwise permissible under the terms of a TriCo Benefit Plan, provide further, that an employee’s eligibility to participate will be governed by the eligibility criteria of the particular TriCo Benefit Plan. Nothing herein shall limit the ability of TriCo to amend or terminate any of the TriCo Benefit Plans or the FNBB Benefit Plans in accordance with their terms at any time.

(b) At and following the Effective Time, TriCo shall honor, and the Surviving Corporation shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of FNBB and its Subsidiaries and current and former directors of FNBB and its Subsidiaries existing as of the Effective Date, as well as all bonus, deferred compensation, supplemental retirement plan, salary continuation, severance, termination, change in control and other existing plans and policies of FNBB and its Subsidiaries to the extent that each of the foregoing are Previously Disclosed.

(c) At such time as employees of FNBB and its Subsidiaries become eligible to participate in a medical, dental, health, life or disability plan of TriCo or its Subsidiaries, TriCo shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of TriCo, (ii) provide full credit under medical, health and dental plans for any deductibles, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under a corresponding FNBB Benefit Plan prior to the Effective Time, provided, however, that such waiver shall not be required to the extent that such waiver would result in a duplication of benefits or to the extent not otherwise permissible under the terms of a contract insuring benefits under the TriCo Benefit Plans.

(d) Those employees of FNBB and its Subsidiaries (i) who are not offered employment by TriCo or its Subsidiaries following the Effective Time, who are not a party to an employment agreement or otherwise entitled to an existing severance package, change in control benefit or payments under any salary continuation plan, and who sign and deliver (and do not revoke) a termination and release agreement in a form acceptable to TriCo within forty-five (45) days of the Effective Time or (ii) who are terminated by TriCo without cause prior to the first anniversary of the Effective Time and deliver (and do not revoke) a termination and release agreement in a form acceptable to TriCo within forty-five (45) days of termination, shall be entitled to receive a single lump sum payment of severance in an amount and in accordance with the terms of the severance policy set forth in Section 6.11(d) of FNBB’s Disclosure Schedule. If FNBB or any of its Subsidiaries has any other severance pay plan or arrangement, then any amounts paid pursuant to that plan or arrangement shall reduce the amount that the employee will receive under this Section 6.11(d) and in no event shall there be any duplication of severance pay. Nothing contained in this Section 6.11(d) hereof shall be construed or interpreted to limit or modify in any way TriCo’s or its Subsidiaries’ at will employment policy or provide any third party beneficiary rights to employees of FNBB or any of its Subsidiaries. In no event shall severance pay be taken into account in determining the amount of any other benefit (including but not limited to, an individual’s benefit under any retirement plan or policy). For purposes of this Section 6.11(d), “cause” shall mean the employee’s personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, failure to comply with any valid and legal directive of TriCo, Tri Counties, FNBB and/or First National Bank failure to perform stated duties, violation of any law, rule or regulation (other than traffic violations or similar offenses) or order of any Governmental Entity.

(e) Prior to the Closing, FNBB shall have paid into the FNB Bancorp Savings Plan (the “FNBB Retirement Plan”) all discretionary employer contributions, including any employer matching contributions, profit sharing contributions or other non-elective contributions. Prior to the Closing, FNBB shall (i) adopt written resolutions (or take such other necessary or appropriate action), in form and substance reasonably acceptable to TriCo, to terminate the FNBB Retirement Plan in compliance with its terms and requirements of applicable law, effective no later than the Business Day preceding the Closing Date and (ii) provide for full vesting of all non-elective contributions under the FNBB Retirement Plan for all participants who currently maintain an account under the FNBB Retirement Plan, such termination and vesting to be effective no later than the Business Day preceding the Closing Date. FNBB shall provide TriCo with evidence of the termination of the FNBB Retirement Plan.

(f) Prior to December 31, 2017, FNBB shall freeze or amend each FNBB NQDP to close such plans to new participants and so that no participant may make any contribution after December 31, 2017.

(g) Each of FNBB and TriCo acknowledges and agrees that all provisions contained within this Section 6.11 with respect to Employees are included for the sole benefit of FNBB and nothing contained in this Section 6.11 shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.11. Nothing contained herein (i) shall be construed to establish, amend or modify any benefit plan, program or arrangement or (ii) alter or limit the ability of TriCo to amend, modify or terminate any benefit plan, program or arrangement at any time established, sponsored or maintained by TriCo or any of its Subsidiaries. Each of FNBB and TriCo agrees that the terms of this Section 6.11 do not and shall not create any right in any Person to continued employment with FNBB, TriCo or any of their respective Subsidiaries or to any compensation or benefit.

6.12 Appointment of Directors. TriCo agrees to take all action necessary to appoint or elect, effective as of the Effective Time, two individuals servings as directors of FNBB on the date of this Agreement, each of whom shall be mutually agreeable to TriCo and FNBB, as directors of each of TriCo and Tri Counties. Each individual shall serve until the first annual meeting of shareholders of TriCo following the Effective Time. Subject to the fiduciary duties of the TriCo Board, TriCo shall include such individuals on the list of nominees for director presented by the TriCo Board and for which the TriCo Board shall solicit proxies at the first annual meeting of shareholders of TriCo following the Effective Time.

6.13 Notification of Certain Matters. Each of FNBB and TriCo shall give prompt written notice to the other of any fact, event or circumstance known to it that (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (b) would cause or constitute a failure of any of the conditions provided for in Article VII.

6.14 Estoppel Letters. FNBB shall use its commercially reasonable efforts to obtain and deliver to TriCo at the Closing with respect to the real estate leased by FNBB or a FNBB Subsidiary, an estoppel letter from each of its lessors dated as of the Closing in substantially the form of Exhibit D attached hereto or such other form as may be reasonably acceptable to TriCo.

6.15 Antitakeover Statutes. Each of TriCo and FNBB and their respective Boards of Directors shall, if any state antitakeover statute or similar statute becomes applicable to this Agreement and the Transaction, take all action reasonably necessary to ensure that the Transaction may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement and the Transaction.

6.16 Consents. FNBB shall, and shall cause its Subsidiaries to, use their commercially reasonable best efforts to obtain all consents, approvals, waivers, non-objections and to deliver any notices required pursuant to the terms of the Material Contracts as a result of the Transaction.

6.17 Exemption from Liability Under Section 16(b). Prior to the Effective Time, each of TriCo and FNBB shall take all steps as may be necessary or appropriate to cause any disposition of shares of FNBB Common Stock or conversion of any derivative securities in respect of such shares of FNBB Common Stock in connection with the consummation of the transactions contemplated by this Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.18 Federal Home Loan Bank Borrowings. FNBB shall cooperate with TriCo to effect the discharge of FNBB’s borrowings from the FHLB prior to the Effective Time.

6.19 Shareholder Litigation and Protests. FNBB shall promptly advise TriCo orally and in writing of any shareholder litigation or community-based protests against FNBB or its directors relating to this Agreement, the Merger, the Bank Merger or any of the other transactions contemplated hereby and shall keep TriCo fully informed regarding any such shareholder litigation or protests, including providing all relevant documentation. FNBB shall consult with TriCo and give good faith consideration of its comments and advice and give TriCo the opportunity to participate in the defense or settlement of any such litigation, provided that TriCo shall pay its own expenses, subject to applicable law. No settlement in connection with such litigation or protests shall be agreed to without TriCo’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

6.20 Closing Financial Statements. At least five (5) Business Days prior to the Effective Time of the Merger, FNBB shall provide TriCo with FNBB’s unaudited consolidated balance sheet and results of operations presenting the financial condition of FNBB and its Subsidiaries as of the close of business on the last day of the last month ended prior to the Effective Time of the Merger and for the period beginning on the first date of the then-current fiscal year through the close of business on the last day of the last month ended prior to the Effective Time of the Merger (the “Closing Financial Statements”); provided, however, that if the Effective Time of the Merger occurs on or before the fifth (5th) Business Day of the month, the Closing Financial Statements shall instead be as of and through the end of the second (2nd) month immediately preceding the Effective Time. The Closing Financial Statements shall be prepared in accordance with GAAP (excluding notes) and regulatory accounting principles and other applicable legal and accounting requirements, and shall reflect all period-end accruals and other adjustments, subject to the other requirements of this Agreement and shall also reflect accruals for all fees and expenses incurred or expected to be incurred in connection with the transactions contemplated in this Agreement (whether or not doing so is in accordance with GAAP). The Closing Financial Statements shall be accompanied by a certificate of FNBB’s Chief Financial Officer to the effect that such financial statements meet the requirements of this Section 6.20. On the Closing Date, FNBB’s Chief Financial Officer, shall deliver to TriCo a certificate, dated as of the Effective Date, to the effect that such financial statements continue to reflect accurately, as of the date of the certificate, the financial condition of FNBB in all material respects and the requirements of this Section 6.20.

6.21 Customer Notices. On and after the later of the date of receipt of all regulatory approvals required to consummate the Transaction (disregarding any statutory waiting periods) and the date of receipt of approval of the Merger Agreement, including the Merger, the Bank Merger and the transactions contemplated thereby by FNBB shareholders, FNBB and First National Bank shall permit TriCo and Tri Counties to provide one or more written notices (which may be joint notices from First National Bank and Tri Counties) to customers of FNBB and First National Bank describing the proposed Merger and the Bank Merger, the effect on customers, planned transition procedures and similar information. FNBB shall have the right to review and approve the substance any such communications, provided that FNBB shall not unreasonably withhold, delay or condition its approval.

6.22 Professional Fees and Expenses. FNBB shall cause final bills (or estimated final bills through the Effective Time) for all fees and expenses for services rendered by accounting, investment banking, legal, tax and other advisors to FNBB to be submitted to FNBB at least five (5) Business Days prior to the Closing Date and shall provide copies of all such bills or estimates to TriCo. FNBB shall pay all such final bills or estimated final bills prior to the Effective Time.

6.23 Shareholder Agreements. Each Shareholder shall execute and deliver to TriCo simultaneously with the execution of this Agreement or at such time as the parties may otherwise agree, a Shareholder Agreement.

6.24 Change in Control Payments. FNBB shall pay, immediately prior to the Effective Time, all amounts due and owing to FNBB officers pursuant to a contract, arrangement, commitment, or understanding between FNBB and each such officer including, without limitation payments under FNBB management continuity agreements (each, a “Change in Control Payment”).

6.25 Sale of Certain OREO. FNBB shall use its commercially reasonable efforts to cause First National Bank to sell or transfer, prior to the Effective Time, the OREO listed on Section 6.25 of FNBB’s Disclosure Schedule to a purchaser that is not an Affiliate of FNBB.

6.26 Tax Treatment. The Merger contemplated by this Agreement is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code and this Agreement is hereby adopted as a “plan of reorganization” within the meaning of the Treasury Regulations promulgated under Section 368 of the Code. Until the Closing, each party to this Agreement shall use its commercially reasonable efforts to cause the Merger to so qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action not to be taken, which action or failure to act could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a).

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

7.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each of the parties hereto to consummate the Merger is subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Closing of each of the following conditions:

(a) Shareholder Approvals. The holders of outstanding shares of FNBB Common Stock and the holders of outstanding shares of TriCo Common Stock shall have duly approved this Agreement and the transactions contemplated hereby, including the Merger and, in the case of TriCo, the issuance of shares of TriCo Common Stock in the Merger, in each by the requisite vote of such holders.

(b) Regulatory Approvals. All regulatory approvals required to consummate the Merger shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements (other than conditions or requirements related to remedial actions) which the TriCo Board reasonably determines in good faith, after consultation with FNBB, would, individually or in the aggregate, materially reduce the economic benefits of the Transaction to such a degree that TriCo would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

(c) No Injunction. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order which is in effect and prohibits consummation of the Transaction.

(d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn.

(e) Listing. The shares of TriCo Common Stock to be issued to the FNBB shareholders as the Merger Consideration shall have been approved for listing on Nasdaq.

(f) Tax Opinion. Each of TriCo and FNBB shall have received the written opinion of Sheppard, Mullin, Richter & Hampton LLP, in form and substance reasonably satisfactory to both FNBB and TriCo, dated as of the Effective Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering any such opinion, such counsel may require and rely upon representations and covenants, including those contained in certificates of officers of TriCo, FNBB and others, reasonably satisfactory in form and substance to such counsel and FNBB’s counsel.

7.02 Conditions to Obligation of FNBB. The obligation of FNBB to consummate the Merger is also subject to the fulfillment or written waiver by FNBB prior to the Closing of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of TriCo set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date hereof and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date hereof or some other date shall be true and correct as of such date), and FNBB shall have received a certificate, dated the Effective Date, signed on behalf of TriCo by the Chief Executive Officer and the Chief Financial Officer of TriCo to such effect.

(b) Performance of Obligations of TriCo. TriCo shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and FNBB shall have received a certificate, dated the Effective Date, signed on behalf of TriCo by the Chief Executive Officer and the Chief Financial Officer of TriCo to such effect.

(c) Other Actions. TriCo shall have furnished FNBB with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.02 as FNBB may reasonably request.

7.03 Conditions to Obligation of TriCo. The obligation of TriCo to consummate the Merger is also subject to the fulfillment or written waiver by TriCo prior to the Closing of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of FNBB set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date hereof and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date hereof or some other date shall be true and correct as of such date), and TriCo shall have received a certificate, dated the Effective Date, signed on behalf of FNBB by the Chief Executive Officer and the Chief Financial Officer of FNBB to such effect.

(b) Performance of Obligations of FNBB. FNBB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and TriCo shall have received a certificate, dated the Effective Date, signed on behalf of FNBB by the Chief Executive Officer and the Chief Financial Officer of FNBB to such effect.

(c) Minimum Tangible Common Equity. (i) As of the last day of the month reflected in the Closing Financial Statements, FNBB shall have Tangible Common Equity equal to at least $119,000,000 and (ii) FNBB shall have delivered the certificates the Chief Financial Officer of FNBB contemplated by Section 6.20.

(d) Bank Merger. All regulatory approvals required to consummate the Bank Merger, including, without limitation, the approval of the DBO, the FDIC and FRB, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated. No order, injunction or decree issued by any Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Bank Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the Bank Merger.

(e) 280G Opinion. FNBB shall have delivered to TriCo the written confirmation, to be dated as of a date not earlier than five (5) Business Days prior to the Closing Date, of VP Tax, Inc., or another nationally recognized accounting firm reasonably acceptable to TriCo, that no agreement, contract or arrangement to which any employee of FNBB is a party will result in the payment of any amount that would not be deductible by reason of Section 280G of the Code, as determined without regard to Section 280G(b)(4) of the Code.

(f) Agreements and Acknowledgments of Shareholders. TriCo shall have received Shareholder Agreements executed and delivered by each of the Shareholders as contemplated by Section 6.23, each of which shall remain in full force and effect. The Shareholders shall have performed in all material respects all obligations required to be performed by them under the Shareholder Agreements. The Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, and Chief Credit Officer of FNBB shall have delivered to TriCo an executed acknowledgment in the form of Exhibit E.

(g) Other Actions. FNBB shall have furnished TriCo with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.03 as TriCo may reasonably request.

ARTICLE VIII

TERMINATION

8.01 Termination. This Agreement may be terminated, and the Transaction may be abandoned, at any time prior to the Effective Time:

(a) Mutual Consent. By the mutual written consent of TriCo and FNBB.

(b) Breach. Provided that the terminating party is not then in material breach of any representation, warranty, covenant or agreement contained herein, by TriCo or FNBB in the event of a breach by the other party of any representation, warranty, covenant or agreement contained herein, which breach (i) cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach and (ii) would entitle the non-breaching party not to consummate the Transaction contemplated hereby under Section 7.02(a) or (b) or 7.03(a) or (b), as the case may be.

(c) Delay. By TriCo or FNBB in the event the Merger is not consummated by September 30, 2018, except to the extent that the failure of the Merger to be consummated by such date shall be due to (i) the failure of the party seeking to terminate pursuant to this Section 8.01(c) to perform or observe the covenants and agreements of such party set forth in this Agreement or (ii) the failure of any of the Shareholders (if FNBB is the party seeking to terminate) to perform or observe their respective covenants and agreements under the relevant Shareholder Agreement.

(d) No Regulatory Approval. By TriCo or FNBB in the event the approval of any Governmental Entity required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final non-appealable action of such Governmental Entity, or any Governmental Entity shall have issued a final, non-appealable injunction permanently enjoining or otherwise prohibiting the consummation of the Merger and the other transactions contemplated by this Agreement, or an application therefor shall have been permanently withdrawn at the formal or informal request of a Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.01(d) if such denial shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants of such party under this Agreement.

(e) No Shareholder Approval. By TriCo or FNBB if (i) the approval of the shareholders of FNBB contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the FNBB Meeting or at any adjournment or postponement thereof or (ii) the approvals of the shareholders of TriCo contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the TriCo Meeting or at any adjournment or postponement thereof, provided, however, that no party may terminate this Agreement pursuant to this Section 8.01(e) if such party has breached in any material respect any of its obligations under this Agreement, in each case in a manner that caused the failure to obtain the requisite approval of the shareholders of FNBB at the FNBB Meeting, or at any adjournment or postponement thereof, or the requisite approval of the shareholders of TriCo at the TriCo Meeting, or at any adjournment or postponement thereof, as the case may be.

(f) Failure to Recommend; Etc. By TriCo if, at any time before the requisite vote of the shareholders of FNBB contemplated by this Agreement is obtained, (i) FNBB shall have materially breached the provisions of Section 6.07, (ii) the FNBB Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or qualified (or discloses its intention to withdraw or modify or qualify) such recommendation in a manner adverse in any respect to the interests of TriCo, (iii) the FNBB Board effects a permissible Change in Recommendation in accordance with Section 6.02(b), (iv) FNBB shall have materially breached its obligations under Section 6.02 by failing to call, give notice of, convene and hold the FNBB Meeting in accordance with Section 6.02 or (v) at any time after the end of five (5) Business Days following receipt of an Acquisition Proposal, the FNBB Board shall have failed to reaffirm its recommendation referred to in Section 6.02 as promptly as practicable (but in any event within five (5) Business Days) after receipt of any written request to do so by TriCo.

(g) Certain Tender or Exchange Offers. By TriCo if a tender offer or exchange offer for 10% or more of the outstanding shares of FNBB Common Stock is commenced (other than by TriCo or a Subsidiary thereof), and the FNBB Board recommends that the shareholders of FNBB tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the ten (10) Business Day period specified in Rule 14e-2(a) under the Exchange Act.

(h) Superior Proposal. By FNBB, prior to such time that requisite vote of the shareholders of FNBB contemplated by this Agreement is obtained, in order to enter into a definitive agreement providing for a Superior Proposal, provided that FNBB is not then in breach of any representation, warranty, covenant or agreement contained herein, including without limitation Sections 6.02 and 6.07, provided further, that such termination shall not be effective until FNBB has paid the Termination Fee required by Section 8.02(b) to TriCo.

(i) Trading Collar.

(i) By FNBB. Provided that FNBB is not then in material breach of any representation, warranty, covenant or agreement contained herein, including without limitation Sections 6.02 and 6.07, by FNBB, by action of the FNBB Board, by written notice to TriCo on the Business Day immediately following the Determination Date, effective as of the date that is three (3) Business Days following the date of such written notice, in the event that:

(A) the TriCo Average Closing Price is less than $33.18 per share (with a proportionate adjustment in the event that outstanding shares of TriCo Common Stock shall be changed into a different number of shares by reason of any stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date); and

(B) the quotient of the TriCo Average Closing Price divided by the Initial TriCo Stock Price is less than the sum of (x) the Index Ratio minus (y) 0.20.

If FNBB elects to terminate this Agreement pursuant to this Section 8.01(i)(i) and provides such written notice to TriCo, then within two (2) Business Days following TriCo’s receipt of such notice, TriCo may elect by written notice to FNBB to reinstate the Transaction as contemplated by this Agreement and adjust the Exchange Ratio to equal to the lesser of (x) the quotient to (rounded to the nearest one-thousandth) of $33.18 divided by the TriCo Average Closing Price and (y) the quotient (rounded to the nearest one-thousandth) of $33.18 divided by the TriCo Average Closing Price, multiplied by the Index Ratio. If TriCo makes such election to reinstate the Merger and the other transactions contemplated by this Agreement, no termination will occur pursuant to this Section 8.01(i) and this Agreement will remain in effect according to its terms (except as the Exchange Ratio and Merger Consideration have been adjusted).

(ii) By TriCo. Provided that TriCo is not then in material breach of any representation, warranty, covenant or agreement contained herein, including without limitation Section 6.02, by TriCo, by action of the TriCo Board, by written notice to FNBB on the Business Day immediately following the Determination Date, effective as of the date that is three (3) Business Days following the date of such written notice, in the event that:

(A) the TriCo Average Closing Price and is greater than $49.78 per share (with a proportionate adjustment in the event that outstanding shares of TriCo Common Stock shall be changed into a different number of shares by reason of any stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date); and

(B) the quotient of the TriCo Average Closing Price divided by the Initial TriCo Stock Price is greater than the sum of (x) the Index Ratio plus (y) 0.20.

If TriCo elects to terminate this Agreement pursuant to this Section 8.01(i)(ii) and provides such written notice to FNBB, then within two (2) Business Days following FNBB’s receipt of such notice, FNBB may elect by written notice to TriCo to reinstate the Transaction as contemplated by this Agreement and adjust the Exchange Ratio to equal the lesser of (i) the quotient to (rounded to the nearest one-thousandth) of $49.78 divided by the TriCo Average Closing Price and (ii) the quotient (rounded to the nearest one-thousandth) of $49.78 divided by the TriCo Average Closing Price, multiplied by the Index Ratio. If FNBB makes such election to reinstate the Merger and the other transactions contemplated by this Agreement, no termination will occur pursuant to this Section 8.01(i) and this Agreement will remain in effect according to its terms (except as the Exchange Ratio and Merger Consideration have been adjusted).

8.02 Effect of Termination and Abandonment.

(a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except that (i) this Section 8.02, Section 6.06(d) and Article IX shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary, neither TriCo nor FNBB shall be relieved or released from any liabilities or damages arising out of its fraud or willful breach of any provision of this Agreement.

(b) The parties hereto agree that FNBB shall pay TriCo the sum of $12.0 million (the “Termination Fee”) as follows:

(i) if this Agreement is terminated by TriCo pursuant to Section 8.01(f) (Failure to Recommend, etc.), FNBB shall pay the Termination Fee to TriCo on the second (2nd) Business Day following the termination of this Agreement;

(ii) if this Agreement is terminated by FNBB pursuant to Section 8.01(h) (Superior Proposal), FNBB shall pay the Termination Fee to TriCo on the date of the termination of this Agreement; or

(iii) if this Agreement is terminated by (A) TriCo pursuant to Section 8.01(b) (Breach), or (B) by either TriCo or FNBB pursuant to Section 8.01(c) (Delay) and at the time of such termination no vote of the FNBB shareholders contemplated by this Agreement at the FNBB Meeting shall have occurred, or (C) by TriCo or FNBB pursuant to Section 8.01(e)(i) (No Shareholder Approval), and in the case of any termination pursuant to clause (A), (B) or (C), an Acquisition Proposal shall have been publicly announced and communicated or made known to the executive officers of FNBB or the FNBB Board (or any Person shall have publicly announced and communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal, or reiterated a previously expressed plan or intention to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the shareholders of FNBB contemplated by this Agreement at the FNBB Meeting, in the case of clause (C), or prior to the date of termination, in the case of clause (A) or (B), then (1) if within twelve (12) months after such termination FNBB enters into an agreement with respect to a Control Transaction, then FNBB shall pay to TriCo the Termination Fee on the date of execution of such agreement and (2) if a Control Transaction is consummated otherwise than pursuant to an agreement with FNBB within twelve (12) months after such termination, then FNBB shall pay to TriCo the Termination Fee on the date of such consummation of such Control Transaction.

As used in this Section 8.02(b), a “Control Transaction” means (i) the acquisition by any Person whether by purchase, merger, consolidation, sale, transfer or otherwise, in one transaction or any series of transactions, of a majority of the voting power of the outstanding securities of FNBB or First National Bank or a majority of the assets of FNBB or First National Bank, (ii) any issuance of securities resulting in the ownership by any Person of more than twenty-five percent (25%) of the voting power of FNBB or by any Person other than FNBB or First

National Bank of more than ten percent (10%) of the voting power of First National Bank or (iii) any merger, consolidation or other business combination transaction involving FNBB or any of its Subsidiaries as a result of which the shareholders of FNBB cease to own, in the aggregate, at least fifty percent (50%) of the total voting power of the entity surviving or resulting from such transaction.

Any amount that becomes payable pursuant to this Section 8.02(b) shall be paid by wire transfer of immediately available funds to an account designated by TriCo. Under no circumstances shall FNBB be obligated to pay the Termination Fee on more than one occasion, and the parties hereby acknowledge and agree that in the event the Termination Fee becomes payable and is paid by FNBB pursuant to this Section 8.02, the Termination Fee shall be TriCo’s sole and exclusive remedy under this Agreement.

(c) FNBB and TriCo agree that the agreement contained in paragraph (b) above is an integral part of the Transactions contemplated by this Agreement, that without such agreement TriCo would not have entered into this Agreement, and that such amount does not constitute a penalty or liquidated damages in the event of a breach of this Agreement by FNBB. If FNBB fails to pay TriCo the amount due under paragraph (b) above within the time periods specified in such paragraph (b), FNBB shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by TriCo in connection with any action, including the filing of any lawsuit, taken to collect payment of such amount, provided TriCo prevails on the merits, together with interest on the amount of any such unpaid amount at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amount was required to be paid until the date of actual payment.

ARTICLE IX

MISCELLANEOUS

9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.06(d), 8.02 and this Article IX, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.

9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived, by the party benefited by the provision or (ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, provided that after the approval of the principal terms of this Agreement by the FNBB shareholders, no amendment shall be made which by law requires further approval by the shareholders of FNBB without obtaining such approval, provided further that after the approval of the principal terms of this Agreement by the TriCo shareholders, no amendment shall be made which by law requires further approval by the shareholders of TriCo without obtaining such approval. For purposes of clarification, an amendment of any date in Section 8.01(c) shall not require further approval by any shareholders and if such amendment were deemed by law to require further approval by the shareholders of FNBB or TriCo, the approval of the principal terms of this Agreement by such shareholders will be deemed to have granted FNBB or TriCo, as the case may be, the authority to amend such dates without such further approval.

9.03 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be deemed to constitute one and the same original agreement.

9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State.

9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel; provided that nothing contained herein shall limit either party’s rights to recover any liabilities or damages arising out of the other party’s fraud or willful breach of any provision of this Agreement.

9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) or delivered by an overnight courier (with confirmation) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to FNBB to:

FNB Bancorp

975 El Camino Real

South San Francisco, CA 94080

Attention:     Thomas C. McGraw,

                     Chief Executive Officer

Fax: (650) 488-2289

With a copy to:

Dodd Mason George LLP

991 West Hedding Street, Suite 102

San Jose, CA 95126

Attention:     Joseph G. Mason

                     Glenn T. Dodd

Fax: (408) 452-1487

If to TriCo to:

TriCo Bancshares

63 Constitution Drive

Chico, CA 95973

Attention:     Richard P. Smith, President and

                     Chief Executive Officer

Fax: (530) 898-0310

With a copy to:

Sheppard, Mullin, Richter & Hampton LLP

Four Embarcadero Center, 17th Floor

San Francisco, CA 94111

Attention: David J. Gershon

Fax: (415) 403-6091

9.07 Entire Understanding; Limited Third Party Beneficiaries. This Agreement, the Bank Merger Agreement, the Shareholder Agreements, and the Confidentiality Agreements represent the entire understanding of the parties hereto and thereto with reference to the Transaction, and this Agreement, the Agreement of Merger, the Bank Merger Agreement, the Shareholder Agreements, and the Confidentiality Agreements supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties’ rights with to Section 6.10, which are expressly intended to be for benefit of each Indemnified Party, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.08 Severability. Except to the extent that application of this Section 9.08 would have a Material Adverse Effect on FNBB or TriCo, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

9.09 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Except as provided in Section 8.02(b), it is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In the event attorneys’ fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred therein.

9.10 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the words “as of the date hereof” are used in this Agreement, they shall be deemed to mean the day and year first above written.

9.11 Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.12 Alternative Structure. Notwithstanding any provision of this Agreement to the contrary, TriCo may at any time modify the structure of the acquisition of FNBB set forth herein, provided that (i) the Merger Consideration to be paid to the holders of FNBB Common Stock is not thereby changed in kind or reduced in amount as a result of such modification, (ii) such modifications will not adversely affect the tax treatment to FNBB’s shareholders as a result of receiving the Merger Consideration and (iii) such modification will not jeopardize receipt of any required approvals of Governmental Entities or materially delay consummation of the Transaction contemplated by this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

TRICO BANCSHARES

By:	/s/ Richard P. Smith
Name:	Richard P. Smith
Title:	President and Chief Executive Officer

FNB BANCORP

By:	/s/ Thomas C. McGraw
Name:	Thomas C. McGraw
Title:	Chief Executive Officer

EXHIBIT A

SHAREHOLDER AGREEMENT

SHAREHOLDER AGREEMENT (this “Agreement”), dated as of December 11, 2017, among [●], a shareholder (“Shareholder”) of FNB Bancorp, a California corporation (“FNBB”), TriCo Bancshares, a California corporation (“TriCo”), and, solely for purposes of the last sentence of Section 9, FNBB. All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

WHEREAS, FNBB and TriCo are entering into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (the “Merger Agreement”), pursuant to which FNBB will merge with and into TriCo on the terms and conditions set forth therein (the “Merger”) and, in connection therewith, outstanding shares of FNBB Common Stock will be converted into shares of TriCo Common Stock in the manner set forth therein; and

WHEREAS, Shareholder owns the shares of FNBB Common Stock identified on Schedule I hereto (such shares, together with all shares of FNBB Common Stock subsequently acquired by Shareholder during the term of this Agreement, being referred to as the “Shares”); and

WHEREAS, in order to induce TriCo to enter into the Merger Agreement, Shareholder, solely in such Shareholder’s capacity as a shareholder of FNBB and not in any other capacity, has agreed to enter into and perform this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Vote Shares. Shareholder agrees while this Agreement is in effect, that at any meeting of the shareholders of FNBB, or in connection with any written consent of the shareholders of FNBB, Shareholder shall:

(a) appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Shareholder or as to which Shareholder has, directly or indirectly, the right to vote or direct the voting, (x) in favor of adoption and approval of the Merger, the Merger Agreement and the transactions contemplated thereby; (y) against any action or agreement that to the knowledge of Shareholder would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of FNBB contained in the Merger Agreement or of Shareholder contained in this Agreement; and (z) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or to the knowledge of Shareholder would reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or the performance by Shareholder of his or her obligations under this Agreement.

2. Transfer of Shares.

(a) Prohibition on Transfers of Shares; Other Actions. Shareholder hereby agrees that while this Agreement is in effect, Shareholder shall not, (i) sell, transfer, pledge, encumber, distribute by gift or donation, or otherwise dispose of any of the Shares (or any securities convertible into or exercisable or exchangeable for Shares) or any interest therein, whether by actual disposition, physical settlement or effective economic disposition through hedging transactions, derivative instruments or other means, (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or could

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reasonably be expected to violate or conflict with Shareholder’s representations, warranties, covenants and obligations under this Agreement, or (iii) take any other action that could reasonably be expected to impair or otherwise adversely affect, in any material respect, Shareholder’s power, authority and ability to comply with and perform his, her or its covenants and obligations under this Agreement; provided, however, that once the Shares have been voted at the FNBB Meeting as provided for in Section 1(b)(x) hereof, and provided that at least a majority of all of the issued and outstanding shares of FNBB Common Stock have been irrevocably voted in favor of the Merger, the Merger Agreement and the transactions contemplated thereby at the FNBB Meeting as provided for in Section 1(b)(x) hereof, then the prohibitions provided for in this Section 2 shall no longer apply to Shareholder.

(b) Transfer of Voting Rights. Shareholder hereby agrees that Shareholder shall not deposit any Shares in a voting trust, grant any proxy or enter into any voting agreement or similar agreement or arrangement with respect to any of the Shares.

3. Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with TriCo as follows:

(a) Capacity. Shareholder has all requisite capacity and authority to enter into and perform his or her obligations under this Agreement.

(b) Binding Agreement. This Agreement has been duly executed and delivered by Shareholder and constitutes the valid and legally binding obligation of Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) Non-Contravention. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his or her obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

(d) Ownership. Shareholder’s Shares are, and, except as otherwise provided for in Section 2(a) hereof, through the term of this Agreement will be, owned beneficially and of record solely by Shareholder, except as otherwise disclosed on Schedule I hereto. Shareholder has title to the Shares, free and clear of any lien, pledge, mortgage, security interest or other encumbrance, except as otherwise disclosed on Schedule I hereto. As of the date hereof, the Shares identified on Schedule I hereto constitute all of the shares of FNBB Common Stock owned beneficially or of record by Shareholder. Shareholder has and, except as otherwise provided for in Section 2(a) above, will have at all times during the term of this Agreement (i) sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 hereof, (ii) sole power of disposition and (iii) sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares owned by Shareholder on the date of this Agreement and all of the Shares hereafter acquired by Shareholder and owned beneficially or of record by him or her during the term of this Agreement. For purposes of this Agreement, the term “beneficial ownership” shall be interpreted in accordance with Rule 13d-3 under the Exchange Act, provided that a Person shall be deemed to beneficially own any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time within 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

(e) Consents and Approvals. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his or her obligations under this Agreement will not, require Shareholder

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to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity.

4. No Solicitation. Shareholder hereby agrees that during the term of this Agreement he or she shall not, and shall not permit any investment banker, financial advisor, attorney, accountant or other representative retained by him or her, directly or indirectly, (a) take any of the actions specified in clauses (i)-(vi) of Section 6.07(a) of the Merger Agreement, (b) agree to release, or release, any Person from any obligation under any existing standstill agreement or arrangement relating to FNBB, or (c) participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of FNBB Common Stock in connection with any vote or other action on any matter of a type described in Section 1(b), other than to recommend that shareholders of FNBB vote in favor of the adoption and approval of the Merger Agreement and the Merger and as otherwise expressly permitted by this Agreement. Shareholder agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any Persons other than TriCo with respect to any possible Acquisition Proposal and will take all necessary steps to inform any investment banker, financial advisor, attorney, accountant or other representative retained by him, her or it of the obligations undertaken by Shareholder pursuant to this Section 4. Nothing contained in this Section 4 shall prevent a Shareholder who is an officer or a member of the FNBB Board from discharging his or her fiduciary duties solely in his or her capacity as such an officer or director.

5. Notice of Acquisitions; Proposals Regarding Prohibited Transactions. Shareholder hereby agrees to notify TriCo promptly (and in any event within two (2) Business Days) in writing of the number of any additional shares of FNBB Common Stock or other securities of FNBB of which Shareholder acquires beneficial or record ownership on or after the date hereof. Shareholder will comply with the provisions of Section 6.07(b) of the Merger Agreement as if he, she or it were FNBB.

6. Non-Solicitation; Non-Competition; Confidential Information

(a) In connection with the disposition of all of Shareholder’s ownership interest in FNBB Common Stock, Shareholder agrees that for a period of two (2) years following the Closing Date, Shareholder will not directly or indirectly:

(i) solicit (other than general solicitations through newspapers or other media of general circulation, or the engagement of professional search firms, not targeted at such employees) any employees of FNBB or its wholly-owned Subsidiaries (“FNBB Employees”); provided, however, that the foregoing shall not apply to any FNBB Employee (Y) who does not become an employee of TriCo or any of its Subsidiaries on the Closing Date; or (Z) whose employment terminated more than six months prior to the time that such FNBB Employee is first solicited for employment following the Closing Date;

(ii) knowingly (A) induce, persuade, encourage or influence or attempt to induce, persuade, encourage or influence any Person having a business relationship with FNBB or its wholly-owned Subsidiaries and Affiliates prior to the Closing Date, to discontinue, reduce or restrict such relationship after the Closing Date or (B) solicit or target the deposits, loans or other products and services from or to Persons who were depositors, borrowers or customers of FNBB or its wholly-owned Subsidiaries as of the Closing Date, whether by personal contact, by telephone, by facsimile, by mail or other form of solicitation or communication, or in any other way except for general solicitations that are directed to the general public and not directed specifically to Persons who were depositors, borrowers or customers of FNBB or its wholly-owned Subsidiaries as of the Closing Date. Notwithstanding the foregoing and for purposes of clarity, nothing herein shall prohibit Shareholder from exercising Shareholder’s discretion relating to Shareholder’s personal and business banking relationships; or

(iii) own, manage, operate, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent,

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representative, consultant or otherwise with, any business or enterprise engaged in any business that is competitive with or similar to FNBB’s Business within any of the California counties in which FNBB or its wholly-owned Subsidiaries does business or maintains an office as of the Closing Date. Notwithstanding the above, Shareholder shall not be deemed to be engaged directly or indirectly in any business in contravention of the immediately preceding sentence, if (a) Shareholder participates in any such business solely (i) as an officer or director of TriCo or Tri Counties or (ii) as a passive investor in up to 5% of the equity securities or 10% of the debt securities of a company or partnership, provided such securities are publicly traded or (b) Shareholder is employed by a business or enterprise that is engaged primarily in a business other than that which is competitive with or similar to the FNBB’s Business and Shareholder does not apply in any manner his or her expertise at such business or enterprise to that part of such business or enterprise that is competitive with or similar to FNBB’s Business. For purposes of this Agreement, “FNBB’s Business” means and includes (i) the origination, purchasing, selling and servicing of commercial, real estate, residential, construction, agricultural and consumer loans and/or (ii) the solicitation and provision of deposits, as conducted by FNBB and its wholly-owned Subsidiaries, in either event as conducted by FNBB or its wholly-owned subsidiaries as of the Closing Date[, provided this Section 6(a)(iii) shall not apply if Shareholder continues to be employed as the Chief Financial Officer of FNBB at the Effective Time of the Merger].1

(b) Without limiting the generality of the foregoing and at all times after the date hereof, other than for the benefit of TriCo, FNBB or their respective Subsidiaries, or as otherwise approved by TriCo, Shareholder (i) shall make no use of the Confidential Information, or any other part thereof, (ii) shall not disclose the Confidential Information, or any part thereof, to any other Person, and (iii) shall deliver, on and after the Effective Time of the Merger, upon the request of TriCo, all documents, reports, drawings, designs, plans, proposals and other tangible evidence of Confidential Information, now possessed or hereafter acquired by Shareholder, to TriCo. For purposes of this Agreement, “Confidential Information” means all secrets and other confidential information, trade secrets, ideas, knowledge, know-how, techniques, secret processes, improvements, discoveries, methods, inventions, sales, financial information, customers, lists of customers and prospective customers, plans, concepts, strategies or products, as well as all documents, reports, drawings, designs, plans and proposals otherwise pertaining to same or relating to the business and properties of FNBB or its Subsidiaries of which Shareholder has acquired, or may hereafter acquire, knowledge and possession as a shareholder, director, officer or employee of FNBB or its Subsidiaries or as a result of the transactions contemplated by the Merger Agreement, provided however, notwithstanding any other provisions of this Agreement to the contrary, “Confidential Information” shall not include any (i) information which is or has become available from a third party who learned the information independently and is not or was not bound by a duty or agreement of confidentiality with respect to such information; or (ii) information readily ascertainable from public, trade or other nonconfidential sources (other than as a result, directly or indirectly, of a disclosure or other dissemination in contravention of a confidentiality agreement).

(c) Shareholder acknowledges and agrees that the business conducted by FNBB and its wholly-owned Subsidiaries is highly competitive and that the covenants made by Shareholder in this Section 6 are made in connection with the disposition of Shareholder’s entire ownership interest in FNBB Common Stock, and are further made as a necessary inducement for TriCo to enter into the Merger Agreement and to consummate the transactions contemplated thereby. It is the desire and intent of the parties to this Agreement that the provisions of this Section 6 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. It is expressly understood and agreed that although Shareholder and TriCo each consider the restrictions contained in this Section 6 to be reasonable, if a final determination is made by a court of competent jurisdiction or an arbitrator that the time or territory or any other restriction contained in this Section 6 is unenforceable against any party, the provisions of this Section 6 shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable.

[1]	This exception only applies to David A. Curtis, SVP, Chief Financial Officer.

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(d) Shareholder acknowledges and agrees that the provisions of this Agreement are necessary to protect TriCo’s legitimate business interests and to protect the value, including goodwill, of TriCo’s acquisition of FNBB. Shareholder warrants that these provisions will not unreasonably interfere with his or her ability to earn a living or to pursue his or her occupation and Shareholder has the means to support himself or herself and his or her dependents and the provisions of this Section 6 will not impair such ability in any manner whatsoever.

(e) Shareholder will not, at any time during the two-year period referred to in Subsection 6(a) of this Agreement, disparage TriCo, its Subsidiaries or any of its Affiliates, or the business conducted by TriCo, its Subsidiaries or any of their Affiliates, or any shareholder, member, director, manager, officer, employee or agent of TriCo, its Subsidiaries or any of their Affiliates.

7. Specific Performance and Remedies. Shareholder acknowledges that it will be impossible to measure in money the damage to TriCo if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, TriCo will not have an adequate remedy at law. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that TriCo may have an adequate remedy at law. Shareholder agrees that he or she will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with TriCo’s seeking or obtaining such equitable relief.

8. Term of Agreement; Termination.

(a) The term of this Agreement shall commence on the date hereof.

(b) This Agreement shall terminate upon the date, if any, of the termination of the Merger Agreement in accordance with its terms. Upon any such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination. Notwithstanding the foregoing, in the event this Agreement is terminated prior to the Effective Time of the Merger, the provisions in Sections 6(a) (other than Section 6(a)(iii)) and 6(e) shall survive for a period of two (2) years from the date of termination (substituting the date of termination for the term “Closing Date” in such sections) and the provisions in Sections 3, 6(b) through 6(d), 7, 8 and 10 through 13 shall survive indefinitely.

9. Stop Transfer Order. In furtherance of this Agreement, Shareholder hereby authorizes and instructs FNBB to enter a stop transfer order with respect to all of Shareholder’s Shares for the period from the date hereof through the date this Agreement is terminated in accordance with Section 9, except as otherwise provided for in Section 2(a) hereof. FNBB agrees that it shall comply with such stop transfer instructions.

10. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

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11. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next Business Day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to TriCo to:

TriCo Bancshares

63 Constitution Drive

Chico, CA 95973

Attention:     Richard P. Smith, President and

                     Chief Executive Officer

Fax: (530) 530-898-0310

With a copy to:

Sheppard Mullin Richter & Hampton LLP

Four Embarcadero Center, 17th Floor

San Francisco, CA 94111-4109

Attention:     David J. Gershon

Fax: (415) 403-6091

If to Shareholder to:

FNB Bancorp

975 El Camino Real

South San Francisco, CA 94080

Attention:     Thomas C. McGraw,

                     Chief Executive Officer

Fax: (650) 488-2289

With a copy to:

Dodd Mason George LLP

991 West Hedding Street, Suite 102

San Jose, CA 95126

Attention:     Joseph G. Mason

                     Glenn T. Dodd

Fax: (408) 452-1487

12. Miscellaneous.

(a) Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

(b) Capacity. The covenants contained in Sections 1 – 4 herein shall apply to Shareholder solely in his or her capacity as a shareholder of FNBB, and no covenant contained in any such Sections shall apply to Shareholder in his or her capacity as a director, officer or employee of FNBB or, if applicable, of TriCo, or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of the Shareholder to comply with his or her fiduciary duties as a director, officer or employee of FNBB.

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(c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(d) Headings. All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law.

(f) Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Tri Counties Bank, as a Subsidiary of TriCo, is an intended third-party beneficiary of this Agreement. Otherwise, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(g) Regulatory Compliance. Each of the provisions of this Agreement is subject to compliance with all applicable regulatory requirements and conditions.

13. Attorney’s Fees. The prevailing party or parties in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party or parties all reasonable fees and disbursements of counsel (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and fees and disbursements of counsel.

[Signature page follows]

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IN WITNESS WHEREOF , the parties hereto have executed and delivered this Agreement as of the date first written above.

TRICO BANCSHARES

By:
Name:	Richard P. Smith
Title:	President and Chief Executive Officer

FNB BANCORP

By:
Name:	Thomas C. McGraw
Title:	Chief Executive Officer

SHAREHOLDER

By:
Name:

A-8

SCHEDULE I

SHAREHOLDER AGREEMENT

Name of Shareholder	Shares of FNBB Common Stock Beneficially Owned

A-9

EXHIBIT B

FORM OF

AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER, dated as of [●] (this “Agreement”), is made and entered into by and between, TriCo Bancshares, a California corporation (“TriCo”), and FNBB Bancorp, a California corporation (“FNBB”).

WHEREAS, the Boards of Directors of TriCo and FNBB have approved, and deem it advisable and in the best interests of TriCo, FNBB and their respective shareholders, that TriCo and FNBB consummate the business transaction provided for in this Agreement in which FNBB would merge with and into TriCo (the “Merger”) as contemplated in that certain Agreement and Plan of Reorganization and Merger dated as of December 11, 2017 by and between TriCo and FNBB (the “Plan of Merger”), providing, among other things, for the execution and filing of this Agreement and the consummation of the Merger.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained in this Agreement, the parties to this Agreement hereby agree that FNBB shall be merged with and into TriCo in accordance with the provisions of the laws of the State of California upon the terms and subject to the conditions set forth as follows:

Section 1. The Merger.

(a) Effective Time. The Merger shall become effective on the date and at the time that this Agreement of Merger is filed with the California Secretary of State (the “Effective Time”).

(b) Effect of the Merger. At the Effective Time, FNBB shall be merged with and into TriCo and the separate corporate existence of FNBB shall cease. TriCo shall be the surviving corporation (the “Surviving Corporation”) in the Merger. The Surviving Corporation shall thereupon succeed, without other transfer, to all rights and properties of, and shall be subject to all the debts and liabilities of, FNBB and the separate existence of Surviving Corporation as a California corporation, with all its purposes, objects, rights, powers, privileges and franchises, shall continue unaffected and unimpaired by the Merger.

(c) Name of Surviving Corporation. The name of the Surviving Corporation shall be “TriCo Bancshares.”

(d) Articles of Incorporation and Bylaws. From and after the Effective Time and until thereafter amended as provided by law, the Articles of Incorporation and Bylaws of TriCo as in effect immediately prior to the Effective Time shall be and continue to be the Articles of Incorporation and Bylaws of the Surviving Corporation.

(e) Board of Directors and Officers. The directors and officers of TriCo at the Effective Time will be the directors and officers of the Surviving Corporation until they are removed or their successors are elected and qualified.

(f) Further Actions. FNBB shall execute and deliver any documents and instruments and shall take all actions, as requested by the Surviving Corporation, necessary or desirable to evidence or carry out the Merger.

Section 2. Treatment of Shares.

(a) Shares of FNBB.

(i) At the Effective Time, by virtue of the Merger, and without any action on the part of the holders of FNBB common stock, each share of FNBB common stock issued and outstanding immediately prior to the Effective Time (other than shares that are “dissenting shares” within the meaning of Chapter 13 of the California General Corporation Law) shall converted into the right to receive 0.98 shares of TriCo common stock, together with any cash in lieu of fractional shares.

(ii) Any shares of FNBB common stock owned by FNBB as treasury stock or owned, directly or indirectly, by FNBB, TriCo or any of TriCo’s subsidiaries (other than those held in a fiduciary capacity or as a result of debts previously contracted) shall automatically be cancelled and retired and shall cease to exist at the Effective Time of the Merger and no consideration shall be issued in exchange therefor.

(iii) Shares of FNBB common stock that are “dissenting shares” within the meaning of Chapter 13 of the California General Corporation Law will not be converted as described in Section 2(a)(i), but from and after the Effective Time will represent only the right to receive such value as may be determined under Chapter 13 of the California General Corporation Law.

(iv) At the Effective Time, the stock transfer books of FNBB will be closed and no transfer of FNBB common stock theretofore outstanding will thereafter be made.

(b) Shares of TriCo. All shares of TriCo common stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and unaffected by the Merger.

Section 3. Termination and Amendment.

(a) Termination. This Agreement shall terminate prior to the Effective Time in the event that the Plan of Merger shall be terminated as provided therein.

(b) Amendment. This Agreement may be amended by TriCo and FNBB at any time prior to the Effective Time without the approval of the shareholders of TriCo or FNBB with respect to any of its terms except any change in its principal terms, the terms relating to the form or amount of consideration to be delivered to FNBB shareholders in the Merger or as may otherwise be required by the Plan of Merger or by law. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

Section 4. Rules of Construction. Descriptive headings as to the contents of particular sections are for convenience only and do not control or affect the meaning, construction or interpretation of this Agreement. Each use herein of the plural includes the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word “or” is used in the inclusive sense. Any and all documents or instruments referred to herein are incorporated herein by reference hereto as though fully set forth herein verbatim. If there is any conflict between the terms of this Agreement and the terms of the Plan of Merger, the terms of the Plan of Merger are to control.

Section 5. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and all of which shall be deemed but one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement of Merger as of the date first written above.

TRICO BANCSHARES

By:
Name:	Richard P. Smith
Title:	President and Chief Executive Officer

By:
Name:
Title:

FNB BANCORP

By:
Name:	Thomas C. McGraw
Title:	Chief Executive Officer

By:
Name:
Title:

EXHIBIT C

FORM OF

BANK MERGER AGREEMENT

BANK MERGER AGREEMENT, dated as of [●], 2018 (“Bank Merger Agreement”), by and between First National Bank of Northern California (“First National Bank”) and Tri Counties Bank (“Tri Counties”).

WHEREAS, First National Bank is a national banking association and wholly-owned subsidiary of FNB Bancorp, a California corporation (“FNBB”), which has its principal place of business in South San Francisco, California; and

WHEREAS, Tri Counties is a California-chartered bank and a wholly-owned subsidiary of TriCo Bancshares (“TriCo”), which has its principal place of business in Chico, California; and

WHEREAS, TriCo and FNBB have entered into an Agreement and Plan of Merger and Reorganization, dated as of December 11, 2017 (the “Plan of Merger”), pursuant to which FNBB will merge with and into TriCo, with TriCo as the surviving corporation (the “Parent Merger”); and

WHEREAS, the Boards of Directors of First National Bank and Tri Counties have approved and deemed it advisable to consummate the merger provided for herein in which First National Bank would merge with and into Tri Counties on the terms and conditions herein provided immediately following the effective time of the Parent Merger.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1. The Merger. Subject to the terms and conditions of this Bank Merger Agreement, at the Effective Time, First National Bank shall merge with and into Tri Counties (the “Merger”) under the laws of the State of California. Tri Counties shall be the surviving corporation in the Merger (the “Surviving Bank”) and the separate existence of First National Bank shall cease.

2. Articles of Incorporation and Bylaws. The Articles of Incorporation and the Bylaws of Tri Counties in effect immediately prior to the Effective Time shall be the governing documents of the Surviving Bank, until altered, amended or repealed in accordance with their terms and applicable law.

3. Name; Offices. The name of the Surviving Bank shall be “Tri Counties Bank.” The main office of the Surviving Bank shall be the main office of Tri Counties immediately prior to the Effective Time. All branch offices of First National Bank and Tri Counties which were in lawful operation immediately prior to the Effective Time shall continue to be the branch offices of the Surviving Bank upon consummation of the Merger, subject to the opening or closing of any offices which may be authorized by First National Bank and Tri Counties and applicable regulatory authorities after the date hereof.

4. Directors and Executive Officers. The directors and executive officers of the Surviving Bank immediately after the Merger shall be the directors and executive officers of Tri Counties immediately prior to the Merger.

5. Effectiveness of Merger. The Merger shall become effective on the date and at the time that this Bank Merger Agreement, as certified by the California Secretary of State, is filed with the California Department of Business Oversight—Division of Financial Institutions, or as set forth in such filing (the “Effective Time”).

6. Effects of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the General Corporation Law of the State of California. Without limiting the generality of the foregoing and subject thereto, at the Effective Time:

(a) all rights, franchises and interests of First National Bank in and to every type of property (real, personal and mixed), tangible and intangible, and choses in action shall be transferred to and vested in the Surviving Bank by virtue of the Merger without any deed or other transfer, and the Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver and committee, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interest were held or enjoyed by First National Bank immediately prior to the Effective Time; and

(b) the Surviving Bank shall be liable for all liabilities of First National Bank, fixed or contingent, including all deposits, accounts, debts, obligations and contracts thereof, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records thereof, and all rights of creditors or obligees and all liens on property of First National Bank shall be preserved unimpaired; after the Effective Time, the Surviving Bank will continue to issue savings accounts on the same basis as immediately prior to the Effective Time.

7. Effect on Shares of Stock.

(a) First National Bank. As of the Effective Time, each share of First National Bank common stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled without consideration. Any shares of First National Bank common stock held in the treasury of First National Bank prior to the Effective Time shall be retired and cancelled.

(b) Tri Counties. Each share of Tri Counties common stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding.

8. Counterparts. This Bank Merger Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

9. Governing Law. This Bank Merger Agreement shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the laws of the State of California.

10. Amendment. Subject to applicable law, this Bank Merger Agreement may be amended, modified or supplemented only by written agreement of Tri Counties and First National Bank at any time prior to the Effective Time.

11. Waiver. Any of the terms or conditions of this Bank Merger Agreement may be waived at any time by whichever of the parties hereto is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such waiving party.

12. Assignment. This Bank Merger Agreement may not be assigned by any party hereto without the prior written consent of the other party.

13. Termination. This Bank Merger Agreement shall terminate upon the termination of the Agreement prior to the Effective Time in accordance with its terms. The Bank Merger Agreement may also be terminated at any time prior to the Effective Time by an instrument executed by First National Bank and Tri Counties.

14. Conditions Precedent. The obligations of the parties under this Bank Merger Agreement shall be subject to the consummation of the Parent Merger pursuant to the Agreement on or before the Effective Time.

15. Entire Agreement. Except as otherwise set forth in this Bank Merger Agreement and the Plan of Merger, the Plan of Merger and this Bank Merger Agreement (including the documents and the instruments referred to herein) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. To the extent of a conflict between the terms of the Agreement and the terms of this Bank Merger Agreement, the terms of the Plan of Merger shall control.

[Signature page follows]

IN WITNESS WHEREOF, each of Tri Counties Bank and First National Bank of Northern California has caused this Bank Merger Agreement to be executed on its behalf by its duly authorized officers.

TRI COUNTIES BANK

By:
Name:	Richard P. Smith
Title:	President and Chief Executive Officer

By:
Name:
Title:

FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

By:
Name:	Thomas C. McGraw
Title:	Chief Executive Officer

By:
Name:
Title:

EXHIBIT D

LANDLORD ESTOPPEL LETTER

                    , 201[●]

TriCo Bancshares

63 Constitution Drive

Chico, CA 95973

Re:

        , as amended                             (“Lease”) by and between

(“Landlord”) and                                      (“Tenant”) for the premises commonly known as

            (“Premises”)

Dear :

In connection with the acquisition of FNB Bancorp (“FNBB”) and its subsidiary First National Bank of Northern California (“First National Bank”) by TriCo Bancshares, and pursuant to a merger of FNBB with and into TriCo Bancshares and a merger of First National Bank with and into Tri Counties Bank (“Assignee”), a subsidiary of TriCo Bancshares (collectively, the “Merger”), and the corresponding assignment of the above referenced Lease, the undersigned Landlord hereby certifies to Assignee that the following statements are true, correct and complete as of the date hereof:

1. Tenant is the tenant under the Lease for the Premises. There have been no amendments, modifications or revisions to the Lease, and there are no agreements of any kind between Landlord and Tenant regarding the Premises, except as provided in the attached Lease.

2. Attached hereto as Schedule A is a true, correct and complete copy of the Lease which has been duly authorized and executed by Landlord and which is in full force and effect.

3. Tenant has accepted and is in possession of the Premises and is presently occupying the Premises. To the Landlord’s knowledge, the Lease has not been assigned, by operation of law or otherwise, by Tenant, and no sublease, concession agreement or license, covering the Premises, or any portion of the Premises, has been entered into by Tenant.

4. No rent under the Lease has been paid to Landlord more than one (1) month in advance, and no other sums or security deposits have been deposited with Landlord, except in the amount $         . (If none, state “NONE”). Tenant is not entitled to rent concessions or free rent.

5. All conditions and obligations under the Lease to be satisfied or performed by Landlord and Tenant as of the date hereof have been fully satisfied or performed.

6. Neither Landlord nor Tenant is in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in such a default.

7. Landlord has not received any notice of any present violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises.

8. Except as specifically stated herein, Tenant has not been granted any option to extend the term of the Lease, except as set forth in the Lease.

9. If and to the extent that Landlord’s consent thereto is required under the terms of the Lease, Landlord hereby consents to the Merger and the resulting assignment of the Lease to Assignee.

D-1

The agreements and certifications set forth herein are made with the knowledge and intent that Assignee will rely on them in purchasing the Premises, and Assignee’s successors and assigns may rely upon them for that purpose.

Very truly yours,
[LANDLORD]

By:
Name:
Title:

D-2

SCHEDULE A

LEASE

[INSERT]

D-3

EXHIBIT E

FORM OF

BENEFITS SUMMARY ACKNOWLEDGMENT

THIS BENEFITS SUMMARY ACKNOWLEDGEMENT is delivered to TriCo Bancshares (“TriCo”) and Tri Counties Bank (“Tri Counties”), in accordance with the terms of the Agreement and Plan of Reorganization and Merger, dated as of December 11, 2017, by and between TriCo and FNB Bancorp (“FNBB”), pursuant to (1) which FNBB will merge with and into TriCo and (2) First National Bank of Northern California (“First National Bank”) will merge with and into Tri Counties (the “Mergers”).

Plan/Agreement	Date	Amount Payable at Time of Merger	Present Value	Retirement Benefit

I confirm to TriCo and Tri Counties that I have reviewed the table above and each of the plans and/or agreements listed in the table above. Having reviewed such plans and/or agreements, and having had to opportunity to confer with management of FNBB about such plans and/or agreements, I confirm and acknowledge that:

1. The table above includes an accurate and complete list of all FNBB and First National Bank benefit plans and agreements to which I am a party or beneficiary and pursuant to which I am or will become entitled to receive a benefit as a result of the Merger, upon the Merger or at any time following the Merger (the “Benefits”).

2. The table above accurately states the amounts or values of all Benefits.

Date: , 201[●]
By:
Name:

E-1

Appendix B

December 11, 2017

The Board of Directors

FNB Bancorp

975 El Camino Real

South San Francisco, California 94080

Dear Board of Directors:

We understand that FNB Bancorp (the “Company”) and Trico Bancshares are prepared to enter into an Agreement and Plan of Merger dated as of December 11, 2017 (the “Merger Agreement”), pursuant to which the Company will be merged with and into Trico Bancshares or a subsidiary thereof (the “Merger”). Pursuant to the Merger, as more fully described in the Merger Agreement and as further described to us by management of the Company, we understand that, subject to the exercise of dissenters’ rights, each outstanding share of common stock of the Company (“Company Common Stock”) is to be converted into the right to receive 0.9800 shares of Trico Bancshares common stock (the “Consideration”). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement and all defined terms used herein shall have the meaning set forth in the Merger Agreement.

You have asked us whether, in our opinion, as of the date hereof, the Consideration to be received by the holders of Company Common Stock is fair to such holders from a financial point of view.

The Courtney Group is an investment banking firm and is regularly engaged as part of its business in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, secondary distributions of listed and unlisted securities, and valuations for corporate purposes in the financial services sector. For purposes of this opinion and in connection with our review of the Merger, we have, among other things: (1) reviewed the Merger Agreement, (2) reviewed certain publicly available business and financial information relating to the Company and TriCo Bancshares that we deem to be relevant, (3) reviewed certain internal information, primarily financial in nature, including financial projections and other financial and operating data relating to the strategic implications and operational benefits anticipated to result from the Merger, furnished to us by the Company and TriCo Bancshares, (4) reviewed certain publicly available and other information concerning the reported prices and trading history of, and the trading market for, the common stock of the Company and TriCo Bancshares, (5) reviewed certain publicly available information with respect to other companies that we believe to be comparable in certain respects to the Company and TriCo Bancshares, (6) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the banking industry which we deemed to be comparable, in whole or in part, to the Merger, and (7) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with the Company and the Company’s counsel. In addition to the foregoing, we have conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deem appropriate to arrive at our opinion.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information provided to or reviewed by us, whether or not publicly available, and we have not assumed any

610 Newport Center Drive • Suite 330 • Newport Beach, CA 92660 • T: (949) 706-3600 • F: (949) 625-7900 • thecourtneygroup.com

B-1

FNB Bancorp

December 11, 2017

responsibility for independent verification of any such information. With respect to financial projections and other information provided to or reviewed by us, we have been advised by the management of the Company that such projections and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the expected future financial performance of the Company and the strategic implications and operational benefits anticipated from the Merger. We further relied on the assurances of the management of the Company that they are unaware of any facts that would make the information or projections provided to us incomplete or misleading. We have not made or been provided with any independent evaluations or appraisals of any of the assets, properties, liabilities or securities of the Company, nor have we made any physical inspection of the properties or assets of the Company. We did not conduct an evaluation of the Company’s loan portfolio for purposes of assessing the adequacy of the allowance for losses with respect thereto and have assumed that such allowances for the Company are in the aggregate adequate to cover such losses. In addition, we have not assumed responsibility for reviewing any individual credit files relating to the Company or Trico Bancshares. The Courtney Group expresses no opinion on matters of a legal, regulatory, tax or accounting nature related to the Merger. Our opinion does not address the underlying business decision of the Company to enter into the Merger Agreement or complete the Merger.

Our opinion is based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof. We assume no responsibility for updating or revising this Opinion based on circumstances or events occurring after the date hereof.

We have acted as financial advisor to the Company and will receive a fee from the Company for our services if the proposed Merger is consummated.

This opinion is for the benefit and use of the members of the Board of Directors of the Company in connection with their evaluation of the Merger and does not constitute a recommendation to any holder of the Company Common Stock as to how such holder should vote with respect to the Merger. This opinion may not be used for any other purpose without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement, information statement or any other material required to be distributed to Company shareholders in connection with the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

Sincerely,

The Courtney Group, LLC

THE COURTNEY GROUP, LLC

B-2

Appendix C

December 11, 2017

Board of Directors

TriCo Bancshares

63 Constitution Drive

Chico, CA 95973

Dear Members of the Board:

We have served as your financial advisor in connection with the proposed acquisition of FNB Bancorp (the “Target”) by TriCo Bancshares (the “Company”) (collectively, the “Transaction”). You have requested that we provide our opinion (the “Opinion”) as to whether the Transaction is fair to the Company from a financial point of view.

The terms and conditions of the Transaction are more fully set forth in an Agreement and Plan of Merger (the “Agreement”) by and between the Company and FNB Bancorp. Pursuant to the Agreement and for purposes of our Opinion, we understand that the consideration expected to be exchanged by the Company for the outstanding common stock and options of the Target, has an aggregate value of approximately $315 million. Pursuant to the Agreement, each outstanding share of the Target’s common stock will be converted into the right to receive a fixed exchange ratio of 0.980x shares of the Company’s common stock (the “Exchange Ratio”) subject to a certain possible adjustments as (as defined in the Agreement). We further understand that the “in the money” portion of the options of the Target will be exchanged for cash.

In connection with rendering our Opinion we have:

(i)	analyzed certain publicly available financial statements and reports regarding the Company and the Target;

(ii)	analyzed certain audited financial statements and management reports regarding the Company and the Target;

(iii)	analyzed certain internal financial statements and other financial and operating data concerning the Company and the Target prepared by management of the Company and Target, respectively;

(iv)	analyzed, on a pro forma basis, the effect of the Transaction on the balance sheet, capitalization ratios, earnings and book value both in the aggregate and, where applicable, on a per share basis of the Company;

(v)	reviewed the reported prices and trading activity for the common stock of the Company;

(vi)	compared the financial performance of the Company and the Target with that of certain other publicly-traded companies and their securities that we deemed relevant to our analysis of the Transaction;

(vii)	reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that we deemed relevant to our analysis of the Transaction;

(viii)	reviewed the most recent draft of the Agreement and related documents provided to us by the Company;

Stephens Inc.	111 Center Street Little Rock, AR 72201	501-377-2000 800-643-9691	www.stephens.com

C-1

December 11, 2017

(ix)	discussed with management of the Company and the Target the operations of and future business prospects for the Company and the Target and the anticipated financial consequences of the Transaction to the Company and the Target;

(x)	assisted in your deliberations regarding the material terms of the Transaction and your negotiations with the Target; and

(xi)	performed such other analyses and provided such other services as we have deemed appropriate.

We have relied on the accuracy and completeness of the information and financial data provided to us by the Company and the Target and of the other information reviewed by us in connection with the preparation of our Opinion, and our Opinion is based upon such information. We have not assumed any responsibility for independent verification of the accuracy or completeness of any of such information or financial data. Management of the Company has assured us that they are not aware of any relevant information that has been omitted or remains undisclosed to us. We have not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company or of the Target, and we have not been furnished with any such evaluations or appraisals; nor have we evaluated the solvency or fair value of the Company or of the Target under any laws relating to bankruptcy, insolvency or similar matters. We have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or Target. With respect to the financial forecasts prepared by the Company, including the forecasts of potential cost savings and potential synergies, we have assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and the Target, and that the financial results reflected by such projections will be realized as predicted. We have not received or reviewed any individual credit files nor have we made an independent evaluation of the adequacy of the allowance for loan losses of the Company or the Target. We have also assumed that the representations and warranties contained in the Agreement and all related documents are true, correct and complete in all material respects.

As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and the Target. We have not received fees for providing investment banking or other services to the Company or the Target within the past two years. We serve as financial adviser to the Company in connection with the Transaction, and we are entitled to receive from the Company reimbursement of our expenses and a fee for our services as financial adviser to the Company, a significant portion of which is contingent upon the consummation of the Transaction. We are also entitled to receive a fee from the Company for providing our Opinion to the Board of Directors of the Company. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this Opinion letter. We expect to pursue future investment banking services assignments with the Company. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company or of any other participant in the Transaction.

We are not legal, accounting, regulatory, or tax experts, and we have relied solely, and without independent verification, on the assessments of the Company and its other advisors with respect to legal, accounting, regulatory and tax matters. We have assumed, with your consent, that the Transaction will not result in any material adverse legal, regulatory, accounting or tax consequences for the Company.

The Opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of the date hereof. It should be understood that

C-2

December 11, 2017

subsequent developments may affect this Opinion and that we do not have any obligation to update, revise or reaffirm this Opinion. We have assumed that the Transaction will be consummated on the terms of the latest draft of the Agreement provided to us, without material waiver or modification. We have assumed that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction to the Company. We are not expressing any opinion herein as to the price at which the common stock or any other securities of the Company will trade following the announcement of the Transaction.

This Opinion is for the use and benefit of the Board of Directors of the Company for purposes of assisting with its evaluation of the Transaction. Our Opinion does not address the merits of the underlying decision by the Company to engage in the Transaction, the merits of the Transaction as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person as to any specific action that should be taken in connection with the Transaction. This Opinion is not intended to confer any rights or remedies upon any other person. In addition, except as explicitly set forth in this letter, you have not asked us to address, and this Opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or to any group of such officers, directors or employees, relative to the compensation to other stockholders of the Company. Our Fairness Opinion Committee has approved the Opinion set forth in this letter. Neither this Opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission. Notwithstanding the foregoing, this Opinion letter and a summary discussion of our underlying analyses and role as financial adviser to the Company may be included in communications to stockholders of the Company, provided that we approve of the content of such disclosures prior to any filing, distribution or publication of such communications.

Based on the foregoing and our general experience as investment bankers, and subject to the assumptions and qualifications stated herein, we are of the opinion, on the date hereof, that the Transaction is fair to the Company from a financial point of view.

Very truly yours,

/s/ STEPHENS INC.

C-3

Appendix D

FNB Bancorp’s Report of Independent Registered Public Accounting Firm and

Audited Consolidated Financial Statements as of December 31, 2017 and 2016,

and for the Three Years in the period ended December 31, 2017

[This page is intentionally blank.]

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

FNB Bancorp

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of FNB Bancorp and subsidiary (the “Company”) as of December 31, 2017 and 2016, the related consolidated statements of earnings, comprehensive earnings, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2017, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2017 and 2016, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Moss Adams LLP

Sacramento, California

March 13, 2018

We have served as the Company’s auditor since 2005.

FNB BANCORP AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 2017 and 2016

(Dollar amounts in thousands)	2017	2016
Assets
Cash and due from banks	$18,353	$15,758
Interest-bearing time deposits with financial institutions	130	205
Securities available-for-sale, at fair value	355,857	360,105
Other equity securities	7,567	7,206
Loans, net of deferred loan fees and allowance for loan losses of $10,171 and $10,167 on December 31, 2017 and December 31, 2016	829,766	782,485
Bank premises, equipment, and leasehold improvements, net	9,322	9,837
Bank owned life insurance	16,637	16,247
Accrued interest receivable	5,317	4,942
Other real estate owned, net	3,300	1,427
Goodwill	4,580	4,580
Prepaid expenses	825	856
Other assets	13,584	15,746

Total assets	$1,265,238	$1,219,394

Liabilities and Stockholders’ Equity
Deposits
Demand, noninterest bearing	$313,435	$296,273
Demand, interest bearing	130,988	121,086
Savings and money market	467,788	487,763
Time	138,084	114,384

Total deposits	1,050,295	1,019,506
Federal Home Loan Bank advances	75,000	71,000
Note payable	3,750	4,350
Accrued expenses and other liabilities	16,913	14,224

Total liabilities	1,145,958	1,109,080
Commitments and Contingencies (Note 12)
Stockholders’ equity
Common stock, no par value, authorized 10,000,000 shares; issued and outstanding 7,442,279 shares at December 31, 2017 and 7,280,122 shares at December 31, 2016	85,565	84,283
Retained earnings	34,654	27,577
Accumulated other comprehensive loss, net of tax	(939)	(1,546)

Total stockholders’ equity	119,280	110,314

Total liabilities and stockholders’ equity	$1,265,238	$1,219,394

See accompanying notes to consolidated financial statements.

FNB BANCORP AND SUBSIDIARY

Consolidated Statements of Earnings

Years ended December 31, 2017, 2016 and 2015

(Dollar amounts and average shares are in thousands, except earnings per share amounts)

	2017	2016	2015
Interest income:
Interest and fees on loans	$41,956	$38,313	$33,235
Interest and dividends on taxable securities	5,209	4,213	3,554
Interest on tax-exempt securities	2,927	2,943	2,454
Interest on deposits with other financial institutions	126	44	39

Total interest income	50,218	45,513	39,282
Interest expense:
Interest on deposits	2,807	2,780	2,359
Interest on FHLB advances	850	67	9
Interest on note payable	214	222	229

Total interest expense	3,871	3,069	2,597

Net interest income	46,347	42,444	36,685
(Recovery of) provision for loan losses	(360)	150	(305)

Net interest income after provision for (recovery of) loan losses	46,707	42,294	36,990

Noninterest income:
Service charges	2,264	2,461	2,501
Net gain on sale of available-for-sale securities	210	438	339
Earnings on bank-owned life insurance	390	402	364
Other income	996	1,294	1,292

Total noninterest income	3,860	4,595	4,496

Noninterest expense:
Salaries and employee benefits	19,366	19,474	18,523
Occupancy expense	2,747	2,528	2,517
Equipment expense	1,646	1,765	1,926
Professional fees	1,482	1,363	1,471
FDIC assessment	400	600	600
Telephone, postage, supplies	1,267	1,199	1,074
Advertising expense	451	524	500
Data processing expense	571	657	1,076
Low income housing expense	472	284	283
Surety insurance	349	347	381
Director expense	288	288	288
Other real estate owned expense (recovery)	80	(5)	4
Other expense	1,430	1,668	1,282

Total noninterest expense	30,549	30,692	29,925

Earnings before provision for income taxes	20,018	16,197	11,561
Provision for income taxes	9,307	5,696	3,364

Net earnings	$10,711	$10,501	$8,197

Earnings per share available to common stockholders:
Basic	$1.46	$1.45	$1.15
Diluted	$1.41	$1.42	$1.12
Weighted average shares outstanding:
Basic	7,361	7,233	7,113
Diluted	7,607	7,417	7,314

See accompanying notes to consolidated financial statements.

FNB BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE EARNINGS

(Dollar amounts in thousands)	Years ended December 31,
	2017	2016	2015
Net earnings	$10,711	$10,501	$8,197

Other comprehensive income:
Unrealized holding gain (loss) on available-for-sale securities net of tax (expense) benefit of ($321), $1,966, and ($120)	755	(2,828)	173
Reclassification adjustment for gains recognized on available-for-sale securities sold, net of tax benefit of ($62), ($179) and ($139)	(148)	(259)	(200)

Total other comprehensive earnings (loss)	607	(3,087)	(27)

Total comprehensive earnings	$11,318	$7,414	$8,170

See accompanying notes to consolidated financial statements.

FNB BANCORP AND SUBSIDIARY

Consolidated Statement of Changes in Stockholders’ Equity

Years ended December 31, 2017, 2016 and 2015

				Accumulated
				other
(Shares and dollar amounts in thousands)				compre-
				hensive
	Common stock		Retained	earnings
	Shares	Amount	earnings	(loss)	Total
Balance at December 31, 2014	6,389	$66,791	$28,729	$1,568	$97,088
Net earnings	—	—	8,197	—	8,197
Other comprehensive loss	—	—	—	(27)	(27)
Cash dividends declared on common stock	—	—	(2,447)	—	(2,447)
Stock dividend of 5%	324	6,663	(6,663)	—	—
Stock options exercised net of shares tendered	100	924	—	—	924
Stock-based compensation expense	—	427	—	—	427

Balance at December 31, 2015	6,813	74,805	27,816	1,541	104,162
Net earnings	—	—	10,501	—	10,501
Other comprehensive loss	—	—	—	(3,087)	(3,087)
Cash dividends declared on common stock	—	—	(2,890)	—	(2,890)
Stock dividend of 5%	347	7,850	(7,850)	—	—
Stock options exercised net of shares tendered	120	1,115	—	—	1,115
Stock-based compensation expense	—	513	—	—	513

Balance at December 31, 2016	7,280	84,283	27,577	(1,546)	110,314
Net earnings	—	—	10,711	—	10,711
Other comprehensive earnings	—	—	—	607	607
Cash dividends declared on common stock	—	—	(3,634)	—	(3,634)
Stock options exercised, net of shares tendered	162	864	—	—	864
Stock-based compensation expense	—	418	—	—	418

Balance at December 31, 2017	7,442	$85,565	$34,654	$(939)	$119,280

See accompanying notes to consolidated financial statements.

FNB BANCORP AND SUBSIDIARY

Consolidated Statements of Cash Flows

Years ended December 31, 2017, 2016 and 2015

(Dollar amounts in thousands)	2017	2016	2015
Cash flows from operating activities:
Net earnings	$10,711	$10,501	$8,197
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation, amortization and accretion	3,940	3,923	3,458
Gain on sale of securities available-for-sale	(210)	(438)	(339)
Stock-based compensation expense	418	513	427
Excess tax benefit from stock option exercises	(340)	—	—
Earnings on bank owned life insurance	(390)	(402)	(364)
(Recovery of) provision for loan losses	(360)	150	(305)
Tax Cut and Jobs Act rate reduction	2,987	—	—
Deferred tax expense (benefit)	(802)	(1,150)	(886)
Change in net deferred loan fees	(487)	(114)	(133)
Increase in accrued interest receivable	(375)	(431)	(473)
Decrease in prepaid expense	31	141	1,856
Decrease in other assets	1,514	2,155	1,852
Increase (decrease) in accrued expenses and other liabilities	812	583	(2,414)

Net cash provided by operating activities	17,449	15,431	10,876

Cash flows from investing activities:
Proceeds from matured/called/sold securities available-for-sale	77,210	76,979	50,247
Purchases of securities available-for-sale	(74,458)	(115,541)	(116,640)
Purchases of other equity securities	(361)	(458)	(300)
Acquisition, net of cash paid	—	—	(10,855)
Maturities of time deposits of other banks	75	—	2,789
Net increase in loans	(48,251)	(59,821)	(45,625)
Net investment in other real estate owned	(56)	(401)	(263)
Purchases of bank premises, equipment, and leasehold improvements	(432)	(687)	(287)

Net cash used in investing activities	(46,273)	(99,929)	(120,934)

See accompanying notes to consolidated financial statements.

FNB BANCORP AND SUBSIDIARY

Consolidated Statements of Cash Flows

Years ended December 31, 2017, 2016 and 2015

(Dollar amounts in thousands)	2017	2016	2015
Cash flows from financing activities:
Net increase in demand and savings deposits	$7,089	$47,363	$107,422
Net increase (decrease) in time deposits	23,700	(11,046)	(6,553)
Net advances (repayment) of FHLB borrowings	4,000	54,000	8,000
Principal repayment on note payable	(600)	(600)	(600)
Cash dividends paid on common stock	(3,634)	(2,890)	(1,786)
Cash in lieu of franctional shares	—	—	(13)
Exercise of stock options	864	1,115	924

Net cash provided by financing activities	31,419	87,942	107,394

Net increase (decrease) in cash and cash equivalents	2,595	3,444	(2,664)
Cash and cash equivalents at beginning of year	15,758	12,314	14,978

Cash and cash equivalents at end of year	$18,353	$15,758	$12,314

Additional cash flow information:
Interest paid	$3,607	$3,059	$2,543
Income taxes paid	7,875	6,335	4,737
Non-cash investing and financing activities:
Accrued dividends	961	738	648
Change in fair value of available-for-sale securities, net of tax effect	607	(3,087)	(27)
Loans transferred to other real estate owned	1,817	—	—
Stock dividend of 5%	—	7,850	6,663
Acquisition:
Fair value of assets acquired	—	—	115,119
Fair value of liabilities assumed	—	—	93,619

See accompanying notes to consolidated financial statements.

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

(1)	The Company and Summary of Significant Accounting Policies

FNB Bancorp (the “Company”) is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Company was incorporated under the laws of the State of California on February 28, 2001. The consolidated financial statements include the accounts of FNB Bancorp and its wholly-owned subsidiary, First National Bank of Northern California (the “Bank”). The Bank provides traditional banking services in San Mateo, San Francisco and Santa Clara Counties.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates. The significant accounting estimates are the allowance for loan losses, the valuation of goodwill, the valuation of the allowance for deferred tax assets and fair value determinations such as OREO and impaired loans. A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

On December 11, 2017, the Company’s Board of Directors signed a definitive agreement to sell FNB Bancorp and its wholly owned subsidiary, First National Bank of Northern California, in an all stock transaction, to TriCo Bancshares. The details of the definitive agreement are discussed in Note 2 – The Agreement and Plan of Merger and Reorganization.

(a)	Basis of Presentation

The accounting and reporting policies of the Company and its wholly-owned subsidiary are in accordance with accounting principles generally accepted in the United States of America. All intercompany balances and transactions have been eliminated.

(b)	Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are sold for one-day periods. The cash equivalents are readily convertible to known amounts of cash and present insignificant risk of changes in value due to original maturity dates of 90 days or less. Included in cash and cash equivalents are restricted balances at the Federal Reserve Bank of San Francisco which relate to a minimum cash reserve requirement of approximately $0 and $1,810,000 at December 31, 2017 and 2016, respectively.

(c)	Investment Securities

Investment securities consist of U.S. Treasury securities, U.S. agency securities, obligations of states and political subdivisions, obligations of U.S. corporations, mortgage-backed securities and other securities. At the time of purchase of a security, the Company designates the security as held-to-maturity or available-for-sale, based on its investment objectives, operational needs, and intent to hold. The Company classifies securities as held to maturity only if and when it has the positive intent and ability to hold the security to maturity. The Company does not purchase securities with the intent to engage in trading activity. Held to maturity securities are recorded at amortized cost, adjusted for amortization of premiums or accretion of discounts.

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

The Company did not have any investments in the held-to-maturity portfolio at December 31, 2017 or 2016. Securities available-for-sale are recorded at fair value with unrealized holding gains or losses, net of the related tax effect, reported as a separate component of stockholders’ equity until realized.

An impairment charge will be recorded if the Company has the intent to sell a security that is currently in an unrealized loss position or where the Company may be required to sell a security that is currently in an unrealized loss position. A decline in the fair value of any security available-for-sale or held-to-maturity below cost that is deemed other than temporary will cause a charge to earnings to be recorded and the corresponding establishment of a new cost basis for the security. Amortization of premiums and accretion of discounts on debt securities are included in interest income over the life of the related security held-to-maturity or available-for-sale using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses for securities classified as available-for-sale and held-to-maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

Investments with fair values that are less than amortized cost are considered impaired. Impairment may result from either a decline in the financial condition of the issuing entity or, in the case of fixed interest rate investments, from rising interest rates. At each consolidated financial statement date, management assesses each investment to determine if impaired investments are temporarily impaired or if the impairment is other than temporary. This assessment includes a determination of whether the Company intends to sell the security, or if it is more likely than not that the Company will be required to sell the security before recovery of its amortized cost basis less any current-period credit losses. For debt securities that are considered other than temporarily impaired and that the Company does not intend to sell and will not be required to sell prior to recovery of the amortized cost basis, the amount of impairment is separated into the amount that is credit related (credit loss component) and the amount due to all other factors. The credit loss component is recognized in earnings and is calculated as the difference between the security’s amortized cost basis and the present value of its expected future cash flows. The remaining difference between the security’s fair value and the present value of the future expected cash flows is deemed to be due to factors that are not credit related and is recognized in other comprehensive earnings.

(d)	Derivatives

All derivatives contracts and instruments are recognized as either assets or liabilities in the consolidated balance sheet and measured at fair value. The Company did not hold any derivative contracts at December 31, 2017 or 2016.

(e)	Loans

Loans are reported at the principal amount outstanding, net of deferred loan fees and the allowance for loan losses. An unearned discount on installment loans is recognized as income over the terms of the loans by the interest method. Interest on other loans is calculated by using the simple interest method on the daily balance of the principal amount outstanding. Loan fees net of certain direct costs of origination, which represent an adjustment to interest yield, are deferred and amortized over the contractual term of the loan using the interest method.

Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest on loans is discontinued either when reasonable doubt exists as to the full and timely collection of interest or principal when a loan becomes contractually past due by 90 days or more with respect to interest or principal. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Interest accruals are resumed on such loans only when they are brought

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

A loan is considered impaired if, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due, according to the contractual terms of the loan agreement. An impaired loan is measured based upon the present value of future cash flows discounted at the loan’s effective rate, the loan’s observable market price, or the fair value of collateral if the loan is collateral dependent. Interest on impaired loans is recognized on a cash basis. If the measurement of the impaired loan is less than the recorded investment in the loan, an impairment is recognized by a charge to the allowance for loan losses. Large groups of smaller balance loans are collectively evaluated for impairment.

Restructured loans are loans on which concessions in terms have been granted because of the borrowers’ financial difficulties. Interest is generally accrued on such loans in accordance with the new terms, once the borrower has demonstrated a history of at least six months repayment. A loan is considered to be a troubled debt restructuring when the Company, for economic or legal reasons related to the debtor’s financial difficulties grants a concession to the debtor that makes it easier for the debtor to make their required loan payments. The concession may take the form of a temporary reduction in the interest rate or monthly payment amount due or may extend the maturity date of the loan. Other financial concessions may be agreed to as conditions warrant. Troubled debt restructured loans are accounted for as impaired loans. For an impaired loan that has been restructured, the contractual terms of the loan agreement refer to the contractual terms specified by the original loan agreement, not the contractual terms specified by the restructuring agreement.

Loans acquired in business combinations are recorded on a loan-by-loan basis at their estimated fair value. The Company uses third party valuation specialists to determine the estimated fair value on all acquired loans. The Company acquires both performing and impaired loans (loans acquired with evidence of credit quality deterioration at the time of purchase) in its acquisitions. For acquired performing loans, any discount or premium related to fair value adjustments at the time of purchase is recognized as interest income over the estimated life of the loan using the effective yield method. Loans acquired with evidence of credit quality deterioration, at the time of purchase, are accounted for under ASC 310-30 Loans and Debt Securities Acquired with Deteriorated Credit Quality (“ASC 310-30 Loans”). For ASC 310-30 loans, the excess of cash flows expected to be collected over a loan’s carrying value is considered to be the accretable yield and is recognized as interest income over the estimated life of the loan using the effective yield method. The acquisition date estimates of accretable yield may subsequently change due to changes in management’s estimates of timing and amounts of expected cash flows.

The excess of the contractual amounts due over the cash flows expected to be collected is considered to be the nonaccretable difference. The nonaccretable difference represents the Company’s estimate of the credit losses expected to occur and is considered in determining the fair value of the loans as of the acquisition date. Subsequent to the acquisition date, any increases in expected cash flows over those expected at acquisition date in excess of fair value are adjusted through an increase to the accretable yield on a prospective basis. Any subsequent decreases in cash flows attributable to credit deterioration are recognized by recording additional provision for loan losses.

(f)	Allowance for Loan Losses

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged off against the allowance for loan losses when management believes that the collectability of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb probable losses inherent in existing loans, standby letters of credit, overdrafts, and commitments to extend credit based on

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

evaluations of collectability and prior loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, loan concentrations, specific problem loans and current and anticipated economic conditions that may affect the borrowers’ ability to pay. While management uses these evaluations to determine the level of the allowance for loan losses, future provisions may be necessary based on changes in the factors used in the evaluations. Material estimates relating to the determination of the allowance for loan losses are particularly susceptible to significant change in the near term. Management believes that the allowance for loan losses is adequate as of December 31, 2017. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions, and our borrowers’ ability to pay. In addition, the banking regulators, as an integral part of its examination process, periodically review the Bank’s allowance for loan losses. The banking regulators may require the Bank to recognize additions to the allowance based on their judgment about information available to them at the time of their examination.

(g)	Premises and Equipment

Premises and equipment are reported at cost less accumulated depreciation using the straight-line method over the estimated service lives of related assets ranging from 3 to 50 years. Leasehold improvements are amortized over the estimated lives of the respective leases or the service lives of the improvements, whichever is shorter.

(h)	Impairment of long-lived assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. No impairment loss was recognized in 2017 or 2016.

(i)	Other Real Estate Owned

Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at the lower of the carrying amount of the loan or fair value of the property at the date of foreclosure, less anticipated selling costs. Subsequent to foreclosure, valuations are periodically performed, and any subsequent revisions in the estimate of fair value are reported as an adjustment to the carrying value of the real estate, provided the adjusted carrying amount does not exceed the original amount at foreclosure. Revenues and expenses from operations and changes in the valuation allowance are included in other operating expenses.

The Company may make loans to facilitate the sale of foreclosed real estate. Gains and losses on financed sales are recorded in accordance with the appropriate accounting standard, taking into account the buyer’s initial and continuing investment in the property, potential subordination and transfer of ownership.

(j)	Goodwill and Other Intangible Assets

Goodwill is recognized in a business acquisition transaction when the acquisition purchase price exceeds the fair value of identified tangible and intangible assets and liabilities. Goodwill is subsequently evaluated for possible impairment at least annually. If impairment is determined to exist, it is recorded in the period it is identified. The Company evaluated goodwill at December 31, 2017 and found no impairment.

Other intangible assets consist of core deposit and customer intangible assets that are initially recorded at fair value and subsequently amortized over their estimated useful lives, usually no longer than a seven year period.

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

(k)	Cash Dividends

The Company’s ability to pay cash dividends is subject to restrictions set forth in the California General Corporation Law. Funds for payment of any cash dividends by the Company would be obtained from its investments as well as dividends and/or management fees from the Bank. The Bank’s ability to pay cash dividends is also subject to restrictions imposed under the National Bank Act and regulations promulgated by the Office of the Comptroller of the Currency.

(l)	Stock Dividends and Stock Split

On March 31, 2017, the Company announced that its board of directors had declared a 3 for 2 stock split aggregating approximately 2,436,057 shares. The stock split had a record date of May 5, 2017 and a payable date of May 26, 2017. On October 28, 2016, the Company announced that its Board of Directors had declared a five percent (5%) stock dividend which resulted in approximately 231,000 shares being issued, payable to investors at the rate of one share of Common Stock for every twenty (20) shares of Common Stock owned. The stock dividend was paid on December 30, 2016. The earnings per share data for all periods presented have been adjusted for the stock split and the stock dividend. Stock splits are reflected retroactively back to the earliest period presented. However, the Consolidated Statement of Changes in Stockholders’ Equity shows the historical roll forward of stock dividends declared.

(m)	Other Income

Other income includes the following major items for the year ended December 31:

(Dollar amounts in thousands)	2017	2016	2015
Dividend income-other equity securities	$558	$775	$651
Rental income-other real estate owned	152	144	144
All other items	286	375	497

Total other income	$996	$1,294	$1,292

(n)	Other Expense

Other expense includes the following major items for the year ended December 31:

(Dollar amounts in thousands)	2017	2016	2015
Dues and memberships	$176	$146	$125
Real estate appraisals	58	75	75
Training and seminars	99	54	66
Amortization of deposit premium	171	207	82
Card based third party fees	113	104	96
Armored transit	86	113	113
Regulatory assessment	290	269	238
Operating losses	100	188	97
All other items	337	512	390

	$1,430	$1,668	$1,282

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

(o)	Income Taxes

Deferred income taxes are determined using the asset and liability method. Under this method, net deferred tax assets and liabilities are recognized by applying current tax rates to temporary timing differences between the financial reporting and tax basis of existing assets and liabilities. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. A valuation allowance is established through the provision for income taxes for any deferred tax assets where the utilization of the asset is in doubt. As changes in tax laws or rates are enacted, or as significant changes are made in financial projections, deferred tax assets and liabilities are adjusted through the provision for income taxes.

On December 22, 2017, President Donald Trump signed into law the Tax Cuts and Jobs Act of 2017 (the “Act”), which reduced the federal income tax rate from 35% to 21% beginning in 2018. Pursuant to the passage of the Act, the Company has revalued our deferred assets and liabilities in accordance with the lower federal income tax rate resulting in a reduction in our net deferred tax asset and an additional income tax expense of $2,987,000 during 2017.

The Company had no unrecognized tax benefits as of December 31, 2017, 2016 and 2015, respectively. The Company recognizes interest accrued and penalties related to unrecognized tax benefits in tax expense. During the years ended December 31, 2017, 2016 and 2015, the Company believes that any penalties and interest that may exist are not material and the Company has not accrued for them.

At December 31, 2017, the Bank had a $1,358,000 net investment in five partnerships, which own low-income affordable housing projects that generate tax benefits in the form of federal and state housing tax credits. As a limited partner investor in these partnerships, the Company receives tax benefits in the form of tax deductions from partnership operating losses and federal and state income tax credits.

The federal and state income tax credits are earned over a 10-year period as a result of the investment properties meeting certain criteria and are subject to recapture for noncompliance with such criteria over a 15-year period.

The expected benefit resulting from the low-income housing tax credits is recognized in the period for which the tax benefit is recognized in the Company’s consolidated tax returns. These investments are accounted for using the historical cost method less depreciation and amortization and are recorded in other assets on the balance sheet. The Company recognizes tax credits as they are allocated and amortizes the initial cost of the investments over the period that tax credits are allocated to the Company. There is no residual value for the investment at the end of the tax credit allocation period. Cash received from operations of the limited partnership or sale of the properties, if any, will be included in earnings when realized.

(p)	Earnings per Share

Earnings per common share (EPS) are computed based on the weighted average number of common shares outstanding during the period. Basic EPS excludes dilution and is computed by dividing net earnings available to common stockholders by the weighted average of common shares outstanding. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The number of potential common shares included in the quarterly diluted EPS is computed using the average market price during the three months included in the reporting period under the treasury method. In years where a stock split or stock dividend occurs, all weighted average shares reported are adjusted to reflect the stock split retroactively applied to each of the periods presented. The number of potential common shares

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

included in year-to-date diluted EPS is a year-to-date weighted average of potential shares included in each quarterly diluted EPS computation. All common stock equivalents are anti-dilutive when a net loss occurs. A 3-for-2 stock split occurred in 2017, and a 5% stock dividend was declared in both 2016 and 2015 and therefore prior per share amounts and weighted average shares outstanding have been adjusted for the stock split and stock dividends that occurred.

(Number of shares in thousands)	2017	2016	2015
Weighted average common shares outstanding-used in computing basic earnings per share	7,361	7,233	7,113
Dilutive effect of stock options outstanding, using the treasury stock method	246	184	201

Shares used in computing diluted earnings per share	7,607	7,417	7,314

(q)	Stock Option Plans

Measurement of the cost of stock options granted is based on the grant-date fair value of each stock option granted using the Black-Scholes valuation model. The cost is then amortized to expense on a straight-line basis over each option’s requisite service period. The amortized expense of the stock option’s fair value has been included in salaries and employee benefits expense on the consolidated statements of earnings for the three years ended December 31, 2017, 2016 and 2015. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the expected term of the option is based on the U. S. Treasury yield curve in effect at the time of the grant. Volatility was calculated using historical price changes on a monthly basis over the expected life of the option. The dividend yield was calculated using the annual projected cash dividends divided by the market value of the Company’s stock.

(r)	Fair Values of Financial Instruments

The accounting standards provide for a fair value measurement framework that quantifies fair value estimates by the level of pricing precision. The degree of judgment utilized in measuring the fair value of assets generally correlates to the level of pricing precision. Financial instruments rarely traded or not quoted will generally have a higher degree of judgment utilized in measuring fair value. Pricing precision is impacted by a number of factors including the type of asset or liability, the availability of the asset or liability, the market demand for the asset or liability, and other conditions that were considered at the time of the valuation.

In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. Transfers between levels of the fair values hierarchy are recognized at the actual date of the event or circumstance that caused the transfer.

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

(s)	Bank Owned Life Insurance

The Company purchased insurance on the lives of certain executives. The policies accumulate asset values to meet future liabilities including the payment of employee benefits such as the deferred compensation plan. Changes in the cash surrender value are recorded as other noninterest income in the consolidated statements of earnings.

(t)	Federal Home Loan Bank Borrowings

The Bank maintains a collateralized line of credit with the Federal Home Loan Bank (“FHLB”) of San Francisco. Under this line, the Bank may borrow on a short term or a long term (over one year) basis at the then stated interest rate. FHLB advances are recorded and carried at their historical cost. FHLB advances are not transferable and may contain prepayment penalties. In addition to the collateral pledged, the Company is required to hold prescribed amounts of FHLB stock that vary with the usage of FHLB borrowings.

(u)	Comprehensive Earnings

Certain changes in assets and liabilities, such as unrealized gain and losses on available-for-sale securities are reported as a separate component of the equity section of the consolidated balance sheet, such items, along with net income, are components of comprehensive income.

(v)	Note Payable

The Company obtained a corporate loan with a five year term, for $6,000,000, payable at $50,000 principal monthly, plus interest, and is based on the 3-month LIBOR rate plus 4%.

(w)	Federal Home Loan Bank Stock

Federal Home Loan Bank (FHLB) stock represents an equity interest that does not have a readily determinable fair value because its ownership is restricted and it lacks a market (liquidity). FHLB stock is recorded at cost.

(x)	Reclassifications

Certain prior year information has been reclassified to conform to current year presentation. The reclassifications had no impact on consolidated net earnings or retained earnings.

(y)	Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) 2014-9, Revenue from Contracts with Customers. The core principal of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also specifies the accounting for some costs to obtain or fulfill a contract with a customer, as well as enhanced disclosure requirements. In August 2015, the FASB issued 2015-14 which deferred the effective date of ASU 2014-09 to fiscal years, and interim reporting periods within those fiscal years, beginning after December 31, 2017. In March 2016, the FASB issued ASU 2016-08 which clarified the revenue recognition implementation guidance on principal versus agent considerations and is effective during the same period as ASU 2014-09. In April 2016, The FASB issued ASU 2016-10 which clarified the revenue recognition guidance regarding the

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

identification of performance obligations and the licensing implementation and is effective during the same period as ASU 2014-09. In May 2016, the FASB issued ASU 2016-12 which narrowly amended the revenue recognition guidance regarding collectability, noncash consideration, presentation of sales tax and transition. ASU 2016-12 is effective during the same period as ASU 2014-09.

The majority of the Company’s revenue consists of net interest income on financial assets and financial liabilities, which is explicitly excluded from the scope of ASU 2014-09. The Company adopted the new standard beginning January 1, 2018. The Company completed its analysis for determining the extent ASU 2014-09 will affect its noninterest income, primarily in the area of fees and service charges on deposit accounts. Based on the analysis performed, the Company did not have a material change in timing or measurement of revenues related to noninterest income. The Company will continue to evaluate the effect that this guidance will have on other revenue steams within its scope, as well as changes in disclosures required by the new guidance. However, the Company does not expect this to have a material impact on the Company’s consolidated financial statements.

In January 2016 FASB issued ASU 2016-01, Financial Instruments-overall (subtopic 825-10) Recognition and Measurement of Financial Assets and Financial Liabilities. Before the global financial crisis that began in 2008, both the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) began a joint project to improve and to achieve convergence of their respective standards on the accounting for financial instruments. The global economic crisis further highlighted the need for improvement in the accounting models for financial instruments in today’s complex economic environment. As a result, the main objective in developing this Update is enhancing the reporting model for financial instruments to provide users of financial statements with more decision-useful information. For public business entities, the amendments in this Update address certain aspects of recognition measurement. The amendments in this Update are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The adoption of this Update is not expected to have a material impact on the Company’s consolidated financial statements.

In February 2016 FASB issued ASU 2016-02, Leases (Topic 842). The FASB is issuing this Update to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. All leases create an asset and a liability for the lessee in accordance with FASB Concepts Statement No. 6, Elements of Financial Statements, and, therefore, recognition of those lease assets and lease liabilities represents an improvement over previous GAAP, which did not require lease assets and lease liabilities to be recognized for most leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Although an estimate of the impact on the new leasing standard has not yet been determined, the Company expects a significant new lease asset and related liability to be recorded on the consolidated balance sheet due to the number of branch facilities that are subject to a formal Lease agreement.

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606); Principal versus agent considerations (reporting revenue gross versus net). The core principle of the guidance in Topic 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in this Update do not change the core principle of the guidance. The amendments clarify the implementation guidance on principal versus agent considerations. When another party is involved in providing goods or services to a customer, an entity is required to determine whether the nature of its promise to provide the specified good or service itself (that is, the entity is a principal) or to arrange for that good or service to be provided by the other party (that is, the entity is an agent). When (or as) an entity that is a principal satisfies a performance obligation, the entity recognizes revenue in the gross amount of consideration to which it expects

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

to be entitled in exchange for the specified good or service transferred to the customer. When (or as) an entity that is an agent satisfies a performance obligation, the entity recognizes revenue in the amount of any fee or commission to which it expects to be entitled in exchange for arranging for the specified good or service to be provided by the other party. ASU 2016-08 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company has reviewed all our customer relationships in order to determine whether an agency relationship exists and if it does, whether the Company needed to change the way we recognize income related to these relationships. The Company does not believe the adoption of this ASU will have a material impact on the Company’s consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation – Stock Compensation (Topic 718). ASU 2016-09, among other things, requires: (i) that all excess tax benefits and tax deficiencies (including tax benefits of dividends on share-based payment awards) should be recognized as income tax expense or benefit in the income statement, (ii) the tax effects of exercised or vested awards should be treated as discrete items in the reporting period in which they occur, (iii) an entity also should recognize excess tax benefits regardless of whether the benefit reduces taxes payable in the current period, (iv) excess tax benefits should be classified along with other income tax cash flows as an operating activity, (v) an entity can make an entity-wide accounting policy election to either estimate the number of awards that are expected to vest (current GAAP) or account for forfeitures when they occur, (vi) the threshold to qualify for equity classification permits withholding up to the maximum statutory tax rates in the applicable jurisdictions, and (vii) cash paid by an employer when directly withholding shares for tax withholding purposes should be classified as a financing activity. ASU 2016-09 was effective for the Company on January 1, 2017 and did not have a significant impact on the Company’s consolidated financial statements.

In June 2016 FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326). Measurement of Credit Losses. The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. The income statement reflects the measurement of credit losses for newly recognized financial assets, as well as the expected increases or decreases of expected credit losses that have taken place during the period. ASU 2016-13 is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU on the Company’s consolidated financial statements.

In August 2016, FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230; Classification of Certain Cash Receipts and Cash Payments. This ASU update addresses eight cash flow classification issues related to: debt prepayment or debt extinguishment costs; settlement of zero coupon debt instruments; contingent consideration payments made after a business combination; proceeds from the payment of insurance claims; proceeds from the settlement of corporate owned life insurance policies, including bank owned life insurance policies; distributions received from equity method investees; beneficial interests in securitization transactions; and separately identifiable cash flows and application of the predominance principal. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The adoption of this Update is not expected to have a material impact on the Company’s consolidated financial statements.

In January 2017, FASB issued ASU 2017-01, Business Combinations, (Topic 805) Clarifying the Definition of a Business. The amendments are intended to provide guidance to companies in evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill and consolidation. The amendments are effective for annual and interim reporting periods after December 31, 2017. The Company has begun the process

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

to implement this guidance. The guidance, is not, however, expected to have a material impact on the Company’s financial statements.

In January 2017, FASB issued ASU 2017-03, Accounting Changes and Error Corrections (Topic 250) and Investments – Equity Method and Joint Ventures (Topic 323). This ASU amends the Codification for SEC Staff Announcements made at recent Emerging Issues Task Force (EITF) meetings. The SEC staff expressed their expectations about the extent of disclosures registrant should make about the effects of the new FASB guidance as well as any amendments issued prior to adoption, or revenue (ASU 2014-09), leases (ASU 2016-02) and credit losses on financial instruments (ASU 2106-013). In accordance with SAB Topic M, Registrants are required to disclose the effect that recently issued accounting standards will have on their financial statements when adopted in a future period. In cases where a registrant cannot reasonably estimate the impact of the adoption, then additional qualitative disclosures should be considered. The amendments are effective for annual and interim periods after December 31, 2017. The adoption of this ASU in not expected to have a material impact on the Company’s consolidated financial statements.

In January 2017, FASB issued ASU 2017-04, Intangibles-Goodwill and Other (Topic 350). Simplifying the Test for Goodwill Impairment. To simplify the subsequent measurement of goodwill, the Board eliminated Step 2 from the goodwill impairment test. In computing the implied fair value of goodwill under Step 2, an entity had to perform procedures to determine the fair value, at the impairment testing date, of its assets and liabilities (including unrecognized assets and liabilities) following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. Instead, under the amendments in this Update, an entity should perform its annual, or interim, goodwill impairment testing by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, an entity should consider income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. The Board also eliminated the requirements for any reporting unit with a zero or negative carrying amount of net assets. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. This Update also includes amendments to the Overview and Background Sections of the Codification (as discussed in Part II of the amendments) as part of the Board’s initiative to unify and improve the Overview and Background Sections across Topics and Subtopics. This ASU is effective for fiscal years beginning after December 15, 2019. The adoption of this Update is not expected to have a material impact on the Company’s consolidated financial statements.

In March 2017, FASB issued ASU 2017-08, Receivables – Nonrefundable Fees and Other Costs (Subtopic 310-20). Premium Amortization on Purchased Callable Debt Securities. This Update was issued in order to shorten the amortization period for certain purchased callable debt securities held at a premium to the earliest call date. This amendment does not require an accounting change for securities held at a discount; the discount continues to be amortized to maturity. Before this update was issued, previous generally accepted accounting principles (GAAP) allowed purchased premiums to be amortized as an adjustment of yield over the contractual life of the instrument.

Stakeholders raised concerns that current GAAP excludes certain callable debt securities from consideration of early repayment of principal even if the holder is certain that the call will be exercised.

As a result, upon the exercise of a call on a callable debt security held at a premium, the unamortized premium is recorded as a loss in earnings. Additionally, stakeholders told the Board that there is diversity in practice (1) in

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

the amortization period for premiums of callable debt securities and (2) in how the potential for exercise of a call is factored into current impairment assessments. Stakeholders noted that generally, in the United States, callable debt securities are quoted, priced, and traded assuming a model that incorporates consideration of calls (also referred to as “yield-to-worst” pricing). For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The adoption of this Update is not expected to have a material impact on the Company’s consolidated financial statements.

In May 2017, FASB issued ASU 2017-09, Compensation – Stock Compensation (Topic 718). Scope of Modification Accounting. This update was issued in order to provide clarity regarding accounting for changes to terms and conditions of share-based payment awards. This amendment requires a company to account for the effects of a share based payment award modification unless (i) the fair value of the modified award is the same as the original award; (ii) the vesting of the modified award is the same as the original award; and (iii) the classification of the modified award as an equity instrument or a liability instrument is the same as the original award. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. The adoption of this Update is not expected to have a material impact on the Company’s consolidated financial statements.

In July, 2017, FASB issued ASU 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815); (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. This update was issued in order to provide additional clarity related to accounting for certain financial instruments that have characteristics of both liabilities and equity. In particular, this update addresses freestanding and embedded financial instruments with down round features and whether they should be treated as a liability or equity instrument. Part II of the Update addresses the accounting and disclosure requirements of mandatorily redeemable financial instruments. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The adoption of this Update is not expected to have a material impact on the Company’s consolidated financial statements.

In August 2017, FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. This Update was issued in order to improve the financial reporting of hedging relationships and to portray the economic results of an entity’s risk management activities in a manner that is easier to understand. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The adoption of this Update is not expected to have a material impact on the Company’s consolidated financial statements.

In February 2018, FASB issued 2018-02, Income Statement – Reporting Comprehensive Income (Topic 220). The Update was issued in order to allow a reclassification from accumulated other comprehensive income to retained earnings in order to eliminate the “stranded” tax effects resulting from the federal income tax rate reduction contained in the Tax Cuts and Jobs Act that was signed into law on December 22, 2017. However, because the amendments only relate to the reclassification of the income tax effects of the Tax Cuts and Jobs Act, the underlying guidance that requires the effect of a change in tax law or rates to be included in income from continuing operations is not affected. For all business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption for public business entities for which financial statements have not yet been issued is allowed. The adoption of this Update is expected to result in a reduction in retained earnings of approximately $165,000.

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

(2)	Agreement and Plan of Merger and Reorganization

On December 11, an Agreement and Plan of Merger and Reorganization (the “Agreement”) was entered into between FNB Bancorp and TriCo Bancshares whereby FNB Bancorp agreed to be merged with and into TriCo Bancshares, with TriCo as the surviving corporation in the merger. Immediately following the merger, First National Bank of Northern California will merge with and into Tri Counties Bank (“TriCo”), with TriCo as the surviving bank. The respective boards of both FNB Bancorp and TriCo Bancshares have approved the merger, but the merger must still receive shareholder and regulatory approval to proceed. Under the terms of the agreement, so long as the market price of TriCo Bancshares stays within prescribed limits, shareholders of FNB Bancorp will exchange each of their FNB Bancorp shares for 0.98 shares of TriCo Bancshares. The upcoming FNB Bancorp shareholder meeting where shareholders of record will be asked to vote on this merger is expected to occur in April 2018 with the merger closing date expected sometime in either May or June 2018.

(3)	Acquisition

FNB Bancorp acquired all of the assets and liabilities of America California Bank on September 4, 2015, using the acquisition method of accounting for cash consideration of $21,500,000, and accordingly, the operating results of the acquired entities have been included in the consolidated financial statements from the date of the acquisition. On the date of the acquisition, the fair value of the assets acquired and the liabilities assumed were as follows:

(In thousands)	America California Bank September 4, 2015
Assets acquired:
Cash and due from banks, net of cash paid	$10,855
Loans	92,962
Premises and equipment, net	62
Bank owned life insurance	2,971
Goodwill	2,739
Core deposit intangible	727
Other assets	4,803

Total assets acquired	$115,119

Liabilities assumed:
Noninterest-bearing deposits	$14,500
Interest-bearing deposits	75,626
Other liabilities	3,493

Total liabilities assumed:	93,619

Merger consideration (all cash)	$21,500

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

(In thousands)	America California Bank September 4, 2015
Book value of net assets acquired from America California Bank	$18,138
Fair value adjustments:
Loans	2,171
Core deposit intangible asset	727
Time deposits	(1,732)
Other liabilities	(243)

Total purchase accounting adjustments	19,061
Deferred tax liabilities	(300)

Fair value of net assets acquired from America California Bank	$18,761

Merger consideration	21,500
Less fair value of net assets acquired	(18,761)

Goodwill	$2,739

As a result of this acquisition, the Company recorded $2.7 million in goodwill, which represents the excess of the total purchase price paid over the fair value of the assets acquired, net of the fair values of liabilities assumed. Goodwill reflects the expected value created through the combination of the Company and the acquired company.The entire amount of recorded goodwill in the America California Bank acquisition is expected to be deductible. In the case of the America California Bank acquisition, the Company gains greater customer relationships to the Asian community in San Francisco, we can increase the borrowing to loan customers due to higher loan borrower concentration limits, and we leverage our capital to help improve our return on equity. At December 31, 2017 and 2016, management determined that the market value of our Company exceeded our carrying value; therefore, there was no goodwill impairment. The following is a description of the methods used to determine the fair values of significant assets and liabilities at acquisition date:

Loans

As discussed in Note 1, the fair values of acquired loans are derived from the present values of the expected cash flows for Each acquired loan were projected based on contractual cash flows adjusted for expected prepayment, probability of default and expected prepayment, probability of default and expected loss given default, and principal recovery.

Prepayment rates were applied to the principal outstanding based on the type of loan acquired. Prepayments were based on a constant prepayment rate (“CPR”) applied over the life of the loan. The Company used a CPR of between 6% and 24%, depending on the characteristics of the loan acquired.

Non-credit-impaired loans with similar characteristics were grouped together and were treated in the aggregate when applying the discount rate to the expected cash flows. Aggregation factors, considered included in the type of loan and related collateral, risk classification, fixed or variable interest rate, term of loan and whether or not the loan was amortizing.

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Core Deposit Intangible

The core deposit intangible represents the estimated future benefits of acquired deposits and is recorded separately from the related deposits. The value of the core deposit intangible asset was determined using a discounted cash flow approach to arrive at the cost differential between the core deposits

In thousands	2018	2019	2020	2021	2022 and later	Total
Core deposit intangible amortization	$1	$66	$45	$29	$174	$315

Pro Forma Results of Operations

The contribution of the acquired operations of America California Bank to our results of operation for the period September 5, 2015 to December 31, 2015 is as follows: interest income of $1,889,000, interest expense of $152,000, non-interest income of $58,000, non-interest expense of $551,018, and income before taxes of $1,244,000. These amounts include acquisition-related costs, accretion or amortization of the discount or premium on the acquired loans, amortization of the fair value markup on time deposits, and core deposit intangible amortization. America California Bank’s results of operations prior to the acquisition date are not included in our operating results for 2015.

The following table presents America California Bank’s revenue and earnings included in the Company’s consolidated statement of comprehensive income for the year ended December 31, 2015 on a pro forma basis as if the acquisition date had been December 31 in the year before the pro forma year presented. This pro forma information does not necessarily reflect the results of operations that would have resulted had the acquisition been completed at the beginning of the periods presented, nor is it indicative of the results of operations in future periods.

Pro Forma Revenue and Earnings (in thousands)	Revenue	Net Earnings
Actual from September 5, 2015 to December 31, 2015 for America California Bank only	$1,889	$734
2015 supplemental pro forma of the combined entity for the year ended December 31, 2015	42,749	9,458

Acquisition-related expenses are recognized as incurred and continue until all systems have been converted and operational functions become fully integrated. The Bank incurred one-time third-party acquisition related expenses in the consolidated statement of comprehensive earnings during 2015 as follows:

(in thousands)	December 31, 2015
Data processing expense	$515
Occupancy expense	342
Surety insurance	35
Equipment expense	2

Total	$894

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

(4)	Restricted Cash Balance

Cash and due from banks includes balances with the Federal Reserve Bank of San Francisco (the FRB). The Bank is required to maintain specified minimum average balances with the FRB, based primarily upon the Bank’s deposit balances. As of December 31, 2017, and 2016, the Bank maintained deposits in excess of the FRB reserve requirement, which was $0 and $1,810,000, respectively.

(5)	Securities Available-for-Sale

The amortized cost and fair values of securities available-for-sale are as follows:

(Dollar amounts in thousands)	Amortized cost	Unrealized gains	Unrealized losses	Fair value
December 31, 2017:
U.S. Treasury securities	$1,989	$—	$(14)	$1,975
Obligations of U.S. government agencies	42,247	10	(434)	41,823
Mortgage-backed securities	121,087	421	(1,716)	119,792
Asset-backed securities	3,734	—	(48)	3,686
Obligations of states and political subdivisions	150,724	1,325	(946)	151,103
Corporate debt	37,409	199	(130)	37,478

	$357,190	$1,955	$(3,288)	$355,857

December 31, 2016:
U.S. Treasury securities	$977	$10	$—	$987
Obligations of U.S. government agencies	60,773	112	(340)	60,545
Mortgage-backed securities	85,709	397	(1,822)	84,284
Obligations of states and political subdivisions	151,988	1,458	(1,828)	151,618
Corporate debt	63,277	121	(727)	62,671

	$362,724	$2,098	$(4,717)	$360,105

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

At December 31, 2017, there were 65 securities in an unrealized loss position for greater than 12 consecutive months, and 135 securities in an unrealized loss position for under 12 months. At December 31, 2016, there were no securities in an unrealized loss position for greater than 12 consecutive months, and 227 securities in an unrealized loss position for under 12 months. Management periodically evaluates each security in an unrealized loss position to determine if the impairment is temporary or other-than-temporary. Management has determined that no investment security is other-than-temporarily impaired at December 31, 2017 and 2016. The unrealized losses are due solely to interest rate changes, and the Company does not intend to sell nor expects it will be required to sell investment securities identified with impairments resulting from interest rate declines prior to the earliest of forecasted recovery or the maturity of the underlying investment security.

December 31, 2017: (Dollar amounts in thousands)	Total Fair Value	< 12 Months Unrealized Losses	Total Fair Value	12 Months or > Unrealized Losses	Total Fair Value	Total Unrealized Losses
U. S. Treasury securities	$1,975	$(14)	$—	$—	$1,975	$(14)
Obligations of U.S. government agencies	22,364	(195)	16,461	(236)	38,825	(434)
Mortgage-backed securities	46,515	(424)	38,003	(1,292)	84,518	(1,716)
Asset-backed securities	3,685	(48)	—	—	3,685	(48)
Obligations of states and political subdivisions	46,919	(460)	15,243	(486)	62,162	(946)
Corporate debt	13,255	(112)	1,982	(18)	15,237	(130)

Total	$134,713	$(1,253)	$71,689	$(2,032)	$206,402	$(3,288)

December 31, 2016: (Dollar amounts in thousands)	Total Fair Value	< 12 Months Unrealized Losses	Total Fair Value	12 Months or > Unrealized Losses	Total Fair Value	Total Unrealized Losses
U. S. Treasury securities	$—	$—	$—	$—	$—	$—
Obligations of U.S. government agencies	36,828	(340)	—	—	36,828	(340)
Mortgage-backed securities	67,990	(1,822)	—	—	67,990	(1,822)
Obligations of states and political subdivisions	84,728	(1,828)	—	—	84,728	(1,828)
Corporate debt	41,012	(727)	—	—	41,012	(727)

Total	$230,558	$(4,717)	$—	$—	$230,558	$(4,717)

The amortized cost and fair value of debt securities as of December 31, 2017, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

(Dollar amounts in thousands)	Amortized Cost	Fair Value
Available for sale:
Due in one year or less	$12,653	$12,647
Due after one year through five years	190,357	190,119
Due after five years through ten years	96,147	95,999
Due after ten year	58,033	57,092

	$357,190	$355,857

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

At December 31, 2017 and 2016, securities with an amortized cost of $131,613,000 and $116,240,000, and fair value of $130,546,000 and $115,315,000, respectively, were pledged as collateral for public deposits and for other purposes required by law.

During the years ended December 31, 2107, 2016, and 2015 there were no investment securities that were sold for a loss. The investment securities sold totaled $34,056,000, $43,647,000 and $16,017,000 resulting in a pretax gain on sale of $210,000, $438,000 and $339,000 for the twelve months ended December 31, 2017, 2016, and 2016, respectively.

The following table summarizes Other Equity Securities Outstanding:

(Dollar amounts in thousands) Equity Securities	December 31, 2017	December 31, 2016
Federal Home Loan Bank stock	$5,969	$5,613
Federal Reserve Bank stock	1,273	1,268
Pacific Coast Bankers Bank stock	145	145
Texas Independent Bank stock	176	176
Community Bank of the Bay stock	4	4

Totals	$7,567	$7,206

These investments are carried at cost and evaluated periodically for impairment. Federal Home Loan Bank and FRB stock can be redeemed at par by the government agencies. These securities cannot be sold to other investors. Management reviews the financial statements, credit rating and other pertinent financial information of these entities to determine if impairment has occurred. So long as there is sufficient evidence to support the ability of these entities to continue to redeem their stock, management believes these securities are not impaired.

(6)	Loans

Loans are summarized as follows at December 31:

(Dollar amounts in thousands)	FNB Bancorp Originated	PNCI	PCI	Total Balance December 31, 2017
Commercial real estate	$401,157	$55,835	$—	$456,992
Real estate construction	35,206	—	—	35,206
Real estate multi-family	91,642	13,496	—	105,138
Real estate 1 to 4 family	160,425	13,051	—	173,476
Commercial & industrial	52,270	3,457	—	55,727
Consumer loans	14,057	—	—	14,057

Gross loans	754,757	85,839	—	840,596
Net deferred loan fees	(659)	—	—	(659)
Allowance for loan losses	(10,171)	—	—	(10,171)

Net loans	$743,927	$85,839	$—	$829,766

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

(Dollar amounts in thousands)	FNB Bancorp Originated	PNCI	PCI	Total Balance December 31, 2016
Commercial real estate	351,261	68,736	1,225	421,222
Real estate construction	43,683	—	—	43,683
Real estate multi-family	90,763	15,200	—	105,963
Real estate 1 to 4 family	153,843	16,680	—	170,523
Commercial & industrial	40,140	8,734	—	48,874
Consumer loans	3,533	—	—	3,533

Gross loans	683,223	109,350	1,225	793,798
Net deferred loan fees	(1,142)	—	—	(1,146)
Allowance for loan losses	(10,167)	—	—	(10,167)

Net loans	671,914	109,350	1,225	782,485

Note: PNCI means Purchased, Not Credit Impaired. PCI means Purchased, Credit Impaired. These designations are assigned to the purchased loans on their date of purchase. Once the loan designation has been made, each loan will retain its designation for the life of the loan.

Commercial Real Estate Loans

Commercial Real Estate loans consist of loans secured by non-farm, non-residential properties, including, but not limited to industrial, hotel, assisted care, retail, office and mixed use buildings. Our commercial real estate loans are made primarily to investors or small businesses where our primary source of repayment is from cash flows generated by the properties, either through rent collection or business profits. The borrower’s promissory notes are secured with recorded liens on the underlying property. The borrowers would normally also be required to personally guarantee repayment of the loan. The Bank uses conservative underwriting standards in reviewing applications for credit. Generally, our borrowers have multiple sources of income, so if cash flow generated from the property declines, at least in the short term, the borrowers can normally cover these short term cash flow deficiencies from their available cash reserves. Risk of loss to the Bank is increased when there are cash flow decreases sufficiently large and for such a prolonged period of time that loan payments can no longer be made by the borrowers.

Real Estate Construction Loans

Our real estate construction loans are generally made to borrowers who are rehabilitating a building, converting a building use from one type of use to another, or developing land and building residential or commercial structures for sale or lease.

The borrower’s promissory notes are secured with recorded liens on the underlying property. The borrowers would normally also be required to personally guarantee repayment of the loan. The Bank uses conservative underwriting standards in reviewing applications for credit. Generally, our borrowers have sufficient resources to make the required construction loan payments during the construction and absorption or lease-up period.

After construction is complete, the loans are normally paid off from proceeds from the sale of the building or through a refinance to a commercial real estate loan. Risk of loss to the Bank is increased when there are material construction cost overruns, significant delays in the time to complete the project and/or there has been a material drop in the value of the projects in the marketplace since the inception of the loan.

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Real Estate – Multi-Family

Our multi-family commercial real estate loans are secured by multi-family properties located primarily in San Mateo and San Francisco Counties. These loans are made to investors where the primary source of loan repayment is from cash flows generated by the properties, through rent collections. The borrowers’ promissory notes are secured with recorded liens on the underlying properties. The borrowers would normally also be required to personally guarantee repayment of the loans. The Bank uses conservative underwriting standards in reviewing applications for credit. Generally, our borrowers have multiple sources of income, so if cash flow generated from the property declines, at least in the short term, the borrowers can normally cover these short term cash flow deficiencies from their available cash reserves. Risk of loss to the Bank is increased when there are cash flow decreases sufficiently large and for such a prolonged period of time that loan payments can no longer be made by the borrowers.

Real Estate-1 to 4 family Loans

Our residential real estate loans are generally made to borrowers who are buying or refinancing their primary personal residence or a rental property of 1-4 single family residential units. The Bank uses conservative underwriting standards in reviewing applications for credit. Risk of loss to the Bank is increased when borrowers lose their primary source of income and/or property values decline significantly.

Commercial and Industrial Loans

Our commercial and industrial loans are generally made to small businesses to provide them with at least some of the working capital necessary to fund their daily business operations. These loans are generally either unsecured or secured by fixed assets, accounts receivable and/or inventory. The borrowers would normally also be required to personally guarantee repayment of the loan. The Bank uses conservative underwriting standards in reviewing applications for credit. Risk of loss to the Bank is increased when our small business customers experience a significant business downturn, incur significant financial losses, or file for relief from creditors through bankruptcy proceedings.

Consumer Loans

Our consumer and installment loans generally consist of personal loans, credit card loans, automobile loans or other loans secured by personal property. The Bank uses conservative underwriting standards in reviewing applications for credit. Risk of loss to the Bank is increased when borrowers lose their primary source of income, or file for relief from creditors through bankruptcy proceedings.

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Recorded Investment in Loans at December 31, 2017

(Dollar amounts in thousands)	Commercial Real Estate	Real Estate Construction	Real Estate Multi family	Real Estate 1 to 4 family	Commercial & industrial	Consumer	Total
Loans: Ending balance	$456,992	$35,206	$105,138	$173,476	$55,727	$14,057	$840,596

Ending balance: individually evaluated for impairment	$6,350	$814	$—	$2,750	$860	$—	$10,954

Ending balance: collectively evaluated for impairment	$450,462	$34,392	$105,138	$170,726	$54,867	$14,057	$829,642

Recorded Investment in Loans at December 31, 2016

(Dollar amounts in thousands)	Commercial Real Estate	Real Estate Construction	Real Estate Multi family	Real Estate 1 to 4 family	Commercial & industrial	Consumer	Total
Loans: Ending balance	$421,222	$43,683	$105,963	$170,523	$48,874	$3,533	$793,798

Ending balance: individually evaluated for impairment	$10,023	$843	$—	$3,530	$1,065	$—	$15,461

Ending balance: collectively evaluated for impairment	$411,199	$42,840	$105,963	$166,993	$47,809	$3,533	$778,337

Recorded Investment in Loans at December 31, 2015

(Dollar amounts in thousands)	Commercial Real Estate	Real Estate Construction	Real Estate Multi family	Real Estate 1 to 4 family	Commercial & industrial	Consumer	Total
Loans: Ending balance	$399,993	$44,816	$63,597	$171,964	$52,033	$1,574	$733,977

Ending balance: individually evaluated for impairment	$11,292	$2,154	$—	$4,218	$1,782	$—	$19,446

Ending balance: collectively evaluated for impairment	$388,701	$42,662	$63,597	$167,746	$50,251	$1,574	$714,531

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

A summary of impaired loans, the related allowance for loan losses, average investment and income recognized on impaired loans follows. The following tables include originated and purchased non-credit impaired loans.

Impaired Loans

As of and for the year ended December 31, 2017

(Dollar amounts in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Income Recognized
With no related allowance recorded
Commercial real estate	$5,785	$5,785	$—	$8,317	$212
Commercial real estate construction	—	—	—	520	22
Real estate multi-family	—	—	—	764	12
Residential- 1 to 4 family	464	464	—	561	21
Commercial and industrial	115	115	—	117	7
Consumer	—	—	—	—	—

Total	6,364	6,364	—	10,279	274

With an allowance recorded
Commercial real estate	$745	$745	$15	$2,294	$72
Commercial real estate construction	814	814	4	556	52
Residential- 1 to 4 family	2,286	2,286	318	1,503	69
Commercial and industrial	745	745	72	841	—
Consumer	—	—	—	—	—

Total	4,590	4,590	409	5,194	193

Total
Commercial real estate	$4,182	$4,182	$15	$10,611	$284
Commercial real estate construction	814	814	4	556	74
Real estate multi-family	—	—	—	764	12
Residential- 1 to 4 family	2,750	2,750	318	2,064	90
Commercial and industrial	860	860	72	958	7
Consumer	—	—	—	—	—

	$10,954	$10,954	$409	14,953	$467

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Impaired Loans

As of and for the year ended December 31, 2016

(Dollar amounts in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Income Recognized
With no related allowance recorded
Commercial real estate	$8,516	$9,026	$—	$9,730	$716
Commercial real estate construction	843	843	—	857	53
Residential- 1 to 4 family	678	678	—	685	—
Commercial and industrial	120	120	—	322	25

Total	10,157	10,667	—	11,594	794

With an allowance recorded
Commercial real estate	$1,507	$1,507	$50	$1,528	$89
Residential- 1 to 4 family	2,852	2,852	442	3,202	157
Commercial and industrial	945	945	96	1,240	1

Total	5,304	5,304	588	5,970	247

Total
Commercial real estate	$10,023	$10,533	$50	$11,258	$805
Commercial real estate construction	843	843	—	857	53
Residential- 1 to 4 family	3,530	3,530	442	3,887	157
Commercial and industrial	1,065	1,065	96	1,562	26

	$15,461	$15,971	$588	$17,564	$1,041

Impaired Loans

As of and for the year ended December 31, 2015

(Dollar amounts in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Income Recognized
With no related allowance recorded
Commercial real estate	$8,169	$9,271	$—	$8,379	$282
Commercial real estate construction	2,154	2,337	—	2,264	130
Residential- 1 to 4 family	457	457	—	460	$36
Commercial and industrial	524	524	—	731	27

Total	11,304	12,589	—	11,834	475

With an allowance recorded
Commercial real estate	$2,634	$2,638	$96	$2,664	$160
Residential- 1 to 4 family	3,761	3,782	479	3,786	149
Commercial and industrial	1,258	1,497	182	1,484	7

Total	7,653	7,917	757	7,934	316

Total
Commercial real estate	$10,803	$11,909	$96	$11,043	$442
Commercial real estate construction	2,154	2,337	—	2,264	130
Residential- 1 to 4 family	4,218	4,239	479	4,246	185
Commercial and industrial	1,782	2,021	182	2,215	34

	$18,957	$20,506	$757	$19,768	$791

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

There has been no additional impairment recognized on previous credit impairment loans subsequent to acquisition. Not all impaired loans are in a nonaccrual status. The majority of the difference between impaired loans and nonaccrual loans represents loans that are restructured and performing under modified loan agreements, and where principal and interest is considered to be collectible.

The following is a summary of non-accrual loans outstanding as of December 31, 2107 and 2016:

	Loans on Nonaccrual Status as of
(Dollar amounts in thousands)	December 31, 2017	December 31, 2016
Commercial real estate	$731	$5,553
Real estate 1 to 4 family	464	149
Commercial & industrial	745	945

Total	$1,940	$6,647

Interest income on impaired loans of $374,000, $1,041,000 and $791,000 was recognized based upon cash payments received in 2017, 2016, and 2015, respectively. The amount of interest on impaired loans not collected in 2017, 2016 and 2015, was $6,000, $569,000 and $460,000, respectively. The cumulative amount of unpaid interest on impaired loans was $22,000, $3,973,000 and $3,405,000 at December 31, 2017, 2016 and 2015, respectively.

The following is a summary of the total outstanding principal of troubled debt restructurings as of December 31, 2017 and 2016:

	Total troubled debt restructurings outstanding at year end
	December 31, 2017			December 31, 2016
(dollars in thousands)	Accrual status	Non- accrual status	Total modifications	Accrual status	Non- accrual status	Total modifications
Commercial real estate	$3,451	$646	4,097	$4,466	$4,494	8,960
Real estate construction	—	—	—	—	—	—
Real estate 1 to 4 family	2,286	$464	2,750	3,381	—	3,381
Commercial & industrial	115	746	861	120	902	1,022

Total	$5,852	$1,856	$7,708	$7,967	$5,396	$13,363

	Modifications
	For the Year Ended December 31, 2017
(Dollar amounts in thousands)	Number of Contracts	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
Commercial real estate	1	$646	$646

Total	1	$646	$646

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

	Modifications For the Year Ended December 31, 2016
(Dollar amounts in thousands)	Number of Contracts	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
Commercial real estate	2	$3,527	$3,527

Total	2	$3,527	$3,527

	Modifications For the Year Ended December 31, 2015
(Dollar amounts in thousands)	Number of Contracts	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
Commercial real estate	1	$472	$472

Total	1	$472	$472

During the years ended December 31, 2017, 2016 and 2015, no loans defaulted within twelve months following the date of restructure. All restructurings were a modification of interest rate and/or payment. There were no principal reductions granted.

Allowance for Credit Losses

As of and For the Year Ended December 31, 2017

(Dollar amounts in thousands)	Commercial Real estate	Real Estate Construction	Real Estate Multi family	Real Estate 1 to 4 family	Commercial & industrial	Consumer	Total
Allowance for credit losses
Beginning balance	$6,392	$617	$389	$2,082	$650	$37	$10,167
Charge-offs	(91)	—	—	—	(39)	(8)	(138)
Recoveries	8	—	—	175	319	—	502
(Recovery of) / provision for loan losses	(814)	(229)	1,107	(249)	(490)	315	(360)

Ending balance	$5,495	$388	$1,496	$2,008	$440	$344	$10,171

Ending balance:
individually evaluated for impairment	$15	$4	$—	$318	$72	$—	$409

Ending balance:
collectively evaluated for impairment	$5,480	$384	$1,496	$1,690	$368	$344	$9,762

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Allowance for Credit Losses

As of and For the Year Ended December 31, 2016

(Dollar amounts in thousands)	Commercial Real estate	Real Estate Construction	Real Estate Multi family	Real Estate 1 to 4 family	Commercial & industrial	Consumer	Total
Allowance for credit losses
Beginning balance	$6,059	$589	$243	$2,176	$853	$50	$9,970
Charge-offs	—	—	—	(36)	(164)	(18)	(218)
Recoveries	8	—	—	53	204	—	265
Provision for / (recovery of) loan losses	325	28	146	(111)	(243)	5	150

Ending balance	$6,392	$617	$389	$2,082	$650	$37	$10,167

Ending balance:
individually evaluated for impairment	$50	$—	$—	$442	$96	$—	$588

Ending balance:
collectively evaluated for impairment	$6,342	$617	$389	$1,640	$554	$37	$9,579

Allowance for Credit Losses

As of and For the Year Ended December 31, 2015

(Dollar amounts in thousands)	Commercial Real estate	Real Estate Construction	Real Estate Multi family	Real Estate 1 to 4 family	Commercial & industrial	Consumer	Total
Allowance for credit losses
Beginning balance	$5,549	$849	$206	$1,965	$1,073	$58	$9,700
Charge-offs	—	—	—	(45)	—	(36)	(81)
Recoveries	576	—	—	15	60	5	656
(Recovery of) / provision for loan losses	(66)	(260)	37	241	(280)	23	(305)

Ending balance	$6,059	$589	$243	$2,176	$853	$50	$9,970

Ending balance:
individually evaluated for impairment	$96	$—	$—	$479	$182	$—	$757

Ending balance:
collectively evaluated for impairment	$5,963	$589	$243	$1,697	$671	$50	$9,213

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

The following is a summary of the aging analysis of loans outstanding at December 31, 2017 and 2016:

Age Analysis of Past Due Loans

As of December 31, 2017

(Dollar amounts in thousands)	30-59 Days Past Due	60-89 Days Past Due	Over 90 Days	Total Past Due	Current	Total Loans
Originated
Commercial real estate	$989	$597	$—	$1,586	$399,571	$401,157
Real estate construction	—	—	—	—	35,206	35,206
Real estate multi family	—	2,348	—	2,348	89,294	91,642
Real estate 1 to 4 family	1,603	1,082	464	3,149	157,276	160,425
Commercial & industrial	69	250	745	1,064	51,206	52,270
Consumer	52	—	—	52	14,005	14,057

	$2,713	$4,277	$1,209	$8,199	$746,558	$754,757

Purchased
Not credit impaired
Commercial real estate	$—	$85	$—	$85	$55,750	$55,835
Real estate multi-family	—	—	—	—	13,496	13,496
Real estate 1 to 4 family	—	—	—	—	13,051	13,051
Commercial & industrial	—	—	—	—	3,457	3,457

Total	$—	$85	$—	$85	$85,754	$85,839

Purchased
Credit impaired
Commercial real estate	$—	$—	$—	$—	$—	$—
Real estate construction	—	—	—	—	—	—
Real estate multi-family	—	—	—	—	—	—
Real estate 1 to 4 family	—	—	—	—	—	—
Commercial & industrial	—	—	—	—	—	—

Total	$—	$—	$—	$—	$—	$—

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Age Analysis of Past Due Loans

As of December 31, 2016

(Dollar amounts in thousands)	30-59 Days Past Due	60-89 Days Past Due	Over 90 Days	Total Past Due	Current	Total Loans
Originated
Commercial real estate	$835	$2	$—	$837	$350,424	$351,261
Real estate construction	645	—	—	645	43,038	43,683
Real estate multi family	—	—	—	—	90,763	90,763
Real estate 1 to 4 family	1,365	61	74	1,500	152,343	153,843
Commercial & industrial	241	—	945	1,186	38,954	40,140
Consumer	—	—	—	—	3,533	3,533

	$3,086	$63	$1,019	$4,168	$679,055	$683,223

Purchased
Not credit impaired
Commercial real estate	$1,869	$1,909	550	4,328	64,408	68,736
Real estate multi-family	—	—	—	—	15,200	15,200
Real estate 1 to 4 family	—	—	75	75	16,605	16,680
Commercial & industrial	285	—	—	285	8,449	8,734

Total	$2,154	$1,909	$625	$4,688	$104,662	$109,350

Purchased
Credit impaired
Commercial real estate	$—	$—	$—	$—	$1,225	$1,225
Real estate construction	—	—	—	—	—	—
Real estate multi-family	—	—	—	—	—	—
Real estate 1 to 4 family	—	—	—	—	—	—
Commercial & industrial	—	—	—	—	—	—

Total	$—	$—	$—	$—	$1,225	$1,225

Risk rating system

Loans to borrowers graded as pass or pooled loans represent loans to borrowers of acceptable or better credit quality. They demonstrate sound financial positions, repayment capacity and credit history. They have an identifiable and stable source of repayment.

Special mention loans have potential weaknesses that deserve management’s attention. If left uncorrected these potential weaknesses may result in a deterioration of the repayment prospects for the asset or in the Bank’s credit position at some future date. These assets are “not adversely classified” and do not expose the Bank to sufficient risk to warrant adverse classification.

Substandard loans are inadequately protected by current sound net worth, paying capacity of the borrower, or pledged collateral. Loans are normally classified as Substandard when there are unsatisfactory characteristics causing more than acceptable levels of risk. A substandard loan normally has one or more well-defined weakness that could jeopardize the repayment of the debt. For example, a) cash flow deficiency, which may jeopardize future payments; b) sale of non-collateral assets has become primary source of repayment; c) the borrower is bankrupt; or d) for any other reason, future repayment is dependent on court action.

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Doubtful loans represent credits with weakness inherent in the Substandard classification and where collection or liquidation in full is highly questionable. To be classified Doubtful, there must be specific pending factors which prevent the Loan Review Officer from determining the amount of loss contained in the credit. When the amount of loss can be reasonably estimated, that amount is classified as “loss” and the remainder is classified as Substandard.

The following is a summary of the credit quality indicators in the loan portfolio as of December 31, 2017 and 2016:

	Credit Quality Indicators As of December 31, 2017
(Dollar amounts in thousands)	Pass	Special mention	Sub- standard	Doubtful	Total loans
Originated
Commercial real estate	$397,311	$—	$3,846	$—	$401,157
Real estate construction	34,392	—	814	—	35,206
Real estate multi-family	91,642	—	—	—	91,642
Real estate 1 to 4 family	159,881	—	544	—	160,425
Commercial & industrial	51,968	—	302	—	52,270
Consumer loans	14,057	—	—	—	14,057

Totals	$749,251	$—	$5,506	$—	$754,757

Purchased
Not credit impaired
Commercial real estate	$53,656	$873	$1,306	$—	$55,835
Real estate multi-family	13,496	—	—	—	13,496
Real estate 1 to 4 family	13,051	—	—	—	13,051
Commercial & industrial	3,457	—	—	—	3,457

Total	$83,660	$873	$1,306	$—	$85,839

Purchased
Credit impaired
Commercial real estate					$—

Total					$—

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

	Credit Quality Indicators As of December 31, 2016
(Dollar amounts in thousands)	Pass	Special mention	Sub- standard	Doubtful	Total loans
Originated
Commercial real estate	$348,785	$902	$1,574	$—	$351,261
Real estate construction	42,840	—	843	—	43,683
Real estate multi-family	90,763	—	—	—	90,763
Real estate 1 to 4 family	153,769	—	74	—	153,843
Commercial & industrial	39,752	—	384	4	40,140
Consumer loans	3,533	—	—	—	3,533

Totals	$679,442	$902	$2,875	$4	$683,223

Purchased
Not credit impaired
Commercial real estate	$61,705	$—	$7,031	$—	$68,736
Real estate multi-family	15,200	—	—	—	15,200
Real estate 1 to 4 family	16,605	—	75	—	16,680
Commercial & industrial	8,644	—	90	—	8,734

Total	$102,154	$—	$7,196	$—	$109,350

Purchased
Credit impaired
Commercial real estate					$1,225

Total					$1,225

Purchased credit impaired loans are not included in the Company’s risk-rated methodology

(7)	Other Real Estate Owned

A summary of the activity in the balance of foreclosed assets follows:

	Year ended December 31,
(Dollar amounts in thousands)	2017	2016	2015
Beginning foreclosed asset balance, net	$1,427	$1,026	$763
Additions/transfers from loans	1,817	—	—
Capitalized expenditures	56	401	263
Disposition/sales	—	—	—
Valuation adjustments	—	—	—

Ending foreclosed asset balance, net	$3,300	$1,427	$1,026

Ending valuation allowance	—	—	—
Ending number of foreclosed properties	2	2	1
Proceeds from sale of foreclosed properties	—	—	—
Loans to finance sale of foreclosed properties	—	—	—
Gain on sale of foreclosed properties	—	—	—

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

At December 31, 2017, there were two properties reported in other real estate owned. The first property was a commercial building located at 416 Browning Way, South San Francisco, California that had a net book balance of $1,483,000, $1,427,000 and $1,026,000 as of December 31. 2017, 2016 and 2015, respectively. This commercial property has toxic issues related to soil and water contamination related to the property’s use by previous owners. The building is fully leased on a triple net lease and the market value of the building, supported by appraisal and other market data, is significantly greater than the net book value of the property. Remediation efforts to date include, but are not limited to, removal of contaminated soil around the building down to the water table, water detoxification treatments, drilling of water monitoring wells, obtaining air samples inside the building, and engaging in ongoing discussions with the San Francisco Bay Regional Water Quality Control Board (the “Water Board”) with the stated objective of obtaining a final approved remediation plan. The Bank has engaged a soil engineering and consulting company consultant to provide cost estimates related to the final clean-up costs that are expected to be incurred as part of any final remediation plan that would be acceptable to the Water Board. Those costs along with reimbursable costs incurred by the Water Board, are expected to total approximately $725,000, but could vary depending on the extent of final remediation requirements and the time required to complete them. The Bank developed this cost estimate based on advice from its soil engineering expert and consulting company consultant and over six years of coordinated remediation efforts with the Water Board. The second property is an elderly care facility located in Lafayette, California that was acquired in November 2017 and has a net book balance of $1,817,000.

Subsequent to December 31, 2017, the other real estate owned property located at 416 Browning Way, South San Francisco, California was sold subject to a purchase and sale agreement between the Bank and the buyer of the property. Please see Note 23 – Subsequent Event for additional information.

(8)	Related Party Transactions

In the ordinary course of business, the Bank made loans and advances under lines of credit to directors, officers, and their related interests. The Bank’s policies require that all such loans be made at substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties and do not involve more than normal risk or unfavorable features. The following summarizes activities of loans to such parties at December 31:

(Dollar amounts in thousands)	2017	2016
Balance, beginning of year	$6,397	$3,988
Additions	4,093	2,474
Repayments	(678)	(65)

Balance, end of year	$9,812	$6,397

	2017	2016

Related party deposits	$3,670	$3,316

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

(9)	Bank Premises, Equipment, and Leasehold Improvements

Bank premises, equipment and leasehold improvements are stated at cost, less accumulated depreciation and amortization, and are summarized as follows at December 31:

(Dollar amounts in thousands)	2017	2016
Buildings	$10,087	$10,099
Equipment & furniture	8,767	8,803
Leasehold improvements	1,428	1,496

	20,282	20,398
Accumulated depreciation and amortization	(15,702)	(15,275)

	4,580	5,123
Land	4,742	4,714

	$9,322	$9,837

Depreciation and amortization expense for the years ended December 31, 2017, 2016, and 2015 were $947,000, $1,051,000, and $1,098,000, respectively.

(10)	Deposits

The aggregate amount of time certificates, each with a minimum denomination of $250,000 or more, was $63,678,000 and $46,553,000 at December 31, 2017 and 2016, respectively.

At December 31, 2017, the scheduled maturities of all time certificates of deposit are as follows:

(Dollar amounts in thousands)	Under $250,000	$250,000 or more	Total
Year ending December 31:
2018	$47,906	$49,908	$97,814
2019	20,423	12,461	32,884
2020	4,944	1,309	6,253
2021	967	—	967
2022	166	—	166

	$74,406	$63,678	$138,084

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

(11)	Federal Home Loan Bank Advances

	As of December 31, 2017			As of December 31, 2016
(Dollar amounts in thousands)	Maturity Date	Interest Rate	Amount Outstanding	Maturity Date	Interest Rate	Amount Outstanding
FHLB Overnight Advance		—	$—	01/03/17	0.61%	$10,000
FHLB Term Advance		—	—	01/05/17	0.55%	7,000
FHLB Term Advance	01/02/18	1.35%	15,000	01/09/17	0.49%	7,000
FHLB Term Advance	01/04/18	1.39%	10,000	01/27/17	0.63%	11,000
FHLB Term Advance	01/22/18	1.49%	10,000	01/30/17	0.63%	6,000
FHLB Term Advance	01/29/18	1.49%	20,000	01/30/17	0.61%	10,000
FHLB Term Advance	01/29/18	1.49%	20,000	02/28/17	0.67%	20,000

Totals			$75,000			$71,000

At December 31, 2017, the Bank had a maximum borrowing capacity under Federal Home Loan Bank advances of $508,861,000 of which $433,861,000 was available. The Federal Home Loan Bank advances are secured by a blanket collateral agreement pledge of FHLB stock and certain other qualifying collateral, such as commercial and mortgage loans. Interest rates are at the prevailing rate when advances are made.

(12)	Commitments and Contingencies

Operating Lease Commitments

The Bank leases a portion of its facilities and equipment under non-cancelable operating leases expiring at various dates through 2024. Some of these leases provide that the Bank pay taxes, maintenance, insurance, and other occupancy expenses applicable to leased premises.

The minimum rental commitments under the operating leases as of December 31, 2017 are as follows:

(Dollars in thousands)
2018	$1,150
2019	895
2020	806
2021	806
2022	806
Thereafter	528

$4,991

Total rent expense for operating leases was $1,121,000, $1,127,000 and $1,092,000, in 2017, 2016, and 2015, respectively.

Legal Commitments

The Bank is engaged in various lawsuits either as plaintiff or defendant in the ordinary course of business and, in the opinion of management, based upon the advice of counsel, the ultimate outcome of these lawsuits does not expect to have a material effect on the Bank’s financial condition or results of operations.

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

(13)	Salary Deferral 401(k) Plan

The Company maintains a salary deferral 401(k) plan covering substantially all employees, known as the FNB Bancorp Savings Plan (the “Plan”). The Plan allows employees to make contributions to the Plan up to a maximum allowed by law, and the Company’s contribution is discretionary. Beginning in 2008, the Board approved a safe harbor election related to the Plan which requires the Company to contribute 3% of qualifying employees’ wages as a profit sharing contribution. The Bank’s accrued contribution to the Plan on the safe harbor basis for the years ended December 31, 2017, 2016, and 2015 was $366,000, $375,000, and $355,000, respectively.

(14)	Salary Continuation and Deferred Compensation Plans

The Company maintains Salary Continuation Agreements for certain Executive officers. Executives participating in the Salary Continuation Plan are entitled to receive a monthly payment for a period of twenty years beginning six months after their retirement. The Company accrues the present value of such post-retirement benefits over the individual’s employment period. The Salary Continuation Plan expense for the years ended December 31, 2017, 2016, and 2015 was $1,838,000, $1,860,000 and $1,786,000, respectively. Accrued compensation payable under the salary continuation plan totaled $8,270,000 and $6,659,000 at December 31, 2017 and 2016, respectively. All salary continuation agreements are fully vested and accrued for as of December 31, 2017.

Beginning January 1, 2015 and for all subsequent periods the Company elected to utilize straight line service cost amortization accounting. In December 2015, the current executive officers of the Bank and the Company’s Board of Directors agreed to amend and restate the salary agreements. The effect of these agreed upon amendments and restatements was to reduce the remaining time to retirement which accelerated the vesting and increased the service cost component of the Salary Continuation Agreement expense. Expense recognition was recorded using a straight line service cost amortization method. There was no change in benefit payment amounts recorded in 2017, 2016 or 2015.

The Deferred Compensation Plan allows eligible officers to defer annually their compensation up to a maximum 80% of their base salary and 100% of their cash bonus. The officers are entitled to receive distributions upon reaching a specified age, passage of at least five years or termination of employment. As of December 31, 2017 and 2016, the related liability included in accrued expenses and other liabilities on the consolidated balance sheets was $3,031,000 and $1,790,000, respectively.

(15)	Income Taxes

The provision (benefit) for income taxes for the years ended December 31, consists of the following:

(Dollar amounts in thousands)	2017	2016	2015
Current:
Federal	$4,991	$4,597	$2,929
State	2,131	2,249	1,321

	$7,122	$6,846	$4,250

Deferred:
Federal	$2,782	$(808)	$(158)
State	(597)	(342)	(728)

	2,185	(1,150)	(886)

Total provision for taxes	$9,307	$5,696	$3,364

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

The reason for the differences between the statutory federal income tax rate and the effective tax rates for the years ending December 31, are summarized as follows:

	2017	2016	2015
Statutory rates	35.0%	35.0%	34.0%
Increase (decrease) resulting from:
Tax exempt Income for federal purposes	-5.1%	-7.1%	-8.2%
State taxes on income, net of federal benefit	5.0%	7.8%	3.4%
Benefits from low income housing credits	-1.3%	-1.6%	-2.3%
Stock based compensation	-0.9%	1.7%	2.0%
Tax Cut and Jobs Act rate reduction	14.9%	—%	—%
Other, net	-0.6%	-0.6%	0.2%

Effective tax rate	47.0%	35.2%	29.1%

The tax effects of temporary differences giving rise to the Company’s net deferred tax asset are as follows:

	December 31,
(Dollar amounts in thousands)	2017	2016	2015
Deferred tax assets
Allowance for loan losses	$3,295	$4,661	$4,470
Accrued salaries and officers compensation	3,130	3,717	2,770
Expenses accrued on books, not yet deductible in tax return	1,236	1,908	1,766
Depreciation	254	388	399
Net operating loss carryforward	824	1,069	1,335
Acquisition accounting differences	141	325	—
Unrealized depreciation on available-for-sale securities	394	1,074	—

	9,274	13,142	10,740

Deferred tax liabilities
Unrealized appreciation on available-for-sale securities	$—	$—	$1,075
State income taxes	713	1,156	1,070
Core deposit intangible	109	236	323
Expenses and credits deducted on tax return, not on books	314	933	754

Total deferred tax liabilities	1,136	2,325	3,222

Net deferred tax assets (included in other assets)	$8,138	$10,817	$7,518

As of December 31, 2017, management believes that it is more likely than not that the deferred tax assets will be realized through recovery of taxes previously paid and/or future taxable income. In assessing the Company’s ability to realize the tax benefits of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the recorded benefits of these deductible differences.

On December 22, 2017, President Donald Trump signed into law the Tax Cuts and Jobs Act (the “Act”), which among other things reduced the federal corporate income tax rate to 21% effective January 1, 2018. As a result, the Company has concluded that this Act caused a reduction in the net deferred tax asset and an increase in the income tax expense of the Company of approximately $3 million, as of December 31, 2017, due to the revaluation of the Company’s net timing differences at the lower statutory income tax rate.

(16)	Financial Instruments

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business. These financial instruments include commitments to extend credit in the form of loans or through standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the balance sheet. The Bank’s exposure to credit loss is represented by the contractual amount of those instruments and is usually limited to amounts funded or drawn. The contract or notional amounts of these agreements, which are not included in the balance sheets, are an indicator of the Bank’s credit exposure. Commitments to extend credit generally carry variable interest rates and are subject to the same credit standards used in the lending process for on-balance-sheet instruments. Additionally, the Bank periodically reassesses the customer’s creditworthiness through ongoing credit reviews. The Bank generally requires collateral or other security to support commitments to extend credit. The following table provides summary information on financial instruments whose contract amounts represent credit risk as of December 31:

(Dollars amounts in thousands)	December 31
	2017	2016
Financial instruments whose contract amounts represent credit risk:
Lines of credit	$131,737	$103,316
Other Commercial Commitments:
Undisbursed loan commitments	45,718	59,249
Mastercard/Visa lines	5,754	5,696
Standby Letters of credit	5,286	4,995

	$188,495	$173,256

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis, following normal lending policies. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial and residential properties. Equity reserves and unused credit card lines are additional commitments to extend credit. Many of these customers are not expected to draw down their total lines of credit, and therefore, the total contract amount of these lines does not necessarily represent future cash requirements. Standby letters of credit are conditional commitments issued by the Bank to

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

The Bank issues both financial and performance standby letters of credit. The financial standby letters of credit are primarily to guarantee payment to third parties. As of December 31, 2017, there were financial standby letters of credit of $5,274,000 issued. The performance standby letters of credit are typically issued to municipalities as specific performance bonds.

As of December 31, 2017 there were performance letters of credit of $12,000,000 issued. The terms of the guarantees will expire in 2018. The Bank has experienced no draws on these letters of credit and does not expect to in the future. However, should a triggering event occur, the Bank either has collateral in excess of the letters of credit or embedded agreements of recourse from the customer.

(17)	Fair Value Measurements

The following tables present information about the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2017 and 2016. Management has also described the fair value techniques used by the Company to determine such fair value. During 2017 and 2016 there were no transfers of assets and liabilities that are valued using different valuation technologies.

Fair values established for available-for-sale investment securities are based on estimates of fair values quoted for similar types of securities with similar maturities, risk and yield characteristics. The following tables present the recorded amount of assets measured at fair value on a recurring basis:

(Dollar amounts in thousands)		Fair Value Measurements at December 31, 2017, Using
	Fair Value 12/31/2017	Quoted Prices in Active Markets for Identical Assets (Level 1)	Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Description
U. S. Treasury securities	$1,975	$1,975	$—	$—
Obligations of U.S. Government agencies	41,823	—	41,823	—
Mortgage-backed securities	119,792	—	119,792	—
Asset-backed securities	3,686	—	3,686	—
Obligations of states and political subdivisions	151,103	—	151,103	—
Corporate debt	37,478	—	37,478	—

Total assets measured at fair value	$355,857	$1,975	$353,882	$—

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

(Dollar amounts in thousands)		Fair Value Measurements at December 31, 2016, Using
	Fair Value 12/31/2016	Quoted Prices in Active Markets for Identical Assets (Level 1)	Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Description
U. S. Treasury securities	$987	$987	$—	$—
Obligations of U.S. Government agencies	60,545	—	60,545	—
Mortgage-backed securities	84,284	—	84,284	—
Obligations of states and political subdivisions	151,618	—	151,618	—
Corporate debt	62,671	—	62,671	—

Total assets measured at fair value	$360,105	$987	$359,118	$—

The following tables present the recorded amounts of assets measured at fair value on a non-recurring basis:

(Dollar amounts in thousands)		Fair Value Measurements at December 31, 2017, Using
	Fair Value 12/31/2017	Quoted Prices in Active Markets for Identical Assets (Level 1)	Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Description
Impaired loans:
Commercial real estate	$745	$—	$—	$745
Commercial real estate construction	814	—	—	814
Residential-1 to 4 family	2,286	—	—	2,286
Commercial and industrial	745	—	—	745
Other real estate owned	3,300	—	—	3,300

Total impaired assets measured at fair value	$7,890	$—	$—	$7,890

(Dollar amounts in thousands)		Fair Value Measurements at December 31, 2016, Using
	Fair Value 12/31/2016	Quoted Prices in Active Markets for Identical Assets (Level 1)	Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Description
Impaired loans:
Commercial real estate	$—	$—	$—	$—
Residential-1 to 4 family	67	—	—	67
Commercial and industrial	815	—	—	815
Other real estate owned	1,427	—	—	1,427

Total impaired assets measured at fair value	$2,309	$—	$—	$2,309

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

The following methods and assumptions were used by the Company in estimating the fair value disclosures for financial instruments that are not carried at fair value on either a recurring or non-recurring basis:

Cash and Cash Equivalents including Interest Bearing Time Deposits with Financial Institutions.

The carrying amounts reported in the balance sheet for cash and short-term instruments are a reasonable estimate of fair value, which will approximate their historical cost.

Securities Available-for-Sale.

Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Loans.

For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. For fixed rate loans, fair values are based on discounted cash flows, credit risk factors, and liquidity factors.

Other equity securities.

These are mostly Federal Reserve Bank stock and Federal Home Loan Bank stock, carried in other assets on the consolidated balance sheet. These securities can only be issued and redeemed at par by the issuing entities. They cannot be sold in in open market transactions. Fair value is estimated to be carrying value.

Deposit liabilities.

The fair values disclosed for demand deposits (e.g., interest and non-interest checking, savings, and money market accounts) are, by definition, equal to the amount payable on demand at reporting date (i.e., their carrying amounts). The fair values for fixed-rate certificates of deposit are based on discounted cash flows.

Federal Home Loan Bank Advances.

The fair values of Federal Home Loan Bank Advances are based on discounted cash flows. The discount rate is equal to the market currently offered on similar products.

Note payable.

Fair value is equal to the current balance. They represent a corporate loan with a monthly variable rate, based on the 3-month LIBOR rate plus 4%.

Accrued Interest Receivable and Payable.

The interest receivable and payable balances approximate their fair value due to the short-term nature of their settlement dates.

Undisbursed loan commitments, lines of credit, Mastercard line and standby letters of credit.

The fair value of these off-balance sheet items are based on discounted cash flows of expected fundings.

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

The Company has excluded non-financial assets and non-financial liabilities defined by the Codification (ASC 820-10-15-A), such as Company premises and equipment, deferred taxes and other liabilities. In addition, the Company has not disclosed the fair value of financial instruments specifically excluded from disclosure requirements of the Financial Instruments Topic of the Codification (ASC 825-10-50-8), such as Bank-owned life insurance policies.

The following table provides summary information on the estimated fair value of financial instruments at December 31, 2017 and 2016:

December 31, 2017	Carrying amount	Fair value	Fair value measurements
(Dollar amounts in thousands)			Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$18,353	$18,353	$18,353	$—	$—
Interest-bearing time deposits with financial institutions	130	130	—	130	—
Securities available for sale	355,857	355,857	1,975	353,882	—
Loans	829,766	811,382	—	—	811,382
Other equity securities	7,567	7,567	—	—	7,567
Accrued interest receivable	5,317	5,317	5,317	—	—
Financial liabilities:
Deposits	1,050,295	1,050,858	912,211	138,647	—
Federal Home Loan Bank advances	75,000	75,000	—	75,000	—
Note payable	3,750	3,750	—	3,750	—
Accrued interest payable	510	510	510	—	—
Off-balance-sheet liabilities:
Undisbursed loan commitments, lines of credit, standby letters of credit and Mastercard lines of credit	—	1,884	—	—	1,884

December 31, 2016	Carrying amount	Fair value	Fair value measurements
(Dollar amounts in thousands)			Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$15,758	$15,758	$15,758	$—	$—
Interest-bearing time deposits with financial institutions	205	205	—	205	—
Securities available for sale	360,105	360,105	987	359,118	—
Loans	782,485	769,661	—	—	$769,661
Other equity securities	7,206	7,206	—	—	7,206
Accrued interest receivable	4,942	4,942	4,942	—	—
Financial liabilities:
Deposits	1,019,506	1,020,088	951,743	68,345	—
Federal Home Loan Bank advances	71,000	71,000	—	71,000	—
Note payable	4,350	4,350	—	4,350	—
Accrued interest payable	246	246	246	—	—
Off-balance-sheet liabilities:
Undisbursed loan commitments, lines of credit, standby letters of credit and Mastercard lines of credit	—	1,733	—	—	1,733

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

(18)	Significant Group Concentrations of Credit Risk

Most of the Bank’s business activity is with customers located within San Mateo and San Francisco counties. Generally, loans are secured by assets of the borrowers. Loans are expected to be repaid from cash flows or proceeds from the sale of selected assets of the borrowers. The Bank does not have significant concentrations of loans to any one industry, but does have loan concentrations in commercial real estate loans that are considered high by regulatory standards. The Bank has mitigated this concentration to a large extent by utilizing underwriting standards that are more conservative than regulatory guidelines, and performing stress testing on this segment of the portfolio to insure that the commercial real estate loan portfolio will perform within management expectations given an additional downturn in commercial lease rates and commercial real estate valuations. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers. The contractual amounts of credit-related financial instruments such as commitments to extend credit, credit-card arrangements, and letters of credit represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer default, and the value of any existing collateral become worthless.

(19)	Regulatory matters

The Company, as a bank holding company, is subject to regulation by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements.

Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company’s and the Bank’s assets, liabilities and certain off balance-sheet items as calculated under regulatory accounting practices.

The capital amounts and classification are also subject to qualitative judgments by the regulators about asset groupings, risk weightings and other factors. Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total, Tier 1 common equity and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of leverage capital (as defined) to average assets (as defined). Management believes, as of December 31, 2017, that the Company and the Bank have met all regulatory capital requirements.

As of December 31, 2017, the most recent notification from the regulatory agencies categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s categories.

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

The consolidated actual capital amounts and ratios of the Company and the Bank are presented in the following table:

dollars in thousands				Required for Capital Adequacy Purposes Effective January 1, 2017		To be Well-Capitalized Under Prompt Correction Action Regulations
	At December 31, 2017
Regulatory Capital Ratios	Amount	Ratio		Amount	Ratio	Amount	Ratio
Leverage Ratio(1)
Company	$115,364	9.09%	≥	$50,768	4.00%(2)	N/A	N/A
Bank	117,180	9.23%	≥	50,768	4.00%(2)	63,460	5.00%
Tier 1 Common Equity Capital Ratio
Company	115,364	11.57%	≥	57,342	5.75%(2)	N/A	N/A
Bank	117,180	11.75%	≥	57,342	5.75%(2)	64,822	6.50%
Tier 1 Capital Ratio
Company	115,364	11.57%	≥	72,301	7.25%(2)	N/A	N/A
Bank	117,180	11.75%	≥	72,301	7.25%(2)	79,781	8.00%
Total Capital Ratio
Company	125,712	12.61%	≥	92,246	9.25%(2)	N/A	N/A
Bank	127,528	12.79%	≥	92,246	9.25%(2)	99,726	10.00%

(1)	The leverage ratio consists of Tier 1 Capital divided by the most recent quarterly average total assets, excluding certain intangible assets.
(2)	Includes 125% capital conservation buffer.

dollars in thousands				Required for Capital Adequacy Purposes Effective January 1, 2016		To be Well-Capitalized Under Prompt Correction Action Regulations
	At December 31, 2016
Regulatory Capital Ratios	Amount	Ratio		Amount	Ratio	Amount	Ratio
Leverage Ratio(1)
Company	$106,971	9.02%	≥	$47,443	4.000%(2)	N/A	N/A
Bank	109,538	9.27%	≥	47,248	4.000%(2)	59,060	5.00%
Tier 1 Common Equity Capital Ratio
Company	106,971	11.32%	≥	48,441	5.125%(2)	N/A	N/A
Bank	109,538	11.59%	≥	48,441	5.125%(2)	61,437	6.50%
Tier 1 Capital Ratio
Company	106,971	11.32%	≥	62,618	6.625%(2)	N/A	N/A
Bank	109,538	11.59%	≥	62,618	6.625%(2)	75,615	8.00%
Total Capital Ratio
Company	117,315	12.42%	≥	81,522	8.625%(2)	N/A	N/A
Bank	119,882	12.68%	≥	81,522	8.625%(2)	94,518	10.00%

(1)	The leverage ratio consists of Tier 1 Capital divided by the most recent quarterly average total assets, excluding certain intangible assets.
(2)	Includes 125% capital conservation buffer.

Management believes that the Company and the Bank are both “well capitalized” by regulatory definitions for all required regulatory capital ratios, including leverage, Tier 1 common equity, Tier 1 risk based and total risk based capital requirements for all periods presented. The capital position of the Company is stable, composed

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

primarily of common stock and retained earnings. Management believes that relations with our regulatory agencies are good, as evidenced by the regulatory approval received to purchase America California Bank.

The Federal Reserve and the Federal Deposit Insurance Corporation approved final capital rules in July 2013, that substantially amend the existing capital rules for banks. These new rules reflect, in part, certain standards initially adopted by the Basel Committee on Banking Supervision in December 2010 (which standards are commonly referred to as “Basel III”) as well as requirements contemplated by the Dodd-Frank Act.

Under these capital rules, the Bank is required to meet certain minimum capital requirements. The Bank will also be required to establish a “conservation buffer,” consisting of a common equity Tier 1 capital amount equal to 2.5% of risk-weighted assets to be phased in by 2019. An institution that does not meet the conservation buffer will be subject to restrictions on certain activities including payment of dividends, stock repurchases, and discretionary bonuses to executive officers.

The prompt corrective action rules are modified to include the common equity Tier 1 capital ratio and to increase the Tier 1 capital ratio requirements for the various thresholds. For example, the requirements for the Bank to be considered well-capitalized under the rules will be a 5.0% leverage ratio, a 6.5% common equity Tier l capital ratio, an 8.0% Tier 1 capital ratio, and a 10.0% total capital ratio. To be adequately capitalized, those ratios are 4.0%, 4.5%, 6.0%, and 8.0%, respectively.

The rules modify the manner in which certain capital elements are determined. The rules make changes to the methods of calculating the risk-weighting of certain assets, which in turn affects the calculation of the risk-weighted capital ratios. Higher risk weights are assigned to various categories of assets, including commercial real estate loans, credit facilities that finance the acquisition, development or construction of real property, certain exposures or credit that are 90 days past due or are nonaccrual, securitization exposures, and in certain cases mortgage servicing rights and deferred tax assets.

The Bank was required to comply with all capital requirements on December 31, 2017. The conservation buffer began to be phased-in beginning in 2016 and will take full effect on January 1, 2019. Certain calculations under the rules will also have phase-in periods.

(20)	Stock Option Plans

In 1997, the Board of Directors of the Bank adopted the First National Bank of Northern California 1997 stock option plan. Pursuant to the holding company reorganization effective March 15, 2002, the Bank stock option plan became the FNB Bancorp stock option Plan. In 2002, the Company adopted an incentive employee stock option plan known as the 2002 FNB Bancorp plan. In 2008, the Company adopted an incentive employee stock option plan known as the 2008 FNB Bancorp stock option plan. The plans allow the Company as of December 31, 2017 to grant options to employees covering 404,766 shares.

Incentive stock options currently outstanding become exercisable in one to five years from the grant date, based on a vesting schedule of 20% per year and expire 10 years after the grant date. Nonqualified options to directors become vested on the date of grant. The options exercise price is the fair value of the per share price of the underlying stock options at the grant date.

The amount of compensation expense for options recorded in the years ended December 31, 2017, 2016, and 2015 was $418,000, $513,000 and $427,000, respectively. There was an income tax benefit related to stock option exercises for the year ended December 31, 2017 of $340,000 that was reflected as an excess income tax

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

benefit. During 2016 and 2015, the tax benefit related to disqualified stock option exercises and non-qualified stock option exercises totaled $600,000 and $553,000, respectively. During 2016 and 2015, this tax benefit was reflected as an increase in common equity and a decrease in income taxes payable. The amount of unrecognized compensation expense related to non-vested options at December 31, 2017 was $947,000, and the remaining weighted average amortization period was 3.1 years. There were no new stock options granted during 2017.

The amount of total unrecognized compensation expense related to non-vested options at December 31, 2016 was $1,409,000, and the weighted average period it will be amortized over was 3.9 years. The assumptions for options granted in 2016 were as follows: dividend yield of 1.94% for the year; risk-free interest rate of 2.15%; expected volatility of 37%; expected life of 7.2 years. This resulted in a weighted average fair value of $7.43 per share. The amount of total unrecognized compensation expense related to non-vested options at December 31, 2015 was $1,061,000, and the weighted average period it will be amortized over is 4.0 years. The assumptions for options granted in 2015 were as follows: dividend yield of 1.96% for the year; risk-free interest rate of 2.14%; expected volatility of 41%; expected life of 8.9 years. This resulted in a weighted average option fair value of $2.72 per share.

A summary of option activity, adjusted for stock dividends and stock splits, issued under the 2008 FNB Bancorp Plan as of December 31, 2017 and changes during the year then ended is presented below.

			Weighted-
			Average
2008 FNB Bancorp Plan		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
		Exercise	Term	Value
Options	Shares	Price/share	(in years)	per share
Outstanding at January 1, 2017	632,635	$13.99		$22.50
Granted	—	$—
Exercised	(164,389)	$10.71		$20.35
Forfeited or expired	(12,955)	$15.35

Outstanding at December 31, 2017	455,291	$15.14	6.4	$21.35
Exercisable at December 31, 2017	278,911	$13.20	5.6	$23.29

The following supplemental information applies to the three years ended December 31:

2008 FNB Bancorp Plan	2017	2016	2015
Options outstanding	455,291	632,635	586,344
Range of exercise prices/share	$3.53 to $20.95	$3.53 to $20.95	$3.53-$16.27
Weighted average remaining contractual life (in years)	6.4	6.9	7.0
Fully vested options	278,911	366,286	326,461
Weighted average exercise price/sh	$13.20	$11.35	$11.83
Aggregate intrinsic value	$6,496,216	$4,876,927	$4,307,190
Weighted average remaining contractual life (in years)	5.6	5.7	5.9

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

A summary of option activity, adjusted for stock dividends, under the 2002 FNB Bancorp Plan as of December 31, 2017 and changes during the year then ended is presented below.

Weighted-
Average
2002 FNB Bancorp Plan		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
		Exercise	Term	Value
Options	Shares	Price/share	(in years)	per share
Outstanding at January 1, 2017	28,555	$12.48		$24.01
Granted	—	$—
Exercised	(28,555)	$12.48		$14.14
Forfeited or expired	—	$—

Outstanding at December 31, 2017	—	$—	—	$—
Exercisable at December 31, 2017	—	$—	—	$—

The following supplemental information applies to the three years ended December 31:

2002 FNB Bancorp Plan
	2017	2016	2015
Options outstanding	—	28,555	96,023
Range of exercise prices/share	$—	$12.48 to $12.48	$12.48 to $14.13
Weighted average remaining contractual life (in years)	—	0.5	0.9
Fully vested options	—	28,555	96,023
Weighted average exercise price/sh	$—	$12.48	$13.48
Aggregate intrinsic value	$—	$263,324	$547,108
Weighted average remaining contractual life (in years)	—	0.5	0.9

A summary of option activity, adjusted for stock dividends, under the 1997 FNB Bancorp Plan as of December 31, 2017 and changes during the year then ended is presented below.

Weighted-
Average
1997 First National Bank Plan		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
		Exercise	Term	Value
Options	Shares	Price	(in years)	per share
Outstanding at January 1, 2016	16,616	$12.48		$9.15
Granted	—	$—
Exercised	(16,616)	12.48		$15.93
Forfeited or expired	—	—

Outstanding at December 31, 2017	—	$—	—	$—
Exercisable at December 31, 2017	—	$—	—	$—

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

The following supplemental information applies to the three years ended December 31

1997 FNB Bancorp Plan
	2017	2016	2015
Options outstanding	—	16,616	50,823
Range of exercise prices	$—	$12.48	$12.48
Weighted average remaining contractual life (in years)	—	0.5	1.5
Fully vested options	—	16,616	50,823
Weighted average exercise price/sh	$—	$12.48	$12.48
Aggregate intrinsic value	$—	$152,593	$340,094
Weighted average remaining contractual life (in years)	—	0.5	1.5

(21)	Quarterly Data (Unaudited)

Per share amounts adjusted for stock splits and stock dividends

	2017
(Dollars in thousands)	First	Second	Third	Fourth
Interest income	$12,027	$12,378	$12,785	$13,028
Interest expense	835	946	1,032	1,058

Net interest income	11,192	11,432	11,753	11,970
Provision for loan losses	—	(140)	—	(220)

Net interest income, after provision for loan losses	11,192	11,572	11,753	12,190
Noninterest income	1,010	1,012	972	866
Noninterest expense	7,605	7,678	7,648	7,618

Earnings before income taxes	4,597	4,906	5,077	5,438
Provision for income taxes	1,508	1,555	1,766	4,478

Net earnings	$3,089	$3,351	$3,311	$960

Basic earnings per share	$0.42	$0.46	$0.45	$0.13
Diluted earnings per share	$0.41	$0.44	$0.43	$0.13

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Per share amounts adjusted for stock splits and stock dividends.

	2016
	First	Second	Third	Fourth
(Dollars in thousands)
Interest income	$11,565	$11,316	$11,122	$11,510
Interest expense	848	766	721	734

Net interest income	10,717	10,550	10,401	10,776
Provision for (recovery) of loan losses	75	75	—	—

Net interest income, after provision for loan losses	10,642	10,475	10,401	10,776
Non-interest income	1,134	1,036	1,102	1,323
Non-interest expense	7,787	7,649	7,513	7,743

Income before income taxes	3,989	3,862	3,990	4,356
Provision for income taxes	1,422	1,414	1,546	1,314

Net earnings	$2,567	$2,448	$2,444	$3,042

Basic earnings per share	$0.36	$0.34	$0.33	$0.42
Diluted earnings per share	$0.35	$0.33	$0.33	$0.41

(22)	Condensed Financial Information of Parent Company

The parent company-only condensed balance sheets, condensed statements of earnings, and condensed statements of cash flows information are presented as of and for the years ended December 31, as follows:

FNB Bancorp	Condensed balance sheets
	December 31,
(Dollars in thousands)	2017	2016
Assets:
Cash and due from banks	$1,947	1,795
Investments in subsidiary	121,096	112,881
Dividend receivable from subsidiary	964	739
Other assets	242	243

Total assets	$124,249	$115,658

Liabilities:
Dividend declared	$964	$739
Income tax payable to subsidiary	244	244
Note payable	3,750	4,350
Other liabilities	11	11

Total liabilities	4,969	5,344
Stockholders’equity	119,280	110,314

Total liabilities and stockholders’ equity	$124,249	$115,658

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

FNB Bancorp	Condensed statements of earnings
	Years Ended December 31,
(Dollars in thousands)	2017	2016	2015
Income:
Dividends from subsidiary	$3,634	2,890	2,439

Total income	3,634	2,890	2,439

Expense:
Interest on note payable	214	222	229
Other expense	317	135	128

Total expense	531	357	357

Income before income tax benefit and equity in undistributed earnings of subsidiary	3,103	2,533	2,082
Income tax benefit	—	—	(56)

Income before equity in undistributed earnings of subsidiary	3,103	2,533	2,138
Equity in undistributed earnings of subsidiary	7,608	7,968	6,059

Net earnings	$10,711	$10,501	$8,197

FNB Bancorp	Condensed statement of cash flows
	Years ended December 31,
(Dollars in thousands)	2017	2016	2015
Net earnings	$10,711	$10,501	$8,197
Decrease in income tax receivable from subsidiary	—	166	165
Net increase in dividend receivable and other assets	(224)	(90)	(163)
Net increase in other liabilities	565	—	147
Excess tax benefit from exercised stock options	(340)	(600)	(222)
Undistributed earnings of subsidiary	(7,608)	(8,044)	(6,059)
Stock-based compensation expense	418	513	427

Cash flows from operating activities	3,522	2,446	2,492

Investment in subsidiary	—	—	(882)

Cash flows from investing activities	—	—	(882)

Payment on note payable	(600)	(600)	(600)
Exercise of stock options	864	1,115	924
Excess tax benefit from exercised stock options	—	600	222
Dividends on common stock	(3,634)	(2,890)	(1,786)

Cash flows provided by financing activities	(3,370)	(1,775)	(1,240)

Net increase (decrease) in cash	152	671	370

Cash, beginning of year	1,795	1,124	754

Cash, end of year	$1,947	$1,795	$1,124

Non-cash investing and financing activities:
Accrued dividends	964	739	649
Stock dividend of 5%	—	7,850	6,663

FNB Bancorp and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

(23)	Subsequent Event

During 2017, the Company entered into a purchase and sale contract to sell the Company’s OREO property located at 416 Browning Way, South San Francisco, California. This property was acquired by the Company through foreclosure on July 12, 2011 and contained soil and ground water contamination in and around the property. The sale closed escrow on February 22, 2018 and the contract sales price of $2.8 million consisted of a down payment by the buyer of $1,600,000 as well as the Company providing the buyer a $1.2 million 15 year fully amortized loan at an interest rate of 4.25% fixed.

The purchase and sale contract required the Company to transfer title of the property to the buyer, and the buyer obtained all rights and responsibilities of ownership of the property including the right to the lease revenue generated by the tenant that currently leases the building. The Company retained the obligation to continue working with the Water Board to obtain and complete a final remediation plan for the property. Included in the sale agreement is the requirement that the Company set aside $500,000 in the form of a good faith deposit that is to be used to fund the ongoing remediation efforts. If the Company spends more than $500,000, the Company is required to fund certain remediation costs beyond the initial $500,000 good faith deposit. Those costs along with reimbursable costs incurred by the Water Board are currently estimated to be approximately $725,000 by the Company’s soil engineering and consulting company consultant but could vary in the future depending on the extent of final remediation requirements and the time required to complete them.

FNB BANCORP

Proxy Solicited by the Board of Directors of FNB BANCORP

For the Special Meeting of Shareholders

On May 29, 2018

The undersigned holder of Common Stock acknowledges receipt of the Notice of Special Meeting of Shareholders of FNB Bancorp and the accompanying Joint Proxy Statement/Prospectus dated April 18, 2018, and revoking any Proxy heretofore given, hereby constitutes and appoints Lisa Angelot, Thomas C. McGraw, and Edward J. Watson, and each of them, each will full power of substitution, as attorneys and proxies to represent and vote, as designated on the reverse side, all shares of Common Stock of FNB Bancorp (the “Company”), which the undersigned would be entitled to vote at the Special Meeting of Shareholders of the Company to be held at the Basque Cultural Center, 599 Railroad Avenue, South San Francisco, California, 94080 at 5:00 p.m., Pacific Time, on May 29, 2018, or at any postponement or adjournment thereof, upon the matters set forth in the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus and, at the proxyholders’ discretion, on such other business as may properly come before the meeting or any postponement or adjournment thereof. All properly executed proxies will be voted as indicated.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION INCLUDING THE MERGER BY AND BETWEEN THE COMPANY AND TRICO BANCSHARES, “FOR” ADVISORY (NON-BINDING) APPROVAL OF CERTAIN COMPENSATORY ARRANGEMENTS IN CONNECTION WITH THE MERGER, AND “FOR” APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE COMPANY’S SPECIAL MEETING, ALL AS DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS, AND AT THE PROXY HOLDERS’ DISCRETION, ON SUCH OTHER MATTERS, IF ANY, WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(Continued and to be marked, dated and signed, on the other side)

FNB BANCORP

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO

BE HELD ON MAY 29, 2018

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

INSTRUCTIONS

☒ Mark, sign and date your proxy card.

☒ Detach your proxy card at the perforation.

Return your proxy card in the postage paid envelope provided.

ELECTRONIC VOTING INSTRUCTIONS

AVAILABLE 24 HOURS A DAY, 7 DAYS PER WEEK

Instead of mailing your proxy card, you may choose one of the voting methods outlined below to vote your proxy.

Proxies submitted by the internet or telephone must be received by 11:59 p.m., Eastern Time, on May 28, 2018.

Vote by internet

Go to www.mtrcoproxy.com/fnb

Vote by telephone

Call toll free (877) 645-8691

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain			For	Against	Abstain
1.	To approve the Agreement and Plan of Merger and Reorganization including the Merger by and between the Company and TriCo Bancshares.	☐	☐	☐	2.	Advisory (Non-Binding) approval of certain merger-related compensatory arrangements for the Company’s named executive officers in connection with the merger.	☐	☐	☐

3.	To approve one or more adjournments of the Company’s special meeting.	☐	☐	☐
B	Non-Voting Items
Change of Address — Please print your new address below.			Comments — Please print your comments below.				Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting.		☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Notice of Internet Availability. The Joint Proxy Statement/Prospectus for the FNB Bancorp Special Meeting of Shareholders being held on May 29, 2018 is available on the internet at: http://www.fnbnorcal.com.